                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805


The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 21, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 12, 2004)

                           $762,999,000 (APPROXIMATE)
[GRAPHIC OMITTED]


            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor
                              JPMORGAN CHASE BANK
                         PNC BANK, NATIONAL ASSOCIATION
                     MERRILL LYNCH MORTGAGE LENDING, INC.
                             Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-PNC1
                               ----------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-PNC1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 100 fixed rate mortgage loans secured by first liens on 130 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-PNC1 certificates. The Series 2004-PNC1 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                               ----------------

                                      APPROXIMATE
                     INITIAL CLASS      INITIAL     PASS-THROUGH     ASSUMED FINAL        EXPECTED       RATED FINAL
                      CERTIFICATE    PASS-THROUGH       RATE          DISTRIBUTION         RATINGS      DISTRIBUTION
                       BALANCE(1)        RATE        DESCRIPTION        DATE(2)        (S&P/FITCH)(3)      DATE(2)
                    --------------- -------------- -------------- ------------------- ---------------- --------------
Class A-1 .........  $ 37,400,000            %            (4)     December 12, 2008        AAA/AAA     June 12, 2041
Class A-2 .........  $113,700,000            %            (4)       June 12, 2009          AAA/AAA     June 12, 2041
Class A-3 .........  $ 98,400,000            %            (4)     December 12, 2013        AAA/AAA     June 12, 2041
Class A-4 .........  $442,164,000            %            (4)       June 12, 2014          AAA/AAA     June 12, 2041
Class B ...........  $ 28,809,000            %            (4)       June 12, 2014           AA/AA      June 12, 2041
Class C ...........  $ 13,718,000            %            (4)       June 12, 2014          AA-/AA-     June 12, 2041
Class D ...........  $ 17,834,000            %            (4)       June 12, 2014            A/A       June 12, 2041
Class E ...........  $ 10,974,000            %            (4)       June 12, 2014           A-/A-      June 12, 2041

----------
(Footnotes to table on page S-7)

------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK
FACTORS BEGINNING ON PAGE S-27 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF
THE PROSPECTUS.

Neither the certificates nor the
underlying mortgage loans are insured
or guaranteed by any governmental
agency or instrumentality or any other
person or entity.

The certificates will represent interests
in the trust fund only. They will not
represent interests in or obligations of
the depositor, any of its affiliates or
any other entity.
------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, PNC CAPITAL MARKETS, INC. AND NOMURA SECURITIES INTERNATIONAL, INC., WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING AND PNC CAPITAL MARKETS, INC. AND NOMURA SECURITIES INTERNATIONAL, INC. ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ARE ACTING AS JOINT BOOKRUNNERS IN THE FOLLOWING MANNER: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED IS ACTING AS SOLE BOOKRUNNER STRICTLY WITH RESPECT TO 50.44% OF THE CLASS A-4 CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-4 CERTIFICATES AND ALL OTHER CLASSES OF OFFERED CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT JUNE 18, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM JUNE 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.


JPMORGAN                                       MERRILL LYNCH & CO.
                                                     NOMURA
PNC CAPITAL MARKETS, INC.
JUNE  , 2004

[GRAPHIC OMITTED]

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. Commercial Mortgage Pass-Through Certificates, Series 2004-PNC 1


NEW YORK                 NORTH CAROLINA           KANSAS              NORTH DAKOTA
3 properties             5 properties             3 properties        1 property
$40,607,178              $30,428,886              $47,473,382         $6,993,714
3.7% of total            2.8% of total            4.3% of total       0.6% of total

NEW HAMPSHIRE            SOUTH CAROLINA           ARIZONA             IOWA
2 properties             1 property               4 properties        1 property
$15,197,814              $7,657,176               $44,298,043         $5,862,525
1.4% of total            0.7% of total            4.0% of total       0.5% of total

MASSACHUSETTS            FLORIDA                  UTAH                WISCONSIN
5 properties             5 properties             1 property          1 property
$28,809,883              $29,063,345              $12,203,624         $6,073,809
2.6% of total            2.6% of total            1.1% of total       0.6% of total

CONNECTICUT              TENNESSEE                CALIFORNIA          ILLINOIS
1 property               4 properties             20 properties       9 properties
$31,542,754              $50,891,486              $246,032,831        $37,634,949
2.9% of total            4.6% of total            22.4% of total      3.4% of total

NEW JERSEY               ALABAMA                  NEVADA              INDIANA
1 property               1 property               2 properties        1 property
$4,595,394               $13,200,000              $7,114,000          $3,851,949
0.4% of total            1.2% of total            0.6% of total       0.4% of total

MARYLAND                 KENTUCKY                 OREGON              MICHIGAN
1 property               1 property               1 property          8 properties
$6,485,402               $5,639,365               $1,858,409          $44,276,169
0.6% of total            0.5% of total            0.2% of total       4.0% of total

DELAWARE                 MISSOURI                 IDAHO               OHIO
1 property               2 properties             1 property          5 properties
$11,000,000              $10,018,517              $3,532,928          $41,281,156
1.0% of total            0.9% of total            0.3% of total       3.8% of total

DISTRICT OF COLUMBIA     TEXAS                    WYOMING
1 property               23 properties            1 property
$66,500,000              $132,644,932             $1,515,483
6.1% of total            12.1% of total`          0.1% of total

VIRGINIA                 OKLAHOMA                 NEBRASKA
6 properties             6 properties             2 properties
$43,350,193              $38,057,438              $21,765,579
4.0% of total            $3.5% of total           2.0% of total

[ ] < 1.0% of Cut-off Date Balance
[ ] 1.0% - 5.0% of Cut-off Date Balance
[ ] 5.1% - 10.0% of Cut-off Date Balance
[ ] > 10.0% of Cut-off Date Balance

[PHOTO OMITTED]
Centro Retail Portfolio 1          Various, CA

[PHOTO OMITTED]
901 E. Street                      Washington, D.C.

[PHOTO OMITTED]
Galileo Retail Portfolio           Various, Various

[PHOTO OMITTED]
El Cerrito Plaza                   El Cerrito, CA

[PHOTO OMITTED]
Garden at Vail Apartments          Dallas, TX

[PHOTO OMITTED]
Billerica-Wilmington               Various, Various

[PHOTO OMITTED]
Employers Reinsurance Corp I       Overland Park, KS

[PHOTO OMITTED]
538 Broadhollow Road               Melville, NY

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-PNC1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-PNC1 certificates;

     Summary of Terms, commencing on page S-8 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-PNC1 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-27 of this prospectus supplement, which describe risks that apply to the Series 2004-PNC1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-148 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                  PAGE
                                                 -----
SUMMARY OF CERTIFICATES ......................    S-7
SUMMARY OF TERMS .............................    S-8
RISK FACTORS .................................   S-27
   Geographic Concentration Entails
      Risks ..................................   S-27
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-28
   Risks Relating to Loan Concentrations......   S-28
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-30
   The Borrower's Form of Entity
      May Cause Special Risks ................   S-30
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-31
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-33
   Commercial and Multifamily Lending
      Is Dependent upon Net Operating
      Income .................................   S-35
   Tenant Concentration Entails Risk .........   S-36
   Certain Additional Risks Relating to
      Tenants ................................   S-37
   Mortgaged Properties Leased to
      Multiple Tenants also Have Risks .......   S-38
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities also Have Risks ...............   S-38
   Tenant Bankruptcy Entails Risks ...........   S-38
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ..........   S-38
   Retail Properties Have Special Risks ......   S-38
   Office Properties Have Special Risks ......   S-40
   Multifamily Properties Have Special
      Risks ..................................   S-40
   Industrial Properties Have Special
      Risks ..................................   S-42
   Manufactured Housing Communities
      Have Special Risks .....................   S-42
   Hotel Properties Have Special Risks .......   S-43
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-44
   Lack of Skillful Property Management
      Entails Risks ..........................   S-44
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-45


                                                  PAGE
                                                 -----
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-45
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ......   S-45
   Limitations of Appraisals .................   S-46
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-47
   Potential Conflicts of Interest ...........   S-47
   Special Servicer May Be Directed to
      Take Actions ...........................   S-48
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-48
   Risks Relating to Prepayments and
      Repurchases ............................   S-49
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-51
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-51
   Risks Relating to Enforceability of
      Yield Maintenance Charges or
      Defeasance Provisions ..................   S-51
   Risks Relating to Borrower Default ........   S-51
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-52
   Risks of Limited Liquidity and Market
      Value ..................................   S-52
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-53
   Subordination of Subordinate Offered
      Certificates ...........................   S-53
   Limited Information Causes
      Uncertainty ............................   S-53
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-53
   Tax Considerations Relating to
      Foreclosure ............................   S-55
   Risks Associated with One Action
      Rules ..................................   S-55
   Risks Relating to Enforceability ..........   S-55
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-56
   Property Insurance May Not Be
      Sufficient .............................   S-56

                                                  PAGE
                                                 ------
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .........................   S-58
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ............................   S-59
   No Reunderwriting of the Mortgage
      Loans ..................................   S-59
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .........................   S-59
   Risks Relating to Book-Entry
      Registration ...........................   S-59
   Risks Relating to Inspections of
      Properties .............................   S-60
   Other Risks ...............................   S-60
DESCRIPTION OF THE MORTGAGE POOL..............   S-61
   General ...................................   S-61
   Additional Debt ...........................   S-62
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ..................................   S-64
   ARD Loans .................................   S-64
   Mezzanine Loans ...........................   S-65
   Certain Terms and Conditions of the
      Mortgage Loans .........................   S-66
   Additional Mortgage Loan
      Information ............................   S-73
   The Mortgage Loan Sellers .................   S-75
   JPMorgan Chase Bank .......................   S-75
   PNC Bank, National Association ............   S-76
   Merrill Lynch Mortgage Lending, Inc. ......   S-76
   Underwriting Guidelines and
      Processes ..............................   S-76
   Representations and Warranties;
      Repurchases and Substitutions ..........   S-78
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ..................................   S-82
   Lockbox Accounts ..........................   S-83
DESCRIPTION OF THE CERTIFICATES ..............   S-84
   General ...................................   S-84
   Paying Agent, Certificate Registrar and
      Authenticating Agent ...................   S-85
   Book-Entry Registration and Definitive
      Certificates ...........................   S-85
   Distributions .............................   S-87
   Allocation of Yield Maintenance
      Charges ................................   S-99


                                                  PAGE
                                                 ------
   Assumed Final Distribution Date;
      Rated Final Distribution Date ..........   S-100
   Subordination; Allocation of Collateral
      Support Deficit ........................   S-100
   Advances ..................................   S-103
   Appraisal Reductions ......................   S-106
   Reports to Certificateholders; Certain
      Available Information ..................   S-108
   Voting Rights .............................   S-111
   Termination; Retirement of
      Certificates ...........................   S-112
   The Trustee ...............................   S-112
   The Fiscal Agent ..........................   S-113
SERVICING OF THE MORTGAGE LOANS ..............   S-114
   General ...................................   S-114
   The Directing Certificateholder ...........   S-116
   Limitation on Liability of Directing
      Certificateholder ......................   S-118
   The Servicer and the Special Servicer .....   S-118
   Replacement of the Special Servicer .......   S-119
   Servicing and Other Compensation
      and Payment of Expenses ................   S-119
   Maintenance of Insurance ..................   S-122
   Modifications, Waiver and
      Amendments .............................   S-124
   Realization upon Defaulted Mortgage
      Loans ..................................   S-125
   Inspections; Collection of Operating
      Information ............................   S-127
   Certain Matters Regarding the
      Servicer, the Special Servicer and the
      Depositor ..............................   S-128
   Events of Default .........................   S-129
   Rights upon Event of Default ..............   S-130
   Amendment .................................   S-130
YIELD AND MATURITY CONSIDERATIONS.............   S-133
   Yield Considerations ......................   S-133
   Weighted Average Life .....................   S-135
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES .................................   S-142
METHOD OF DISTRIBUTION .......................   S-143
LEGAL MATTERS ................................   S-144
RATINGS ......................................   S-144
LEGAL INVESTMENT .............................   S-145
CERTAIN ERISA CONSIDERATIONS .................   S-145
INDEX OF PRINCIPAL DEFINITIONS ...............   S-148

ANNEX A-1     CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
              MORTGAGED PROPERTIES
ANNEX A-2     CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
              PROPERTIES
ANNEX A-3     DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
              CROSS-COLLATERALIZED MORTGAGE LOANS
ANNEX B       CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
              HOUSING COMMUNITY MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX C       STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX D       FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                    INITIAL CLASS
                     CERTIFICATE
                      BALANCE OR        APPROXIMATE    PASS-THROUGH
                       NOTIONAL            CREDIT          RATE
     CLASS            AMOUNT(1)          SUPPORT(5)     DESCRIPTION
-------------- ----------------------- ------------- ----------------
Offered
Certificates
A-1               $     37,400,000         14.500%               (4)
A-2               $    113,700,000         14.500%               (4)
A-3               $     98,400,000         14.500%               (4)
A-4               $    442,164,000         14.500%               (4)
B                 $     28,809,000         11.875%               (4)
C                 $     13,718,000         10.625%               (4)
D                 $     17,834,000          9.000%               (4)
E                 $     10,974,000          8.000%               (4)
Non-Offered
Certificates
X                 $  1,097,458,311(7)       N/A       Variable(7)
A-1A              $    246,662,000         14.500%               (4)
F                 $     16,462,000          6.500%               (4)
G                 $     10,975,000          5.500%               (4)
H                 $     20,577,000          3.625%               (4)
J                 $      2,744,000          3.375%               (4)
K                 $      6,859,000          2.750%               (4)
L                 $      4,115,000          2.375%               (4)
M                 $      5,487,000          1.875%               (4)
N                 $      2,744,000          1.625%               (4)
P                 $      2,744,000          1.375%               (4)
NR                $     15,090,311          N/A                  (4)



                     ASSUMED        INITIAL PASS-    WEIGHTED     EXPECTED    PRINCIPAL OR
                      FINAL            THROUGH       AVERAGE      RATINGS       NOTIONAL
                   DISTRIBUTION          RATE          LIFE        (S&P /      PRINCIPAL
     CLASS           DATE(2)          (APPROX.)     (YRS.)(6)    FITCH)(3)     WINDOW(6)
-------------- ------------------- --------------- ----------- ------------- -------------
Offered
Certificates
A-1            December 12, 2008   %               2.37           AAA/AAA     7/04--12/08
A-2              June 12, 2009     %               4.66           AAA/AAA     12/08--6/09
A-3            December 12, 2013   %               7.71           AAA/AAA     6/09--12/13
A-4              June 12, 2014     %               9.86           AAA/AAA     12/13--6/14
B                June 12, 2014     %               9.98            AA/AA      6/14--6/14
C                June 12, 2014     %               9.98            AA-/AA-    6/14--6/14
D                June 12, 2014     %               9.98             A/A       6/14--6/14
E                June 12, 2014     %               9.98             A-/A-     6/14--6/14
Non-Offered
Certificates
X                     N/A          %               N/A            AAA/AAA         N/A
A-1A                  N/A          %               N/A            AAA/AAA         N/A
F                     N/A          %               N/A           BBB+/BBB+        N/A
G                     N/A          %               N/A            BBB/BBB         N/A
H                     N/A          %               N/A            BBB-/BBB-       N/A
J                     N/A          %               N/A            BB+/BB+         N/A
K                     N/A          %               N/A             BB/BB          N/A
L                     N/A          %               N/A             BB-/BB-        N/A
M                     N/A          %               N/A             B+/B+          N/A
N                     N/A          %               N/A              B/B           N/A
P                     N/A          %               N/A              B-/B-         N/A
NR                    N/A          %               N/A             NR/NR          N/A

----------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is June 12, 2041. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(3) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

(4) The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(5) The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate.

(6) The weighted average life and period during which distributions of principal would be received, set forth in the foregoing table with respect to each class of certificates, are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(7) The pass-through rate on the Class X certificates on each distribution date will be equal to the excess of (1) the weighted average of the net mortgage rates applicable to the mortgage loans over (2) the weighted average of the pass-through rates of the other classes of certificates (other than the Class S, Class R and Class LR certificates). See "Description of the Certificates--Distributions" in this prospectus supplement.

     The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, PNC Bank, National Association, a national banking association and Merrill Lynch
                                 Mortgage Lending, Inc., a Delaware corporation.
                                 JPMorgan Chase Bank is the paying agent and is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters. PNC
                                 Bank, National Association is an affiliate of Midland Loan Services, Inc., the servicer and the special servicer, and of PNC Capital
                                 Markets, Inc., one of the underwriters. Merrill
                                 Lynch Mortgage Lending, Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers" in this prospectus supplement.

                                                    SELLERS OF THE MORTGAGE LOANS

                                                   AGGREGATE                  % OF
                                      NUMBER       PRINCIPAL        % OF    INITIAL   % OF INITIAL
                                        OF         BALANCE OF     INITIAL     LOAN        LOAN
                                     MORTGAGE       MORTGAGE        POOL    GROUP 1     GROUP 2
               SELLER                  LOANS         LOANS        BALANCE   BALANCE     BALANCE
----------------------------------- ---------- ----------------- --------- --------- -------------
  JPMorgan Chase Bank .............      50     $  580,524,619      52.9%     53.8%       49.7%
  PNC Bank, National Association...      37        293,913,560      26.8      24.7        45.1
  Merrill Lynch Mortgage
  Lending, Inc. ...................      13        223,020,133      20.3      21.5         5.2
                                         --     --------------     -----     -----       -----
  Total ...........................     100     $1,097,458,312     100.0%    100.0%      100.0%
                                        ===     ==============     =====     =====       =====

Servicer......................   Midland Loan Services, Inc., a Delaware
                                 corporation. The servicer's address is 10851
                                 Mastin, Suite 300, Overland Park, Kansas 66211, and its telephone number is (913) 253-9000.
                                 Midland Loan Services, Inc. will act as the initial servicer with respect to the mortgage loans. Midland Loan Services, Inc. is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers, and PNC
                                 Capital Markets, Inc., one of the underwriters.
                                 See "Servicing of the Mortgage Loans--The
                                 Servicer and the Special Servicer" in this prospectus supplement.

Special Servicer..............   Midland Loan Services, Inc., a Delaware
                                 corporation. The special servicer's address is 10851 Mastin, Suite 300, Overland Park, Kansas
                                 66211, and its telephone number is (913)
                                 253-9000. Midland Loan Services, Inc. will act as the initial special servicer with respect to the mortgage loans. Midland Loan Services, Inc.
                                 is an affiliate of PNC Bank, National
                                 Association, one of the mortgage loan sellers, and PNC Capital Markets, Inc., one of the underwriters. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Servicer and the Special Servicer" in this prospectus supplement.

Trustee.......................   LaSalle Bank National Association, a national
                                 banking association with its principal offices located in Chicago, Illinois. The corporate trust office of the trustee is located at 135
                                 South LaSalle Street, Suite 1625, Chicago,
                                 Illinois 60603, Attention: Asset-Backed
                                 Securities Trust Services Group, JPMorgan
                                 2004-PNC1. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Fiscal Agent..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

Paying Agent..................   JPMorgan Chase Bank, a New York banking
                                 corporation, with its principal offices located in New York, New York. JPMorgan Chase Bank will also act as the certificate registrar and authenticating agent. The paying agent's address is 4 New York Plaza, 6th Floor, New
                                 York, New York 10004, and its telephone number is (212) 623-5600. JPMorgan Chase Bank is also a mortgage loan seller and an affiliate of the depositor and one of the underwriters. See
                                 "Description of the Certificates--
                                 Paying Agent, Certificate Registrar and
                                 Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of the mortgage loan in June
                                 2004, or, with respect to those mortgage loans that were originated in May 2004 and have their first payment date in July 2004, June 1, 2004, or, with respect to those mortgage loans that were originated in June 2004 and have their first payment date in August 2004, the origination date.

Closing Date..................   On or about June 18, 2004.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in July
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                              OFFERED SECURITIES

General.......................   We are offering the following eight classes
                                 of commercial mortgage pass-through
                                 certificates as part of Series 2004-PNC1:

                                  o Class A-1

                                  o Class A-2

                                  o Class A-3

                                  o Class A-4

                                  o Class B

                                  o Class C

                                  o Class D

                                  o Class E

                                 Series 2004-PNC1 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class A-1A, Class X, Class F, Class G, Class
                                 H, Class J, Class K, Class L, Class M, Class
                                 N, Class P, Class NR, Class S, Class R and
                                 Class LR.

                                 The Series 2004-PNC1 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage

                                 Securities Corp. The trust's assets will primarily be 100 mortgage loans secured by first liens on 130 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                      Class A-1 .........  $ 37,400,000
                                      Class A-2 .........  $113,700,000
                                      Class A-3 .........  $ 98,400,000
                                      Class A-4 .........  $442,164,000
                                      Class B ...........  $ 28,809,000
                                      Class C ...........  $ 13,718,000
                                      Class D ...........  $ 17,834,000
                                      Class E ...........  $ 10,974,000

PASS-THROUGH RATES
A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is set forth below for each class:

                                      Class A-1 .........        %
                                      Class A-2 .........        %
                                      Class A-3 .........        %
                                      Class A-4 .........        %
                                      Class B ...........        %
                                      Class C ...........        %
                                      Class D ...........        %
                                      Class E ...........        %

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis. For purposes of calculating the pass-through rates on the Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class B, Class C, Class D and Class E certificates, and each class of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an actual/360 basis, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--

                                 Distributions--Pass-Through Rates" in this prospectus supplement. See also "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.


DISTRIBUTIONS


A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-1A and Class X certificates: To pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (ii) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (iii) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements without regard to loan groups.

                                 Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (i) to principal on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until each such class is reduced to zero and (ii) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates has been reduced to zero, funds available for distributions of principal will be distributed to

                                 Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A, Class S and Class X certificates): In the amounts and order of priority described in "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 66 mortgage loans, representing approximately 77.5% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 34 mortgage loans, representing approximately 22.5% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 97.3% of all the mortgage loans secured by multifamily properties as a percentage of the aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and
   Principal Entitlements.....   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates--Distributions --Principal Distribution Amount" in this prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-1A and Class X
                                 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other classes of certificates (other than the Class
                                 S, Class R and Class LR certificates) that are not being offered by this prospectus supplement). Additionally, no principal payments or loan losses will be allocated to the Class S, Class R, Class LR or Class X certificates, although principal payments and loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.

                                Class A-1, Class A-2, Class A-3, Class A-4,
                                           Class A-1A and Class X*

                                                   Class B

                                                   Class C

                                                   Class D

                                                   Class E

                                                  Non-offered
                                                  certificates**

                                 ----------
                                 *     The Class X certificates are
                                       interest-only certificates, and the
                                       Class A-1A and Class X certificates are
                                       not offered by this prospectus
                                       supplement.

                                 **    Excluding the Class A-1A and Class X
                                       certificates.


                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Any allocation of a loss to a class of
                                 certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.
E. Shortfalls in
 Available Funds...............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the servicer, the trustee or the fiscal agent (to the extent not covered by late charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES
A. P&I Advances...............   The servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it or the special servicer determines
                                 that the advance will be non-recoverable. The
                                 servicer will not be required to advance
                                 balloon payments due at maturity in excess of
                                 the regular periodic payment, interest in
                                 excess of a mortgage loan's regular interest
                                 rate or prepayment premiums or yield
                                 maintenance charges. The amount of the interest
                                 portion of any advance will be subject to
                                 reduction to the extent that an appraisal
                                 reduction of the related mortgage loan has
                                 occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If the servicer fails to make a
                                 required advance, the trustee will be required
                                 to make the advance. If the trustee fails to
                                 make a required advance, the fiscal agent will
                                 be required to make the advance. None of the
                                 servicer, the trustee or the fiscal agent is
                                 required to advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the servicer, the servicer will not advance its
                                 servicing fee, but will advance the trustee's
                                 fee.
B. Property Protection
 Advances......................  The servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the related mortgaged property, to maintain the lien on the related mortgaged property or enforce the related mortgage loan documents. If the servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. None of the servicer, the trustee or the fiscal agent is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The servicer, the special servicer, the
                                 trustee and the fiscal agent, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement.
                                 Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. None of the servicer, the trustee or the fiscal agent will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to such mortgage loan has expired.
                                 See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 100 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 130 commercial, multifamily and manufactured housing community properties.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:


                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS


                                             ALL MORTGAGE LOANS               LOAN GROUP 1                   LOAN GROUP 2
                                        ---------------------------- ------------------------------ -----------------------------
Aggregate outstanding principal
 balance(1) ...........................          $1,097,458,312                   $850,795,357                $246,662,954
Number of mortgage loans ..............                     100                             66                          34
Number of mortgaged properties.........                     130                             96                          34
Number of crossed loan pools ..........                       2                              2                           0
Crossed loan pools as a percentage
 of the aggregate outstanding
 principal balance ....................                     1.8%                           2.3%                        0.0%
Range of mortgage loan principal
 balances ............................. $823,610 to $135,500,000     $1,448,688 to $135,500,000     $823,610 to $26,774,066
Average mortgage loan principal
 balance ..............................            $  10,974,583                    $12,890,839                 $ 7,254,793
Range of mortgage rates ...............       4.4400% to 8.0600%             4.4400% to 6.8090%           4.6700% to 8.0600%
Weighted average mortgage rate.........                  5.4429%                        5.4258%                      5.5017%
Range of original terms to
 maturity(2) ..........................  60 months to 240 months        60 months to 240 months     108 months to 216 months
Weighted average original term to
 maturity(2) ..........................               119 months                     117 months                   125 months
Range of remaining terms to
 maturity(2) ..........................  55 months to 238 months        55 months to 238 months     107 months to 215 months
Weighted average remaining term
 to maturity(2) .......................               117 months                     115 months                   124 months
Range of original amortization
 terms(3) ............................. 192 months to 360 months       192 months to 360 months     240 months to 360 months
Weighted average original
 amortization term(3) .................               352 months                     351 months                   354 months
Range of remaining amortization
 terms(3) ............................. 191 months to 360 months       191 months to 360 months     236 months to 360 months
Weighted average remaining
 amortization term(3) .................               351 months                     350 months                   353 months
Range of loan-to-value ratios(5) ......           23.0% to 81.5%                 25.3% to 79.9%               23.0% to 81.5%
Weighted average loan-to-value
 ratio(5) .............................                    69.9%                          68.4%                        75.3%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) ...........           15.3% to 74.9%                 15.3% to 74.9%               16.4% to 69.0%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ........................                    60.5%                          59.9%                        62.7%
Range of debt service coverage
 ratios ...............................           1.09x to 3.11x                 1.23x to 3.11x               1.09x to 2.14x
Weighted average debt service
 coverage ratio .......................                    1.69x                          1.78x                        1.39x
Percentage of aggregate principal
 balance consisting of:
Balloon Loans
 Balloon ..............................                    61.3%                          57.8%                        73.3%
 Interest Only ........................                    22.2%                          28.7%                         0.0%
 Partial Interest Only ................                     8.3%                           3.0%                        26.7%
ARD Loans
 ARD ..................................                     3.5%                           4.5%                         0.0%
 Partial Interest Only ................                     3.4%                           4.4%                         0.0%
Fully Amortizing Loans ................                     1.2%                           1.6%                         0.0%

----------
(1)   Subject to a permitted variance of plus or minus 10%.

(2) In the case of 8 mortgage loans, to their respective anticipated repayment dates.

(3)   Excludes the mortgage loans that pay interest-only to maturity.

(4)   Excludes the fully amortizing mortgage loans.

(5) With respect to the calculation of loan-to-value ratios on certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

                                 The mortgage loans accrue interest based on the following conventions:


                             INTEREST ACCRUAL BASIS



                                                                % OF       % OF
                                    AGGREGATE                 INITIAL     INITIAL
                                    PRINCIPAL        % OF       LOAN       LOAN
      INTEREST       NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
      ACCRUAL         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
       BASIS           LOANS          LOANS        BALANCE    BALANCE     BALANCE
------------------- ----------- ----------------- --------- ----------- ----------
  Actual/360 ......      98      $1,038,678,312      94.6%      95.1%       93.0%
  30/360 ..........       2          58,780,000       5.4        4.9         7.0
                         --      --------------     -----      -----       -----
  Total ...........     100      $1,097,458,312     100.0%     100.0%      100.0%
                        ===      ==============     =====      =====       =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                               AMORTIZATION TYPES



                                                                 % OF       % OF
                                     AGGREGATE                 INITIAL     INITIAL
                                     PRINCIPAL        % OF       LOAN       LOAN
                      NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
       TYPE OF         MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    AMORTIZATION        LOANS          LOANS        BALANCE    BALANCE     BALANCE
-------------------- ----------- ----------------- --------- ----------- ----------
  Balloon Loans
    Balloon.........      77     $  672,470,672       61.3%      57.8%       73.3%
    Interest Only...       4        244,180,000       22.2       28.7         0.0
    Partial Interest
      Only .........       8         91,275,000        8.3        3.0        26.7
                          --     --------------      -----      -----       -----
  Subtotal .........      89     $1,007,925,672       91.8%      89.5%      100.0%
  ARD Loans
    ARD ............       7     $   38,286,180        3.5%       4.5%        0.0%
    Partial Interest
      Only .........       1         37,620,000        3.4        4.4         0.0
                          --     --------------      -----      -----       -----
  Subtotal .........       8     $   75,906,180        6.9%       8.9%        0.0%
  Fully Amortizing
    Loans ..........       3     $   13,626,460        1.2%       1.6%        0.0%
                          --     --------------      -----      -----       -----
  Total ............     100     $1,097,458,312      100.0%     100.0%      100.0%
                         ===     ==============      =====      =====       =====

                                 Eight (8) mortgage loans, representing
                                 approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 8.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), provide for an increase in the related interest rate after a certain date referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time such deferred interest will be paid to certain classes of the non-offered certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION



                                                                          % OF       % OF
                                              AGGREGATE                 INITIAL     INITIAL
                                              PRINCIPAL        % OF       LOAN       LOAN
                               NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
           PAYMENT              MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
          PROTECTION             LOANS          LOANS        BALANCE    BALANCE     BALANCE
----------------------------- ----------- ----------------- --------- ----------- ----------
  Lockout period with
    defeasance ..............      92      $1,024,935,692      93.4%      97.6%       78.9%
  Lockout period followed by
    yield maintenance .......       8          72,522,620       6.6        2.4        21.1
                                   --      --------------     -----      -----       -----
  Total .....................     100      $1,097,458,312     100.0%     100.0%      100.0%
                                  ===      ==============     =====      =====       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS



                                                              % OF       % OF
                                  AGGREGATE                 INITIAL     INITIAL
                                  PRINCIPAL        % OF       LOAN       LOAN
                   NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
    (PAYMENTS)       LOANS          LOANS        BALANCE    BALANCE     BALANCE
----------------- ----------- ----------------- --------- ----------- ----------
  1 .............       1      $    4,714,996       0.4%       0.6%        0.0%
  2 .............       1           6,993,714       0.6        0.8         0.0
  3 .............       8         170,076,367      15.5       20.0         0.0
  4 .............      80         824,995,692      75.2       70.0        93.0
  6 .............       1           3,308,732       0.3        0.4         0.0
  7 .............       3          28,071,841       2.6        1.3         7.0
  13 ............       3          45,670,509       4.2        5.4         0.0
  25 ............       3          13,626,460       1.2        1.6         0.0
                       --      --------------     -----      -----       -----
  Total .........     100      $1,097,458,312     100.0%     100.0%      100.0%
                      ===      ==============     =====      =====       =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution; Property Releases" in this prospectus supplement.


                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)



                                                                      % OF       % OF
                                          AGGREGATE                 INITIAL     INITIAL
                                          PRINCIPAL        % OF       LOAN       LOAN
                           NUMBER OF      BALANCE OF     INITIAL    GROUP 1     GROUP 2
                           MORTGAGED       MORTGAGE        POOL    PRINCIPAL   PRINCIPAL
       CURRENT USE        PROPERTIES        LOANS        BALANCE    BALANCE     BALANCE
------------------------ ------------ ----------------- --------- ----------- ----------
  Retail ...............       45     $  412,086,796       37.5%      48.4%        0.0%
  Office ...............       21        279,038,449       25.4       32.8         0.0
  Multifamily ..........       35        253,433,082       23.1        0.8       100.0
  Industrial ...........       15         56,100,032        5.1        6.6         0.0
  Hotel ................        4         48,110,000        4.4        5.7         0.0
  Manufactured
    Housing
    Community. .........        8         39,692,558        3.6        4.7         0.0
  Self-Storage .........        2          8,997,393        0.8        1.1         0.0
                               --     --------------      -----      -----       -----
  Total ................      130     $1,097,458,312      100.0%     100.0%      100.0%
                              ===     ==============      =====      =====       =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 33 states and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties of 5% or more:


                    GEOGRAPHIC DISTRIBUTION -- ALL LOANS(1)

                                                    AGGREGATE
                                                    PRINCIPAL
                                   NUMBER OF        BALANCE OF       % OF INITIAL
                                   MORTGAGED         MORTGAGE            POOL
             STATE                PROPERTIES          LOANS            BALANCE
------------------------------   ------------   -----------------   -------------
  California .................         20        $  246,032,831          22.4%
  Texas ......................         23           132,644,932          12.1
  District of Columbia .......          1            66,500,000           6.1
  Other States ...............         86           652,280,549          59.4
                                       --        --------------         -----
  Total ......................        130        $1,097,458,312         100.0%
                                      ===        ==============         =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                   GEOGRAPHIC DISTRIBUTION -- LOAN GROUP 1(1)



                                                   AGGREGATE
                                                   PRINCIPAL       % OF INITIAL
                                   NUMBER OF       BALANCE OF          LOAN
                                   MORTGAGED        MORTGAGE         GROUP 1
             STATE                PROPERTIES         LOANS           BALANCE
------------------------------   ------------   ---------------   -------------
  California .................        19         $245,209,222          28.8%
  District of Columbia .......         1           66,500,000           7.8
  Kansas .....................         3           47,473,382           5.6
  Arizona ....................         4           44,298,043           5.2
  Virginia ...................         6           43,350,193           5.1
  Other States ...............        63          403,964,517          47.5
                                      --         ------------         -----
  Total ......................        96         $850,795,357         100.0%
                                      ==         ============         =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                   GEOGRAPHIC DISTRIBUTION -- LOAN GROUP 2(1)

                                             AGGREGATE
                                             PRINCIPAL      % OF INITIAL
                             NUMBER OF      BALANCE OF          LOAN
                             MORTGAGED       MORTGAGE         GROUP 2
          STATE             PROPERTIES         LOANS          BALANCE
------------------------   ------------   --------------   -------------
  Texas ................        13         $ 95,666,066         38.8%
  Oklahoma .............         5           36,430,288         14.8
  Tennessee ............         1           17,200,000          7.0
  Alabama ..............         1           13,200,000          5.4
  Other States .........        14           84,166,600         34.1
                                --         ------------        -----
  Total ................        34         $246,662,954        100.0%
                                ==         ============        =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.


Registration, Clearance and
  Settlement..................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--Book-
                                 Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.


Information Available to
  Certificateholders..........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be available to subscribers through the following services:

                                  o Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.

                                  o the paying agent's website at
                                    www.jpmorgan.com/sfr.

                                 In addition, certain information may be
                                 available via the servicer's website at
                                 www.midlandls.com. See "Servicing of the
                                 Mortgage Loans--The Servicer and the Special
                                 Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X certificates (provided, however, that the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust, but the holder of such classes of outstanding certificates would have to voluntarily participate in such exchange.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                  o Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                  o The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                  o You will be required to report income on
                                    the regular interests represented by your certificates using the accrual method of accounting.

                                  o It is anticipated that the Class [  ]
                                    certificates will be issued [at a premium] and that the Class [ ] certificates will be issued with de minimis original issue discount.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class B and Class C certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Standard and Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc., Fitch, Inc. or another
                                 nationally recognized statistical rating organization. The Class D and Class E certificates will not constitute "mortgage related securities" for purposes of that Act.
                                 If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of, and consequences to you of, the purchase, ownership and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc., and Fitch, Inc.:



                                                            S&P     FITCH
                                                          ------   ------
                                   Class A-1 ..........     AAA      AAA
                                   Class A-2 ..........     AAA      AAA
                                   Class A-3 ..........     AAA      AAA
                                   Class A-4 ..........     AAA      AAA
                                   Class B ............     AA       AA
                                   Class C ............     AA-      AA-
                                   Class D ............      A       A
                                   Class E ............      A-      A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. In addition, rating adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity provider. See "Yield and Maturity Considerations," "Risk Factors" and "Description of the Certificate--Advances" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Texas and the District of Columbia represent approximately 22.4%, 12.1% and 6.1%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged Properties located in California, the District of Columbia, Kansas, Arizona and Virginia represent approximately 28.8%, 7.8%, 5.6%, 5.2% and 5.1%, respectively, by allocated loan amount of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged Properties located in Texas, Oklahoma, Tennessee and Alabama represent approximately 38.8%, 14.8%, 7.0% and 5.4%, respectively, by allocated loan amount of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 17 of the mortgaged properties securing mortgage loans representing approximately 14.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (16 mortgaged properties securing mortgage loans in loan group 1, representing approximately 19.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgaged property securing mortgage loans in loan group 2, representing approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 3 of the mortgaged properties securing mortgage loans representing approximately 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 9.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount) are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS


     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan, or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.


RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 15.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 10.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 23.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 30.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 25.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 44.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 56.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 57.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)




                                          AGGREGATE                     % OF        % OF
                                          PRINCIPAL         % OF      INITIAL      INITIAL
                          NUMBER OF       BALANCE OF      INITIAL       LOAN        LOAN
                          MORTGAGED        MORTGAGE         POOL      GROUP 1      GROUP 2
    PROPERTY TYPE        PROPERTIES         LOANS         BALANCE     BALANCE      BALANCE
---------------------   ------------   ---------------   ---------   ---------   ----------
Retail ..............   45             $412,086,796         37.5%       48.4%         0.0%
Office ..............   21             $279,038,449         25.4%       32.8%         0.0%
Multifamily .........   35             $253,433,082         23.1%        0.8%       100.0%
Industrial ..........   15             $ 56,100,032          5.1%        6.6%         0.0%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o Eight (8) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 10.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o Two (2) groups of mortgage loans, comprised of 6 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o Six (6) mortgage loans, representing approximately 26.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6 mortgage loans in loan group 1, representing approximately 33.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 2 groups comprised of 6 mortgage loans representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are cross-collateralized and cross-defaulted. Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 of the mortgage loans, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans representing approximately 1.0% of the aggregate principal balance of the mortgage loans in loan group 1 and 3 mortgage loans representing 3.8% of the aggregate principal balance of mortgage loans in group 2 as of the cut-off date), are not required to be single purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a single purpose entity. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted secured debt provisions in the related mortgage loan documents with respect to certain of the mortgage loans that allow the borrower to incur additional debt that is secured by the related mortgaged property in the future. For example, the mortgaged property relating to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), may be encumbered with (a) secured debt of equal priority (pari passu) with the debt of the mortgage loan and/or (b) mezzanine debt, in the future. Investors should note that any such pari passu debt would not be included as an asset of the trust fund and the holder of such debt will have equal priority with the trust fund on all proceeds relating to the loan and with respect to the related mortgaged property. By definition, the mortgage loan in the trust fund would necessarily be cross-defaulted and cross-collateralized with such pari passu debt. The incurrence of any mezzanine debt or pari passu debt is subject to certain conditions, including (i) that the mortgaged property subject to the additional debt has a debt service coverage ratio equal to or greater than the debt service coverage ratio of the mortgage loan at the closing of the mortgage loan, (ii) that the mortgaged property subject to the additional debt has a loan-to-value ratio equal to or less than the loan-to-value ratio of the mortgage loan at the closing of the mortgage loan, (iii) confirmation from the applicable rating agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the certificates and (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies. See Annex A-3, "Description of Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans--Centro Retail Portfolio", to this prospectus supplement. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents. With respect to 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement) representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), $51,000,000 of additional debt exists that is secured by, among other things, a pledge of the indirect ownership interests in the borrower.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 8 mortgage loans, representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 23.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 13.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) specifically permit the incurrence of mezzanine indebtedness under certain circumstances. Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans.

This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     Ninety-seven (97) of the mortgage loans, representing approximately 98.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (63 mortgage loans in loan group 1, representing approximately 98.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 34 mortgage loans in loan group 2, representing approximately 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 9 mortgage loans, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (5 mortgage loans in loan group 1, representing approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 4 mortgage loans in loan group 2, representing approximately 26.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest-only for the first 12 to 60 months of their respective terms and 4 mortgage loans, representing approximately 22.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4 mortgage loans in loan group 1, representing approximately 28.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), which pay interest only for their entire terms.

     Seventy-seven (77) of these mortgage loans, representing approximately 61.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (47 mortgage loans in loan group 1, representing approximately 57.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 30 mortgage loans in loan group 2, representing approximately 73.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), require balloon payments at their stated maturity. Eight (8) mortgage loans, representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 8.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), will have substantial balances outstanding at their anticipated repayment dates. Seventy-nine (79) of the mortgage loans, representing approximately 74.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (52 mortgage loans in loan group 1, representing approximately 73.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 27 mortgage loans in loan group 2, representing approximately 78.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     In this respect, 13 mortgage loans, representing approximately 11.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. For example, with respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 4.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the mortgaged property securing the mortgage loan is entirely leased to a single tenant. Further, both the anticipated repayment date for this mortgage loan and the expiration of the related lease occur in May 2019. Where the primary lease term expires prior to, on or about the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant will re-lease the premises or that the premises will be relet to another tenant.

     In addition, 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (15.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured by 1 mortgaged property that is operated, at least in part, as a theater. Theater properties are exposed to certain unique risks. In prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" below.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unwilling or unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged properties, during the term of the related mortgage loans.

     For example, with respect to 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 7.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the leases to one of the tenants, the Securities and Exchange Commission, which occupies 74.4% of the rentable area of the mortgaged property, expire in 2005 or 2008. An ongoing monthly tenant improvement and leasing commission reserve was established at loan origination which monthly reserve amount is required to be supplemented as stipulated in the loan documents for a 12-month period if the tenant does not renew its leases. In addition, this tenant may have certain rights to cancel its lease at any time for lack of appropriations.

     In addition, with respect to 2 mortgage loans (identified as Loan Nos. 7 and 10 on Annex A-1 to this prospectus supplement) representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), all current leases at the mortgaged properties will expire prior to the maturity dates of the mortgage loans, with the majority of the leases expiring prior to 2007. In each case, tenant improvement and leasing commission reserves were established at loan origination in connection with the lease terminations.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 34 of the mortgage loans representing approximately 37.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, representing approximately 48.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

    o an anchor tenant's or shadow anchor tenant's failure to renew its lease;


    o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

    o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

    o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     Thirty-two (32) of the mortgaged properties, securing mortgage loans representing approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, representing approximately 42.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." Two (2) of the mortgaged properties, securing mortgage loans representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." Eleven (11) of the mortgaged properties, securing mortgage loans representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 18 of the mortgage loans representing approximately 25.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date representing approximately 32.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 35 of the mortgage loans representing approximately 23.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 34 mortgage loans in loan group 2, representing approximately 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;

    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under certain mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 6 of the mortgage loans representing approximately 5.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.


MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 2 of the mortgage loans representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

     Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;

    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.


HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 4 of the mortgage loans representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

    o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.


RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Four (4) of the hotel properties that secure the mortgage loans, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 5.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the franchisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures a portion of 1 mortgage loan, representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 6.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the servicer may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee, the fiscal agent or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. Midland Loan Services, Inc., which is acting as the servicer and the special servicer, is an affiliate of PNC Bank, National Association, which is one of the mortgage loan sellers. In addition, it is anticipated that an entity managed by an affiliate of Midland Loan Services, Inc. will acquire certain other non-offered certificates, including the controlling class certificates and the Class S certificates. These relationships may create conflicts of interest. For instance, if the special servicer or the entity managed by its affiliate holds Series 2004-PNC1 non-offered certificates, it might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-PNC1 non-offered certificates. See "--Special Servicer May Be Directed to Take Actions" in this prospectus supplement.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders, who may have interests in conflict with those of the holders of the offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Servicer and the Special Servicer" and "--The Directing Certificateholder" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or, repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 10 mortgage loans representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9 mortgage loans in loan group 1, representing approximately 8.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 7.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase may adversely affect the yield to maturity on your certificates.


OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--Termination" in this prospectus supplement.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges or prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A and Class X certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) representing approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 15.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), certain environmental conditions exist with respect to certain of the mortgaged properties. With respect to the mortgaged property known as California Oaks Center, located in Murrieta, California, the borrower was required to escrow with the lender $988,100 in connection with remedial activities associated with the release of PCE from a dry cleaner on the mortgaged property.

     With respect to 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) an underground storage tank was removed in 1999, however, regulations and protocol were not properly followed to and it has been recommended that the underground storage tank and Removal Closure Report dated July 8, 1999 be submitted to the regulatory authorities for review and issuance of a no-further action letter or equivalent documentation.

     In the case of 1 mortgage loan (identified as Loan No. 67 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), a March 2004 environmental assessment and an additional review conducted by the mortgage loan seller's environmental counsel in connection with the origination of the mortgage loan revealed that the subject mortgaged property is the subject of an ongoing state Industrial Site Recovery Act investigation due to the historic operations of a concrete facility at an adjacent property. At origination of the mortgage loan, the borrower escrowed $125,000 with the lender which amount constituted 125% of the estimated cost to complete the Industrial Site Recovery Act investigation.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement for a general description of the secured creditor environmental insurance policies described in the preceding paragraphs, and "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan became imminent.

     Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.

In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 22.4%, 12.1% and 2.6% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 28.8%, 4.3% and 2.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 0.3%, 38.8% and 4.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower may not be required to maintain any terrorism insurance coverage either as part of its "all risk" policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.


RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES


     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 100 mortgage loans secured by 130 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,097,458,312 (the "Initial Pool Balance") as of the cut-off date. The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan Group 1 will consist of 66 mortgage loans, representing approximately 77.5% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 34 mortgage loans (representing approximately 97.3% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 22.5% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

       (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community Mortgaged Properties;

       (2) with respect to 1 mortgage loan (identified as Loan No. 3, on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the Initial Pool Balance (representing approximately 6.5% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties; and

       (3) with respect to 2 mortgage loans (identified as Loan Nos. 9 and 28 on Annex A-1 to this prospectus supplement), representing approximately 3.3% of the Initial Pool Balance (representing approximately 4.3% of the Initial Loan Group 1 Balance), on overlapping leasehold and fee simple estates in one or more commercial properties (each of clauses (1) through (3), a "Mortgaged Property").

     The security for 2 Mortgage Loans (identified as Loan Nos. 9 and 28 on Annex A-1 to this prospectus supplement) representing approximately 3.3% of the Initial Pool Balance (representing approximately 4.3% of the Initial Loan Group 1 Balance) consists of the borrower's interest in the Industrial Development Authority premises under the IDA lease as well as the borrower's remainder interest in the fee interest in the mortgaged property. The fee interest in the IDA Premises is owned by the IDA but is included in the lien of the mortgage and is required to revert to the borrower upon the termination of the IDA lease.

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

     On or about June 18, 2004 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank , Merrill Lynch Mortgage Lending, Inc. and PNC Bank, National Association (each, a "Mortgage Loan Seller") pursuant to three mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Paying Agent an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until July 2004.

     The mortgage loans were originated in the period between January 2001 and May 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Four (4) mortgage loans (identified as Loans No. 63, 78, 89 and 100 on Annex A-1 to this prospectus supplement), representing approximately 1.1% of the Initial Pool Balance (representing approximately 4.8% of the Initial Loan Group 2 Balance), are secured by Mortgaged Properties which are eligible to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Code ("Section 42"). Under Section 42, a property owner must comply with certain tenant income restrictions and rental restrictions (including certain rent limitations that may adversely affect the borrowers' ability to raise rents) over a 15-year compliance period. If a project fails to adhere to
Section 42 guidelines, the owner may be subject to a reduction in available tax credits or a recapture of previously received tax credits, plus interest. In addition, borrowers under certain of the mortgage loans may receive other subsidies or assistance from other government programs to the extent that certain conditions are met. Such conditions include, among other things, that the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that any such government program will continue or that the borrower will continue to comply with the requirements of such a program to enable it to receive such subsidies in the future. These restrictions could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the related mortgage loan.


ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans, including 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Secured Indebtedness. In addition to the outstanding secured indebtedness discussed above, certain of the mortgage loans permit the related borrowers to incur additional debt secured by the related Mortgaged Property.

    o With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.3% of the Initial Pool Balance (representing approximately 15.9% of the Initial Loan Group 1 Balance), the borrower may incur secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including (i) that the additional debt has a debt service coverage ratio equal to or greater than the debt service coverage ratio of the mortgage loan prior to the incurrence of the additional debt, (ii) that the additional debt has a loan-to-value ratio equal to or less than the loan-to-value ratio of the mortgage loan prior to the incurrence of the additional debt, (iii) confirmation from the applicable rating agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the certificates and
      (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies. See "Risk Factors--Ability to Incur Other Borrowings Entails Risks" in this prospectus supplement.

    o However, 1 mortgage loan (identified as Loan No. 100 on Annex A-1 to this prospectus supplement) representing approximately 0.1% of the Initial Pool Balance (approximately 0.3% of the Initial Loan Group 2 Balance), has existing subordinate debt in the original principal amount of $700,000, which is subject to the terms of a subordination agreement in favor of the lender.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

    o In the case of 8 mortgage loans (identified as Loan Nos. 1, 4, 17, 20, 21, 45, 47 and 93 on Annex A-1 to this prospectus supplement), representing approximately 21.4% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 23.8% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 13.0% of the Initial Loan Group 2 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio ("LTV Ratio") and debt service coverage ratio ("DSCR") tests.

    o With respect to 1 mortgage loan representing approximately 5.0% of the Initial Pool Balance (approximately 6.5% of the Initial Loan Group 1 Balance), the loan permits indirect ownership interests in the borrower to be pledged as security for additional debt in the future.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

    o In the case of 3 mortgage loans (identified as Loan Nos. 50, 53 and 81 on Annex A-1 to this prospectus supplement), representing approximately 1.4% of the Initial Pool Balance (2 mortgage loans in Loan Group 1 representing approximately 1.1% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2 representing approximately 2.4% of the Initial Loan Group 2 Balance), the related borrowers are permitted to incur unsecured indebtedness other than in the ordinary course of business.

    o In the case of 1 mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.7% of the Initial Pool Balance (representing approximately 7.5% of the Initial Loan Group 2 Balance), the related borrower is permitted to incur unsecured indebtedness from its general partner.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:




                                      CUT-OFF      % OF INITIAL                          CUT-OFF
                            LOAN        DATE           POOL         LOAN        UW         LTV       PROPERTY
        LOAN NAME          GROUP      BALANCE         BALANCE     PER UNIT     DSCR       RATIO        TYPE
------------------------- ------- --------------- -------------- ---------- ---------- ---------- -------------
Centro
 Retail Portfolio I ..... 1        $135,500,000         12.3%     $    80       2.56x      56.9%     Retail
901 E Street ............ 1          66,500,000          6.1      $   258       1.35x      70.7%     Office
Galileo Retail
 Portfolio .............. 1          55,000,000          5.0      $    81       2.24x      58.3%     Retail
El Cerrito Plaza ........ 1          41,580,000          3.8      $   162       2.69x      60.0%     Retail
Employers
 Reinsurance Corp I...... 1          37,620,000          3.4      $   117       1.28x      68.4%     Office
ARC MHC Portfolio ....... 1          36,100,393          3.3      $20,000       1.43x      79.8%  Manufactured
                                                                                                     housing
Billerica-Wilmington      1          34,630,974          3.2      $    66       1.53x      76.1%    Office /
 Portfolio ..............                                                                          Industrial
Gardens at Vail           2          26,774,066          2.4      $45,925       1.51x      75.2%   Multifamily
 Apartments .............
538 Broadhollow           1          26,347,178          2.4      $   145       1.41x      79.4%     Office
 Road ...................
Belvidere Industrial      1          22,954,149          2.1      $    35       1.39x      79.8%   Industrial
                                   ------------         ----                    ----       ----
 Portfolio ..............
Total ...................          $483,006,760         44.0%                   1.93x      66.5%
                                   ============         ====                    ====       ====

     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.


ARD LOANS

     Eight (8) mortgage loans (the "ARD Loans"), representing approximately 6.9% of the Initial Pool Balance (8 mortgage loans in Loan Group 1, representing approximately 8.9% of the Initial Loan Group 1 Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their respective Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.


     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not spring until immediately prior to, or on the respective Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their respective Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.


MEZZANINE LOANS


     The holder of each mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses, advances and interest on advances relating to, such mortgage loan. The lenders for this mezzanine debt are generally not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS


     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:


                             OVERVIEW OF DUE DATES

                                    AGGREGATE                         % OF          % OF
                                    PRINCIPAL           % OF        INITIAL       INITIAL
                   NUMBER OF        BALANCE OF        INITIAL         LOAN          LOAN
                    MORTGAGE         MORTGAGE           POOL        GROUP 1       GROUP 2
    DUE DATE         LOANS            LOANS           BALANCE       BALANCE       BALANCE
---------------   -----------   -----------------   -----------   -----------   -----------
1st ...........   100           $1,097,458,312          100.0%        100.0%        100.0%
                  ---           --------------          -----         -----         -----
Total .........   100           $1,097,458,312          100.0%        100.0%        100.0%
                  ===           ==============          =====         =====         =====

   The mortgage loans have grace periods as set forth in the following table:


                           OVERVIEW OF GRACE PERIODS

                                           AGGREGATE                      % OF        % OF
                                           PRINCIPAL          % OF      INITIAL      INITIAL
                                           BALANCE OF       INITIAL       LOAN        LOAN
                        NUMBER OF           MORTGAGE          POOL      GROUP 1      GROUP 2
   GRACE PERIOD      MORTGAGE LOANS          LOANS          BALANCE     BALANCE      BALANCE
-----------------   ----------------   -----------------   ---------   ---------   ----------
0 days ..........            1         $   36,100,393          3.3%        4.2%         0.0%
4 days ..........            1             66,500,000          6.1         7.8          0.0
5 days ..........           51            507,306,408         46.2        45.0         50.3
7 days ..........           43            460,087,227         41.9        42.9         38.6
8 days ..........            1              6,260,000          0.6         0.0          2.5
10 days .........            3             21,204,284          1.9         0.0          8.6
                            --         --------------        -----       -----        -----
Total ...........          100         $1,097,458,312        100.0%      100.0%       100.0%
                           ===         ==============        =====       =====        =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.


     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:


                            INTEREST ACCRUAL BASIS

                                                  AGGREGATE                      % OF        % OF
                                                  PRINCIPAL          % OF      INITIAL      INITIAL
                                                  BALANCE OF       INITIAL       LOAN        LOAN
                               NUMBER OF           MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS     MORTGAGE LOANS          LOANS          BALANCE     BALANCE      BALANCE
------------------------   ----------------   -----------------   ---------   ---------   ----------
Actual/360 .............           98         $1,038,678,312         94.6%       95.1%        93.0%
30/360 .................            2             58,780,000          5.4         4.9          7.0
                                   --         --------------        -----       -----        -----
Total ..................          100         $1,097,458,312        100.0%      100.0%       100.0%
                                  ===         ==============        =====       =====        =====

   The mortgage loans have the amortization characteristics set forth in the following table:


                               AMORTIZATION TYPES

                                                          AGGREGATE                      % OF        % OF
                                                          PRINCIPAL          % OF      INITIAL      INITIAL
                                                          BALANCE OF       INITIAL       LOAN        LOAN
                                       NUMBER OF           MORTGAGE          POOL      GROUP 1      GROUP 2
      TYPE OF AMORTIZATION          MORTGAGE LOANS          LOANS          BALANCE     BALANCE      BALANCE
--------------------------------   ----------------   -----------------   ---------   ---------   ----------
BALLOON LOANS
 Balloon .......................           77         $  672,470,672         61.3%       57.8%        73.3%
 Interest only .................            4            244,180,000         22.2        28.7          0.0
 Partial interest only .........            8             91,275,000          8.3         3.0         26.7
                                           --         --------------        -----       -----        -----
SUBTOTAL .......................           89         $1,007,925,672         91.8%       89.5%       100.0%
ARD LOANS
 ARD ...........................            7         $   38,286,180          3.5%        4.5%         0.0%
 Partial interest only .........            1             37,620,000          3.4         4.4          0.0
                                           --         --------------        -----       -----        -----
SUBTOTAL .......................            8         $   75,906,180          6.9%        8.9%         0.0%
FULLY AMORTIZING LOANS .........            3         $   13,626,460          1.2%        1.6%         0.0%
                                           --         --------------        -----       -----        -----
Total ..........................          100         $1,097,458,312        100.0%      100.0%       100.0%
                                          ===         ==============        =====       =====        =====

----------
(1) Does not include the mortgage loans with anticipated repayment dates, and excludes the mortgage loans which pay interest-only until maturity and mortgage loans that pay interest-only for a portion of their terms.


     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                                      AGGREGATE                      % OF        % OF
                                                      PRINCIPAL          % OF      INITIAL      INITIAL
                                                      BALANCE OF       INITIAL       LOAN        LOAN
                                   NUMBER OF           MORTGAGE          POOL      GROUP 1      GROUP 2
    PREPAYMENT PROTECTION       MORTGAGE LOANS          LOANS          BALANCE     BALANCE      BALANCE
----------------------------   ----------------   -----------------   ---------   ---------   ----------
Lockout with defeasance.....           92         $1,024,935,692         93.4%       97.6%        78.9%
Lockout period followed
 by yield maintenance ......            8             72,522,620          6.6         2.4         21.1
                                       --         --------------        -----       -----        -----
Total ......................          100         $1,097,458,312        100.0%      100.0%       100.0%
                                      ===         ==============        =====       =====        =====

     "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the principal amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     Yield Maintenance Charges are distributable as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

     The mortgage loans permit voluntary prepayment without payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date as set forth in the following table:

                           PREPAYMENT OPEN PERIODS

                                                                           % OF        % OF
                                             AGGREGATE         % OF      INITIAL      INITIAL
                            NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                             MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
------------------------   -----------   ----------------   ---------   ---------   ----------
1 ......................         1       $    4,714,996         0.4%        0.6%         0.0%
2 ......................         1            6,993,714         0.6         0.8          0.0
3 ......................         8          170,076,367        15.5        20.0          0.0
4 ......................        80          824,995,692        75.2        70.0         93.0
6 ......................         1            3,308,732         0.3         0.4          0.0
7 ......................         3           28,071,841         2.6         1.3          7.0
13 .....................         3           45,670,509         4.2         5.4          0.0
25 .....................         3           13,626,460         1.2         1.6          0.0
                                --       --------------       -----       -----        -----
Total ..................       100       $1,097,458,312       100.0%      100.0%       100.0%
                               ===       ==============       =====       =====        =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 92 of the mortgage loans, representing approximately 93.4% of the Initial Pool Balance (63 mortgage loans in Loan Group 1, representing approximately 97.6% of the Initial Loan Group 1 Balance and 29 mortgage loans in Loan Group 2, representing approximately 78.9% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to, but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct, non-callable obligations of the United States of America or, in certain cases, other government securities providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the government securities; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such Mortgaged Properties generally require that: (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and
(2) certain DSCR and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.3% of the Initial Pool Balance (approximately 15.9% of the Initial Loan Group 1 Balance), the borrower has the right to obtain the release of one or more of the related Mortgaged Properties from the lien of the related mortgage by substituting for those properties its fee or leasehold interest in another retail shopping center property of like kind and quality. The borrower's property substitution right under the mortgage loan is subject to the limitation (x) that the aggregate appraised value of all of the substituted properties shall not exceed 35% of the original aggregate value of the properties, and (y) that the borrower shall be entitled to substitute no more than 2 properties during any one calendar year. This release and substitution right is subject to the satisfaction of stipulated conditions, including, among others: (a) the obtaining of an appraisal, from an appraiser reasonably acceptable to the Rating Agencies, of the replacement property indicating at least a minimum fair market value as required by the loan documents; (b) the fair market value of the substitute property is at least 100% of the appraised value of the substituted property and the net operating income for the substitute property is at least 100% of the net operating income of the substituted property; (c) the obtaining of a Phase I environmental site assessment report and, if necessary, a Phase II environmental site assessment report; (d) the delivery of certain opinions of counsel; (d) written confirmation from each Rating Agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates; (e) the reimbursement of all reasonable costs and expenses of the lender and the rating agencies in connection with the substitution; and (f) the obtaining of all additional approvals, opinions and documents as requested by the Rating Agencies.

     In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.0% of the Initial Pool Balance (approximately 6.5% of the Initial Loan Group 1 Balance), the borrower has the right to obtain the release of one or more of the related Mortgaged Properties from the lien of the related mortgage by substituting for those properties its fee or leasehold interest in another retail shopping center property of like kind and quality. The borrower's property substitution right under the mortgage loan is subject to the limitation that the borrower may not replace, in total, Mortgaged Properties having an allocated loan amount in excess of $16,500,000. This release and substitution right is subject to the satisfaction of stipulated conditions, including among others: (a) the obtaining of an appraisal, from an appraiser belonging to the Appraisal Institute, of the replacement property indicating at least a minimum fair market value as required by the loan documents; (b) after giving effect to the substitution, that the debt service coverage ratio for the mortgage loan be equal to the greater of (i) the debt service coverage ratio of the Mortgaged Properties, including the property being replaced and (ii) 2.0:1; (c) the obtaining of a Phase I environmental site assessment report and, if necessary, a Phase II environmental site assessment report; (d) the delivery of an opinion of counsel to the effect that the substitution would not adversely affect the status of either of the REMICs as a REMIC; (d) written confirmation from each Rating Agency rating the Certificates that the substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates; and (e) the reimbursement for all third party out-of-pocket costs incurred by the lender in connection with the substitution and the payment of all Rating Agency fees.

     Partial Releases. Four (4) of the mortgage loans, representing approximately 3.9% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 4.2% of the Initial Loan Group 1 Balance and 1 loan in Loan Group 2, representing approximately 2.8% of the Initial Loan Group 2 Balance) permit a partial release of a portion of the related Mortgaged Property not material to the underwriting of the mortgage loan at the time of origination, without any prepayment or defeasance of the mortgage loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Special Servicer or the Servicer, as appropriate, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, it (i) obtained the consent of the Directing Certificateholder and (ii) obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates if the mortgage loan has an outstanding principal balance greater than (A) 5% of the aggregate Stated Principal Balance of all the mortgage loans or (B) $20,000,000.

     The borrowers under 1 of the mortgage loans (identified as Loan No. 18 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (approximately 1.6% of the Initial Loan Group 1 Balance), are tenants-in-common and the sponsor-controlled tenant-in-common is permitted to transfer a portion of its interest in the Mortgaged Property to one or more new tenants-in-common within 120 days following origination of the mortgage loan provided, among other conditions, that: (a) each such additional tenant-in-common shall be a special purpose entity, qualify as an "accredited investor", and have a Beacon/FICO credit score of at least 650; (b) the number of transfers permitted is limited in accordance with applicable federal revenue procedures; and (c) the sponsors of the mortgage loan, as specified in the mortgage loan documents, shall continue to own not less than a 3% undivided interest in the Mortgaged Property and continue to control through the management of the sponsor controlled tenant-in-common borrower or other tenants-in-common, not less than 25% of the total tenancy-in-common interests.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, it has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates if such mortgage loan has (x) (a) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) which is greater than 2% of the aggregate Stated Principal Balance of the mortgage loans, or (b) an outstanding principal balance (together with any mortgage loan(s) with which it is cross-collateralized) that is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance as of the date of the encumbrance and (y) an LTV Ratio greater than 85% and a DSCR less than 1.20x (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan). Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Twenty Three (23) of the Mortgaged Properties, securing mortgage loans representing approximately 24.0% of the Initial Pool Balance (21 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 30.7% of the Initial Loan Group 1 Balance and 2 of the Mortgaged Properties, securing mortgage loans in Loan Group 2, representing approximately 1.1% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee.

     In the case of 7 of the mortgage loans (identified as Loan Nos. 86, 89, 91, 92, 95, 97 and 100 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 1 Balance and approximately 3.7% of the Initial Loan Group 2 Balance), a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Generally, each environmental insurance policy obtained in lieu of a Phase I environmental site assessment insures the trust fund against losses, with an aggregate limit set at 125% of the outstanding balance of the mortgage loan, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, provided, however, that with respect to certain loans for which a secured creditor environmental insurance policy was obtained from American International Group, Inc. or one of its affiliates in lieu of a Phase II environmental site assessment, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean up of environmental conditions, up to the applicable aggregate policy limit; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and
(iii) after
foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to DSCRs and LTV Ratios assumes that the DSCR and LTV Ratio with respect to each Mortgaged Property is the DSCR or LTV Ratio of the mortgage loan in the aggregate.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1, Annex A-2 and Annex A-3 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. In addition, with respect to loans which permit additional indebtedness, UW DSCR is calculated assuming no permitted indebtedness has been funded. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1, Annex A-2 and Annex A-3 attached to this prospectus supplement, were derived principally from Operating Statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2, was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made.

     In addition, because it is based on the value of a Mortgaged Property determined as of loan origination or, in certain cases as of the stabilization date, the information set forth in this prospectus supplement, in Annex A-1, in Annex A-2 and in Annex A-3 are not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2 and Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth "--Underwriting Guidelines and Processes" below and under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans" in the prospectus.


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, PNC Bank, National Association and Merrill Lynch Mortgage Lending, Inc. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is acting as the Paying Agent. JPMorgan Chase Bank is also an affiliate of the Depositor and one of the Underwriters. PNC Bank, National Association is an affiliate of the Servicer and the Special Servicer and is also an affiliate of one of the Underwriters. Merrill Lynch Mortgage Lending, Inc. is an affiliate of one of the Underwriters.


JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger is subject to the approval of the shareholders of both institutions as well as U.S. federal and state and foreign regulatory authorities. Completion of the transaction is expected to occur in mid-2004. Information about J.P. Morgan Chase & Co. is available on the Internet at www.jpmorganchase.com. Information about Bank One Corporation is available on the Internet at www.bankone.com. These websites and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus supplement.

     JPMorgan Chase Bank is also acting as the Paying Agent and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

PNC BANK, NATIONAL ASSOCIATION

     PNC Bank, National Association is a national banking association with its principal office in Pittsburgh, Pennsylvania. PNC Bank, National Association's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Bank, National Association is a wholly-owned indirect subsidiary of The PNC Financial Services Group, Inc., a Pennsylvania corporation ("PNC Financial"), and is PNC Financial's principal bank subsidiary. PNC Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. At December 31, 2003, PNC Bank, National Association had total consolidated assets representing approximately 90.97% of PNC Financial's consolidated assets. PNC Bank, National Association is an affiliate of PNC Capital Markets, Inc., which is an Underwriter. Midland Loan Services, Inc., which is acting as the Servicer and the Special Servicer, is a wholly owned subsidiary of PNC Bank, National Association.


MERRILL LYNCH MORTGAGE LENDING, INC.

     Merrill Lynch Mortgage Lending, Inc. is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., a Delaware corporation whose principal office is located in New York, New York. Merrill Lynch Mortgage Capital Inc. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is an Underwriter, and offers a wide range of investment banking services to its customers both domestically and internationally. The business of Merrill Lynch, Pierce, Fenner & Smith Incorporated is subject to regulation by various state and federal regulatory authorities. As of December 26, 2003, Merrill Lynch Mortgage Capital Inc. had total assets of approximately $12.2 billion.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the then current use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, the Mortgage Loan Sellers may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and/or certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Physical Assessment Report. Prior to origination or, if applicable, in connection with the acquisition of a mortgage loan, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been more than 30 days past due (without giving effect to any applicable grace period);

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreement, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller in all the related borrower's personal property that is used in, and is reasonably necessary to, the operation of the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and other collateral securing the mortgage loan subject only to certain permitted encumbrances;

       (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) to the Mortgage Loan Seller's knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

       (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

       (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

       (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

       (k) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

       (m) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (o) none of the mortgage loan documents is subject to any valid right of rescission, set-off, valid counterclaim or defense, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws relating to creditors' rights and general equitable principles;

       (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (q) to the Mortgage Loan Seller's knowledge and subject to clause (v) below, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge and subject to clause (v) below, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or
    (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

       (r) to the Mortgage Loan Seller's knowledge, (1) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated cost of repairs and
    (2) no condemnation proceedings are pending;

       (s) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (t) all amounts required to be deposited by the borrower in escrow at origination have been deposited or have been withheld from the related mortgage loan proceeds;

       (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan;

       (v) any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts consistent with the standard utilized by the Mortgage Loan Seller with respect to loans it holds for its own account.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of any Certificateholder therein, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase,
(3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses relating to the enforcement of such repurchase obligation, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan which is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage

Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and discloses no material issues; (i) have a then current DSCR not less than the original DSCR of the deleted mortgage loan as of the origination date of the mortgage loan, and a current DSCR of not less than the current DSCR of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by each Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (r), except that (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related mortgagor to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Servicer, the Special

Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related mortgagor; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described in "--Representations and Warranties; Repurchases and Substitutions" above. The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, (i) the weighted average DSCR for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the period relating to the most recent annual Operating Statement or, if available, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (a) the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or
(b) the weighted average DSCR for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date and (ii) the weighted average loan-to-value ratio for all of the remaining related Crossed Loans, excluding the affected Crossed Loan, calculated based upon the unpaid principal balances of the Crossed Loans divided by the appraised values of the related Mortgaged Properties, in each case at the time of repurchase or substitution, is not more than the lesser of (a) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the date of such determination, or (b) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan, as of the Cut-off Date. Notwithstanding the foregoing, the related Mortgage Loan Seller may repurchase or substitute for all of such Crossed Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.


LOCKBOX ACCOUNTS

     With respect to 26 mortgage loans (the "Lockbox Loans"), representing approximately 48.6% of the Initial Pool Balance (26 mortgage loans in Loan Group 1, representing approximately 62.7% of the Initial Loan Group 1 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 14 Lockbox Loans, representing approximately 17.2% of the Initial Pool Balance (14 mortgage loans in Loan Group 1, representing approximately 22.2% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 5 Lockbox Loans, representing approximately 21.6% of the Initial Pool Balance (5 mortgage loans in Loan Group 1, representing approximately 27.9% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrowers will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 6 Lockbox Loans, representing approximately 6.6% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 8.5% of the Initial Loan Group 1 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Servicer, the Special Servicer, the Paying Agent, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-PNC1 (the "Certificates") will consist of the following 23 Classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates". The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates". The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates". The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates".

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each such Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X and the Class S Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X, Class S, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time-to-time. The Initial Notional Amount of the Class X Certificates will be approximately $1,097,458,311.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $334,459,311. The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the mortgage loans.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form (a definitive certificate) representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations (the "Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     JPMorgan Chase Bank, a New York banking corporation and one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). JPMorgan Chase Bank is also an affiliate of the depositor and one of the underwriters. In addition, JPMorgan Chase Bank will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 4 New York Plaza, 6th Floor, New York, New York 10004, and its telephone number is (212) 623-5600. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among

Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special Servicer, the Paying Agent, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in July 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds"), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date occurring each February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds. Funds held in the Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Class S Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and the REO Account, as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received as of the business day preceding the related Servicer Remittance Date;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amount in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances thereof: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A and Class A-1 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A, Class A-1 and Class A-2 Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A , Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero and (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the Group 2 Principal

Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account (as to Class R Certificates) and the Lower-Tier Distribution Account (as to Class LR Certificates), respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to   %.

     The Pass-Through Rate for the Class X certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances, as of the Closing Date in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Class S Certificates and the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Class S Certificates and the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Class S Certificates and the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Class S Certificates and the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Residual Certificates and the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than Class S Certificates, the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed

Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties as of the business day preceding the related Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) or any REO Loan, is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction therein occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first

Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the trust, the Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.


ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group on each Distribution Date, an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.


ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:


  CLASS DESIGNATION   ASSUMED FINAL DISTRIBUTION DATE
-------------------- --------------------------------
Class A-1 ..........        December 12, 2008
Class A-2 ..........          June 12, 2009
Class A-3 ..........        December 12, 2013
Class A-4 ..........          June 12, 2014
Class B ............          June 12, 2014
Class C ............          June 12, 2014
Class D ............          June 12, 2014
Class E ............          June 12, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 12, 2041, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

    o the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of those Classes of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and A-1A Certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3 or Class A-4 Certificates are still outstanding, to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, then to the Class A-3 Certificates until their Certificate Balances have been reduced to zero and then to the Class A-4 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X and Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Trustee or the Fiscal Agent from general collections of principal on the mortgage loans for Workout-Delayed

Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficit will not be allocated to the Class S, Class R, Class LR or Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee and the Fiscal Agent as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus and "Description of the Certificates--The Trustee" in this prospectus supplement, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and not received as of the business day prior to the Servicer Remittance Date;

and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is not received until after the related due date has passed and any applicable grace period for late payments has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. None of the Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or in connection with the servicing and administration of any Mortgaged Property or REO Property in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer, the Trustee or the Fiscal Agent as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan, as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out Related Proceeds (a "Nonrecoverable Advance"), and each of the Servicer, the

Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance made that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee and the Fiscal Agent, as applicable, will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer. If the funds in the Certificate Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and in its sole discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for such time as is required to reimburse such excess portion from principal for up to 12 months; provided that any such deferral exceeding 6 months shall require the consent of the Directing Certificateholder. In addition, each of the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance. Upon delivery to the Servicer, the Trustee and the Fiscal Agent of notice of such determination, such determination will be binding on the Servicer, the Trustee and the Fiscal Agent. In making any recoverability determination, the Trustee, the Servicer or the Special Servicer, as applicable, will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders, the Servicer, the Trustee and the Fiscal Agent. The Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer, and the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer.

Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. Any requirement of the Servicer, Special Servicer, the Trustee or the Fiscal Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Servicer, the Trustee or the Fiscal Agent will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated on each Distribution Date by the Special Servicer after the first Determination Date following the date the Special Servicer receives or performs such appraisal, equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000 minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over
(2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Servicer, the Trustee, or the Fiscal Agent all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate and report to the Directing Certificateholder, the Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates. See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Directing Certificateholder, the Servicer, and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential, risk characteristics or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Servicer and the Paying Agent) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then current credit support levels for each Class of Certificates;

       (28) the original and then current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.jpmorgan.com/sfr. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Servicer and direction from the Depositor.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information is provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, DSCR based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Servicer, the Directing Certificateholder, each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time-to-time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, the Class R or the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto,
(2) the exchange of all then outstanding Certificates for the mortgage loans remaining in the trust, or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to certain Classes of Certificates being held by one Certificateholder who must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois

60603. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00182% per annum (the "Trustee Fee Rate") (other than in respect of mortgage loans that are the subject of principal prepayments applied on a date other than a date on which the mortgage loans are due) and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent (the "Fiscal Agent") for the trust and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to the Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.


     The Trustee and the Fiscal Agent, and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the certificates and the mortgage loans.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Servicer will remain ultimately responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Servicer and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Servicer or the Special Servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders, as determined by the Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case, giving due consideration to customary and usual standards of practice of prudent institutional, commercial and multifamily mortgage lenders, loan servicers and asset managers, but without regard to:

       (A) any relationship that the Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliates, as the case may be, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate by the Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

       (C) the Servicer's obligation to make Advances;

       (D) the Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Servicer or the Special Servicer;

       (F) any debt that the Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates;

       (G) any obligation of the Servicer or the Special Servicer or any affiliate thereof to cure a breach of a representation and warranty or document defect with respect to, or repurchase or substitute for a Mortgage Loan (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Servicer within 60 days of the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer that provides that such refinancing will occur within 120 days, provided that servicing of the mortgage loan will become transferable immediately if the borrower fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 120-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Servicer or Special Servicer (with respect to the Special Servicer, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Servicer or Special Servicer (with respect to the Special Servicer, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents or is imminent and will likely remain unremediated, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the Trustee, the Paying Agent and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer. Notwithstanding the foregoing, the Asset Status Report approval or delayed approval will not substitute for or supersede any specific required approval which the Special Servicer must obtain from the Directing Certificateholder.


THE DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Servicer or the Special Servicer, as applicable, within the ten-day period, the Directing Certificateholder will be deemed to have approved such action):

   (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

   (ii) any modification or consent to a modification of any monetary term or material non-monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

   (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the

              Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

   (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

   (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if lender consent is not required or there is no lender discretion pursuant to the specific terms of the related mortgage loan;

   (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a mortgage loan or any consent to such a waiver;

   (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Servicer is required to consent or approve;

   (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than if lender consent is not required or there is no lender discretion pursuant to the specific terms of the mortgage loan;

   (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

   (x)        any determination of an Acceptable Insurance Default;

provided that, in the event that the Servicer or the Special Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC provisions of the Code.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or any Certificateholder for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling Class,

       (c) does not have any liabilities or duties to the holders of any Class of Certificates other than the Controlling Class,

       (d) may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The taking of, or refraining from taking, any action by the Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Servicer or the Special Servicer.


THE SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation (the "Servicer" or the "Special Servicer", as applicable) will initially be appointed as the servicer and the special servicer of the mortgage loans. Midland Loan Services, Inc., a wholly-owned subsidiary of PNC Bank, National Association, was incorporated under the laws of the State of Delaware in 1998. Its principal servicing offices are located at 10851 Mastin Street Building 82, Suite 700, Overland Park, Kansas 66210 and its telephone number is (913) 253-9000.

     As of March 31, 2004, Midland Loan Services, Inc. was servicing approximately 13,941 commercial and multifamily loans with an aggregate principal balance of approximately $86.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 9,171 of the loans, with an aggregate principal balance of approximately $63.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail hospitality and other income-producing properties. As of March 31, 2004, Midland Loan Services, Inc. was the named special servicer in approximately 83 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $48.0 billion. With respect to such transactions as of such date, Midland Loan Services, Inc. was administering approximately 132 assets with an outstanding principal balance of approximately $947.0 million.

     Midland Loan Services, Inc. is approved as a servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's Investors Service, Inc., Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth in this prospectus supplement concerning Midland Loan Services, Inc. has been provided by the Midland Loan Services, Inc., and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0400% to 0.1500%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0545% per annum. Pursuant to the terms of the Pooling and Servicing Agreement, Midland Loan Services, Inc. will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan notwithstanding any termination or resignation of Midland Loan Services, Inc. as Servicer; provided, that Midland Loan Services, Inc. may not retain any portion of the Servicing Fee to the extent required to appoint a successor Servicer. In addition, Midland Loan Services, Inc. will have the right to assign and transfer its right to receive such portion to another party. In addition to the Servicing Fee, the Servicer will be entitled to retain (in each case to the extent not paid to the Special Servicer as compensation), as additional servicing compensation, (1) all application fees with respect to assumptions, extensions and modifications, and 100% of all consent, waiver, modification, assumption and defeasance fees for which Special Servicer consent is not required, and 50% of such fees if Special Servicer consent is required and (2) late payment charges and default interest paid by the borrowers and collected while the loan is not a Specially Serviced Mortgage Loan, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of those funds, except as set forth in the Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special Servicer will not be entitled to receive any Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class or its assignee except where such purchaser is an Assignee of the purchase option not for material consideration, and such purchase occurs more than 90 days after the fair value has been determined by the Special Servicer, the Special Servicer or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation (to the extent not required to be paid to the Servicer) in the form of (1) all application fees with respect to assumptions, extensions and modifications, all consent, waiver, modification, assumption and all defeasance fees, and (2) late payments charges and default interest paid by the borrowers, but only to the extent the amounts are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described under "Description of the Certificates-- Advances" in this prospectus supplement, the Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. Any and all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by the Servicer or the Special Servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event with respect to such mortgage loan, or in connection with the administration of any REO Property, will constitute Servicing Advances. Servicing Advances will be reimbursable from future payments and other collections, including Insurance and Condemnation Proceeds, Liquidation Proceeds and proceeds from the repurchase of a mortgage loan, in connection with the related mortgage loan or REO Property. The Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements-- Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date), in any calendar month and does not pay interest on such prepayment through the end of the Due Period, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.005% per annum, and (B) all Prepayment Interest Excesses received in respect of the mortgage loans for the related Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period on the mortgage loan subject to such prepayment and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period with respect to the mortgage loan subject to such prepayment, and in no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Servicer will be required to use efforts consistent with the Servicing Standards to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standards; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default; provided that the Servicer shall not itself be required to maintain any insurance coverage with respect to a mortgaged property that is not available at commercially reasonable rates (and the Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Servicer of such default, and upon notice the Servicer will be required to cause such insurance to be maintained. If the Servicer or Special Servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for each mortgage loan that (i) has one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprises more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of June 18, 2004, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Servicer or the Special Servicer, as applicable, has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer will not be required to do so. Each of the Servicer and the Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above. The cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and, in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the

Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the authority to approve any assumptions, transfers of interest, material modifications, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class S Certificates and the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Servicer or the Special Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable Mortgage Loan Seller, each Rating Agency, the

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Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards. The reasonable cost of all third party consultants and related reports reasonably incurred by the Special Servicer in making its fair value determination will be reimbursed to the Special Servicer as Servicing Advances.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder) then payable, to the extent the Special Servicer or its assignee is identified as the person that will acquire the related mortgage loan, plus (d) all related unreimbursed Advances, together with all accrued and unpaid interest thereon at the Advance rate, plus (5) all accrued Special Servicing Fees and additional trust fund expenses allocable to the defaulted mortgage loan that are unrecovered from the related mortgagor, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special

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Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable, one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out of pocket costs and expenses.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer or Special Servicer or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2005 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Servicer or the Special Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Servicer or the Special Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates, and approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the holders of Certificates of any Class evidencing, as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Servicer or the Special Servicer is removed from S&P's approved servicer list or approved special servicer list, as applicable, and is not reinstated to the approved servicer list or special servicer list, as applicable, within 30 days of such removal;

       (g) the Trustee shall have received and forwarded to the Servicer or Special Servicer, as applicable, written notice from Fitch that the continuation of the Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch, if the Servicer or Special Servicer, as applicable, is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days) indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded); or

       (h) Fitch confirms in writing that the Servicer or Special Servicer, as applicable, is no longer rated at least CMS3, in the case of the Servicer or at least CSS3 in the case of the Special Servicer.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the cure does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency; provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller; and

       (g) to modify the provisions generally described under the third to last and second to last paragraphs of the Section "Description of the Certificates--Advances" in this prospectus supplement if (1) the Depositor and the Servicer determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (2) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, as evidenced by an opinion of counsel, and (3) each Rating Agency has delivered written confirmation that such modification would not cause the downgrade, withdrawal or qualification of any of the then current ratings of any Class of Certificates.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without the consent of 100% of the holders of Certificates or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would affect the yields on the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be equal to, based upon or limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk

Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4

Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until Certificates Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments (including payments due at maturity) of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in July 2004;

       (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

       (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables and no prepayments permitted under the mortgage loan documents prior to the expiration of any Lockout Period were made;

       (e) no Yield Maintenance Charges are included in any allocations or calculations;

       (f) the Closing Date is June 18, 2004;

       (g) the ARD Loans prepay on their Anticipated Repayment Dates;

       (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement;

       (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

       (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ..................         100           100           100           100           100
June 12, 2005 .......................          80            80            80            80            80
June 12, 2006 .......................          59            59            59            59            59
June 12, 2007 .......................          36            36            36            35            35
June 12, 2008 .......................          12            11             9             8             7
June 12, 2009 .......................           0             0             0             0             0
June 12, 2010 .......................           0             0             0             0             0
June 12, 2011 .......................           0             0             0             0             0
June 12, 2012 .......................           0             0             0             0             0
June 12, 2013 .......................           0             0             0             0             0
June 12, 2014 .......................           0             0             0             0             0
June 12, 2015 .......................           0             0             0             0             0
Weighted Average Life (Years)(1).....        2.37          2.36          2.34          2.33          2.32
Estimated Month of First
 Principal ..........................   7/12/2004     7/12/2004     7/12/2004     7/12/2004     7/12/2004
Estimated Month of Maturity .........  12/12/2008    11/12/2008    11/12/2008    10/12/2008     9/12/2008

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                     0% CPR         3% CPR         6% CPR         9% CPR        12% CPR
------------------------------------- -------------- -------------- -------------- -------------- -------------
Initial Percentage ..................          100            100            100            100           100
June 12, 2005 .......................          100            100            100            100           100
June 12, 2006 .......................          100            100            100            100           100
June 12, 2007 .......................          100            100            100            100           100
June 12, 2008 .......................          100            100            100            100           100
June 12, 2009 .......................            0              0              0              0             0
June 12, 2010 .......................            0              0              0              0             0
June 12, 2011 .......................            0              0              0              0             0
June 12, 2012 .......................            0              0              0              0             0
June 12, 2013 .......................            0              0              0              0             0
June 12, 2014 .......................            0              0              0              0             0
June 12, 2015 .......................            0              0              0              0             0
Weighted Average Life (Years)(1).....         4.66           4.66           4.65           4.65          4.64
Estimated Month of First
 Principal ..........................   12/12/2008     11/12/2008     11/12/2008     10/12/2008     9/12/2008
Estimated Month of Maturity .........    6/12/2009      6/12/2009      6/12/2009      6/12/2009     6/12/2009

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                    0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
----------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ................         100           100           100           100           100
June 12, 2005 .....................         100           100           100           100           100
June 12, 2006 .....................         100           100           100           100           100
June 12, 2007 .....................         100           100           100           100           100
June 12, 2008 .....................         100           100           100           100           100
June 12, 2009 .....................         100            99            98            97            96
June 12, 2010 .....................          89            88            86            85            84
June 12, 2011 .....................          53            51            49            48            46
June 12, 2012 .....................          41            39            37            35            33
June 12, 2013 .....................          29            26            24            22            20
June 12, 2014 .....................           0             0             0             0             0
June 12, 2015 .....................           0             0             0             0             0
Weighted Average Life (Years)(1)...        7.71          7.62          7.54          7.46          7.40
Estimated Month of First
 Principal ........................   6/12/2009     6/12/2009     6/12/2009     6/12/2009     6/12/2009
Estimated Month of Maturity .......  12/12/2013    12/12/2013    12/12/2013    12/12/2013    12/12/2013

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                DATE                    0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
----------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ................          100            100            100            100            100
June 12, 2005 .....................          100            100            100            100            100
June 12, 2006 .....................          100            100            100            100            100
June 12, 2007 .....................          100            100            100            100            100
June 12, 2008 .....................          100            100            100            100            100
June 12, 2009 .....................          100            100            100            100            100
June 12, 2010 .....................          100            100            100            100            100
June 12, 2011 .....................          100            100            100            100            100
June 12, 2012 .....................          100            100            100            100            100
June 12, 2013 .....................          100            100            100            100            100
June 12, 2014 .....................            0              0              0              0              0
June 12, 2015 .....................            0              0              0              0              0
Weighted Average Life (Years)(1)...         9.86           9.86           9.85           9.85           9.85
Estimated Month of First
 Principal ........................   12/12/2013     12/12/2013     12/12/2013     12/12/2013     12/12/2013
Estimated Month of Maturity .......    6/12/2014      6/12/2014      6/12/2014      6/12/2014      6/12/2014

----------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
June 12, 2005 ........................           100             100             100             100             100
June 12, 2006 ........................           100             100             100             100             100
June 12, 2007 ........................           100             100             100             100             100
June 12, 2008 ........................           100             100             100             100             100
June 12, 2009 ........................           100             100             100             100             100
June 12, 2010 ........................           100             100             100             100             100
June 12, 2011 ........................           100             100             100             100             100
June 12, 2012 ........................           100             100             100             100             100
June 12, 2013 ........................           100             100             100             100             100
June 12, 2014 ........................             0               0               0               0               0
June 12, 2015 ........................             0               0               0               0               0
Weighted Average Life (Years)(1)......          9.98            9.98            9.98            9.98            9.98
Estimated Month of First
 Principal ...........................     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014
Estimated Month of Maturity ..........     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
June 12, 2005 ........................           100             100             100             100             100
June 12, 2006 ........................           100             100             100             100             100
June 12, 2007 ........................           100             100             100             100             100
June 12, 2008 ........................           100             100             100             100             100
June 12, 2009 ........................           100             100             100             100             100
June 12, 2010 ........................           100             100             100             100             100
June 12, 2011 ........................           100             100             100             100             100
June 12, 2012 ........................           100             100             100             100             100
June 12, 2013 ........................           100             100             100             100             100
June 12, 2014 ........................             0               0               0               0               0
June 12, 2015 ........................             0               0               0               0               0
Weighted Average Life (Years)(1)......          9.98            9.98            9.98            9.98            9.98
Estimated Month of First
 Principal ...........................     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014
Estimated Month of Maturity ..........     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
June 12, 2005 ........................           100             100             100             100             100
June 12, 2006 ........................           100             100             100             100             100
June 12, 2007 ........................           100             100             100             100             100
June 12, 2008 ........................           100             100             100             100             100
June 12, 2009 ........................           100             100             100             100             100
June 12, 2010 ........................           100             100             100             100             100
June 12, 2011 ........................           100             100             100             100             100
June 12, 2012 ........................           100             100             100             100             100
June 12, 2013 ........................           100             100             100             100             100
June 12, 2014 ........................             0               0               0               0               0
June 12, 2015 ........................             0               0               0               0               0
Weighted Average Life (Years)(1)......          9.98            9.98            9.98            9.98            9.98
Estimated Month of First
 Principal ...........................     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014
Estimated Month of Maturity ..........     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                 DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
--------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ...................           100             100             100             100             100
June 12, 2005 ........................           100             100             100             100             100
June 12, 2006 ........................           100             100             100             100             100
June 12, 2007 ........................           100             100             100             100             100
June 12, 2008 ........................           100             100             100             100             100
June 12, 2009 ........................           100             100             100             100             100
June 12, 2010 ........................           100             100             100             100             100
June 12, 2011 ........................           100             100             100             100             100
June 12, 2012 ........................           100             100             100             100             100
June 12, 2013 ........................           100             100             100             100             100
June 12, 2014 ........................             0               0               0               0               0
June 12, 2015 ........................             0               0               0               0               0
Weighted Average Life (Years)(1)......          9.98            9.98            9.98            9.98            9.98
Estimated Month of First
 Principal ...........................     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014
Estimated Month of Maturity ..........     6/12/2014       6/12/2014       6/12/2014       6/12/2014       6/12/2014

----------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC, and the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It
is anticipated that the Class    Certificates will be issued with original
issue discount ("OID") for federal income tax purposes and that the Class [ ] Certificates will be issued with a de minimis amount of OID. It is also anticipated that the Class [ ] Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust ("REIT"), and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the loans are secured by multifamily and manufactured housing community properties. As of the cut-off date, 37 mortgage loans representing approximately 26.7% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among the Depositor and J.P. Morgan Securities Inc. for itself and as representative of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc. and Nomura Securities International, Inc. (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.


                                                                          PNC
                                               MERRILL LYNCH,           CAPITAL             NOMURA
                         J.P. MORGAN       PIERCE, FENNER & SMITH       MARKETS,          SECURITIES
       CLASS           SECURITIES INC.          INCORPORATED              INC.        INTERNATIONAL, INC.
-------------------   -----------------   ------------------------   -------------   --------------------
Class A-1 .........       $                      $                   $                    $
Class A-2 .........       $                      $                   $                    $
Class A-3 .........       $                      $                   $                    $
Class A-4 .........       $                      $                   $                    $
Class B ...........       $                      $                   $                    $
Class C ...........       $                      $                   $                    $
Class D ...........       $                      $                   $                    $
Class E ...........       $                      $                   $                    $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be   % of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2004, before deducting
expenses payable by the Depositor estimated to be approximately $        . The
Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under "Description of the Certificates--Reports to Certificateholders" in the prospectus, which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc. is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller and the Paying Agent, Certificate Registrar and Authenticating Agent. Merrill Lynch, Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage Lending, Inc., a Mortgage Loan Seller. PNC Capital Markets, Inc. is an affiliate of PNC Bank, National Association, a Mortgage Loan Seller and is an affiliate of the Servicer and the Special Servicer.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP. Particular matters with respect to the Certificates will be passed upon for the Underwriters by Latham & Watkins LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with S&P, the "Rating Agencies"):

                      CLASS    S&P   FITCH
                     ------- ------ ------
                        A-1    AAA    AAA
                        A-2    AAA    AAA
                        A-3    AAA    AAA
                        A-4    AAA    AAA
                         B     AA     AA
                         C     AA-    AA-
                         D      A      A
                         E      A-     A-

     A securities rating on mortgage pass-through Certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the

Certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the Certificates. In addition, rating adjustments may result from a change in the financial positions of the Trustee or the Fiscal Agent as back-up liquidity providers. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P, Fitch or another nationally recognized statistical rating organization. The Class D and Class E Certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result, the appropriate characterization of those Classes of Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase those Classes, are subject to significant interpretive uncertainties.

     Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's Investors Service, Inc. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's Investors Service, Inc. or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of the purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                         INDEX OF PRINCIPAL DEFINITIONS

                                            PAGE
                                          ------
30/360 Basis ..........................     S-66
Acceptable Insurance Default ..........    S-123
Actual/360 Basis ......................     S-66
Additional Exclusions .................    S-122
Administrative Cost Rate ..............     S-95
Advances ..............................    S-104
Anticipated Repayment Date ............     S-64
Appraisal Reduction ...................    S-106
Appraisal Reduction Event .............    S-106
ARD Loans .............................     S-64
Asset Status Report ...................    S-116
Assumed Final Distribution Date........    S-100
Assumed Scheduled Payment .............     S-98
Authenticating Agent ..................     S-85
Available Distribution Amount .........     S-89
Base Interest Fraction ................     S-99
Certificate Account ...................     S-88
Certificate Balance ...................     S-84
Certificate Owner .....................     S-85
Certificate Registrar .................     S-85
Certificateholders ....................     S-61
Certificates ..........................     S-84
Class .................................     S-84
Class A Certificates ..................     S-84
Clearstream ...........................     S-85
Closing Date ..........................     S-61
CMSA Investor Reporting
   Package ............................    S-110
Code ..................................    S-142
Collateral Support Deficit ............    S-103
Compensating Interest Payment..........    S-121
Constant Prepayment Rate ..............    S-136
Controlling Class .....................    S-117
Controlling
   Class Certificateholder ............    S-117
Corrected Mortgage Loan ...............    S-116
CPR ...................................    S-136
Crossed Loan ..........................     S-82
Cross-Over Date .......................     S-94
Cut-off Date Balance ..................     S-61
Cut-off Date LTV Ratios ...............     S-74
Defeasance ............................     S-69
Defeasance Lockout Period .............     S-69
Depositor .............................     S-61
Depositories ..........................     S-86
Determination Date ....................     S-88
Direct Participants ...................     S-86
Directing Certificateholder ...........    S-117

                                            PAGE
                                          ------
Discount Rate .........................     S-67
Distributable Certificate Interest.....     S-95
Distribution Account ..................     S-88
Distribution Date .....................     S-88
DSCR ..................................     S-63
DTC ...................................     S-85
Due Period ............................     S-90
Effective Gross Income ................     S-74
ERISA .................................    S-145
ERISA Plan ............................    S-145
ESA ...................................     S-77
Euroclear .............................     S-85
Events of Default .....................    S-129
Excess Interest .......................     S-95
Excess Interest Distribution
   Account ............................     S-89
Excluded Plan .........................    S-147
Exemption .............................    S-146
FIRREA ................................     S-77
Fiscal Agent ..........................    S-113
Fitch .................................    S-144
Form 8-K ..............................     S-73
Gain on Sale Reserve Account ..........     S-89
Group 1 Principal Distribution
   Amount .............................     S-96
Group 1 Principal Shortfall ...........     S-98
Group 2 Principal Distribution
   Amount .............................     S-97
Group 2 Principal Shortfall ...........     S-98
Indirect Participants .................     S-86
Initial Loan Group 1 Balance ..........     S-61
Initial Loan Group 2 Balance ..........     S-61
Initial Pool Balance ..................     S-61
Initial Rate ..........................     S-64
Initial Resolution Period .............     S-80
Insurance and Condemnation
   Proceeds ...........................     S-88
Interest Accrual Period ...............     S-95
Interest Distribution Amount ..........     S-95
Interest Reserve Account ..............     S-88
IRS ...................................    S-126
Liquidation Fee .......................    S-120
Liquidation Fee Rate ..................    S-120
Liquidation Proceeds ..................     S-88
Loan Group 1 ..........................     S-61
Loan Group 2 ..........................     S-61
Loan Groups ...........................     S-61
Lockbox Accounts ......................     S-83
Lockbox Loans .........................     S-83

                                               PAGE
                                        -----------
Lockout Period ......................          S-67
Lower-Tier Distribution Account......          S-88
Lower-Tier REMIC ....................         S-142
Lower-Tier REMIC Regular
   Interests ........................         S-142
LTV Ratio ...........................    S-63, S-74
MAI .................................          S-81
Maturity Date LTV Ratios ............          S-74
Mortgage ............................          S-61
Mortgage Loan Seller ................          S-61
Mortgage Note .......................          S-61
Mortgage Rate .......................          S-95
Mortgaged Property ..................          S-61
Net Aggregate Prepayment
   Interest Shortfall ...............          S-96
Net Mortgage Rate ...................          S-95
Net Operating Income ................          S-74
NOI .................................          S-74
Non-Offered Certificates ............          S-84
Non-Offered Subordinate
   Certificates .....................         S-102
Nonrecoverable Advance ..............         S-104
Notional Amount .....................          S-84
Offered Certificates ................          S-84
OID .................................         S-142
Operating Statements ................          S-74
Option Price ........................         S-125
PAR .................................          S-77
Participants ........................          S-85
Pass-Through Rate ...................          S-94
Paying Agent ........................          S-85
Paying Agent Fee ....................          S-85
Paying Agent Fee Rate ...............          S-85
Percentage Interest .................          S-85
Periodic Payments ...................          S-89
Permitted Investments ...............          S-89
P&I Advance .........................         S-103
Plan ................................         S-145
PNC Financial .......................          S-76
Pooling and Servicing
   Agreement ........................          S-84
Prepayment Assumption ...............         S-142
Prepayment Interest Excess ..........         S-121
Prepayment Interest Shortfall .......         S-121
Primary Collateral ..................          S-83
Prime Rate ..........................         S-106
Principal Balance Certificates ......          S-84
Principal Distribution Amount .......          S-96
Principal Shortfall .................          S-98
Purchase Agreements .................          S-61

                                               PAGE
                                        -----------
Purchase Option .....................         S-125
Purchase Price ......................          S-80
Qualified Substitute Mortgage
   Loan .............................          S-80
Rated Final Distribution Date .......         S-100
Rating Agencies .....................         S-144
Record Date .........................          S-88
Regular Certificates ................         S-142
Reimbursement Rate ..................         S-106
REIT ................................         S-143
Related Proceeds ....................         S-104
Release Date ........................          S-69
Release H.15 ........................          S-67
REMIC ...............................         S-142
REMIC Provisions ....................         S-142
REO Account .........................         S-124
REO Loan ............................          S-99
REO Property ........................         S-115
Residual Certificates ...............          S-84
Restricted Group ....................         S-146
Revised Rate ........................          S-64
Rules ...............................          S-86
Scheduled Principal Distribution
   Amount ...........................          S-97
Section 42 ..........................          S-62
Senior Certificates .................          S-84
Servicer ............................         S-118
Servicer Remittance Date ............         S-103
Servicing Advances ..................         S-104
Servicing Fee .......................         S-119
Servicing Fee Rate ..................         S-119
Servicing Standards .................         S-115
Similar Law .........................         S-145
SMMEA ...............................         S-145
S&P .................................         S-144
Special Servicer ....................         S-118
Special Servicing Fee ...............         S-119
Special Servicing Fee Rate ..........         S-119
Specially Serviced Mortgage
   Loans ............................         S-116
Stated Principal Balance ............          S-98
Statement to Certificateholders .....         S-108
Subordinate Certificates ............          S-84
Subordinate Offered Certificates.....          S-84
Tax Credits .........................          S-62
Treasury Rate .......................          S-67
Trustee .............................          S-61
Trustee Fee .........................         S-113
Trustee Fee Rate ....................         S-113
Underwriters ........................         S-143

                                         PAGE
                                       ------
Underwriting Agreement .............    S-143
Underwritten Cash Flow .............     S-73
Underwritten Cash Flow Debt
   Service Coverage Ratio ..........     S-73
Underwritten NOI ...................     S-74
Unscheduled Principal
   Distribution Amount .............     S-98
Upper-Tier Distribution Account.....     S-88
Upper-Tier REMIC ...................    S-142
UW DSCR ............................     S-73
UW NCF .............................     S-73

                                         PAGE
                                       ------
UW NOI .............................     S-74
Voting Rights ......................    S-111
WAC Rate ...........................     S-95
Withheld Amounts ...................     S-88
Withheld Loans .....................     S-88
Workout Fee ........................    S-119
Workout Fee Rate ...................    S-119
Workout-Delayed
   Reimbursement Amount ............    S-105
Yield Maintenance Charge ...........     S-67

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS


LOAN #  ORIGINATOR  PROPERTY NAME                                            STREET ADDRESS
------  ----------  -------------                                            --------------
  1        JPMCB    Centro Retail Portfolio I                                Various
 1.1       JPMCB    Gateway Plaza                                            105, 109, 113, 114, 141, 145, 153, and 182 Plaza Drive
 1.2       JPMCB    Puente Hills Town Center                                 17342 - 17598 Colima Road
 1.3       JPMCB    Sante Fe Springs Mall                                    13350 Telegraph Road
 1.4       JPMCB    Sequoia Mall and Tower Plaza                             3303 Mooney Boulevard
 1.5       JPMCB    Pacoima Center                                           9725 Laurel Canyon Boulevard
 1.6       JPMCB    California Oaks Center                                   40515 - 40605 California Oaks Road
 1.7       JPMCB    Lompoc Center                                            605 - 729 H Street
  2        MLML     901 E Street                                             901 E Street
  3        MLML     Galileo Retail Portfolio                                 Various
 3.1       MLML     Waterford Commons                                        903 - 915 Hartford Turnpike
 3.2       MLML     Valley Crossing                                          2154 US Highway 70 Southeast
 3.3       MLML     Willow Springs Plaza                                     290-294 Daniel Webster Highway
 3.4       MLML     Stone East Place                                         1649 East Stone Drive
 3.5       MLML     Spring Crossing Shopping Center                          3220 Springs Road
 3.6       MLML     Longview Crossing Shopping Center                        2730 2nd Avenue Northwest
  4        JPMCB    El Cerrito Plaza                                         300 El Cerrito Plaza
  5        JPMCB    Employers Reinsurance Corp I                             5200 Metcalf Avenue
  6        MLML     ARC MHC Portfolio                                        Various
 6.1       MLML     Camelot                                                  655 King Arthur Way
 6.2       MLML     Saddlebrook                                              8401 East Saddlebrook Drive
 6.3       MLML     Terrace Heights                                          4001 Peru Road
 6.4       MLML     Easy Living                                              3323 Iowa Street
 6.5       MLML     Dynamic II                                               1129 East Parkerville Road
 6.6       MLML     Meridian Sooner                                          5900 Southeast 48th Street
 6.7       MLML     Park Plaza                                               4317 Clemence Avenue
  7         PNC     Billerica-Wilmington Portfolio                           Various
 7.1        PNC     Ballardvale                                              255, 261 and 265 Ballardvale Street
 7.2        PNC     9 Townsend West                                          9 Townsend West
 7.3        PNC     Technology Park                                          700 & 900 Technology Park Drive
 7.4        PNC     One Lowell Research Center                               847 Rogers Road
 7.5        PNC     Cornell Place                                            5-10 Cornell Place
  8         PNC     Gardens at Vail Apartments                               17811 Vail Street
  9        JPMCB    538 Broadhollow Road                                     538 Broadhollow Road
  10       JPMCB    Belvidere Industrial Portfolio                           Various
 10.1      JPMCB    857 Landmark Drive                                       857 Landmark Drive
 10.2      JPMCB    1701 Industrial Court                                    1701 Industrial Court
 10.3      JPMCB    888 Landmark Drive                                       888 Landmark Drive
 10.4      JPMCB    795 Landmark Drive                                       795 Landmark Drive
 10.5      JPMCB    725 Landmark Drive                                       725 Landmark Drive
 10.6      JPMCB    1221 Research Parkway                                    1221 Research Parkway
  11       JPMCB    Embassy Suites Phoenix Biltmore                          2630 East Camelback Road
  12       JPMCB    Dover Centre at Cool Springs                             113 and 117 Seaboard Lane
  13        PNC     Jervis Webb World Headquarters                           34375 West Twelve Mile Road
  14       JPMCB    Grayhawk Village                                         14400 West Maple Road
  15        PNC     Montclair Parc Apartments                                10900 South Pennsylvania Avenue
  16        PNC     The Colonnade Apartments                                 9898 Colonnade Boulevard
  17       JPMCB    Heritage Lake at Westland                                1105 Lake Heritage Way
  18       MLML     Tri County Crossing                                      865 - 975 East Kemper Road
  19       JPMCB    Lexington Apartments                                     117 Royal Drive
  20       MLML     Little River Shopping Center                             6287 Little River Turnpike
  21       JPMCB    Palm Harbor Shopping Village                             100 Palm Coast Parkway
  22       JPMCB    Kings Cross Apartments                                   5725 Ivanhoe Court
  23       JPMCB    Schirm Farms Apartments                                  6354 Saddler Way
  24        PNC     Canyon Springs North & South                             2704, 2724 and 2744 Canyon Springs Parkway, 2800 C
  25       JPMCB    Doubletree Wilmington                                    4727 Concord Pike
  26       JPMCB    Rosemont Interstate Center                               3649 Sentara Way
  27        PNC     Cyberonics Building                                      100 Cyberonics Boulevard
  28       JPMCB    LXP - Jackson                                            Smith Lane
  29        PNC     Comfort Inn                                              1955 San Diego Avenue
  30        PNC     101 Corporate Center                                     19820 North 7th Street
  31        PNC     69th & Bell                                              6910 Bell Road
  32       JPMCB    Asbury Park Apartments                                   17900 N.W. 5th Avenue
  33       JPMCB    University Place Apartments                              1205 University Avenue
  34        PNC     Torrance Business Park                                   19951 Mariner Avenue
  35        PNC     Cambridge Center West                                    39209 West Six Mile Road
  36        PNC     Kings Mall Shopping Center                               1200 Ulster Avenue
  37       MLML     The Shores Apartments                                    1100 East Lamar Boulevard
  38        PNC     Villages of Loch Katrine II                              16545 Loch Katrine Lane
  39       JPMCB    Summit Apartments                                        5502 Saratoga
  40       MLML     First Center South                                       3051&3175 25th Street Southwest
  41        PNC     Corona Medical Center                                    1820 Fullerton Avenue
  42        PNC     College Park Apartments                                  202 College Park Drive
  43       JPMCB    The Commons                                              869 B Port Republic Road
  44       JPMCB    Park East                                                3733-3737 Park East Drive
  45       JPMCB    Burton Grove Apartments                                  991 Charlela Lane
  46       JPMCB    140 Village Shopping Center                              511-601 Jermor Lane
  47       JPMCB    Saddle Club Apartments                                   1 Gallowgate Court
  48       JPMCB    Collegiate Apartments                                    515 North Lake Street
  49        PNC     Almonte Apartments                                       5901 South May Avenue
  50       JPMCB    Colonial Court Apartments                                36643 Woodward Avenue
  51        PNC     Dollar Self Storage                                      8717 Pioneer Boulevard
  52       JPMCB    Patchen Place Apartments                                 203 Patchen Drive
  53       JPMCB    Center of Cincinnati-Circuit City                        3321 Alamo Avenue
  54       JPMCB    Herndon Centre II                                        460-490 Elden Street
  55        PNC     Lionsgate Marketplace                                    14319-14391 & 14465 Metcalf Avenue
  56       MLML     Wymberly Pointe Apartments                               702 West Warrior Trail
  57        PNC     Tujunga Canyon Shopping Center                           6520-6588 Foothill Boulevard
  58       JPMCB    Portofino Plaza                                          19073 Interstate 45
  59        PNC     Sky Park                                                 18004 & 18006 Sky Park Circle
  60        PNC     Walnut Gardens Apartments                                6077 Northwest 16th Street
  61       JPMCB    Embassy Suites Boca Raton                                661 NW 53 Street
  62       JPMCB    Shoppes at Davidson Corner                               1245 Concord Parkway
  63        PNC     El Pueblo Dorado                                         901 East Thomas Drive
  64        PNC     Aberdeen Apartments                                      125 Northwest 15th Street
  65        PNC     TRW Automotive - Tech 3                                  12075 Tech Center Drive
  66       MLML     Walgreens - Chicago                                      3153 West Irving Park Road
  67       MLML     Walgreens - Matawan                                      947-955 State Route 34
  68       JPMCB    1151 Dove Street                                         1151 Dove Street
  69       JPMCB    1000 Quail Street                                        1000 Quail Street
  70        PNC     TriMas Portfolio                                         Various
 70.1       PNC     Trimas (Keo Cutters)                                     25040 Easy Street
 70.2       PNC     Trimas (Punchcraft Company)                              30500 Ryan Road
 70.3       PNC     Trimas (Richards Micro-Tool Company, Inc.)               250 Nicks Rock Road
 70.4       PNC     TriMas (Draw-Tite, Inc.)                                 105 L.M. Gaines Boulevard
 70.5       PNC     Trimas (Reska Spline Products)                           25225 Easy Street
  71        PNC     Elm Street Office Building                               6829 Elm Street
  72       JPMCB    Foxfire West Apartments                                  360 South Rosenberger Avenue
  73       JPMCB    New Territory Center                                     5022 Highway 90A
  74       JPMCB    Walgreens Sugarland                                      11525 South Highway 6
  75       MLML     Walgreens - Carson City                                  1465 East Williams Street
  76       JPMCB    First Colony Center                                      1730 Williams Trace Boulevard
  77       JPMCB    Rancho Esplanade MHC                                     3549 Esplanade
  78        PNC     La Estancia Apartments                                   3601 East Mile 8 Road
  79       JPMCB    Fairway Forest Apartments                                3202-3402 East Fairway Drive
  80       MLML     Fairway Business Center                                  3441 South Eastern Avenue
  81       JPMCB    Center of Cincinnati-PetsMart                            3401 Alamo Avenue
  82        PNC     Dollar Self Storage-Phoenix                              4170 West Peoria Avenue
  83       JPMCB    Bellechase Commons                                       4560 West Algonquin Road
  84        PNC     Cooper Center                                            8723-8733 Cooper Road
  85       JPMCB    Briar Pointe Plaza                                       47200-47340 Ten Mile Road
  86        PNC     The AOSM Building                                        4031 Plano Parkway
  87       JPMCB    Walgreens - Omaha                                        225 North Saddle Creek Road
  88       MLML     Marketplace on Hamner                                    1409 Hamner Avenue
  89        PNC     Rosalind Villas Senior Apartments                        1800 West Edgewood Avenue
  90       JPMCB    Regency Square Apartments                                4100 Tanglewood Lane
  91        PNC     The Chase Apartments                                     1901 East Chase Parkway
  92        PNC     The McFarlin Place Apartments                            3421 McFarlin Boulevard
  93       JPMCB    Hunters Bend Apartments                                  7110 Wurzbach Road
  94       JPMCB    Mt. Pleasant Apartments                                  1208 Linn Avenue
  95        PNC     Appletree Apartments                                     6022 NW 23rd
  96       JPMCB    University Corner                                        2402 Rice Boulevard
  97        PNC     Meadowlake Shops                                         7711 State Line Road
  98       JPMCB    Jones and 249 Center                                     21530 State Highway 249
  99       JPMCB    West Oaks Center                                         2838 Highway 6 South
 100        PNC     El Centro Senior Villas                                  579 Park Avenue

                                                                       NUMBER OF   PROPERTY                 PROPERTY
LOAN #  CITY               STATE   ZIP CODE   COUNTY                  PROPERTIES   TYPE                     SUBTYPE
------  ----               -----   --------   ------                  ----------   ----                     -------
  1     Various              CA    Various    Various                      7       Retail                   Anchored
 1.1    Vallejo              CA     94591     Solano                       1       Retail                   Anchored
 1.2    Rowland Heights      CA     91748     Los Angeles                  1       Retail                   Anchored
 1.3    Sante Fe Springs     CA     90670     Los Angeles                  1       Retail                   Anchored
 1.4    Visalia              CA     93277     Tulare                       1       Retail                   Anchored
 1.5    Pacoima              CA     91331     Los Angeles                  1       Retail                   Anchored
 1.6    Murrieta             CA     92562     Riverside                    1       Retail                   Anchored
 1.7    Lompoc               CA     93436     Santa Barbara                1       Retail                   Anchored
  2     Washington           DC     20004     District of Columbia         1       Office                   CBD
  3     Various           Various  Various    Various                      6       Retail                   Various
 3.1    Waterford            CT     06385     New London                   1       Retail                   Anchored
 3.2    Hickory              NC     28602     Catawba                      1       Retail                   Anchored
 3.3    Nashua               NH     03060     Hillsborough                 1       Retail                   Anchored
 3.4    Kingsport            TN     37660     Sullivan                     1       Retail                   Unanchored
 3.5    Hickory              NC     28601     Catawba                      1       Retail                   Anchored
 3.6    Hickory              NC     28601     Catawba                      1       Retail                   Anchored
  4     El Cerrito           CA     94530     Contra Costa                 1       Retail                   Anchored
  5     Overland Park        KS     66202     Johnson                      1       Office                   Suburban
  6     Various           Various  Various    Various                      7       Manufactured Housing     Manufactured Housing
 6.1    North Salt Lake      UT     84054     Davis                        1       Manufactured Housing     Manufactured Housing
 6.2    North Charleston     SC     29420     Dorchester                   1       Manufactured Housing     Manufactured Housing
 6.3    Dubuque              IA     52001     Dubuque                      1       Manufactured Housing     Manufactured Housing
 6.4    Lawrence             KS     66046     Douglas                      1       Manufactured Housing     Manufactured Housing
 6.5    DeSoto               TX     75115     Dallas                       1       Manufactured Housing     Manufactured Housing
 6.6    Oklahoma City        OK     73135     Oklahoma                     1       Manufactured Housing     Manufactured Housing
 6.7    Gillette             WY     82718     Campbell                     1       Manufactured Housing     Manufactured Housing
  7     Various           Various  Various    Various                      7       Various                  Various
 7.1    Wilmington           MA     01887     Middlesex                    1       Office                   Suburban
 7.2    Nashua               NH     03063     Hillsborough                 1       Office                   Suburban
 7.3    Billerica            MA     01821     Middlesex                    1       Office                   Suburban
 7.4    Lowell               MA     01852     Middlesex                    1       Office                   Suburban
 7.5    Wilmington           MA     01887     Middlesex                    1       Industrial               Flex
  8     Dallas               TX     75287     Denton                       1       Multifamily              Garden
  9     Melville             NY     11747     Suffolk                      1       Office                   Suburban
  10    Various              IL    Various    Various                      6       Industrial               Various
 10.1   Belvidere            IL     61008     Boone                        1       Industrial               Warehouse/Distribution
 10.2   Belvidere            IL     61008     Boone                        1       Industrial               Warehouse/Distribution
 10.3   Belvidere            IL     61008     Boone                        1       Industrial               Warehouse/Distribution
 10.4   Belvidere            IL     61008     Boone                        1       Industrial               Warehouse/Distribution
 10.5   Belvidere            IL     61008     Boone                        1       Industrial               Warehouse/Distribution
 10.6   Rockford             IL     61109     Winnebago                    1       Industrial               Flex
  11    Phoenix              AZ     85016     Maricopa                     1       Hotel                    Full Service
  12    Franklin             TN     37067     Williamson                   1       Office                   Suburban
  13    Farmington Hills     MI     48331     Oakland                      1       Office                   Suburban
  14    Omaha                NE     68116     Douglas                      1       Retail                   Anchored
  15    Oklahoma City        OK     73170     Oklahoma City                1       Multifamily              Garden
  16    San Antonio          TX     78230     Bexar                        1       Multifamily              Garden
  17    Knoxville            TN     37922     Knox                         1       Multifamily              Garden
  18    Springdale           OH     45246     Hamilton                     1       Retail                   Anchored
  19    Madison              AL     35758     Madison                      1       Multifamily              Garden
  20    Alexandria           VA     22312     Fairfax                      1       Retail                   Anchored
  21    Palm Coast           FL     32137     Flagler                      1       Retail                   Anchored
  22    Fayetteville         NC     28314     Cumberland                   1       Multifamily              Garden
  23    Canal Winchester     OH     43110     Franklin                     1       Multifamily              Garden
  24    Riverside            CA     92507     Riverside                    1       Retail                   Anchored
  25    Wilmington           DE     19803     New Castle                   1       Hotel                    Full Service
  26    Virginia Beach       VA     23452     Virginia Beach               1       Office                   Suburban
  27    Houston              TX     77058     Harris                       1       Office                   Suburban
  28    Jackson              TN     38305     Madison                      1       Industrial               Warehouse/Distribution
  29    San Diego            CA     92110     San Diego                    1       Hotel                    Limited Service
  30    Phoenix              AZ     85024     Maricopa                     1       Office                   Suburban
  31    Glendale             AZ     85308     Maricopa                     1       Retail                   Unanchored
  32    Miami                FL     33169     Dade                         1       Multifamily              Garden
  33    Columbia             MO     65201     Boone                        1       Multifamily              Garden
  34    Torrance             CA     90503     Los Angeles                  1       Industrial               Flex
  35    Livonia              MI     48152     Wayne                        1       Office                   Suburban
  36    Kingston             NY     12401     Ulster                       1       Retail                   Anchored
  37    Arlington            TX     76011     Tarrant                      1       Multifamily              Garden
  38    Houston              TX     77084     Harris                       1       Multifamily              Garden
  39    Corpus Christi       TX     78413     Nueces                       1       Multifamily              Garden
  40    Fargo                ND     58103     Cass                         1       Retail                   Anchored
  41    Corona               CA     92881     Riverside                    1       Office                   Suburban
  42    Weatherford          TX     76086     Parker                       1       Multifamily              Garden
  43    Harrisonburg         VA     22801     Harrisonburg City            1       Multifamily              Garden
  44    Beachwood            OH     44122     Cuyahoga                     1       Office                   Suburban
  45    Elk Grove Village    IL     60007     Cook                         1       Multifamily              Garden
  46    Westminster          MD     21157     Carroll                      1       Retail                   Anchored
  47    Liverpool            NY     13090     Onondaga                     1       Multifamily              Garden
  48    Madison              WI     53703     Dane                         1       Multifamily              Mid/High Rise
  49    Oklahoma City        OK     73119     Oklahoma                     1       Multifamily              Garden
  50    Birmingham           MI     48009     Oakland                      1       Multifamily              Garden
  51    Sante Fe Springs     CA     90670     Los Angeles                  1       Self Storage             Self Storage
  52    Lexington            KY     40517     Fayette                      1       Multifamily              Garden
  53    Cincinnati           OH     45209     Hamilton                     1       Retail                   Anchored
  54    Herndon              VA     22070     Fairfax                      1       Retail                   Unanchored
  55    Overland Park        KS     66224     Johnson                      1       Retail                   Shadow Anchored
  56    Grand Prairie        TX     75052     Dallas                       1       Multifamily              Garden
  57    Tujunga              CA     91042     Los Angeles                  1       Retail                   Shadow Anchored
  58    Shenandoah           TX     77385     Montgomery                   1       Retail                   Unanchored
  59    Irvine               CA     92614     Orange                       1       Office                   Suburban
  60    Oklahoma City        OK     73127     Oklahoma                     1       Multifamily              Garden
  61    Boca Raton           FL     33487     Palm Beach                   1       Hotel                    Full Service
  62    Concord              NC     28025     Cabarrus                     1       Retail                   Anchored
  63    Pharr                TX     78577     Hidalgo                      1       Multifamily              Garden
  64    Oklahoma City        OK     73103     Oklahoma                     1       Multifamily              Garden
  65    Livonia              MI     48105     Wayne                        1       Industrial               Flex
  66    Chicago              IL     60618     Cook                         1       Retail                   Anchored
  67    Matawan              NJ     07747     Monmouth                     1       Retail                   Anchored
  68    Newport Beach        CA     92660     Orange                       1       Office                   Suburban
  69    Newport Beach        CA     92660     Orange                       1       Office                   Suburban
  70    Various           Various  Various    Various                      5       Industrial               Flex
 70.1   Warren               MI     48089     Macomb                       1       Industrial               Flex
 70.2   Warren               MI     48092     Macomb                       1       Industrial               Flex
 70.3   Plymouth             MA     02360     Plymouth                     1       Industrial               Flex
 70.4   Starke               FL     32091     Bradford                     1       Industrial               Flex
 70.5   Warren               MI     48089     Macomb                       1       Industrial               Flex
  71    McLean               VA     22101     Fairfax                      1       Office                   Suburban
  72    Evansville           IN     47712     Vanderburgh                  1       Multifamily              Garden
  73    Sugar Land           TX     77478     Fort Bend                    1       Retail                   Unanchored
  74    Sugar Land           TX     77478     Fort Bend                    1       Retail                   Anchored
  75    Carson City          NV     89701     Carson City                  1       Retail                   Anchored
  76    Sugar Land           TX     77478     Fort Bend                    1       Retail                   Unanchored
  77    Chico                CA     95973     Butte                        1       Manufactured Housing     Manufactured Housing
  78    Weslaco              TX     78570     Hidalgo                      1       Multifamily              Garden
  79    Coeur D' Alene       ID     83815     Kootenai                     1       Multifamily              Garden
  80    Las Vegas            NV     89109     Clark                        1       Office                   CBD
  81    Cincinnati           OH     45209     Hamilton                     1       Retail                   Anchored
  82    Phoenix              AZ     85029     Maricopa                     1       Self Storage             Self Storage
  83    Lake in the Hills    IL     60156     McHenry                      1       Retail                   Unanchored
  84    Alexandria           VA     22110     Fairfax                      1       Retail                   Unanchored
  85    Novi                 MI     48374     Oakland                      1       Retail                   Anchored
  86    Plano                TX     75093     Collin                       1       Office                   Suburban
  87    Omaha                NE     68131     Douglas                      1       Retail                   Anchored
  88    Norco                CA     92860     Riverside                    1       Retail                   Unanchored
  89    Jacksonville         FL     32208     Duval                        1       Multifamily              Garden
  90    Odessa               TX     79762     Ector                        1       Multifamily              Garden
  91    Fort Worth           TX     76120     Tarrant                      1       Multifamily              Garden
  92    University Park      TX     75225     Dallas                       1       Multifamily              Garden
  93    San Antonio          TX     78240     Bexar                        1       Multifamily              Garden
  94    Oregon City          OR     97045     Clackamas                    1       Multifamily              Garden
  95    Oklahoma City        OK     73127     Oklahoma                     1       Multifamily              Garden
  96    Houston              TX     77005     Harris                       1       Retail                   Unanchored
  97    Kansas City          MO     64114     Jackson                      1       Retail                   Unanchored
  98    Houston              TX     77070     Harris                       1       Retail                   Anchored
  99    Houston              TX     77082     Harris                       1       Retail                   Anchored
 100    El Centro            CA     92243     Imperial                     1       Multifamily              Garden


                         YEAR                         UNIT OF                          OCCUPANCY        APPRAISED         APPRAISAL
LOAN #   YEAR BUILT    RENOVATED         UNITS        MEASURE       OCCUPANCY %          DATE        VALUE ($)(1,18)       DATE(1)
------   ----------    ---------         -----        --------      -----------          ----        ---------------       -------
  1       Various       Various      1,683,463      Square Feet         95.4           03/19/04          238,050,000       Various
 1.1        1991         2002          406,768      Square Feet         97.9           03/19/04           65,100,000      09/11/03
 1.2        1982         1991          267,588      Square Feet         95.1           03/19/04           51,000,000      09/08/03
 1.3        1985         2002          295,172      Square Feet        100.0           03/19/04           41,000,000      09/08/03
 1.4        1976         1999          220,013      Square Feet         85.9           03/19/04           26,750,000      09/09/03
 1.5        1960         2003          185,543      Square Feet        100.0           03/19/04           19,100,000      09/10/03
 1.6        1990                       127,653      Square Feet         97.2           03/19/04           17,700,000      09/08/03
 1.7        1961         2001          180,726      Square Feet         88.4           03/19/04           17,400,000      08/28/03
  2         1989                       257,547      Square Feet         99.4           03/01/04           94,000,000      03/16/04
  3       Various                      682,452      Square Feet         96.2            Various           94,375,000       Various
 3.1        2003                       237,271      Square Feet         95.6           01/30/04           52,000,000      01/01/04
 3.2        1988                       186,141      Square Feet         98.0           03/29/04           16,300,000      10/01/03
 3.3        1990                       130,263      Square Feet         97.5           03/29/04           19,000,000      10/01/03
 3.4        1983                        45,259      Square Feet         96.2           03/29/04            3,025,000      10/01/03
 3.5        1987                        42,920      Square Feet         84.3           03/29/04            2,450,000      10/01/03
 3.6        1988                        40,598      Square Feet        100.0           03/29/04            1,600,000      10/01/03
  4         1958         2002          256,032      Square Feet         97.0           02/27/04           69,300,000      08/01/03
  5         1980         1990          320,198      Square Feet        100.0           03/08/04           55,000,000      11/25/03
  6       Various       Various          1,805         Pads             94.2            Various           45,260,000       Various
 6.1        1971         1973              379         Pads             98.9           12/31/03           15,300,000      12/01/03
 6.2        1983                           425         Pads             92.9           01/09/04            9,600,000      08/01/03
 6.3        1972                           317         Pads             90.2           01/09/04            7,350,000      08/01/03
 6.4        1970                           263         Pads             93.5           12/31/03            5,540,000      01/01/04
 6.5        1984                           136         Pads             87.5           12/31/03            3,530,000      01/01/04
 6.6        1970                           207         Pads             98.6           12/31/03            2,040,000      01/01/04
 6.7        1985                            78         Pads             97.4           12/31/03            1,900,000      01/01/04
  7       Various                      525,340      Square Feet         91.1           02/27/04           45,500,000       Various
 7.1        1985                       158,568      Square Feet         90.5           02/27/04           13,870,000      12/04/03
 7.2        1987                       137,000      Square Feet        100.0           02/27/04            8,900,000      12/30/03
 7.3        1985                        85,713      Square Feet         63.3           02/27/04            8,800,000      12/04/03
 7.4        1985                        54,832      Square Feet        100.0           02/27/04            7,000,000      12/30/03
 7.5        1979         2003           89,227      Square Feet        100.0           02/27/04            6,930,000      12/04/03
  8         2002                           582         Units            90.9           02/18/04           35,600,000      01/09/04
  9         1987                       182,322      Square Feet        100.0           02/29/04           33,200,000      03/01/04
  10      Various       Various        652,800      Square Feet        100.0           12/29/03           28,750,000       Various
 10.1       2002                       255,000      Square Feet        100.0           12/29/03           10,400,000      01/07/04
 10.2       2003                       105,000      Square Feet        100.0           12/29/03            4,500,000      01/07/04
 10.3       1999                       100,800      Square Feet        100.0           12/29/03            4,000,000      01/07/04
 10.4       1998                        90,000      Square Feet        100.0           12/29/03            3,900,000      01/07/04
 10.5       2002                        70,000      Square Feet        100.0           12/29/03            3,000,000      01/07/04
 10.6       1986         2001           32,000      Square Feet        100.0           12/29/03            2,750,000      01/06/04
  11        1985         2002              232         Rooms            72.4           03/31/04           33,000,000      05/30/03
  12        1999                       224,653      Square Feet         87.9           01/26/04           27,680,000      01/16/04
  13        1976         2003          180,000      Square Feet        100.0           03/01/04           26,700,000      03/04/04
  14        2004                        81,232      Square Feet         93.2           03/15/04           23,750,000      04/03/04
  15        2000                           360         Units            91.1           03/09/04           23,500,000      03/24/04
  16        1995                           312         Units            94.6           03/04/04           22,650,000      03/04/04
  17        2001                           262         Units            90.5           12/18/03           22,200,000      12/01/03
  18        1995                       146,279      Square Feet        100.0           04/29/04           19,000,000      03/03/04
  19        1986         1999              336         Units            89.3           03/29/04           17,000,000      02/12/04
  20        1968         2003           64,952      Square Feet        100.0           04/09/04           16,300,000      03/02/04
  21        1978         1989          172,758      Square Feet         99.7           02/17/04           18,600,000      09/01/03
  22        1995         2003              200         Units           100.0           04/02/04           16,025,000      03/26/04
  23        2002                           264         Units            95.8           01/31/04           15,000,000      01/15/04
  24        2004                        75,223      Square Feet        100.0           03/01/04           15,100,000      03/03/04
  25        1973         2000              244         Rooms            71.6           03/31/04           21,500,000      07/01/03
  26        2000                       129,421      Square Feet        100.0           04/05/04           14,500,000      03/24/04
  27        1985                       144,325      Square Feet         99.5           03/01/04           15,000,000      02/20/04
  28        2004                       771,120      Square Feet        100.0           10/09/03           16,400,000      03/08/04
  29        1989                           123         Rooms            86.9           03/31/04           13,600,000      03/18/04
  30        2002                        77,952      Square Feet         95.9           03/04/04           13,410,000      02/25/04
  31        2003                        60,117      Square Feet        100.0           03/10/04           11,700,000      03/01/04
  32        1972         2001              234         Units            92.7           02/04/04           11,100,000      01/27/04
  33        1967         1984              170         Units            92.4           12/01/03           10,675,000      01/23/04
  34        1987         2001           84,547      Square Feet         88.6           01/09/04           12,100,000      01/16/04
  35        1987         2002           75,728      Square Feet         88.9           01/01/04           10,200,000      01/13/04
  36        1972         2003          185,941      Square Feet         96.7           03/01/04           13,100,000      03/27/04
  37        1976         1999              236         Units            81.8           03/31/04            9,330,000      08/27/03
  38        1982         2004              216         Units            92.1           12/29/03            8,935,000      01/28/04
  39        1982         2003              200         Units            95.5           02/20/04            9,650,000      03/16/04
  40        1992                       103,860      Square Feet         97.9           03/22/04            8,750,000      03/16/04
  41        1989                        47,367      Square Feet        100.0           02/09/04            9,000,000      02/15/04
  42        1984                           168         Units            95.8           03/10/04            8,500,000      04/05/04
  43        1990         2003              132         Units            98.9           03/23/04           12,000,000      01/16/04
  44        1979                        79,872      Square Feet         97.3           03/04/04            8,500,000      12/30/03
  45        1989                           192         Units            84.4           02/25/04            9,500,000      02/06/04
  46        1971         2000          197,580      Square Feet        100.0           02/12/04           18,500,000      01/12/04
  47        1970         2003              230         Units            89.6           05/04/04            8,900,000      03/03/04
  48        2002                            28         Units           100.0           10/10/03            7,700,000      03/15/04
  49        1983         2004              288         Units            93.8           02/26/04            8,000,000      03/15/04
  50        1951                           113         Units            90.3           02/10/04           10,050,000      01/06/04
  51        2002                           822         Units            71.7           12/31/03            8,000,000      01/15/04
  52        1974                           202         Units            91.6           09/10/03            7,100,000      09/10/03
  53        2004                        33,862      Square Feet        100.0           02/19/04            7,200,000      03/01/04
  54        1978         1991           52,805      Square Feet         96.3           03/02/04           11,500,000      03/19/04
  55        2003                        34,322      Square Feet         92.5           02/29/04            6,800,000      03/16/04
  56        1985         1997              208         Units            88.9           03/31/04            6,820,000      08/27/03
  57        2003                        26,017      Square Feet        100.0           03/04/04            7,030,000      03/02/04
  58        2002                        37,444      Square Feet         92.5           02/01/04            7,950,000      01/19/04
  59        1979                        50,536      Square Feet         76.7           02/27/04            7,700,000      03/01/04
  60        1972         1990              198         Units            65.7           12/04/03            7,600,000      01/12/04
  61        1985         2003              263         Rooms            64.2           03/31/04           20,600,000      07/13/03
  62        1996                        66,848      Square Feet        100.0           04/12/04            9,000,000      02/16/04
  63        2001                           176         Units            96.0           02/25/04            8,180,000      10/29/03
  64        1927         2003              119         Units            97.5           02/03/04            6,200,000      02/11/04
  65        1997                        57,007      Square Feet        100.0           01/14/04            6,000,000      12/29/03
  66        2000                        14,725      Square Feet        100.0           06/01/04            6,025,000      02/22/04
  67        2003                        15,120      Square Feet        100.0           06/01/04            5,900,000      02/19/04
  68        1973                        30,342      Square Feet         95.6           05/10/04            5,900,000      03/31/04
  69        1973                        27,834      Square Feet         90.0           05/10/04            5,600,000      03/31/04
  70      Various       Various        113,574      Square Feet        100.0            Various            5,730,000      03/01/04
 70.1       1957                        26,640      Square Feet        100.0           02/04/04            1,500,000      03/01/04
 70.2       1968                        21,303      Square Feet        100.0           01/04/04            1,300,000      03/01/04
 70.3       1969         1998           25,187      Square Feet        100.0           02/04/04            1,300,000      03/01/04
 70.4       1993                        30,000      Square Feet        100.0           02/04/04            1,100,000      03/01/04
 70.5       1954                        10,444      Square Feet        100.0           02/04/04              530,000      03/01/04
  71        1984                        23,849      Square Feet        100.0           01/01/04            5,360,000      12/12/03
  72        1981                           132         Units            97.0           03/01/04            4,825,000      03/08/04
  73        1999                        26,773      Square Feet        100.0           10/01/03            4,910,000      12/17/03
  74        2002                        14,490      Square Feet        100.0           02/03/04            5,740,000      02/03/04
  75        1998                        13,905      Square Feet        100.0           06/01/04            4,550,000      03/03/04
  76        1996                        24,375      Square Feet        100.0           10/01/03            4,700,000      12/18/03
  77        1974                           150         Pads             96.0           02/01/04            4,610,000      02/11/04
  78        2003                           128         Units            94.5           02/25/04            5,850,000      10/29/03
  79        1980                           108         Units            93.5           03/09/04            4,610,000      02/23/04
  80        2000                        19,000      Square Feet        100.0           03/31/04            4,400,000      04/06/04
  81        2003                        19,107      Square Feet        100.0           03/15/04            4,300,000      03/01/04
  82        2000                           785         Units            77.5           01/01/04            4,140,000      01/28/04
  83        2000                        24,615      Square Feet        100.0           02/01/04            4,900,000      01/31/04
  84        1985         2002           24,792      Square Feet        100.0           02/01/04            4,250,000      01/06/04
  85        1994                        29,996      Square Feet         93.0           03/01/04            3,900,000      02/19/04
  86        1982         2003           30,857      Square Feet         86.4           12/31/03            3,900,000      03/01/04
  87        2003                        14,560      Square Feet        100.0           03/10/04            4,715,000      02/10/04
  88        2003                        12,845      Square Feet        100.0           01/29/04            3,600,000      01/30/04
  89        2002                           120         Units            99.2           12/31/03            6,160,000      01/02/04
  90        1978                           114         Units            90.4           01/20/04            2,850,000      03/20/04
  91        1984                           124         Units            87.9           03/22/04            3,740,000      03/18/04
  92        2001                            15         Units            86.7           01/02/04            2,985,000      06/19/03
  93        1973         1995               99         Units            96.0           03/11/04            2,480,000      03/23/04
  94        1973         1988               59         Units            91.5           03/10/04            2,650,000      02/20/04
  95        1972         1990               69         Units            59.4           12/10/03            2,800,000      01/12/04
  96        1946         2003            7,307      Square Feet        100.0           01/16/04            2,150,000      02/09/04
  97        1989         2003           15,650      Square Feet        100.0           03/16/04            2,100,000      02/11/04
  98        2003                         9,840      Square Feet        100.0           10/01/03            2,015,000      12/19/03
  99        2000                        10,000      Square Feet        100.0           10/01/03            1,920,000      12/18/03
 100        2002                            80         Units            97.5           01/01/04            3,580,000      10/01/03

                                               ORIGINAL                                             CURRENT       LOAN      % OF
           CURRENT           ORIGINAL          BALANCE            CURRENT       % OF INITIAL        BALANCE      GROUP      LOAN
LOAN #   LTV %(1,2)       BALANCE ($)(3)     PER UNIT ($)     BALANCE ($)(3)    POOL BALANCE     PER UNIT ($)    1 OR 2    GROUP 1
------   ----------       --------------     ------------     --------------    ------------     ------------    ------    -------
  1         56.9            135,500,000                 80    135,500,000.00        12.3%                 80        1        15.9%
 1.1        56.9             37,100,000                 91     37,100,000.00         3.4%                 91        1        4.4%
 1.2        56.9             29,000,000                108     29,000,000.00         2.6%                108        1        3.4%
 1.3        56.9             23,300,000                 79     23,300,000.00         2.1%                 79        1        2.7%
 1.4        56.9             15,200,000                 69     15,200,000.00         1.4%                 69        1        1.8%
 1.5        56.9             10,900,000                 59     10,900,000.00         1.0%                 59        1        1.3%
 1.6        56.9             10,100,000                 79     10,100,000.00         0.9%                 79        1        1.2%
 1.7        56.9              9,900,000                 55      9,900,000.00         0.9%                 55        1        1.2%
  2         70.7             66,500,000                258     66,500,000.00         6.1%                258        1        7.8%
  3         58.3             55,000,000                 81     55,000,000.00         5.0%                 81        1        6.5%
 3.1        58.3             31,542,754                133     31,542,754.38         2.9%                133        1        3.7%
 3.2        58.3             10,568,928                 57     10,568,928.46         1.0%                 57        1        1.2%
 3.3        58.3              8,423,843                 65      8,423,842.82         0.8%                 65        1        1.0%
 3.4        58.3              1,787,696                 39      1,787,696.44         0.2%                 39        1        0.2%
 3.5        58.3              1,418,876                 33      1,418,876.42         0.1%                 33        1        0.2%
 3.6        58.3              1,257,901                 31      1,257,901.48         0.1%                 31        1        0.1%
  4         60.0             41,580,000                162     41,580,000.00         3.8%                162        1        4.9%
  5         68.4             37,620,000                117     37,620,000.00         3.4%                117        1        4.4%
  6         79.8             36,208,000             20,060     36,100,392.71         3.3%             20,000        1        4.2%
 6.1        79.8             12,240,000             32,296     12,203,623.70         1.1%             32,200        1        1.4%
 6.2        79.8              7,680,000             18,071      7,657,175.65         0.7%             18,017        1        0.9%
 6.3        79.8              5,880,000             18,549      5,862,525.11         0.5%             18,494        1        0.7%
 6.4        79.8              4,432,000             16,852      4,418,828.45         0.4%             16,802        1        0.5%
 6.5        79.8              2,824,000             20,765      2,815,607.30         0.3%             20,703        1        0.3%
 6.6        79.8              1,632,000              7,884      1,627,149.83         0.1%              7,861        1        0.2%
 6.7        79.8              1,520,000             19,487      1,515,482.68         0.1%             19,429        1        0.2%
  7         76.1             34,700,000                 66     34,630,974.21         3.2%                 66        1        4.1%
 7.1        76.1             10,577,780                 66     10,556,738.73         1.0%                 66        1        1.2%
 7.2        76.1              6,787,473                 66      6,773,970.78         0.6%                 66        1        0.8%
 7.3        76.1              6,711,209                 66      6,697,858.75         0.6%                 66        1        0.8%
 7.4        76.1              5,338,462                 66      5,327,842.19         0.5%                 66        1        0.6%
 7.5        76.1              5,285,077                 66      5,274,563.76         0.5%                 66        1        0.6%
  8         75.2             26,800,000             46,048     26,774,066.22         2.4%             46,004        2
  9         79.4             26,500,000                145     26,347,177.82         2.4%                145        1        3.1%
  10        79.8             23,000,000                 35     22,954,148.58         2.1%                 35        1        2.7%
 10.1       79.8              8,378,284                 33      8,361,581.27         0.8%                 33        1        1.0%
 10.2       79.8              3,625,219                 35      3,617,991.90         0.3%                 34        1        0.4%
 10.3       79.8              3,222,417                 32      3,215,992.80         0.3%                 32        1        0.4%
 10.4       79.8              3,141,856                 35      3,135,592.98         0.3%                 35        1        0.4%
 10.5       79.8              2,416,813                 35      2,411,994.60         0.2%                 34        1        0.3%
 10.6       79.8              2,215,412                 69      2,210,995.05         0.2%                 69        1        0.3%
  11        65.8             21,700,000             93,534     21,700,000.00         2.0%             93,534        1        2.6%
  12        77.7             21,550,000                 96     21,503,789.78         2.0%                 96        1        2.5%
  13        74.7             20,000,000                111     19,956,565.90         1.8%                111        1        2.3%
  14        79.8             19,000,000                234     18,958,388.34         1.7%                233        1        2.2%
  15        78.9             18,550,000             51,528     18,550,000.00         1.7%             51,528        2
  16        79.6             18,025,000             57,772     18,025,000.00         1.6%             57,772        2
  17        77.5             17,200,000             65,649     17,200,000.00         1.6%             65,649        2
  18        71.5             13,600,000                 93     13,586,580.09         1.2%                 93        1        1.6%
  19        77.6             13,200,000             39,286     13,200,000.00         1.2%             39,286        2
  20        79.8             13,000,000                200     13,000,000.00         1.2%                200        1        1.5%
  21        65.1             12,100,000                 70     12,100,000.00         1.1%                 70        1        1.4%
  22        74.9             12,000,000             60,000     12,000,000.00         1.1%             60,000        2
  23        79.8             12,000,000             45,455     11,975,183.85         1.1%             45,361        2
  24        73.5             11,100,000                148     11,100,000.00         1.0%                148        1        1.3%
  25        51.2             11,000,000             45,082     11,000,000.00         1.0%             45,082        1        1.3%
  26        75.9             11,000,000                 85     11,000,000.00         1.0%                 85        1        1.3%
  27        69.8             10,500,000                 73     10,476,221.00         1.0%                 73        1        1.2%
  28        63.4             10,400,000                 13     10,400,000.00         0.9%                 13        1        1.2%
  29        75.0             10,200,000             82,927     10,200,000.00         0.9%             82,927        1        1.2%
  30        74.6             10,020,000                129      9,998,376.97         0.9%                128        1        1.2%
  31        79.4              9,300,000                155      9,290,934.28         0.8%                155        1        1.1%
  32        77.3              8,600,000             36,752      8,582,062.10         0.8%             36,675        2
  33        79.5              8,500,000             50,000      8,482,833.27         0.8%             49,899        2
  34        70.0              8,500,000                101      8,475,641.16         0.8%                100        1        1.0%
  35        79.4              8,100,000                107      8,100,000.00         0.7%                107        1        1.0%
  36        61.1              8,000,000                 43      8,000,000.00         0.7%                 43        1        0.9%
  37        78.9              7,400,000             31,356      7,362,394.71         0.7%             31,197        2
  38        81.5              7,300,000             33,796      7,278,743.09         0.7%             33,698        2
  39        72.5              7,000,000             35,000      7,000,000.00         0.6%             35,000        2
  40        79.9              7,000,000                 67      6,993,714.37         0.6%                 67        1        0.8%
  41        77.6              7,000,000                148      6,986,045.22         0.6%                147        1        0.8%
  42        79.9              6,800,000             40,476      6,793,076.21         0.6%             40,435        2
  43        56.4              6,800,000             51,515      6,770,127.59         0.6%             51,289        1        0.8%
  44        79.3              6,750,000                 85      6,737,373.02         0.6%                 84        1        0.8%
  45        70.9              6,750,000             35,156      6,735,525.80         0.6%             35,081        2
  46        35.1              6,500,000                 33      6,485,401.89         0.6%                 33        1        0.8%
  47        70.3              6,260,000             27,217      6,260,000.00         0.6%             27,217        2
  48        78.9              6,080,000            217,143      6,073,809.31         0.6%            216,922        2
  49        75.0              6,000,000             20,833      6,000,000.00         0.5%             20,833        2
  50        59.6              6,000,000             53,097      5,985,925.42         0.5%             52,973        2
  51        71.1              5,700,000              6,934      5,688,661.48         0.5%              6,921        1        0.7%
  52        79.4              5,680,000             28,119      5,639,364.87         0.5%             27,918        2
  53        78.1              5,625,000                166      5,613,761.98         0.5%                166        1        0.7%
  54        47.8              5,500,000                104      5,500,000.00         0.5%                104        1        0.6%
  55        79.9              5,440,000                159      5,434,553.45         0.5%                158        1        0.6%
  56        78.5              5,380,000             25,865      5,352,659.92         0.5%             25,734        2
  57        74.9              5,272,000                203      5,266,835.66         0.5%                202        1        0.6%
  58        66.0              5,265,000                141      5,243,318.41         0.5%                140        1        0.6%
  59        67.8              5,224,000                103      5,219,872.78         0.5%                103        1        0.6%
  60        68.6              5,260,000             26,566      5,215,753.04         0.5%             26,342        2
  61        25.3              5,210,000             19,810      5,210,000.00         0.5%             19,810        1        0.6%
  62        57.6              5,200,000                 78      5,183,179.76         0.5%                 78        1        0.6%
  63        62.2              5,085,000             28,892      5,085,000.00         0.5%             28,892        2
  64        78.1              4,850,000             40,756      4,840,013.10         0.4%             40,672        2
  65        79.9              4,800,000                 84      4,795,678.92         0.4%                 84        1        0.6%
  66        78.3              4,725,000                321      4,714,996.33         0.4%                320        1        0.6%
  67        77.9              4,600,000                304      4,595,394.46         0.4%                304        1        0.5%
  68        75.4              4,450,000                147      4,450,000.00         0.4%                147        1        0.5%
  69        79.5              4,450,000                160      4,450,000.00         0.4%                160        1        0.5%
  70        73.3              4,200,000                 37      4,200,000.00         0.4%                 37        1        0.5%
 70.1       73.3              1,099,476                 37      1,099,476.44         0.1%                 37        1        0.1%
 70.2       73.3                952,880                 37        952,879.58         0.1%                 37        1        0.1%
 70.3       73.3                952,880                 37        952,879.58         0.1%                 37        1        0.1%
 70.4       73.3                806,283                 37        806,282.72         0.1%                 37        1        0.1%
 70.5       73.3                388,482                 37        388,481.68         0.0%                 37        1        0.0%
  71        74.4              4,000,000                168      3,988,667.77         0.4%                167        1        0.5%
  72        79.8              3,860,000             29,242      3,851,948.80         0.4%             29,181        2
  73        76.7              3,850,000                144      3,846,516.55         0.4%                144        1        0.5%
  74        63.2              3,650,000                252      3,626,054.15         0.3%                250        1        0.4%
  75        79.1              3,600,000                259      3,600,000.00         0.3%                259        1        0.4%
  76        76.7              3,600,000                148      3,596,742.75         0.3%                148        1        0.4%
  77        77.9              3,600,000             24,000      3,592,165.35         0.3%             23,948        1        0.4%
  78        61.0              3,566,463             27,863      3,566,463.00         0.3%             27,863        2
  79        76.6              3,540,000             32,778      3,532,927.54         0.3%             32,712        2
  80        79.9              3,514,000                185      3,514,000.00         0.3%                185        1        0.4%
  81        78.1              3,375,000                177      3,368,257.19         0.3%                176        1        0.4%
  82        79.9              3,312,000              4,219      3,308,731.86         0.3%              4,215        1        0.4%
  83        65.9              3,250,000                132      3,230,277.81         0.3%                131        1        0.4%
  84        72.7              3,100,000                125      3,091,398.13         0.3%                125        1        0.4%
  85        76.9              3,000,000                100      2,997,160.63         0.3%                100        1        0.4%
  86        72.7              2,840,000                 92      2,833,948.75         0.3%                 92        1        0.3%
  87        59.5              2,815,000                193      2,807,190.42         0.3%                193        1        0.3%
  88        75.0              2,700,000                210      2,700,000.00         0.2%                210        1        0.3%
  89        38.4              2,365,000             19,708      2,365,000.00         0.2%             19,708        2
  90        79.9              2,280,000             20,000      2,277,084.23         0.2%             19,974        2
  91        58.8              2,200,000             17,742      2,197,865.88         0.2%             17,725        2
  92        66.9              2,000,000            133,333      1,995,656.58         0.2%            133,044        2
  93        79.0              1,960,000             19,798      1,958,056.54         0.2%             19,778        2
  94        70.1              1,860,000             31,525      1,858,409.25         0.2%             31,498        2
  95        65.2              1,840,000             26,667      1,824,521.99         0.2%             26,442        2
  96        74.1              1,600,000                219      1,593,125.57         0.1%                218        1        0.2%
  97        73.1              1,540,000                 98      1,535,683.36         0.1%                 98        1        0.2%
  98        76.7              1,500,000                152      1,498,642.81         0.1%                152        1        0.2%
  99        76.7              1,450,000                145      1,448,688.05         0.1%                145        1        0.2%
 100        23.0                825,000             10,313        823,609.72         0.1%             10,295        2


          % OF                                                     NET
          LOAN    CROSSED    RELATED    INTEREST      ADMIN.     MORTGAGE                      MONTHLY DEBT        ANNUAL DEBT
LOAN #  GROUP 2   LOAN(4)  BORROWER(5)   RATE %     FEE %(17)   RATE %(6)    ACCRUAL TYPE    SERVICE ($)(7)      SERVICE ($)(8)
------  -------   -------  -----------   ------     ---------   ---------    ------------    --------------      --------------
  1                                      4.84950     0.04182     4.80768      Actual/360         555,194.78       6,662,337.40
 1.1                                     4.84950     0.04182     4.80768      Actual/360         152,012.74       1,824,152.90
 1.2                                     4.84950     0.04182     4.80768      Actual/360         118,823.98       1,425,887.71
 1.3                                     4.84950     0.04182     4.80768      Actual/360          95,468.92       1,145,627.02
 1.4                                     4.84950     0.04182     4.80768      Actual/360          62,280.15         747,361.83
 1.5                                     4.84950     0.04182     4.80768      Actual/360          44,661.43         535,937.10
 1.6                                     4.84950     0.04182     4.80768      Actual/360          41,383.52         496,602.27
 1.7                                     4.84950     0.04182     4.80768      Actual/360          40,564.05         486,768.56
  2                                      5.30000     0.04182     5.25818      Actual/360         369,277.59       4,431,331.08
  3                                      5.50000     0.04182     5.45818      Actual/360         255,584.49       3,067,013.89
 3.1                                     5.50000     0.04182     5.45818      Actual/360         146,578.89       1,758,946.65
 3.2                                     5.50000     0.04182     5.45818      Actual/360          49,113.71         589,364.55
 3.3                                     5.50000     0.04182     5.45818      Actual/360          39,145.52         469,746.23
 3.4                                     5.50000     0.04182     5.45818      Actual/360           8,307.41          99,688.91
 3.5                                     5.50000     0.04182     5.45818      Actual/360           6,593.51          79,122.07
 3.6                                     5.50000     0.04182     5.45818      Actual/360           5,845.46          70,145.48
  4                                      4.51000     0.04182     4.46818        30/360           156,271.50       1,875,258.00
  5                             6        5.83000     0.04182     5.78818      Actual/360         221,455.72       2,657,468.64
  6                                      5.53000     0.04182     5.48818      Actual/360         206,267.08       2,475,204.96
 6.1                                     5.53000     0.04182     5.48818      Actual/360          69,727.93         836,735.16
 6.2                                     5.53000     0.04182     5.48818      Actual/360          43,750.87         525,010.44
 6.3                                     5.53000     0.04182     5.48818      Actual/360          33,496.75         401,961.00
 6.4                                     5.53000     0.04182     5.48818      Actual/360          25,247.89         302,974.68
 6.5                                     5.53000     0.04182     5.48818      Actual/360          16,087.56         193,050.72
 6.6                                     5.53000     0.04182     5.48818      Actual/360           9,297.06         111,564.72
 6.7                                     5.53000     0.04182     5.48818      Actual/360           8,659.02         103,908.24
  7                                      5.62000     0.08182     5.53818      Actual/360         199,643.24       2,395,718.88
 7.1                                     5.62000     0.08182     5.53818      Actual/360          60,858.28         730,299.36
 7.2                                     5.62000     0.08182     5.53818      Actual/360          39,051.10         468,613.14
 7.3                                     5.62000     0.08182     5.53818      Actual/360          38,612.32         463,347.83
 7.4                                     5.62000     0.08182     5.53818      Actual/360          30,714.34         368,572.14
 7.5                                     5.62000     0.08182     5.53818      Actual/360          30,407.20         364,886.41
  8      10.9%                           5.39000     0.08182     5.30818      Actual/360         150,323.00       1,803,876.00
  9                                      5.82000     0.04182     5.77818      Actual/360         155,827.23       1,869,926.76
  10                                     5.61000     0.04182     5.56818      Actual/360         132,183.23       1,586,198.76
 10.1                                    5.61000     0.04182     5.56818      Actual/360          48,150.81         577,809.72
 10.2                                    5.61000     0.04182     5.56818      Actual/360          20,834.48         250,013.76
 10.3                                    5.61000     0.04182     5.56818      Actual/360          18,519.54         222,234.48
 10.4                                    5.61000     0.04182     5.56818      Actual/360          18,056.55         216,678.60
 10.5                                    5.61000     0.04182     5.56818      Actual/360          13,889.66         166,675.92
 10.6                                    5.61000     0.04182     5.56818      Actual/360          12,732.19         152,786.28
  11                            1        6.80900     0.04182     6.76718      Actual/360         141,597.88       1,699,174.56
  12                                     5.27000     0.10182     5.16818      Actual/360         119,266.99       1,431,203.88
  13                            8        5.21000     0.10182     5.10818      Actual/360         109,945.76       1,319,349.12
  14                                     5.17000     0.04182     5.12818      Actual/360         103,979.23       1,247,750.76
  15      7.5%                           4.84000     0.05182     4.78818      Actual/360          97,774.43       1,173,293.16
  16      7.3%                  2        5.35000     0.07182     5.27818      Actual/360         100,654.07       1,207,848.84
  17      7.0%                           5.50000     0.04182     5.45818        30/360            97,659.71       1,171,916.52
  18                                     5.31000     0.04182     5.26818      Actual/360          75,605.91         907,270.92
  19      5.4%                           5.71000     0.09182     5.61818      Actual/360          76,696.53         920,358.36
  20                                     6.34400     0.04182     6.30218      Actual/360          80,839.69         970,076.28
  21                                     4.44000     0.04182     4.39818      Actual/360          45,391.81         544,701.67
  22      4.9%                           4.67000     0.04182     4.62818      Actual/360          62,020.34         744,244.08
  23      4.9%                           5.44000     0.04182     5.39818      Actual/360          67,683.63         812,203.56
  24                                     5.08000     0.05182     5.02818      Actual/360          60,131.09         721,573.08
  25                            1        6.80900     0.04182     6.76718      Actual/360          71,777.73         861,332.76
  26                                     5.39000     0.04182     5.34818      Actual/360          74,985.83         899,829.96
  27                                     5.01000     0.08182     4.92818      Actual/360          56,430.46         677,165.52
  28                            6        5.83000     0.04182     5.78818      Actual/360          61,221.14         734,653.68
  29                                     6.15000     0.08182     6.06818      Actual/360          66,657.17         799,886.04
  30                                     5.24000     0.10182     5.13818      Actual/360          55,268.77         663,225.24
  31                                     5.36000     0.08182     5.27818      Actual/360          51,990.39         623,884.68
  32      3.5%                           5.40000     0.04182     5.35818      Actual/360          48,291.65         579,499.80
  33      3.4%                           5.55000     0.12182     5.42818      Actual/360          48,529.05         582,348.60
  34                                     5.69000     0.07182     5.61818      Actual/360          49,280.18         591,362.16
  35                                     5.66000     0.08182     5.57818      Actual/360          46,807.32         561,687.84
  36                                     6.15000     0.10182     6.04818      Actual/360          48,738.25         584,859.00
  37      3.0%                  3        5.62500     0.04182     5.58318      Actual/360          42,598.57         511,182.84
  38      3.0%                  2        5.62000     0.05182     5.56818      Actual/360          41,999.88         503,998.56
  39      2.8%                           5.37000     0.04182     5.32818      Actual/360          39,176.17         470,114.04
  40                                     5.69000     0.04182     5.64818      Actual/360          40,583.68         487,004.16
  41                                     5.61000     0.08182     5.52818      Actual/360          40,229.68         482,756.16
  42      2.8%                           5.18000     0.15182     5.02818      Actual/360          37,255.57         447,066.84
  43                                     5.60000     0.04182     5.55818      Actual/360          47,161.23         565,934.76
  44                                     5.90000     0.09182     5.80818      Actual/360          40,036.71         480,440.52
  45      2.7%                           5.27000     0.04182     5.22818      Actual/360          37,357.41         448,288.92
  46                                     5.05000     0.09182     4.95818      Actual/360          35,092.30         421,107.60
  47      2.5%                           5.61000     0.04182     5.56818      Actual/360          38,854.19         466,250.28
  48      2.5%                           5.18000     0.04182     5.13818      Actual/360          33,310.86         399,730.32
  49      2.4%                           5.50000     0.10182     5.39818      Actual/360          34,067.34         408,808.08
  50      2.4%                           4.84000     0.04182     4.79818      Actual/360          31,625.15         379,501.80
  51                            5        5.62000     0.05182     5.56818      Actual/360          32,794.42         393,533.04
  52      2.3%                           5.60000     0.04182     5.55818      Actual/360          32,607.69         391,292.28
  53                 2                   5.60000     0.04182     5.55818      Actual/360          32,291.94         387,503.28
  54                                     5.29000     0.09182     5.19818      Actual/360          30,507.61         366,091.32
  55                                     5.25000     0.10182     5.14818      Actual/360          30,039.88         360,478.56
  56      2.2%                  3        5.62500     0.04182     5.58318      Actual/360          30,970.31         371,643.72
  57                                     5.34000     0.10182     5.23818      Actual/360          29,406.75         352,881.00
  58                                     5.86000     0.04182     5.81818      Actual/360          33,473.33         401,679.96
  59                                     6.18000     0.13182     6.04818      Actual/360          31,927.61         383,131.32
  60      2.1%                           6.14000     0.05182     6.08818      Actual/360          38,110.34         457,324.08
  61                            1        6.80900     0.04182     6.76718      Actual/360          33,996.54         407,958.48
  62                                     5.11000     0.04182     5.06818      Actual/360          39,701.68         476,420.16
  63      2.1%                  4        7.87000     0.05182     7.81818      Actual/360          36,852.13         442,225.56
  64      2.0%                           5.46000     0.10182     5.35818      Actual/360          27,416.17         328,994.04
  65                                     5.68000     0.15182     5.52818      Actual/360          27,798.41         333,580.92
  66                                     5.33000     0.04182     5.28818      Actual/360          26,326.24         315,914.88
  67                                     5.25000     0.04182     5.20818      Actual/360          25,401.37         304,816.44
  68                            7        5.88000     0.04182     5.83818      Actual/360          26,337.65         316,051.80
  69                            7        5.88000     0.04182     5.83818      Actual/360          26,337.65         316,051.80
  70                            8        5.34000     0.05182     5.28818      Actual/360          25,391.91         304,702.92
 70.1                                    5.34000     0.05182     5.28818      Actual/360           6,647.10          79,765.16
 70.2                                    5.34000     0.05182     5.28818      Actual/360           5,760.82          69,129.81
 70.3                                    5.34000     0.05182     5.28818      Actual/360           5,760.82          69,129.81
 70.4                                    5.34000     0.05182     5.28818      Actual/360           4,874.54          58,494.45
 70.5                                    5.34000     0.05182     5.28818      Actual/360           2,348.64          28,183.69
  71                                     5.74000     0.05182     5.68818      Actual/360          23,317.51         279,810.12
  72      1.6%                           5.40000     0.04182     5.35818      Actual/360          21,675.09         260,101.08
  73                 1                   5.66000     0.04182     5.61818      Actual/360          22,247.92         266,975.04
  74                                     5.56000     0.04182     5.51818      Actual/360          25,231.74         302,780.88
  75                                     6.22700     0.04182     6.18518      Actual/360          22,112.00         265,344.00
  76                 1                   5.66000     0.04182     5.61818      Actual/360          20,803.25         249,639.00
  77                                     5.20000     0.04182     5.15818      Actual/360          19,767.99         237,215.88
  78      1.4%                  4        7.92000     0.05182     7.86818      Actual/360          25,970.82         311,649.84
  79      1.4%                           5.60000     0.04182     5.55818      Actual/360          20,322.40         243,868.80
  80                                     6.23000     0.04182     6.18818      Actual/360          21,590.61         259,087.32
  81                 2                   5.60000     0.04182     5.55818      Actual/360          19,375.17         232,502.04
  82                            5        5.31000     0.05182     5.25818      Actual/360          18,412.26         220,947.12
  83                                     6.15000     0.09182     6.05818      Actual/360          23,566.12         282,793.44
  84                                     5.83000     0.05182     5.77818      Actual/360          18,248.61         218,983.32
  85                                     5.48000     0.12182     5.35818      Actual/360          16,996.04         203,952.48
  86                                     5.30000     0.15182     5.14818      Actual/360          15,770.65         189,247.80
  87                                     5.90000     0.04182     5.85818      Actual/360          17,965.40         215,584.80
  88                                     6.59000     0.04182     6.54818      Actual/360          17,225.96         206,711.52
  89      1.0%                           8.06000     0.05182     8.00818      Actual/360          17,452.56         209,430.72
  90      0.9%                           5.99000     0.04182     5.94818      Actual/360          14,676.14         176,113.68
  91      0.9%                           5.38000     0.15182     5.22818      Actual/360          12,326.23         147,914.76
  92      0.8%                           5.21000     0.10182     5.10818      Actual/360          10,994.58         131,934.96
  93      0.8%                           5.29000     0.04182     5.24818      Actual/360          10,871.80         130,461.60
  94      0.8%                           5.88000     0.04182     5.83818      Actual/360          11,008.55         132,102.60
  95      0.7%                           6.14000     0.05182     6.08818      Actual/360          13,331.37         159,976.44
  96                                     5.62000     0.04182     5.57818      Actual/360           9,940.39         119,284.68
  97                                     5.84000     0.10182     5.73818      Actual/360           9,772.17         117,266.04
  98                 1                   5.66000     0.04182     5.61818      Actual/360           8,668.02         104,016.24
  99                 1                   5.66000     0.04182     5.61818      Actual/360           8,379.09         100,549.08
 100      0.3%                           7.79000     0.05182     7.73818      Actual/360           5,935.00          71,220.00


                               FIRST                                                                            PAYMENT       GRACE
LOAN #      NOTE DATE       PAYMENT DATE      REM. TERM       REM. AMORT     I/O PERIOD (9)     SEASONING      DUE DATE      PERIOD
------      ---------       ------------      ---------       ----------     --------------     ---------      --------      ------
  1          04/22/04         06/01/04           119              0                120              1              1            7
 1.1         04/22/04         06/01/04           119              0                120              1              1            7
 1.2         04/22/04         06/01/04           119              0                120              1              1            7
 1.3         04/22/04         06/01/04           119              0                120              1              1            7
 1.4         04/22/04         06/01/04           119              0                120              1              1            7
 1.5         04/22/04         06/01/04           119              0                120              1              1            7
 1.6         04/22/04         06/01/04           119              0                120              1              1            7
 1.7         04/22/04         06/01/04           119              0                120              1              1            7
  2          05/10/04         07/01/04           120             360                0               0              1            4
  3          01/05/04         03/01/04            56              0                60               4              1            5
 3.1         01/05/04         03/01/04            56              0                60               4              1            5
 3.2         01/05/04         03/01/04            56              0                60               4              1            5
 3.3         01/05/04         03/01/04            56              0                60               4              1            5
 3.4         01/05/04         03/01/04            56              0                60               4              1            5
 3.5         01/05/04         03/01/04            56              0                60               4              1            5
 3.6         01/05/04         03/01/04            56              0                60               4              1            5
  4          12/02/03         02/01/04            55              0                60               5              1            5
  5          04/15/04         06/01/04           179             360               60               1              1            7
  6          02/18/04         04/01/04           117             357                0               3              1            0
 6.1         02/18/04         04/01/04           117             357                0               3              1            0
 6.2         02/18/04         04/01/04           117             357                0               3              1            0
 6.3         02/18/04         04/01/04           117             357                0               3              1            0
 6.4         02/18/04         04/01/04           117             357                0               3              1            0
 6.5         02/18/04         04/01/04           117             357                0               3              1            0
 6.6         02/18/04         04/01/04           117             357                0               3              1            0
 6.7         02/18/04         04/01/04           117             357                0               3              1            0
  7          03/04/04         05/01/04           118             358                0               2              1            5
 7.1         03/04/04         05/01/04           118             358                0               2              1            5
 7.2         03/04/04         05/01/04           118             358                0               2              1            5
 7.3         03/04/04         05/01/04           118             358                0               2              1            5
 7.4         03/04/04         05/01/04           118             358                0               2              1            5
 7.5         03/04/04         05/01/04           118             358                0               2              1            5
  8          04/27/04         06/01/04           119             359                0               1              1            5
  9          11/25/03         01/01/04           114             354                0               6              1            5
  10         03/22/04         05/01/04           118             358                0               2              1            5
 10.1        03/22/04         05/01/04           118             358                0               2              1            5
 10.2        03/22/04         05/01/04           118             358                0               2              1            5
 10.3        03/22/04         05/01/04           118             358                0               2              1            5
 10.4        03/22/04         05/01/04           118             358                0               2              1            5
 10.5        03/22/04         05/01/04           118             358                0               2              1            5
 10.6        03/22/04         05/01/04           118             358                0               2              1            5
  11         05/19/04         07/01/04           120             360                0               0              1            7
  12         03/19/04         05/01/04           118             358                0               2              1            7
  13         03/17/04         05/01/04           118             358                0               2              1            5
  14         03/19/04         05/01/04           118             358                0               2              1            7
  15         04/27/04         06/01/04           107             360               18               1              1            5
  16         03/29/04         05/01/04           118             360               21               2              1            5
  17         02/12/04         04/01/04           141             360               24               3              1            7
  18         04/30/04         06/01/04           119             359                0               1              1            5
  19         05/20/04         07/01/04           120             360                0               0              1            7
  20         05/20/04         07/01/04            60             360                0               0              1            5
  21         04/14/04         06/01/04            83              0                84               1              1            7
  22         05/13/04         07/01/04           120             360               60               0              1            7
  23         03/15/04         05/01/04           118             358                0               2              1            7
  24         04/19/04         06/01/04           119             360               60               1              1            5
  25         05/19/04         07/01/04           120             360                0               0              1            7
  26         05/20/04         07/01/04           120             240                0               0              1            7
  27         03/17/04         05/01/04            82             358                0               2              1            5
  28         05/20/04         07/01/04           120             360                0               0              1            7
  29         05/18/04         07/01/04           120             300                0               0              1            5
  30         03/30/04         05/01/04           118             358                0               2              1            5
  31         04/19/04         06/01/04           119             359                0               1              1            5
  32         03/18/04         05/01/04           118             358                0               2              1            7
  33         03/10/04         05/01/04           118             358                0               2              1           10
  34         02/19/04         04/01/04           117             357                0               3              1            5
  35         05/04/04         07/01/04           120             360                0               0              1            5
  36         05/18/04         07/01/04           120             360                0               0              1            5
  37         12/18/03         02/01/04           115             355                0               5              1            5
  38         02/18/04         04/01/04           117             357                0               3              1            5
  39         05/04/04         07/01/04           120             360                0               0              1            7
  40         04/30/04         06/01/04           119             359                0               1              1            5
  41         03/17/04         05/01/04           118             358                0               2              1            5
  42         04/23/04         06/01/04           119             359                0               1              1            5
  43         03/31/04         05/01/04           238             238                0               2              1            7
  44         03/15/04         05/01/04           118             358                0               2              1            7
  45         03/12/04         05/01/04           118             358                0               2              1           10
  46         03/16/04         05/01/04           118             358                0               2              1            7
  47         05/03/04         07/01/04           120             300                0               0              1            8
  48         04/16/04         06/01/04           119             359                0               1              1            7
  49         05/18/04         07/01/04           120             360                0               0              1            5
  50         03/10/04         05/01/04           118             358                0               2              1           10
  51         02/26/04         05/01/04           118             358                0               2              1            5
  52         10/31/03         12/01/03           113             353                0               7              1            7
  53         03/30/04         05/01/04           118             358                0               2              1            7
  54         04/27/04         06/01/04           119             360               36               1              1            7
  55         04/19/04         06/01/04           119             359                0               1              1            5
  56         12/18/03         02/01/04           115             355                0               5              1            5
  57         04/16/04         06/01/04           119             359                0               1              1            5
  58         03/01/04         04/01/04           177             297                0               3              1            7
  59         04/22/04         06/01/04           119             359                0               1              1            5
  60         01/28/04         03/01/04           116             236                0               4              1            5
  61         05/19/04         07/01/04           120             360                0               0              1            7
  62         04/15/04         06/01/04           155             191                0               1              1            5
  63         12/01/01         07/01/04           215             360                0               0              1            5
  64         03/26/04         05/01/04           118             358                0               2              1            5
  65         04/06/04         06/01/04           119             359                0               1              1            5
  66         03/30/04         05/01/04           118             358                0               2              1            5
  67         04/08/04         06/01/04           119             359                0               1              1            5
  68         05/10/04         07/01/04           120             360               12               0              1            7
  69         05/10/04         07/01/04           120             360               12               0              1            7
  70         05/18/04         07/01/04           120             300                0               0              1            5
 70.1        05/18/04         07/01/04           120             300                0               0              1            5
 70.2        05/18/04         07/01/04           120             300                0               0              1            5
 70.3        05/18/04         07/01/04           120             300                0               0              1            5
 70.4        05/18/04         07/01/04           120             300                0               0              1            5
 70.5        05/18/04         07/01/04           120             300                0               0              1            5
  71         02/11/04         04/01/04           117             357                0               3              1            5
  72         03/31/04         05/01/04           118             358                0               2              1            7
  73         04/05/04         06/01/04           119             359                0               1              1            7
  74         02/20/04         04/01/04           237             237                0               3              1            7
  75         05/14/04         07/01/04           120             360                0               0              1            5
  76         04/05/04         06/01/04           119             359                0               1              1            7
  77         03/18/04         05/01/04            82             358                0               2              1            7
  78         01/14/02         07/01/04           215             360                0               0              1            5
  79         03/16/04         05/01/04           118             358                0               2              1            7
  80         05/20/04         07/01/04           120             360                0               0              1            5
  81         03/30/04         05/01/04           118             358                0               2              1            7
  82         04/02/04         06/01/04           119             359                0               1              1            5
  83         02/27/04         04/01/04           237             237                0               3              1            7
  84         03/01/04         04/01/04           117             357                0               3              1            7
  85         04/08/04         06/01/04           119             359                0               1              1            7
  86         03/31/04         05/01/04           118             358                0               2              1            5
  87         03/19/04         05/01/04           178             298                0               2              1            7
  88         05/11/04         07/01/04           120             360                0               0              1            5
  89         03/20/02         07/01/04           215             360                0               0              1            5
  90         04/30/04         06/01/04           119             299                0               1              1            7
  91         04/15/04         06/01/04           119             359                0               1              1            5
  92         03/23/04         05/01/04           118             358                0               2              1            5
  93         04/27/04         06/01/04           119             359                0               1              1            7
  94         04/05/04         06/01/04           119             359                0               1              1            7
  95         01/28/04         03/01/04           116             236                0               4              1            5
  96         03/01/04         04/01/04           117             297                0               3              1            7
  97         03/25/04         05/01/04           118             298                0               2              1            5
  98         04/05/04         06/01/04           119             359                0               1              1            7
  99         04/05/04         06/01/04           119             359                0               1              1            7
 100         02/27/04         04/01/04           213             357                0               3              1            5

                                                                                          REMAINING
           MATURITY/                  FINAL         MATURITY/ARD   MATURITY               PREPAYMENT
LOAN #   ARD DATE (10)   ARD LOAN   MAT DATE      BALANCE ($)(11)  LTV %(1,2,11)   PROVISION (PAYMENTS)(12)         2001 NOI ($)
------   -------------   --------   --------      ---------------  -------------   ------------------------         ------------
  1        05/01/14         No                       135,500,000       56.9            L(24),Def(91),O(4)             12,781,540
 1.1       05/01/14         No                        37,100,000       56.9            L(24),Def(91),O(4)              3,188,203
 1.2       05/01/14         No                        29,000,000       56.9            L(24),Def(91),O(4)              3,458,330
 1.3       05/01/14         No                        23,300,000       56.9            L(24),Def(91),O(4)
 1.4       05/01/14         No                        15,200,000       56.9            L(24),Def(91),O(4)              2,161,758
 1.5       05/01/14         No                        10,900,000       56.9            L(24),Def(91),O(4)              1,338,717
 1.6       05/01/14         No                        10,100,000       56.9            L(24),Def(91),O(4)              1,197,368
 1.7       05/01/14         No                         9,900,000       56.9            L(24),Def(91),O(4)              1,437,164
  2        06/01/14         No                        55,199,257       58.7            L(24),Def(92),O(4)              5,772,263
  3        02/01/09         No                        55,000,000       58.3            L(24),Def(29),O(3)              3,992,899
 3.1       02/01/09         No                        31,542,754       58.3            L(24),Def(29),O(3)
 3.2       02/01/09         No                        10,568,928       58.3            L(24),Def(29),O(3)              1,388,170
 3.3       02/01/09         No                         8,423,843       58.3            L(24),Def(29),O(3)              1,884,219
 3.4       02/01/09         No                         1,787,696       58.3            L(24),Def(29),O(3)                261,182
 3.5       02/01/09         No                         1,418,876       58.3            L(24),Def(29),O(3)                288,889
 3.6       02/01/09         No                         1,257,901       58.3            L(24),Def(29),O(3)                170,439
  4        01/01/09         No                        41,580,000       60.0            L(24),Def(28),O(3)              1,768,797
  5        05/01/19        Yes      05/01/34          31,745,499       57.7           L(24),Def(142),O(13)
  6        03/01/14         No                        30,275,544       66.9            L(24),Def(90),O(3)
 6.1       03/01/14         No                        10,234,552       66.9            L(24),Def(90),O(3)
 6.2       03/01/14         No                         6,421,680       66.9            L(24),Def(90),O(3)
 6.3       03/01/14         No                         4,916,599       66.9            L(24),Def(90),O(3)
 6.4       03/01/14         No                         3,705,844       66.9            L(24),Def(90),O(3)
 6.5       03/01/14         No                         2,361,305       66.9            L(24),Def(90),O(3)
 6.6       03/01/14         No                         1,364,607       66.9            L(24),Def(90),O(3)
 6.7       03/01/14         No                         1,270,957       66.9            L(24),Def(90),O(3)
  7        04/01/14         No                        29,092,357       63.9            L(34),Def(80),O(4)
 7.1       04/01/14         No                         8,868,373       63.9            L(34),Def(80),O(4)
 7.2       04/01/14         No                         5,690,593       63.9            L(34),Def(80),O(4)
 7.3       04/01/14         No                         5,626,654       63.9            L(34),Def(80),O(4)
 7.4       04/01/14         No                         4,475,747       63.9            L(34),Def(80),O(4)
 7.5       04/01/14         No                         4,430,990       63.9            L(34),Def(80),O(4)
  8        05/01/14         No                        22,310,925       62.7            L(35),Def(80),O(4)
  9        12/01/13         No                        22,357,260       67.3            L(24),Def(86),O(4)              2,723,647
  10       04/01/14         No                        19,277,208       67.1            L(24),Def(90),O(4)
 10.1      04/01/14         No                         7,022,171       67.1            L(24),Def(90),O(4)
 10.2      04/01/14         No                         3,038,439       67.1            L(24),Def(90),O(4)
 10.3      04/01/14         No                         2,700,835       67.1            L(24),Def(90),O(4)
 10.4      04/01/14         No                         2,633,314       67.1            L(24),Def(90),O(4)
 10.5      04/01/14         No                         2,025,626       67.1            L(24),Def(90),O(4)
 10.6      04/01/14         No                         1,856,824       67.1            L(24),Def(90),O(4)
  11       06/01/14         No                        18,826,450       57.0            L(24),Def(92),O(4)              4,111,305
  12       04/01/14         No                        17,871,226       64.6            L(24),Def(90),O(4)
  13       04/01/14         No                        16,554,142       62.0            L(34),Def(80),O(4)
  14       04/01/14         No                        15,706,298       66.1            L(24),Def(90),O(4)
  15       05/01/13         No                        16,172,673       68.8         L(58),Grtr1%orYM(45),O(4)          1,732,375
  16       04/01/14         No                        15,639,248       69.0         L(33),Grtr1%orYM(81),O(4)          1,428,081
  17       03/01/16         No                        14,197,050       64.0            L(24),Def(110),O(7)
  18       05/01/14        Yes      05/01/34          11,293,440       59.4            L(24),Def(92),O(3)              1,564,520
  19       06/01/14         No                        11,096,990       65.3            L(24),Def(92),O(4)              1,211,906
  20       06/01/09         No                        12,215,426       74.9            L(24),Def(32),O(4)
  21       05/01/11         No                        12,100,000       65.1            L(24),Def(56),O(3)              1,365,035
  22       06/01/14         No                        11,010,768       68.7            L(24),Def(92),O(4)              1,170,862
  23       04/01/14         No                        10,004,912       66.7            L(24),Def(90),O(4)
  24       05/01/14         No                        10,249,620       67.9            L(35),Def(80),O(4)
  25       06/01/14         No                         9,543,361       44.4            L(24),Def(92),O(4)              2,417,759
  26       06/01/14         No                         7,041,117       48.6            L(24),Def(92),O(4)
  27       04/01/11         No                         9,296,117       62.0            L(34),Def(44),O(4)                996,239
  28       06/01/14         No                         8,774,777       53.5            L(24),Def(92),O(4)
  29       06/01/14         No                         7,937,847       58.4            L(36),Def(80),O(4)              1,586,268
  30       04/01/14         No                         8,301,570       61.9         L(33),Grtr1%orYM(81),O(4)
  31       05/01/14         No                         7,734,923       66.1            L(35),Def(80),O(4)
  32       04/01/14         No                         7,161,221       64.5            L(24),Def(90),O(4)
  33       04/01/14         No                         7,111,049       66.6            L(24),Def(90),O(4)                886,902
  34       03/01/14         No                         7,142,323       59.0            L(33),Def(80),O(4)                285,705
  35       06/01/14         No                         6,799,167       66.7            L(36),Def(80),O(4)                587,572
  36       06/01/14         No                         6,813,776       52.0            L(36),Def(80),O(4)                937,362
  37       01/01/14         No                         6,205,719       66.5            L(24),Def(87),O(4)                814,912
  38       03/01/14         No                         6,120,888       68.5         L(32),Grtr1%orYM(81),O(4)            672,902
  39       06/01/14         No                         5,823,294       60.3            L(24),Def(92),O(4)                592,818
  40       05/01/14         No                         5,881,779       67.2            L(24),Def(93),O(2)                700,520
  41       04/01/14         No                         5,866,976       65.2            L(34),Def(80),O(4)                621,427
  42       05/01/14         No                         5,623,372       66.2            L(35),Def(80),O(4)                602,832
  43       04/01/24         No                           140,412       1.2            L(24),Def(189),O(25)               457,134
  44       04/01/14         No                         5,707,220       67.1            L(24),Def(90),O(4)
  45       04/01/14         No                         5,597,716       58.9            L(24),Def(90),O(4)                964,782
  46       04/01/14         No                         5,352,423       28.9            L(24),Def(90),O(4)              1,656,692
  47       06/01/14         No                         4,782,930       53.7            L(24),Def(92),O(4)                828,968
  48       05/01/14         No                         5,027,956       65.3            L(24),Def(91),O(4)
  49       06/01/14         No                         5,011,697       62.6            L(36),Def(80),O(4)                657,777
  50       04/01/14         No                         4,906,732       48.8         L(58),Grtr1%orYM(56),O(4)            878,802
  51       04/01/14         No                         4,778,860       59.7            L(34),Def(77),O(7)
  52       11/01/13         No                         4,759,755       67.0            L(24),Def(85),O(4)                473,252
  53       04/01/14        Yes      04/01/34           4,713,088       65.6            L(24),Def(90),O(4)
  54       05/01/14         No                         4,899,955       42.6            L(24),Def(91),O(4)                891,739
  55       05/01/14         No                         4,508,777       66.3            L(35),Def(80),O(4)
  56       01/01/14         No                         4,511,726       66.2            L(24),Def(87),O(4)                588,173
  57       05/01/14         No                         4,382,023       62.3         L(34),Grtr1%orYM(81),O(4)
  58       03/01/19         No                         3,127,012       39.3           L(24),Def(140),O(13)
  59       05/01/14         No                         4,453,772       57.8         L(58),Grtr1%orYM(57),O(4)
  60       02/01/14         No                         3,466,573       45.6            L(31),Def(81),O(4)                534,529
  61       06/01/14         No                         4,520,083       21.9            L(24),Def(92),O(4)              2,187,331
  62       05/01/17         No                         1,373,998       15.3            L(24),Def(124),O(7)               657,990
  63       05/01/22         No                         3,650,423       44.6            L(36),Def(175),O(4)
  64       04/01/14         No                         4,046,175       65.3            L(34),Def(80),O(4)                209,969
  65       05/01/14         No                         4,031,993       67.2            L(35),Def(80),O(4)
  66       04/01/14        Yes      04/01/34           3,925,854       65.2            L(24),Def(93),O(1)
  67       05/01/14        Yes      05/01/34           3,812,568       64.6            L(24),Def(92),O(3)
  68       06/01/14         No                         3,849,303       65.2            L(24),Def(92),O(4)
  69       06/01/14         No                         3,849,303       68.7            L(24),Def(92),O(4)
  70       06/01/14         No                         3,178,699       55.5            L(36),Def(80),O(4)
 70.1      06/01/14         No                           832,120       55.5            L(36),Def(80),O(4)
 70.2      06/01/14         No                           721,171       55.5            L(36),Def(80),O(4)
 70.3      06/01/14         No                           721,171       55.5            L(36),Def(80),O(4)
 70.4      06/01/14         No                           610,221       55.5            L(36),Def(80),O(4)
 70.5      06/01/14         No                           294,016       55.5            L(36),Def(80),O(4)
  71       03/01/14         No                         3,366,199       62.8            L(33),Def(80),O(4)                337,154
  72       04/01/14         No                         3,214,222       66.6            L(24),Def(90),O(4)                420,799
  73       05/01/14         No                         3,232,022       64.5            L(24),Def(91),O(4)                440,503
  74       03/01/24         No                            75,312       1.3            L(24),Def(188),O(25)
  75       06/01/14        Yes      06/01/34           3,073,019       67.5            L(24),Def(93),O(3)                339,147
  76       05/01/14         No                         3,022,150       64.5            L(24),Def(91),O(4)                409,403
  77       04/01/11         No                         3,200,315       69.4            L(24),Def(54),O(4)                287,358
  78       05/01/22         No                         2,567,558       43.9            L(36),Def(175),O(4)
  79       04/01/14         No                         2,966,104       64.3            L(24),Def(90),O(4)                336,172
  80       06/01/14         No                         2,999,868       68.2            L(24),Def(93),O(3)
  81       04/01/14        Yes      04/01/34           2,827,853       65.6            L(24),Def(90),O(4)
  82       05/01/14         No                         2,750,285       66.4            L(35),Def(78),O(6)
  83       03/01/24         No                            81,650       1.7            L(24),Def(188),O(25)               392,852
  84       03/01/14         No                         2,615,892       61.6            L(33),Def(80),O(4)
  85       05/01/14         No                         2,504,527       64.2            L(24),Def(91),O(4)                301,058
  86       04/01/14         No                         2,357,430       60.4            L(34),Def(80),O(4)                319,350
  87       04/01/19        Yes      04/01/29           1,675,232       35.5           L(24),Def(141),O(13)
  88       06/01/14         No                         2,328,477       64.7            L(24),Def(92),O(4)
  89       05/01/22         No                         1,716,102       27.9            L(36),Def(175),O(4)
  90       05/01/14         No                         1,765,074       61.9            L(24),Def(91),O(4)                270,860
  91       05/01/14         No                         1,830,918       49.0         L(58),Grtr1%orYM(57),O(4)            323,408
  92       04/01/14         No                         1,655,414       55.5            L(34),Def(80),O(4)
  93       05/01/14         No                         1,626,553       65.6            L(24),Def(91),O(4)
  94       05/01/14         No                         1,571,847       59.3            L(24),Def(91),O(4)
  95       02/01/14         No                         1,212,642       43.3            L(32),Def(80),O(4)                294,651
  96       03/01/14         No                         1,223,072       56.9            L(24),Def(89),O(4)
  97       04/01/14         No                         1,186,026       56.5            L(34),Def(80),O(4)                108,202
  98       05/01/14         No                         1,259,229       64.5            L(24),Def(91),O(4)
  99       05/01/14         No                         1,217,255       64.5            L(24),Def(91),O(4)                167,503
 100       03/01/22         No                           587,157       16.4            L(33),Def(176),O(4)


                                         MOST RECENT     MOST RECENT                                  UW
LOAN #   2002 NOI ($)    2003 NOI ($)         NOI ($)      NOI DATE     UW NOI ($)      UW NCF ($)    DSCR(2,13,19)   TITLE TYPE(14)
------   ------------    ------------         -------      --------     ----------      ----------    ----            --------------
  1       14,803,450      17,330,232      17,330,232       12/31/03    17,940,581      17,034,535     2.56                  Fee
 1.1       3,993,009       4,537,393       4,537,393       12/31/03     4,961,159       4,719,397     2.56                  Fee
 1.2       3,519,404       3,641,071       3,641,071       12/31/03     3,549,521       3,356,625     2.56                  Fee
 1.3         984,043       2,826,001       2,826,001       12/31/03     2,960,128       2,840,636     2.56                  Fee
 1.4       2,084,092       2,221,317       2,221,317       12/31/03     2,204,553       2,076,766     2.56                  Fee
 1.5       1,355,423       1,465,182       1,465,182       12/31/03     1,473,616       1,408,106     2.56                  Fee
 1.6       1,263,743       1,199,944       1,199,944       12/31/03     1,434,546       1,353,013     2.56                  Fee
 1.7       1,603,736       1,439,324       1,439,324       12/31/03     1,357,058       1,279,991     2.56                  Fee
  2        7,524,801       6,948,982       6,948,982       12/31/03     6,578,809       5,981,276     1.35                  Fee
  3        3,709,023       4,642,979       4,642,978       12/31/03     7,461,651       6,883,818     2.24             Fee/Leasehold
 3.1                         675,227         675,227       12/31/03     3,898,178       3,749,539     2.24                  Fee
 3.2       1,512,972       1,525,932       1,525,933       12/31/03     1,379,343       1,232,106     2.24                  Fee
 3.3       1,499,521       1,756,012       1,756,012       12/31/03     1,565,876       1,378,810     2.24                  Fee
 3.4         260,727         259,018         259,018       12/31/03       247,512         200,330     2.24                  Fee
 3.5         252,099         243,347         243,347       12/31/03       210,027         176,607     2.24               Leasehold
 3.6         183,704         183,442         183,442       12/31/03       160,716         146,426     2.24               Leasehold
  4        2,750,943                                                    5,243,316       5,038,555     2.69                  Fee
  5                                        3,842,376       02/29/04     3,552,632       3,405,341     1.28                  Fee
  6        3,940,163                       4,107,955       09/30/03     3,633,420       3,543,170     1.43                  Fee
 6.1       1,252,278                       1,323,517       09/30/03     1,217,564       1,198,614     1.43                  Fee
 6.2         746,752                         767,344       09/30/03       694,939         673,689     1.43                  Fee
 6.3         746,267                         755,827       09/30/03       612,201         596,351     1.43                  Fee
 6.4         523,564                         560,162       09/30/03       489,555         476,405     1.43                  Fee
 6.5         343,230                         304,398       09/30/03       277,147         270,347     1.43                  Fee
 6.6         158,398                         219,920       09/30/03       190,755         180,405     1.43                  Fee
 6.7         169,674                         176,787       09/30/03       151,259         147,359     1.43                  Fee
  7        4,263,292       3,812,843       3,812,843       12/31/03     4,046,173       3,655,574     1.53                  Fee
 7.1       1,323,744       1,194,787       1,194,787       12/31/03     1,172,627       1,065,766     1.53                  Fee
 7.2         905,829         920,390         920,390       12/31/03       959,000         860,813     1.53                  Fee
 7.3         934,113         995,563         995,563       12/31/03       546,760         482,339     1.53                  Fee
 7.4         694,229         695,426         695,426       12/31/03       734,663         681,728     1.53                  Fee
 7.5         405,377           6,677           6,677       12/31/03       633,123         564,928     1.53                  Fee
  8                        2,296,863       3,003,126       02/29/04     2,869,410       2,723,660     1.51                  Fee
  9        1,918,064                       1,902,134       08/31/03     2,917,052       2,631,077     1.41                  Fee
  10       2,091,265       2,636,581       2,636,581       12/31/03     2,393,077       2,196,971     1.39                  Fee
 10.1        806,085       1,016,278       1,016,278       12/31/03       922,419         846,829     1.39                  Fee
 10.2        315,040         397,190         397,190       12/31/03       360,507         330,964     1.39                  Fee
 10.3        299,798         377,973         377,973       12/31/03       343,065         314,952     1.39                  Fee
 10.4        319,632         402,979         402,979       12/31/03       365,762         335,789     1.39                  Fee
 10.5        238,959         301,270         301,270       12/31/03       273,446         251,037     1.39                  Fee
 10.6        111,751         140,891         140,891       12/31/03       127,879         117,400     1.39                  Fee
  11       3,682,455       3,466,722       3,653,808       04/30/04     3,442,272       3,044,842     1.79                  Fee
  12       1,578,957       1,195,283       1,195,283       12/31/03     2,364,510       2,148,843     1.50                  Fee
  13                                                                    2,042,790       2,042,790     1.55                  Fee
  14                                                                    1,797,507       1,728,260     1.39                  Fee
  15       1,534,252                       1,775,144       02/29/04     1,890,078       1,800,078     1.53                  Fee
  16         713,096       1,281,225       1,281,225       12/31/03     1,591,043       1,513,043     1.25                  Fee
  17       1,364,390       1,552,769       1,552,769       12/31/03     1,571,628       1,519,228     1.30                  Fee
  18       1,456,905       1,526,690       1,526,690       12/31/03     1,479,263       1,379,828     1.52                  Fee
  19       1,120,978       1,286,370       1,233,131       02/29/04     1,240,059       1,152,888     1.25                  Fee
  20                                                                    1,387,212       1,315,320     1.36                  Fee
  21       1,507,688       1,548,366       1,548,366       12/31/03     1,518,859       1,420,499     2.61                  Fee
  22       1,245,693       1,230,811       1,230,811       12/31/03     1,148,560       1,098,884     1.48                  Fee
  23                                       1,034,340       01/31/04     1,092,279       1,039,479     1.28                  Fee
  24                                                                    1,007,698         955,068     1.32                  Fee
  25       2,555,476       2,790,138       3,124,516       04/30/04     3,133,266       2,681,572     3.11                  Fee
  26         780,354       1,329,151       1,399,441       02/29/04     1,291,934       1,143,100     1.27                  Fee
  27       1,288,926       1,426,619       1,426,619       12/31/03     1,134,726         958,531     1.42                  Fee
  28                                                                    1,231,786       1,116,118     1.52                  Fee
  29       1,532,818       1,618,434       1,634,844       03/31/04     1,387,694       1,245,982     1.56                  Fee
  30                         211,620         211,620       12/31/03     1,057,939         949,328     1.43                  Fee
  31                                                                      919,542         873,614     1.40                  Fee
  32                         676,164         676,164       12/31/03       932,873         856,589     1.48                  Fee
  33         917,378         910,887         910,887       12/31/03       902,443         844,128     1.45                  Fee
  34         656,733       1,027,084       1,027,084       12/31/03     1,060,012         960,976     1.63                  Fee
  35         609,669         516,422         516,422       12/31/03       892,544         797,517     1.42                  Fee
  36         729,332         745,961         745,961       12/31/03     1,136,857       1,021,525     1.75                  Fee
  37         753,741         661,760         647,796       03/31/04       613,920         554,920     1.09                  Fee
  38         642,907         675,197         675,197       12/31/03       728,738         674,738     1.34                  Fee
  39         717,942                         755,414       01/30/04       721,328         666,328     1.42                  Fee
  40         668,413         712,768         712,768       12/31/03       708,727         649,438     1.33                  Fee
  41         699,900         761,653         761,653       12/31/03       702,716         640,502     1.33                  Fee
  42         647,164         639,042         639,042       12/31/03       645,971         603,971     1.35                  Fee
  43         562,111         752,670         752,670       12/31/03       840,453         734,853     1.30                  Fee
  44         521,369         646,950         646,950       12/31/03       715,217         635,440     1.32                  Fee
  45         791,176         690,034         690,034       12/31/03       612,601         564,601     1.26                  Fee
  46       1,545,021                       1,586,292       11/30/03     1,303,586       1,172,917     2.79                  Fee
  47         819,969         804,718         804,718       12/31/03       798,473         740,973     1.59                  Fee
  48                         484,710         484,710       12/31/03       540,286         529,316     1.32                  Fee
  49         656,085         698,127         698,127       12/31/03       717,961         626,336     1.53                  Fee
  50         792,341         880,651         880,651       12/31/03       848,375         813,008     2.14                  Fee
  51                         498,056         498,056       12/31/03       577,955         563,954     1.43                  Fee
  52         552,501                         515,102       07/31/03       527,628         467,614     1.20                  Fee
  53                                                                      569,299         545,091     1.41                  Fee
  54         776,512         904,190         925,568       02/29/04       888,877         830,509     2.27                  Fee
  55                                                                      534,614         505,897     1.40                  Fee
  56         526,995         489,297         494,013       03/31/04       483,360         431,360     1.16                  Fee
  57                                                                      528,345         504,821     1.43                  Fee
  58                         487,435         487,435       12/31/03       657,908         607,077     1.51                  Fee
  59                                                                      644,690         560,536     1.46                  Fee
  60         677,640         780,169         780,169       12/31/03       793,070         694,664     1.52                  Fee
  61       1,489,505       1,195,598         763,189       04/30/04     1,019,649         731,994     1.79                  Fee
  62         743,258                         720,343       11/30/03       671,498         613,340     1.29                  Fee
  63                         451,530         451,530       12/31/03       572,425         528,425     1.19                  Fee
  64         363,987         509,418         509,418       12/31/03       509,025         476,538     1.45                  Fee
  65                                                                      541,680         493,221     1.48                  Fee
  66                                                                      424,340         422,131     1.34                  Fee
  67                                                                      410,659         408,391     1.34                  Fee
  68         562,286         545,398         545,398       12/31/03       469,460         419,867     1.33                  Fee
  69         568,038         542,663         542,663       12/31/03       436,650         401,865     1.27                  Fee
  70                                                                      464,062         423,755     1.39                  Fee
 70.1                                                                     116,350         106,595     1.39                  Fee
 70.2                                                                     102,670          94,484     1.39                  Fee
 70.3                                                                     105,860          96,803     1.39                  Fee
 70.4                                                                      95,277          85,724     1.39                  Fee
 70.5                                                                      43,904          40,149     1.39                  Fee
  71         362,162         385,145         385,145       12/31/03       403,346         374,458     1.34                  Fee
  72         415,405         389,408         377,759       02/29/04       378,928         345,495     1.33                  Fee
  73         442,195         458,958                                      400,977         370,992     1.35                  Fee
  74                                                                      381,191         379,017     1.25                  Fee
  75         338,868         336,847         336,847       12/31/03       329,725         327,640     1.23                  Fee
  76         412,403         424,521         424,521       12/31/03       367,289         336,821     1.35                  Fee
  77         332,743         392,307         392,307       12/31/03       388,540         381,040     1.61                  Fee
  78                         372,408         372,408       12/31/03       427,442         395,442     1.27                  Fee
  79         280,146         367,931         367,931       12/31/03       345,412         321,112     1.32                  Fee
  80         345,018         398,174         398,174       12/31/03       377,003         346,380     1.34                  Fee
  81                                                                      340,428         326,446     1.41                  Fee
  82         239,727         332,279         332,279       12/31/03       350,254         337,139     1.53                  Fee
  83         402,596         425,398         425,398       12/31/03       389,616         360,996     1.28                  Fee
  84         256,038         312,444         312,444       12/31/03       399,353         376,146     1.72                  Fee
  85         253,543         267,902         267,902       12/31/03       375,878         339,271     1.66                  Fee
  86         318,495         235,207         235,207       12/31/03       320,624         287,550     1.52                  Fee
  87                                                                      313,099         311,643     1.45                  Fee
  88                                                                      306,940         290,053     1.40                  Fee
  89                         146,438         146,438       12/31/03       340,893         310,893     1.48                  Fee
  90         234,268         223,044         223,044       12/31/03       254,284         220,304     1.25                  Fee
  91         300,266         265,873         265,873       12/31/03       264,232         233,232     1.58                  Fee
  92         134,298         187,922         187,922       12/31/03       198,420         193,920     1.47                  Fee
  93         183,735         198,612         198,879       01/31/04       203,791         174,784     1.34                  Fee
  94         167,241         180,240         166,340       02/29/04       176,695         159,231     1.21                  Fee
  95         332,393                         260,434       10/31/03       269,323         241,240     1.51                  Fee
  96                                                                      178,727         167,236     1.40                  Fee
  97          89,664         119,851         119,851       12/31/03       179,900         162,579     1.39                  Fee
  98                                                                      138,881         127,860     1.35                  Fee
  99         167,496          43,453          43,453       12/31/03       148,953         137,753     1.35                  Fee
 100                         133,531         133,531       12/31/03       121,556         101,556     1.43                  Fee

                                                               UPFRONT ESCROW(15)
                 ------------------------------------------------------------------------------------------------------------------
                 UPFRONT CAPEX    UPFRONT ENGIN.   UPFRONT ENVIR.    UPFRONT TI/LC   UPFRONT RE TAX   UPFRONT INS.   UPFRONT OTHER
LOAN #    PML %     RESERVE ($)       RESERVE ($)      RESERVE ($)      RESERVE ($)      RESERVE ($)    RESERVE ($)     RESERVE ($)
------    -----     -----------       -----------      -----------      -----------      -----------    -----------     -----------
  1      Various             0            34,375          998,100                0                0              0               0
 1.1      14.0               0                 0                0                0                0              0               0
 1.2      16.0               0                 0                0                0                0              0               0
 1.3      14.0               0                 0                0                0                0              0               0
 1.4      10.0               0                 0                0                0                0              0               0
 1.5      17.0               0                 0                0                0                0              0               0
 1.6      15.0               0                 0                0                0                0              0               0
 1.7      13.0               0                 0                0                0                0              0               0
  2                      4,262                 0                0          285,000          342,296         45,928          45,928
  3                     47,458            70,688                0           48,850          247,542        325,271         325,271
 3.1                         0                 0                0                0                0              0               0
 3.2                         0                 0                0                0                0              0               0
 3.3                         0                 0                0                0                0              0               0
 3.4                         0                 0                0                0                0              0               0
 3.5                         0                 0                0                0                0              0               0
 3.6                         0                 0                0                0                0              0               0
  4       19.0               0                 0                0                0                0              0               0
  5                          0                 0                0                0                0              0               0
  6                      7,521             2,188                0                0           99,589         25,551          25,551
 6.1      15.0               0                 0                0                0                0              0               0
 6.2                         0                 0                0                0                0              0               0
 6.3                         0                 0                0                0                0              0               0
 6.4                         0                 0                0                0                0              0               0
 6.5                         0                 0                0                0                0              0               0
 6.6                         0                 0                0                0                0              0               0
 6.7                         0                 0                0                0                0              0               0
  7                     66,725                 0            5,000          500,000                0              0               0
 7.1                         0                 0                0                0                0              0               0
 7.2                         0                 0                0                0                0              0               0
 7.3                         0                 0                0                0                0              0               0
 7.4                         0                 0                0                0                0              0               0
 7.5                         0                 0                0                0                0              0               0
  8                          0                 0                0                0                0              0               0
  9                          0         1,717,000                0        4,146,000          363,302         30,266          30,266
  10                         0                 0                0        2,000,000          114,834         20,000          20,000
 10.1                        0                 0                0                0                0              0               0
 10.2                        0                 0                0                0                0              0               0
 10.3                        0                 0                0                0                0              0               0
 10.4                        0                 0                0                0                0              0               0
 10.5                        0                 0                0                0                0              0               0
 10.6                        0                 0                0                0                0              0               0
  11                         0             7,500                0                0                0              0               0
  12                    50,000                 0                0          500,000           86,871         16,462          16,462
  13                         0                 0              500                0                0              0               0
  14                         0                 0                0          142,000                0          3,322           3,322
  15                         0                 0                0                0                0              0               0
  16                   400,000                 0                0                0                0              0               0
  17                         0                 0                0                0           35,514         41,677          41,677
  18                         0             8,500                0                0                0          3,049           3,049
  19                    65,551                 0                0                0                0              0               0
  20                         0                 0          285,625                0                0              0               0
  21                         0                 0                0                0                0              0               0
  22                         0                 0                0                0          140,664         10,040          10,040
  23                         0                 0                0                0           35,489          8,733           8,733
  24      15.0               0                 0                0                0                0              0               0
  25                         0             4,688                0                0                0              0               0
  26                         0                 0                0                0                0              0               0
  27                    64,000                 0                0          351,408                0              0               0
  28                         0                 0                0                0                0              0               0
  29      14.0               0                 0                0                0                0              0               0
  30                         0                 0                0                0                0              0               0
  31                    27,054                 0                0           95,000                0              0               0
  32                         0           500,350                0                0           94,637         19,791          19,791
  33                         0                 0                0                0           19,463         10,210          10,210
  34      17.0               0                 0                0                0                0              0               0
  35                         0                 0                0          100,000                0              0               0
  36                         0                 0                0                0                0              0               0
  37                         0           314,600                0                0           16,704         31,497          31,497
  38                   200,000                 0                0                0                0              0               0
  39                         0                 0                0                0           77,739         53,175          53,175
  40                         0             3,438                0                0           49,260          2,304           2,304
  41      15.0               0                 0                0          200,000                0              0               0
  42                         0                 0                0                0                0              0               0
  43                         0                 0                0                0           23,825         26,617          26,617
  44                         0                 0                0                0           47,734          6,475           6,475
  45                         0                 0                0                0          121,157         12,821          12,821
  46                         0                 0                0                0                0              0               0
  47                         0            33,900                0                0          139,757              0               0
  48                         0                 0                0                0           50,083         12,981          12,981
  49                         0                 0                0                0                0              0               0
  50                         0                 0                0                0                0              0               0
  51      18.0               0                 0                0                0                0              0               0
  52                         0                 0                0                0           15,276          5,999           5,999
  53                         0                 0                0                0        20,317.20          1,400           1,400
  54                         0                 0                0                0                0              0               0
  55                         0                 0                0                0                0              0               0
  56                         0            71,000                0                0           11,406         22,899          22,899
  57      16.0               0                 0                0                0                0              0               0
  58                         0            17,125                0                0           53,420          1,283           1,283
  59      17.0               0                 0                0                0                0              0               0
  60                         0                 0                0                0                0              0               0
  61                         0             3,125                0                0                0              0               0
  62                         0                 0                0                0           25,490          3,707           3,707
  63                         0                 0                0                0                0              0               0
  64                   229,188                 0                0                0                0              0               0
  65                    43,293                 0                0                0                0              0               0
  66                       368                 0                0                0                0              0               0
  67                         0                 0          162,500           10,000                0          4,375           4,375
  68      18.0               0             8,294                0           75,000           16,251          5,363           5,363
  69      18.0               0            10,388                0           75,000           14,891          4,976           4,976
  70                         0                 0                0                0                0              0               0
 70.1                        0                 0                0                0                0              0               0
 70.2                        0                 0                0                0                0              0               0
 70.3                        0                 0                0                0                0              0               0
 70.4                        0                 0                0                0                0              0               0
 70.5                        0                 0                0                0                0              0               0
  71                         0                 0                0                0                0              0               0
  72                         0             1,375                0                0           44,374          2,754           2,754
  73                         0             5,725                0                0           29,471          7,568           7,568
  74                         0                 0                0                0                0              0               0
  75       4.0               0                 0                0                0                0              0               0
  76                         0             4,515                0                0           24,462          7,896           7,896
  77      10.0               0                 0            7,500                0            4,000          1,409           1,409
  78                         0                 0                0                0                0              0               0
  79                         0            60,375                0                0           28,237          2,000           2,000
  80                         0                 0                0                0            2,333              0               0
  81                         0                 0                0                0           11,464            641             641
  82                         0                 0                0                0                0              0               0
  83                         0                 0                0                0           43,268          1,066           1,066
  84                         0                 0                0                0                0              0               0
  85                         0                 0                0                0           31,699          1,950           1,950
  86                         0                 0                0            1,000                0              0               0
  87                         0                 0                0                0                0              0               0
  88      13.0               0                 0                0                0            6,307          3,212           3,212
  89                         0                 0                0                0                0              0               0
  90                         0            72,669                0                0           27,015         15,422          15,422
  91                    31,000                 0                0                0                0              0               0
  92                         0                 0                0                0                0              0               0
  93                         0            11,250                0                0           25,911          3,933           3,933
  94      11.0               0             7,938                0                0           23,134          1,435           1,435
  95                         0                 0                0                0                0              0               0
  96                         0                 0                0                0            6,651          7,124           7,124
  97                         0                 0                0                0                0              0               0
  98                         0                 0                0           42,200           16,779          2,473           2,473
  99                         0               500                0                0           21,220          3,255           3,255
 100      10.0               0                 0                0                0                0              0               0

                                                      MONTHLY ESCROW(16)
         --------------------------------------------------------------------------------------------------------------
         MONTHLY CAPEX     MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX     MONTHLY INS.     MONTHLY OTHER       SINGLE
LOAN #      RESERVE ($)        RESERVE ($)        RESERVE ($)(20)        RESERVE ($)      RESERVE ($)       RESERVE ($)      TENANT
------      -----------        -----------        ---------------        -----------      -----------       -----------      ------
  1                  0                  0                  0                      0                0                 0         No
 1.1                 0                  0                  0                      0                0                 0         No
 1.2                 0                  0                  0                      0                0                 0         No
 1.3                 0                  0                  0                      0                0                 0         No
 1.4                 0                  0                  0                      0                0                 0         No
 1.5                 0                  0                  0                      0                0                 0         No
 1.6                 0                  0                  0                      0                0                 0         No
 1.7                 0                  0                  0                      0                0                 0         No
  2              4,262                  0             95,000                114,099            7,655                 0         No
  3             23,729                  0             24,425                 82,514           27,106             3,333         No
 3.1                 0                  0                  0                      0                0                 0         No
 3.2                 0                  0                  0                      0                0                 0         No
 3.3                 0                  0                  0                      0                0                 0         No
 3.4                 0                  0                  0                      0                0                 0         No
 3.5                 0                  0                  0                      0                0                 0         No
 3.6                 0                  0                  0                      0                0                 0         No
  4                  0                  0                  0                      0                0                 0         No
  5                  0                  0                  0                      0                0                 0        Yes
  6              7,521                  0                  0                 37,102            6,473                 0         No
 6.1                 0                  0                  0                      0                0                 0         No
 6.2                 0                  0                  0                      0                0                 0         No
 6.3                 0                  0                  0                      0                0                 0         No
 6.4                 0                  0                  0                      0                0                 0         No
 6.5                 0                  0                  0                      0                0                 0         No
 6.6                 0                  0                  0                      0                0                 0         No
 6.7                 0                  0                  0                      0                0                 0         No
  7              4,169                  0             20,833                 68,322            5,132                 0         No
 7.1                 0                  0                  0                      0                0                 0         No
 7.2                 0                  0                  0                      0                0                 0         No
 7.3                 0                  0                  0                      0                0                 0         No
 7.4                 0                  0                  0                      0                0                 0         No
 7.5                 0                  0                  0                      0                0                 0         No
  8              9,717                  0                  0                 54,773           13,691                 0         No
  9              2,283                  0                  0                 40,367            5,044                 0         No
  10                 0                  0                  0                      0                0                 0        Yes
 10.1                0                  0                  0                      0                0                 0        Yes
 10.2                0                  0                  0                      0                0                 0        Yes
 10.3                0                  0                  0                      0                0                 0        Yes
 10.4                0                  0                  0                      0                0                 0        Yes
 10.5                0                  0                  0                      0                0                 0        Yes
 10.6                0                  0                  0                      0                0                 0        Yes
  11            30,205                  0                  0                      0                0                 0        Yes
  12                 0                  0                  0                 21,718            2,352                 0         No
  13                 0                  0    See Footnote 20                      0                0                 0        Yes
  14               676                  0              5,091                 31,413            1,107                 0         No
  15             7,500                  0                  0                 17,708            8,204                 0         No
  16             6,500                  0                  0                 38,028            7,144                 0         No
  17             3,684                  0                  0                 11,838            5,482                 0         No
  18             2,194                  0              6,250                 17,071            3,049                 0         No
  19                 0                  0                  0                      0                0                 0         No
  20             1,786                  0              4,167                 10,833              917                 0         No
  21                 0                  0                  0                      0                0                 0         No
  22                 0                  0                  0                 14,066            3,347                 0         No
  23             4,400                  0                  0                 17,744            2,911                 0         No
  24               940                  0                  0                 18,732            1,081                 0         No
  25            33,356                  0                  0                      0                0                 0        Yes
  26                 0                  0                  0                      0                0                 0         No
  27             2,406                  0              6,667                 25,954            1,982                 0         No
  28                 0                  0                  0                      0                0                 0        Yes
  29                 0                  0                  0                  7,331            5,457                 0         No
  30             1,322                  0              3,750                 15,100            1,979                 0         No
  31               752                  0              1,250                  6,667              931                 0         No
  32             6,357                  0                  0                 15,773            6,597                 0         No
  33             5,000                  0                  0                  4,866            5,105                 0         No
  34             1,409                  0              4,167                 10,562            2,816                 0         No
  35             1,262                  0              8,333                  7,305            1,286                 0         No
  36             2,383                  0                  0                 20,635            3,678                 0         No
  37             4,917                  0                  0                 16,704            7,874                 0         No
  38             4,500                  0                  0                 11,827            3,707                 0         No
  39             4,167                  0                  0                 11,106            5,746                 0         No
  40             1,298                  0                  0                 16,420            2,304                 0         No
  41               764                  0                  0                  6,113              745                 0         No
  42             4,012                  0                  0                  7,706            3,227                 0         No
  43                 0                  0                  0                  3,971            5,163                 0         No
  44               675                  0              6,700                 15,911            1,295                 0         No
  45             4,000                  0                  0                 40,386            4,274                 0         No
  46                 0                  0                  0                      0                0                 0         No
  47                 0                  0                  0                 19,757                0                 0         No
  48               915                  0                  0                 10,017            1,993                 0         No
  49             7,635                  0                  0                  4,619            4,375                 0         No
  50                 0                  0                  0                      0                0                 0         No
  51             1,167                  0                  0                  3,769              765                 0         No
  52             5,001                  0                  0                  5,092            2,999                 0         No
  53               145                  0              1,250                      0                0                 0        Yes
  54                 0                  0                  0                      0                0                 0         No
  55               429                  0              1,667                 16,204            1,234                 0         No
  56             4,333                  0                  0                 11,406            5,725                 0         No
  57               325                  0              3,000                  6,459              683                 0         No
  58               671                  0              3,594                 10,684            1,283                 0         No
  59               842                  0              2,500                  5,743              603                 0         No
  60             4,950                  0                  0                  3,245            2,257                 0         No
  61            20,921                  0                  0                      0                0                 0        Yes
  62                 0                  0                  0                  4,248              618                 0         No
  63             3,667                  0                  0                  9,533            4,359                 0         No
  64             2,707                  0                  0                  4,639            4,160                 0         No
  65               725                  0    See Footnote 20                      0                0                 0        Yes
  66               184                  0                  0                      0                0                 0        Yes
  67               189                  0                  0                  6,981              438                 0        Yes
  68               809                  0              3,000                  5,417              488                 0         No
  69               650                  0              3,000                  5,008              452                 0         No
  70               946                  0                  0                      0                0                 0        Yes
 70.1                0                  0                  0                      0                0                 0        Yes
 70.2                0                  0                  0                      0                0                 0        Yes
 70.3                0                  0                  0                      0                0                 0        Yes
 70.4                0                  0                  0                      0                0                 0        Yes
 70.5                0                  0                  0                      0                0                 0        Yes
  71               398                  0              2,000                  3,140              406                 0         No
  72             2,786                  0                  0                  7,396            2,754                 0         No
  73               268                  0              2,120                  4,912            1,261                 0         No
  74                 0                  0                  0                      0                0                 0        Yes
  75               174                  0                  0                      0              332                 0        Yes
  76               507                  0              1,929                  4,077            1,316                 0         No
  77               625                  0                  0                  4,000              704                 0         No
  78             2,666                  0                  0                  6,933            3,150                 0         No
  79             2,025                  0                  0                  4,706            1,000                 0         No
  80               317                  0              1,792                  2,333              833                 0         No
  81                55                  0                800                      0                0                 0        Yes
  82             1,093                  0                  0                  8,748              521                 0         No
  83               475                  0              2,000                  6,181              533                 0         No
  84               310                  0                833                  2,038              322                 0         No
  85               417                  0                  0                  6,340              650                 0         No
  86               514                  0              1,000                  4,847              744                 0         No
  87                 0                  0                  0                      0                0                 0        Yes
  88               161                  0              1,070                  3,154            1,071                 0         No
  89             2,500                  0                  0                  3,967            1,589                 0         No
  90             2,832                  0                  0                  4,503            3,855                 0         No
  91             2,583                  0                  0                 10,206            2,199                 0         No
  92               375                  0                  0                  3,736              913                 0         No
  93             2,417                  0                  0                  4,319            1,311                 0         No
  94             1,455                  0                  0                  2,892              717                 0         No
  95             1,725                  0                  0                  1,073              861                 0         No
  96                61                  0              1,218                  1,663              548                 0         No
  97               604                  0              1,250                  2,337              417                 0         No
  98                98                  0                791                  2,797              412                 0         No
  99               100                  0                791                  3,537              542                 0         No
 100                 0                  0                  0                  3,410            1,090                 0         No

                                                       LARGEST TENANT
                ----------------------------------------------------------------------------------------------------------
                                                                                                              LEASE
LOAN #          LARGEST TENANT                                                    UNIT SIZE                 EXPIRATION
------          --------------                                                    ---------                 ----------
  1             Wal-Mart                                                            142,000                  09/17/27
 1.1            Century Theatres                                                     50,090                  12/31/10
 1.2            Marshalls                                                            34,403                  01/31/10
 1.3            Wal-Mart                                                            142,000                  09/17/27
 1.4            Ross Dress For Less                                                  40,000                  10/31/04
 1.5            Target                                                               85,879                  05/31/22
 1.6            Ralph's                                                              37,600                  10/31/15
 1.7            Vons                                                                 54,982                  01/31/21
  2             GSA/SEC                                                             191,705              5/31/05, 1/29/08
  3             Dick's Clothing                                                      50,000                  01/31/19
 3.1            Dick's Clothing                                                      50,000                  01/31/19
 3.2            Goody's                                                              40,000                  03/31/09
 3.3            JC Penny                                                             35,385                  09/30/05
 3.4            Auto Zone                                                            11,500                  07/31/08
 3.5            Food Lion                                                            33,800                  04/15/16
 3.6            Food Lion                                                            35,798                  02/13/21
  4             Copelands Sports                                                     34,310                  11/30/18
  5             Employers Reinsurance Corporation                                   320,198                  05/01/19
  6
 6.1
 6.2
 6.3
 6.4
 6.5
 6.6
 6.7
  7             Compuware                                                            69,834                  09/01/06
 7.1            All Seasons Services, Inc.                                           33,000                  04/30/05
 7.2            Compuware                                                            69,834                  08/31/06
 7.3            Titan Corporation                                                    39,154                  02/28/05
 7.4            Thermo Key Tek                                                       40,757                  11/30/05
 7.5            Vestcom International                                                49,500                  01/31/11
  8
  9             American Home Mortgage Corp.                                        107,181                  11/30/18
  10            Millwood Distributors                                               255,000                  08/31/06
 10.1           Millwood Distributors                                               255,000                  08/31/06
 10.2           Anderson Packaging                                                  105,000                  06/30/08
 10.3           Pierce Distribution                                                 100,800                  05/31/10
 10.4           Pierce Distribution                                                  90,000                  10/31/08
 10.5           Franklin Wire                                                        70,000                  06/05/07
 10.6           Clorox Services Company                                              32,000                  03/31/06
  11
  12            IASIS Healthcare                                                     42,319                  12/31/10
  13            Jervis B. Webb Company                                              180,000                  09/30/17
  14            Lowe's (Ground Lease)                                               140,000                  04/30/22
  15
  16
  17
  18            Dick's Sporting Goods                                                62,773                  10/31/10
  19
  20            Grand Mart                                                           23,422                  01/31/14
  21            Publix                                                               45,254                  03/31/11
  22
  23
  24            Linens `N Things                                                     31,023                  01/31/15
  25
  26            Amerigroup Corporation                                               88,420                  03/31/08
  27            Cyberonics                                                          129,895                  12/31/09
  28            Kirkland's, Inc.                                                    771,120                  04/30/19
  29
  30            Arizona American Water                                               20,331                  05/31/10
  31            Ashley Furniture                                                     40,000                  02/12/14
  32
  33
  34            Vertical Circuits, Inc.                                              45,477                  01/31/07
  35            Open Text Corporation                                                18,257                  07/30/14
  36            Marshalls                                                            38,500                  01/31/14
  37
  38
  39
  40            Sunmart                                                              56,200                  07/31/13
  41            Jeffery Muller, MD                                                    5,355                  12/01/04
  42
  43
  44            AMS Services, Inc.                                                   23,893                  12/31/08
  45
  46            Shopper's Food Warehouse                                             56,291                  07/31/20
  47
  48
  49
  50
  51
  52
  53            Circuit City Stores, Inc.                                            33,862                  01/31/20
  54            Golds Gym                                                            24,989                  11/30/08
  55            LionsGate Liquor                                                      7,500                  11/08/08
  56
  57            Lots of Pets                                                          6,000                  12/31/08
  58            Car Toys                                                              6,000                  03/31/12
  59            Ernst & Young                                                         8,901                  12/31/04
  60
  61
  62            Harris Teeter                                                        45,140                  12/03/16
  63
  64
  65            Kelsey-Hayes Company                                                 57,007                  01/31/15
  66            Walgreen Co.                                                         14,725                  06/30/59
  67            Walgreen Co.                                                         15,120                  11/30/60
  68            L&A Marketing                                                         3,057                  09/30/04
  69            Thomas, Marrero, & Hall                                               1,783                  06/01/04
  70            Draw-Tite, Inc.                                                      30,000                  02/01/22
 70.1           Keo Cutters, Inc.                                                    26,640                  02/01/22
 70.2           Punchcraft Company                                                   21,303                  02/01/22
 70.3           Richards Micro-Tool, Inc.                                            25,187                  02/01/22
 70.4           Draw-Tite, Inc.                                                      30,000                  02/01/22
 70.5           Reska Spline Products, Inc.                                          10,444                  02/01/22
  71            Ross, Langan & Mckendrey                                              7,326                  06/30/08
  72
  73            Ruthie's Mexicana                                                     3,856                  10/01/09
  74            Walgreen Co.                                                         14,490                  06/30/77
  75            Walgreen Co.                                                         13,905                  09/30/58
  76            Crystal Teacher                                                       5,850                  08/01/08
  77
  78
  79
  80            L.L. Bradford & Company                                              14,110                  03/31/11
  81            PETsMART                                                             19,107                  03/31/19
  82
  83            Taylor Stevens Day Spa                                                5,753                  03/31/08
  84            Carolina Market                                                       3,565                  09/30/08
  85            Arbor Drugs                                                          10,880                  10/30/14
  86            Specialty Care Network                                               15,317                  06/30/08
  87            Walgreen Co.                                                         14,560                  12/19/78
  88            Chipotle                                                              2,500                  02/14/19
  89
  90
  91
  92
  93
  94
  95
  96            Pure Beauty                                                           2,402                  06/30/08
  97            Hy-Vee Wine & Spirits                                                 8,650                  09/30/08
  98            Santa Fe Grill                                                        3,720                  03/01/09
  99            1 Hour Cleaners                                                       3,600                  04/30/11
 100

                                                              2ND LARGEST TENANT
                         -------------------------------------------------------------------------------------------------
                                                                                                               LEASE
LOAN #                   2ND LARGEST TENANT                                       UNIT SIZE                  EXPIRATION
------                   ------------------                                       ---------                  ----------
  1                      Target                                                      85,879                   05/31/22
 1.1                     Linens 'N Things                                            42,049                   01/31/16
 1.2                     Benhome Furniture                                           27,000              1/31/04, 10/31/07
 1.3                     Gigante Supermarket                                         54,960                   12/31/22
 1.4                     Signature Theaters/Sequoia Mall                             31,663                   10/31/16
 1.5                     Food 4 Less                                                 52,924                   11/14/10
 1.6                     Thrifty                                                     19,300                   05/31/15
 1.7                     Big Lots                                                    24,050                   01/31/09
  2                      American Cancer Society                                     26,258                   09/30/11
  3                      Goody's                                                     40,000                   03/31/09
 3.1                     Linens 'N Things                                            28,000                   01/31/19
 3.2                     Office Depot                                                31,022                   08/31/08
 3.3                     Office Max                                                  33,024                   01/31/08
 3.4                     Cal's Spas & Pools                                          10,500                   07/31/08
 3.5                     Extreme Tanning                                              1,200                   07/31/05
 3.6                     Community Video                                              3,600                   09/30/05
  4                      Ross Dress for Less                                         30,241                   01/31/12
  5
  6
 6.1
 6.2
 6.3
 6.4
 6.5
 6.6
 6.7
  7                      Adaptac, Inc.                                               67,166                   05/31/07
 7.1                     Komatsu Technologies                                        29,125                   10/31/04
 7.2                     Adaptac, Inc.                                               67,166                   05/31/07
 7.3                     Tactical Communicallo                                       10,070                   08/31/09
 7.4                     Mintera Corporation                                         14,075                   10/31/05
 7.5                     Federal Express                                             39,727                   02/01/07
  8
  9                      Ladenburg Thalmann Financial Services, Inc.                 22,004                   07/31/08
  10                     Anderson Packaging                                         105,000                   06/30/08
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
  11
  12                     LifeTrust America                                           20,639                   12/31/06
  13
  14                     Michael's                                                   23,970                   10/15/12
  15
  16
  17
  18                     Best Buy                                                    58,368                   01/31/11
  19
  20                     Hee Been Restaurant                                          9,250                   12/31/13
  21                     Bealls                                                      35,600                   04/30/07
  22
  23
  24                     Michaels                                                    21,200                   03/31/14
  25
  26                     At the Mall, Inc.                                            6,885                   06/30/07
  27                     NASDA/Japan                                                  7,401                   02/28/09
  28
  29
  30                     Ace Mortgage                                                 9,349                   04/15/09
  31                     Arizona Leather                                             12,440                   02/11/11
  32
  33
  34                     Pathology, Inc                                              20,390                   04/30/12
  35                     H&R Block Financial Advisors                                 8,473                   03/31/09
  36                     Homegoods                                                   28,661                   05/31/12
  37
  38
  39
  40                     Polly's Hallmark                                             5,040                   01/31/09
  41                     DaVita Corona Dialysis                                       5,350                   12/31/05
  42
  43
  44                     Kaiser                                                       8,126                   09/30/05
  45
  46                     Big Lots, Inc.                                              22,800                   01/31/09
  47
  48
  49
  50
  51
  52
  53
  54                     Royal Buffet                                                 7,550                   08/31/12
  55                     Tanners                                                      6,714                   09/12/13
  56
  57                     IHOP                                                         3,878                   10/31/28
  58                     Enstyle Furniture                                            6,000                   05/31/08
  59                     NewPort Exchange Holding                                     2,880                   07/31/07
  60
  61
  62                     Pier 1 Imports                                               7,993                   01/31/21
  63
  64
  65
  66
  67
  68                     More Media Group                                             2,622                   10/31/04
  69                     Generations Management                                       1,754                  3/31/2009
  70                     Keo Cutters, Inc.                                           26,640                   02/01/22
 70.1
 70.2
 70.3
 70.4
 70.5
  71                     Jack Bays, Inc.                                              5,584                   06/30/12
  72
  73                     Fort Bend Academy of Dance II                                2,912                   07/01/04
  74
  75
  76                     Cafe Goo Gooo Yen/Tin Tin/SB                                 3,088                   07/01/06
  77
  78
  79
  80                     Voicestream Wireless                                         4,890                   06/15/07
  81
  82
  83                     Bistro Wasabi                                                3,056                   12/31/08
  84                     Debmark, Inc.                                                3,050                   01/31/06
  85                     Novi Kidney Center                                           8,200                   01/30/06
  86                     Auto Vest                                                    3,675                   12/31/05
  87
  88                     Sprint                                                       2,500                   12/31/08
  89
  90
  91
  92
  93
  94
  95
  96                     Keedo Kids                                                   1,537                   06/14/08
  97                     Crick Camera Shop                                            3,995                   05/31/08
  98                     Tokyo Express                                                2,500                   03/01/10
  99                     Quizno's Subs                                                1,600                   12/31/07
 100

                                                        3RD LARGEST TENANT
                -------------------------------------------------------------------------------------------------------
                                                                                                                LEASE
LOAN #          3RD LARGEST TENANT                                                   UNIT SIZE               EXPIRATION
------          ------------------                                                   ---------               ----------
  1             Vons                                                                    54,982                01/31/21
 1.1            Marshalls                                                               30,000                05/31/10
 1.2            Michaels                                                                24,995                02/28/10
 1.3            L.A. Fitness Sports Clubs                                               33,306                07/31/17
 1.4            Marshalls                                                               30,000                10/31/10
 1.5            Big Lots                                                                25,500                01/31/08
 1.6            Mtn View Christian Preschool                                             9,545                08/31/05
 1.7            Staples                                                                 23,591                03/31/15
  2             Pitney Bowes Mgmt Company                                               18,614                09/30/07
  3             Food Lion                                                               35,798                02/13/21
 3.1            Borders Books                                                           23,010                01/31/19
 3.2            T.J. Maxx                                                               25,328                09/30/04
 3.3            Petco                                                                   21,000                10/31/14
 3.4            Dollar General                                                           9,100                04/30/05
 3.5            Osaka Restaurant                                                         1,200                03/31/05
 3.6            Joy's Hairstyling                                                        1,200                03/31/07
  4             Bed Bath & Beyond                                                       30,000                01/31/12
  5
  6
 6.1
 6.2
 6.3
 6.4
 6.5
 6.6
 6.7
  7             Vestcom International                                                   49,500                01/31/11
 7.1            Mayo Medical Labboratories of New England                               28,220                06/30/07
 7.2
 7.3            Cast Navigation                                                          5,000                08/31/09
 7.4
 7.5
  8
  9             AER Lingus Shannon Limited                                              17,326                12/31/07
  10            Pierce Distribution                                                    100,800                05/30/10
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
  11
  12            Digiscript                                                              18,186                11/30/07
  13
  14            Red Robin (Ground Lease)                                                 6,000                01/09/18
  15
  16
  17
  18            Barnes & Noble                                                          25,138                01/31/11
  19
  20            Dept Store                                                               6,558                02/28/09
  21            Eckerd                                                                  10,069                12/02/08
  22
  23
  24            Pier 1 Imports                                                          10,000                02/28/14
  25
  26            Engineering & Environment, Inc.                                          5,430                10/31/05
  27            Chicago Title                                                            3,692                09/30/05
  28
  29
  30            Century 21 Metro Alliance                                                7,170                06/30/09
  31            Designs West                                                             7,677                03/12/11
  32
  33
  34            Laboratory Corp of America                                               8,997                04/30/12
  35            The Blain Group                                                          7,342                01/31/09
  36            Modell's Sporting Goods                                                 17,800                04/30/14
  37
  38
  39
  40            Kokopelli's                                                              4,786                07/31/04
  41            Vista Medical Group                                                      5,328                11/30/07
  42
  43
  44            Psychological Behavioral Consultants                                     6,776                08/31/08
  45
  46            Martin's Catering                                                       17,400                05/31/09
  47
  48
  49
  50
  51
  52
  53
  54            Lone Star Steakhouse                                                     5,124                10/31/06
  55            Red River Cantina                                                        3,830                12/01/18
  56
  57            Dollar King                                                              3,446                01/31/09
  58            Fitness Unlimited                                                        3,750                11/30/07
  59            Medical Office Services                                                  2,443                08/30/04
  60
  61
  62            Brooklyn Pizzeria                                                        5,000                12/31/09
  63
  64
  65
  66
  67
  68            Steve Phair & Dennis Sperry                                              2,178                10/31/04
  69            SZA Real Estate, Inc                                                     1,660                05/31/09
  70            Richards Micro-Tool, Inc.                                               25,187                02/01/22
 70.1
 70.2
 70.3
 70.4
 70.5
  71            Dolce Vita, LLC                                                          2,587                12/31/11
  72
  73            Bogies                                                                   2,261                03/01/09
  74
  75
  76            Kristi's Cleaners                                                        2,762                07/01/06
  77
  78
  79
  80
  81
  82
  83            Elite Tan, Ltd                                                           2,591                03/31/08
  84            Nichol's Defense Academy                                                 2,800                11/14/07
  85            Comerica                                                                 4,000                12/31/08
  86            Turning Point                                                            3,555                12/31/08
  87
  88            Magic Wok                                                                2,135                02/14/14
  89
  90
  91
  92
  93
  94
  95
  96            Toni Whitaker                                                            1,532                05/31/06
  97            Papa Murphy`s Pizza                                                      1,755                06/30/07
  98            Philly Connection Cheesecake                                             1,260                03/01/11
  99            Kolache Factory                                                          1,600                03/31/07
 100

                             FOOTNOTES TO ANNEX A-1

(1) With respect to certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

(2) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(3) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Current Balance and Original Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(5)  Each letter identifies a group of related borrowers.

(6) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(7) The Monthly Debt Service for Loan Numbers 1,3 and 21 was calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.

     The Monthly Debt Service for Loan Number 4 was calculated as 1/12th of the product of (i) the Current Balance and (ii) the Interest Rate.

(8) Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(9) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(10) For ARD Loans, the related Anticipated Repayment Date.

(11) For ARD Loans, calculated as of the related Anticipated Repayment Date.

(12) The "L" component of the prepayment provision represents remaining lockout payments.

(13) The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(14) With respect to Loan Numbers 9 and 29, the borrower's interest in the mortgaged property has been classified as a fee interest, as described herein. The security for the loans consist of the borrower's interest in the IDA premises under the IDA lease as well as the borrower's fee interest in the remainder of the mortgaged property. The fee interest in the IDA premises is owned by IDA but will revert to the borrower upon the termination of the IDA lease.

(15) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(17) With respect to Loan Number 46, the loan will have an ongoing broker incentive fee that will get paid monthly in the form of a servicing strip (non cash function).

(18) The Appraised Value of the Belvidere Industrial Portfolio (identified as Loan Number 10, respectively on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the initial pool balance (approximately 2.7% of the Initial Loan Group 1 Balance) used to calculate the Current LTV % and Maturity LTV % is $200,000 higher than the aggregate appraised value of each separate mortgaged property as a result of the appraisal assigning additional value to the collective ownership of the mortgaged properties.

(19) With respect to Loan Number 38, UW DSCR for The Shores Apartments was calculated before taking into account a performance reserve of $140,000. After taking this reserve into account, the UW DSCR is 1.11x.

     With respect to Loan Number 59, UW DSCR for the Wymberly Pointe Apartments was calculated before taking into account a performance reserve of $140,000. After taking this reserve into account, the UW DSCR is 1.19x.

(20) With respect to the Monthly TI/LC's for Loan Number 13, commencing on May 2007 and every subsequent year, PNC shall perform an Annual Test On Jervis Webb's annual year-end financial statements for the prior year. If the Annual Test discloses that Jervis Webb had either (a) loss or (b) net worth of less than $40,000,000, borrower shall deposit $25,000 monthly into a reserve commencing June 1, 2007 until a "Suspension Event". A "Suspension Event" will be deemed to have occurred if no event of default has occurred and Jervis Webb pass its "Annual Test".

     With respect to the Monthly TI/LC's for Loan Number 70, if TRW Automotive, Inc. Subordinate debt is higher than B-, Borrower shall deposit $4,166.67 from May 1, 2010 until April 30, 2012, $8,333.33 from May 1, 2012 until April 30, 2012, and $12,5000 from May 1, 2013 until April 30, 2014 into a tenant improvement and leasing commission reserve. However, if the credit rating is downgrade to B- or lower, Borrower shall deposit instead $4,166.67 from date of downgrade until April 30, 2010, $8,333,33 from May 1, 2010 until April 30, 2012, $12,500 from May 1, 2012 until April 30,
     2013, and $16,666.67 from May 1, 2013 until April 30, 2014 into the tenant improvement and leasing commission reserve.

                                     A-1-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE        % OF                      STATED               CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE           POOL       MORTGAGE        TERM         UW       LTV        AT
CUT-OFF DATE BALANCES           LOANS         BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
$823,610 - $2,999,999                16      $32,714,644        3.0%     5.9371%          133        1.44x     67.9%    53.9%
$3,000,000 - $3,999,999              14       49,714,151        4.5      5.8600%          139        1.38x     74.5%    55.2%
$4,000,000 - $4,999,999               7       32,046,083        2.9      5.5446%          119        1.37x     77.6%    64.6%
$5,000,000 - $6,999,999              24      141,473,960       12.9      5.6298%          131        1.51x     67.8%    51.9%
$7,000,000 - $9,999,999              10       82,570,986        7.5      5.5564%          118        1.45x     75.4%    63.2%
$10,000,000 - $14,999,999            12      140,037,985       12.8      5.5080%          108        1.63x     71.7%    61.6%
$15,000,000 - $24,999,999             8      158,847,893       14.5      5.4937%          119        1.47x     76.6%    64.7%
$25,000,000 - $49,999,999             6      203,052,611       18.5      5.4112%          116        1.69x     72.3%    62.8%
$50,000,000 - $135,500,000            3      257,000,000       23.4      5.1053%          106        2.18x     60.8%    57.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312      100.0%     5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

                                 MORTGAGE RATES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE        % OF                      STATED               CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
                              MORTGAGE         DATE           POOL       MORTGAGE        TERM         UW       LTV        AT
MORTGAGE RATES                  LOANS         BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
4.4400% - 4.9999%                     6   $  225,715,925      20.6%      4.7544%          104        2.43x     60.7%    59.3%
5.0000% - 5.4999%                    35      353,285,489      32.2       5.2830%          118        1.44x     73.7%    60.8%
5.5000% - 5.9999%                    42      412,202,399      37.6       5.6526%          120        1.50x     73.1%    61.1%
6.0000% - 6.4999%                     9       53,804,426       4.9       6.2089%          112        1.47x     72.5%    57.5%
6.5000% - 6.9999%                     4       40,610,000       3.7       6.7944%          120        2.12x     57.3%    49.6%
7.0000% - 8.0600%                     4       11,840,073       1.1       7.9174%          215        1.29x     54.4%    39.1%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

                       ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                          WEIGHTED AVERAGES
                                                                      ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
ORIGINAL TERM TO             MORTGAGE         DATE           POOL       MORTGAGE        TERM         UW       LTV        AT
MATURITY IN MONTHS(1)          LOANS         BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
60 - 84                               6   $  135,748,386      12.4%      5.1373%           61        2.25x     62.9%    61.6%
85 - 120                             82      868,189,705      79.1       5.4326%          118        1.65x     71.4%    61.2%
121 - 240                            12       93,520,221       8.5       5.9814%          184        1.30x     66.1%    44.2%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
REMAINING TERM TO           MORTGAGE          DATE           POOL       MORTGAGE        TERM         UW       LTV        AT
MATURITY IN MONTHS            LOANS          BALANCE       BALANCE        RATE        (MOS.)(2)     DSCR     RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
55 - 84                               6   $  135,748,386      12.4%      5.1373%           61        2.25x     62.9%    61.6%
85 - 120                             82      868,189,705      79.1       5.4326%          118        1.65x     71.4%    61.2%
121 - 238                            12       93,520,221       8.5       5.9814%          184        1.30x     66.1%    44.2%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                        STATED              CUT-OFF
                           NUMBER OF         CUT-OFF      INITIAL                      REMAINING              DATE    LTV RATIO
ORIGINAL AMORTIZATION      MORTGAGE           DATE          POOL        MORTGAGE         TERM        UW       LTV        AT
TERM IN MONTHS               LOANS           BALANCE      BALANCE         RATE         (MOS.)(2)    DSCR     RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
192 - 240                             7   $   36,849,914       4.3%      5.6158%          168        1.32x     66.1%    25.8%
241 - 300                             8       34,116,402       4.0       5.8367%          133        1.49x     71.5%    52.4%
331 - 360                            81      782,311,995      91.7       5.5814%          121        1.46x     73.7%    62.2%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               96   $  853,278,312     100.0%      5.5931%          124        1.46x     73.3%    60.3%
                             =====================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED               CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                     REMAINING               DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE          DATE          POOL        MORTGAGE        TERM         UW       LTV        AT
TERM IN MONTHS                LOANS          BALANCE      BALANCE         RATE        (MOS.)(2)     DSCR     RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
191 - 240                             7   $   36,849,914       4.3%      5.6158%          168        1.32x     66.1%    25.8%
241 - 300                             8       34,116,402       4.0       5.8367%          133        1.49x     71.5%    52.4%
331 - 360                            81      782,311,995      91.7       5.5814%          121        1.46x     73.7%    62.2%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               96   $  853,278,312     100.0%      5.5931%          124        1.46x     73.3%    60.3%
                             =====================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-2

                               AMORTIZATION TYPES

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
                            MORTGAGE          DATE           POOL      MORTGAGE         TERM        UW        LTV        AT
AMORTIZATION TYPES            LOANS          BALANCE       BALANCE       RATE         (MOS.)(1)    DSCR      RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                           77   $  672,470,672      61.3%      5.6357%          119        1.48x     73.5%    60.8%
   Interest Only                      4      244,180,000      22.2       4.9179%           92        2.51x     58.1%    58.1%
   Partial Interest Only              8       91,275,000       8.3       5.2004%          121        1.42x     75.6%    66.1%
                             -----------------------------------------------------------------------------------------------------
SUBTOTAL                             89   $1,007,925,672      91.8%      5.4224%          113        1.72x     69.9%    60.6%

ARD LOANS
   ARD                                7   $   38,286,180       3.5%      5.5028%          123        1.42x     74.5%    61.2%
   Partial Interest Only              1       37,620,000       3.4       5.8300%          179        1.28x     68.4%    57.7%
                             -----------------------------------------------------------------------------------------------------
SUBTOTAL                              8   $   75,906,180       6.9%      5.6650%          151        1.35x     71.5%    59.5%

FULLY AMORTIZING LOANS                3   $   13,626,460       1.2%      5.7197%          237        1.28x     60.5%     1.3%
                             -----------------------------------------------------------------------------------------------------
TOTAL                               100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                      STATED               CUT-OFF
CASH FLOW                   NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
DEBT SERVICE                MORTGAGE          DATE           POOL       MORTGAGE        TERM         UW       LTV        AT
COVERAGE RATIOS               LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                       3   $   17,800,055       1.6%      6.2663%          144        1.14x     74.0%    60.2%
1.20x - 1.29x                        15      131,986,543      12.0       5.6866%          146        1.26x     73.2%    56.3%
1.30x - 1.39x                        27      244,077,691      22.2       5.4829%          121        1.35x     75.6%    62.4%
1.40x - 1.49x                        24      188,890,215      17.2       5.5301%          118        1.43x     76.0%    64.0%
1.50x - 1.69x                        19      203,551,083      18.5       5.4598%          118        1.54x     74.1%    61.1%
1.70x - 1.99x                         4       38,001,398       3.5       6.5906%          120        1.78x     59.8%    51.5%
2.00x - 3.11x                         8      273,151,327      24.9       5.0030%           95        2.53x     57.1%    56.4%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

                             CUT-OFF DATE LTV RATIOS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                           AGGREGATE        % OF                       STATED               CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                     REMAINING               DATE    LTV RATIO
CUT-OFF DATE                 MORTGAGE        DATE           POOL        MORTGAGE        TERM         UW       LTV        AT
LTV RATIOS                     LOANS        BALANCE       BALANCE         RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
23.0% - 49.9%                         5   $   20,384,012       1.9%      6.0243%          134        2.19x     35.9%    30.2%
50.0% - 59.9%                         8      224,444,289      20.5       5.1517%          109        2.41x     57.1%    53.4%
60.0% - 64.9%                         6       72,257,517       6.6       5.3390%          100        2.17x     61.0%    53.4%
65.0% - 69.9%                        10      104,625,622       9.5       5.8281%          139        1.59x     67.3%    55.3%
70.0% - 74.9%                        19      191,669,420      17.5       5.3067%          119        1.43x     72.2%    60.5%
75.0% - 80.0%                        51      476,798,709      43.4       5.5383%          117        1.40x     78.3%    65.6%
Greater than 80.0%                    1        7,278,743       0.7       5.6200%          117        1.34x     81.5%    68.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-3

                         MATURITY DATE LTV RATIOS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                      STATED                CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                    REMAINING                DATE    LTV RATIO
MATURITY DATE               MORTGAGE          DATE          POOL        MORTGAGE       TERM          UW       LTV        AT
LTV RATIOS(1)                 LOANS          BALANCE      BALANCE         RATE       (MOS.)(1)      DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
15.3% - 29.9%                         5   $   20,067,191       1.9%      5.9894%          143        1.93x     38.3%    22.9%
30.0% - 49.9%                        11       59,426,038       5.5       6.1061%          141        1.85x     61.8%    44.8%
50.0% - 59.9%                        19      402,069,156      37.1       5.3936%          116        1.93x     63.6%    57.5%
60.0% - 69.9%                        61      589,269,467      54.4       5.3647%          112        1.52x     76.2%    65.2%
70.0% - 74.9%                         1       13,000,000       1.2       6.3440%           60        1.36x     79.8%    74.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               97   $1,083,831,852     100.0%      5.4394%          115        1.70x     70.1%    60.5%
                             =====================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                                           WEIGHTED AVERAGES
                                                                                   ---------------------------------------------
                                                     AGGREGATE           % OF                         CUT-OFF
                                    NUMBER OF         CUT-OFF          INITIAL                         DATE
                                    MORTGAGED          DATE              POOL            UW             LTV
PROPERTY TYPE                      PROPERTIES         BALANCE          BALANCE          DSCR           RATIO        OCCUPANCY
--------------------------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                                 32       $359,969,714          32.8%        2.18x            62.7%           96.9%
   Unanchored                               11         41,415,693           3.8         1.57x            69.8%           98.4%
   Shadow Anchored                           2         10,701,389           1.0         1.41x            77.4%           96.2%
                                  ----------------------------------------------------------------------------------------------
SUBTOTAL                                    45       $412,086,796          37.5%        2.10x            63.8%           97.1%

OFFICE
   Suburban                                 19       $209,024,449          19.0%        1.41x            74.8%           95.3%
   CBD                                       2         70,014,000           6.4         1.35x            71.2%           99.4%
                                  ----------------------------------------------------------------------------------------------
SUBTOTAL                                    21       $279,038,449          25.4%        1.40x            73.9%           96.3%

MULTIFAMILY
   Garden                                   34       $247,359,273          22.5%        1.39x            74.7%           91.7%
   Mid/High Rise                             1          6,073,809           0.6         1.32x            78.9%          100.0%
                                  ----------------------------------------------------------------------------------------------
SUBTOTAL                                    35       $253,433,082          23.1%        1.39x            74.8%           91.9%

INDUSTRIAL
   Warehouse/Distribution                    6        $31,143,154           2.8%        1.43x            74.3%          100.0%
   Flex                                      9         24,956,879           2.3         1.52x            74.6%           96.1%
                                  ----------------------------------------------------------------------------------------------
SUBTOTAL                                    15        $56,100,032           5.1%        1.47x            74.5%           98.3%

HOTEL
   Full Service                              3        $37,910,000           3.5%        2.17x            56.0%             NAP
   Limited Service                           1         10,200,000           0.9         1.56x            75.0%             NAP
                                  ----------------------------------------------------------------------------------------------
SUBTOTAL                                     4        $48,110,000           4.4%        2.04x            60.0%             NAP

MANUFACTURED HOUSING                         8        $39,692,558           3.6%        1.45x            79.6%           94.7%

SELF STORAGE                                 2         $8,997,393           0.8%        1.47x            74.3%           73.8%
                                  ----------------------------------------------------------------------------------------------
TOTAL                                      130     $1,097,458,312         100.0%        1.69x            69.9%           95.4%
                                  ==============================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Excludes fully amortizing mortgage loans.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.


                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                         WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                             AGGREGATE      % OF                    STATED                  CUT-OFF
                           NUMBER OF          CUT-OFF     INITIAL                  REMAINING                  DATE       LTV RATIO
                           MORTGAGED           DATE         POOL      MORTGAGE       TERM           UW        LTV           AT
LOCATION                  PROPERTIES          BALANCE     BALANCE       RATE       (MOS.)(2)       DSCR      RATIO      MATURITY(2)
------------------------------------------------------------------------------------------------------------------------------------
California                        20   $  246,032,831       22.4%       5.0349%          108       2.27x       62.0%          59.0%
Texas                             23      132,644,932       12.1        5.5951%          127       1.36x       74.5%          60.2%
District of Columbia               1       66,500,000        6.1        5.3000%          120       1.35x       70.7%          58.7%
Tennessee                          4       50,891,486        4.6        5.4703%          124       1.46x       74.0%          61.9%
Kansas                             3       47,473,382        4.3        5.7357%          166       1.31x       70.8%          59.5%
Arizona                            4       44,298,043        4.0        6.0390%          119       1.61x       71.7%          60.7%
Michigan                           8       44,276,169        4.0        5.3187%          119       1.60x       74.2%          61.4%
Virginia                           6       43,350,193        4.0        5.7598%          120       1.47x       70.1%          50.6%
Ohio                               5       41,281,156        3.8        5.5071%          118       1.39x       76.6%          64.1%
New York                           3       40,607,178        3.7        5.8526%          116       1.50x       74.4%          62.2%
Oklahoma                           6       38,057,438        3.5        5.2929%          113       1.51x       76.2%          62.9%
Illinois                           9       37,634,949        3.4        5.5604%          128       1.35x       76.8%          59.8%
Connecticut                        1       31,542,754        2.9        5.5000%           56       2.24x       58.3%          58.3%
North Carolina                     5       30,428,886        2.8        5.1062%           98       1.78x       64.7%          55.1%
Florida                            5       29,063,345        2.6        5.4677%          112       2.00x       59.6%          53.9%
Massachusetts                      5       28,809,883        2.6        5.6107%          118       1.53x       76.0%          63.6%
Nebraska                           2       21,765,579        2.0        5.2642%          126       1.40x       77.2%          62.2%
New Hampshire                      2       15,197,814        1.4        5.5535%           84       1.92x       66.2%          60.8%
Alabama                            1       13,200,000        1.2        5.7100%          120       1.25x       77.6%          65.3%
Utah                               1       12,203,624        1.1        5.5300%          117       1.43x       79.8%          66.9%
Delaware                           1       11,000,000        1.0        6.8090%          120       3.11x       51.2%          44.4%
Missouri                           2       10,018,517        0.9        5.5945%          118       1.44x       78.5%          65.1%
South Carolina                     1        7,657,176        0.7        5.5300%          117       1.43x       79.8%          66.9%
Nevada                             2        7,114,000        0.6        6.2285%          120       1.28x       79.5%          67.8%
North Dakota                       1        6,993,714        0.6        5.6900%          119       1.33x       79.9%          67.2%
Maryland                           1        6,485,402        0.6        5.0500%          118       2.79x       35.1%          28.9%
Wisconsin                          1        6,073,809        0.6        5.1800%          119       1.32x       78.9%          65.3%
Iowa                               1        5,862,525        0.5        5.5300%          117       1.43x       79.8%          66.9%
Kentucky                           1        5,639,365        0.5        5.6000%          113       1.20x       79.4%          67.0%
New Jersey                         1        4,595,394        0.4        5.2500%          119       1.34x       77.9%          64.6%
Indiana                            1        3,851,949        0.4        5.4000%          118       1.33x       79.8%          66.6%
Idaho                              1        3,532,928        0.3        5.6000%          118       1.32x       76.6%          64.3%
Oregon                             1        1,858,409        0.2        5.8800%          119       1.21x       70.1%          59.3%
Wyoming                            1        1,515,483        0.1        5.5300%          117       1.43x       79.8%          66.9%
                          ----------------------------------------------------------------------------------------------------------
TOTAL:                           130   $1,097,458,312      100.0%       5.4429%          117       1.69x       69.9%          59.8%
                          ==========================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-5

                         CURRENT OCCUPANCY RATES (1),(3)

                                                                                           WEIGHTED AVERAGES
                                                                      -----------------------------------------------------------
                                            AGGREGATE       % OF                      STATED                CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL                    REMAINING                DATE    LTV RATIO
CURRENT                      MORTGAGED        DATE          POOL       MORTGAGE        TERM         UW        LTV        AT
OCCUPANCY RATES (%)         PROPERTIES       BALANCE      BALANCE        RATE        (MOS.)(4)     DSCR      RATIO   MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
59.4 - 70.0                           3   $   13,738,134       1.3%      5.8865%          117        1.52x     71.8%    54.2%
70.1 - 80.0                           3       14,217,266       1.4       5.7535%          119        1.46x     71.9%    60.6%
80.1 - 90.0                          16      117,801,966      11.2       5.3769%          118        1.65x     71.4%    61.7%
90.1 - 95.0                          22      194,881,568      18.6       5.4281%          122        1.44x     76.9%    64.1%
95.1 - 100.0                         82      708,709,378      67.5       5.3598%          115        1.75x     68.4%    59.0%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              126   $1,049,348,312     100.0%      5.3866%          117        1.68x     70.4%    60.2%
                             =====================================================================================================

                          YEARS BUILT/RENOVATED(2),(3)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                      STATED                CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL                    REMAINING                DATE    LTV RATIO
YEARS                        MORTGAGED        DATE          POOL       MORTGAGE        TERM         UW        LTV        AT
BUILT/RENOVATED             PROPERTIES       BALANCE      BALANCE        RATE        (MOS.)(4)     DSCR      RATIO   MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
1951 - 1959                           3   $    7,473,884       0.7%      4.9395%          118        1.99x     62.3%    50.1%
1960 - 1969                           1          952,880       0.1       5.3400%          120        1.39x     73.3%    55.5%
1970 - 1979                          11       56,477,987       5.1       5.6939%          115        1.38x     78.1%    66.1%
1980 - 1989                          25      226,428,777      20.6       5.4405%          111        1.52x     72.9%    62.2%
1990 - 1999                          26      232,996,340      21.2       5.4077%          127        1.68x     69.2%    59.6%
2000 - 2004                          64      573,128,444      52.2       5.4401%          115        1.79x     68.4%    58.4%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              130   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

                              PREPAYMENT PROTECTION

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                           NUMBER OF         CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
                           MORTGAGE           DATE           POOL       MORTGAGE        TERM        UW        LTV        AT
PREPAYMENT PROTECTION        LOANS           BALANCE       BALANCE        RATE        (MOS.)(4)    DSCR      RATIO   MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
Defeasance                           92   $1,024,935,692      93.4%      5.4566%          117        1.71x     69.5%    59.5%
Yield Maintenance                     8       72,522,620       6.6       5.2493%          115        1.47x     75.5%    64.4%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                              100   $1,097,458,312     100.0%      5.4429%          117        1.69x     69.9%    59.8%
                             =====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a resilt, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE         % OF                      STATED              CUT-OFF
                            NUMBER OF        CUT-OFF        INITIAL                   REMAINING               DATE    LTV RATIO
                            MORTGAGE          DATE        LOAN GROUP 1   MORTGAGE        TERM        UW       LTV        AT
CUT-OFF DATE BALANCES         LOANS          BALANCE        BALANCE        RATE       (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
$1,448,688 - $3,999,999              19   $   56,177,251       6.6%      5.7478%          134        1.42x     74.2%    55.3%
$4,000,000 - $4,999,999               6       27,206,070       3.2       5.5596%          119        1.36x     77.5%    64.5%
$5,000,000 - $6,999,999              14       82,332,846       9.7       5.6296%          134        1.57x     64.5%    47.4%
$7,000,000 - $9,999,999               5       43,864,952       5.2       5.5959%          119        1.52x     73.2%    61.3%
$10,000,000 - $14,999,999             9      102,862,801      12.1       5.5877%          104        1.74x     69.7%    59.8%
$15,000,000 - $24,999,999             5      105,072,893      12.3       5.6327%          118        1.53x     75.5%    63.4%
$25,000,000 - $49,999,999             5      176,278,545      20.7       5.4145%          115        1.71x     71.9%    62.8%
$50,000,000 - $99,999,999             2      121,500,000      14.3       5.3905%           91        1.75x     65.1%    58.5%
$100,000,000 - $135,500,000           1      135,500,000      15.9       4.8495%          119        2.56x     56.9%    56.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED              CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE     LTV RATIO
                            MORTGAGE          DATE       LOAN GROUP 1   MORTGAGE         TERM        UW       LTV         AT
MORTGAGE RATES                LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
4.4400% - 4.9999%                     3   $  189,180,000      22.2%      4.7487%          103        2.59x     58.1%    58.1%
5.0000% - 5.4999%                    22   $  246,483,225      29.0       5.2524%          118        1.47x     72.4%    59.3%
5.5000% - 5.9999%                    30   $  327,757,982      38.5       5.6642%          120        1.55x     72.0%    60.2%
6.0000% - 6.4999%                     7       46,764,151       5.5       6.2192%          111        1.46x     73.2%    59.3%
6.5000% - 6.8090%                     4       40,610,000       4.8       6.7944%          120        2.12x     57.3%    49.6%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                        STATED              CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                     REMAINING               DATE    LTV RATIO
ORIGINAL TERM TO            MORTGAGE          DATE      LOAN GROUP 1    MORTGAGE         TERM        UW       LTV        AT
MATURITY IN MONTHS(1)         LOANS          BALANCE      BALANCE         RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
60 - 84                               6   $  135,748,386      16.0%      5.1373%           61        2.25x     62.9%    61.6%
85 - 120                             53      650,566,823      76.5       5.4534%          119        1.73x     69.9%    60.3%
121 - 240                             7       64,480,148       7.6       5.7543%          189        1.31x     65.3%    39.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-7

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED               CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                    REMAINING                DATE    LTV RATIO
REMAINING TERM TO           MORTGAGE          DATE      LOAN GROUP 1    MORTGAGE        TERM         UW       LTV        AT
MATURITY IN MONTHS(2)         LOANS          BALANCE      BALANCE         RATE       (MOS.)(2)      DSCR     RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
55 - 84                               6   $  135,748,386      16.0%      5.1373%           61        2.25x     62.9%    61.6%
85 - 120                             53      650,566,823      76.5       5.4534%          119        1.73x     69.9%    60.3%
121 - 238                             7       64,480,148       7.6       5.7543%          189        1.31x     65.3%    39.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                        STATED              CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                     REMAINING               DATE    LTV RATIO
ORIGINAL AMORTIZATION       MORTGAGE          DATE      LOAN GROUP 1    MORTGAGE         TERM       UW        LTV        AT
TERM IN MONTHS                LOANS          BALANCE      BALANCE         RATE        (MOS.)(2)    DSCR      RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
192 - 240                             5   $   29,809,639       4.9%      5.4920%          180        1.28x     65.7%    21.2%
241 - 300                             6       25,579,318       4.2       5.8785%          138        1.49x     71.0%    51.3%
331 - 360                            51      551,226,400      90.9       5.6262%          120        1.50x     73.0%    61.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               62   $  606,615,357     100.0%      5.6302%          124        1.48x     72.5%    59.3%
                             =====================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                   REMAINING                DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE          DATE       LOAN GROUP 1  MORTGAGE         TERM         UW       LTV        AT
TERM IN MONTHS                LOANS          BALANCE       BALANCE       RATE        (MOS.)(2)      DSCR     RATIO   MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
191 - 240                             5   $   29,809,639       4.9%      5.4920%          180        1.28x     65.7%    21.2%
241 - 300                             6       25,579,318       4.2       5.8785%          138        1.49x     71.0%    51.3%
331 - 360                            51      551,226,400      90.9       5.6262%          120        1.50x     73.0%    61.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               62   $  606,615,357     100.0%      5.6302%          124        1.48x     72.5%    59.3%
                             =====================================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.

(2)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED               CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING                DATE    LTV RATIO
                            MORTGAGE          DATE       LOAN GROUP 1   MORTGAGE         TERM        UW        LTV        AT
AMORTIZATION TYPES            LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR      RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Balloon                           47   $  491,582,717      57.8%      5.6341%          117        1.51x     73.2%    60.7%
   Interest Only                      4      244,180,000      28.7       4.9179%           92        2.51x     58.1%    58.1%
   Partial Interest Only              4       25,500,000       3.0       5.4045%          119        1.52x     69.3%    62.1%
                             -----------------------------------------------------------------------------------------------------
SUBTOTAL                             55   $  761,262,717      89.5%      5.3967%          109        1.83x     68.2%    59.9%

ARD LOANS
   ARD                                7   $   38,286,180       4.5%      5.5028%          123        1.42x     74.5%    61.2%
   Partial Interest Only              1       37,620,000       4.4       5.8300%          179        1.28x     68.4%    57.7%
                             -----------------------------------------------------------------------------------------------------
SUBTOTAL                              8   $   75,906,180       8.9%      5.6650%          151        1.35x     71.5%    59.5%

FULLY AMORTIZING LOANS                3   $   13,626,460       1.6%      5.7197%          237        1.28x     60.5%     1.3%
                             -----------------------------------------------------------------------------------------------------
TOTAL                                66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
UNDERWRITTEN                                AGGREGATE        % OF                       STATED              CUT-OFF
CASH FLOW                   NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
DEBT SERVICE                MORTGAGE          DATE       LOAN GROUP 1   MORTGAGE         TERM        UW       LTV        AT
COVERAGE RATIOS               LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
1.23x - 1.29x                         7   $   68,709,512       8.1%      5.7301%          167        1.27x     69.7%    48.7%
1.30x - 1.39x                        20      197,389,129      23.2       5.4976%          119        1.35x     74.8%    61.7%
1.40x - 1.49x                        16      142,801,040      16.8       5.5688%          116        1.42x     77.0%    64.5%
1.50x - 1.59x                         9      121,663,909      14.3       5.5131%          121        1.53x     74.1%    60.8%
1.60x - 1.69x                         3       15,064,967       1.8       5.5314%          109        1.63x     73.3%    62.5%
1.70x - 1.99x                         4       38,001,398       4.5       6.5906%          120        1.78x     59.8%    51.5%
2.00x - 2.49x                         2       60,500,000       7.1       5.4809%           62        2.24x     57.3%    56.9%
2.50x - 3.11x                         5      206,665,402      24.3       4.8678%          104        2.63x     57.0%    56.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED              CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE     LTV RATIO
CUT-OFF DATE                MORTGAGE          DATE       LOAN GROUP 1   MORTGAGE         TERM       UW        LTV         AT
LTV RATIOS                    LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)    DSCR      RATIO    MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
25.3% - 49.9%                         3   $   17,195,402       2.0%      5.6597%          119        2.32x     36.2%    31.2%
50.0% - 59.9%                         6      216,260,498      25.4       5.1580%          108        2.42x     57.0%    53.6%
60.0% - 64.9%                         4       63,606,054       7.5       4.9920%           84        2.30x     60.9%    54.6%
65.0% - 69.9%                         7       95,589,690      11.2       5.8180%          141        1.60x     67.3%    56.1%
70.0% - 74.9%                        14      157,815,485      18.5       5.3351%          119        1.43x     72.1%    60.3%
75.0% - 79.9%                        32      300,328,229      35.3       5.6200%          115        1.42x     78.4%    65.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED              CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                    REMAINING               DATE    LTV RATIO
MATURITY DATE               MORTGAGE          DATE       LOAN GROUP 1   MORTGAGE         TERM        UW       LTV        AT
LTV RATIOS(1)                 LOANS          BALANCE       BALANCE        RATE        (MOS.)(1)     DSCR     RATIO   MATURITY(1)
---------------------------------------------------------------------------------------------------------------------------------
15.3% - 29.9%                         3   $   16,878,582       2.0%      5.6114%          130        2.02x     39.0%    22.6%
30.0% - 49.9%                         5   $   35,550,509       4.2       5.9232%          133        2.04x     61.2%    44.0%
50.0% - 59.9%                        15      385,219,564      46.0       5.3908%          116        1.95x     63.3%    57.5%
60.0% - 64.9%                        17      174,009,923      20.8       5.2040%          101        1.77x     71.7%    62.5%
65.0% - 69.9%                        22      212,510,319      25.4       5.4978%          115        1.46x     78.2%    66.7%
70.0% - 74.9%                         1       13,000,000       1.6       6.3440%           60        1.36x     79.8%    74.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               63   $  837,168,898     100.0%      5.4210%          113        1.79x     68.5%    59.9%
                             =====================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                           WEIGHTED AVERAGES
                                                                                -----------------------------------------
                                                   AGGREGATE         % OF                      CUT-OFF
                                     NUMBER OF      CUT-OFF        INITIAL                       DATE
                                     MORTGAGED       DATE        LOAN GROUP 1          UW        LTV
PROPERTY TYPE                       PROPERTIES      BALANCE        BALANCE            DSCR      RATIO        OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                                 32    $359,969,714           42.3%       2.18x       62.7%          96.9%
   Unanchored                               11      41,415,693            4.9        1.57x       69.8%          98.4%
   Shadow Anchored                           2      10,701,389            1.3        1.41x       77.4%          96.2%
                                   -----------------------------------------------------------------------------------
SUBTOTAL                                    45    $412,086,796           48.4%       2.10x       63.8%          97.1%

OFFICE
   Suburban                                 19    $209,024,449           24.6%       1.41x       74.8%          95.3%
   CBD                                       2      70,014,000            8.2        1.35x       71.2%          99.4%
                                   -----------------------------------------------------------------------------------
SUBTOTAL                                    21    $279,038,449           32.8%       1.40x       73.9%          96.3%

INDUSTRIAL
   Warehouse/Distribution                    6     $31,143,154            3.7%       1.43x       74.3%         100.0%
   Flex                                      9      24,956,879            2.9        1.52x       74.6%          96.1%
                                   -----------------------------------------------------------------------------------
SUBTOTAL                                    15     $56,100,032            6.6%       1.47x       74.5%          98.3%

HOTEL
   Full Service                              3     $37,910,000            4.5%       2.17x       56.0%            NAP
   Limited Service                           1      10,200,000            1.2        1.56x       75.0%            NAP
                                   -----------------------------------------------------------------------------------
SUBTOTAL                                     4     $48,110,000            5.7%       2.04x       60.0%            NAP

MANUFACTURED HOUSING                         8     $39,692,558            4.7%       1.45x       79.6%          94.7%

SELF STORAGE                                 2      $8,997,393            1.1%       1.47x       74.3%          73.8%

MULTIFAMILY
   Garden                                    1      $6,770,128            0.8%       1.30x       56.4%          98.9%
                                   -----------------------------------------------------------------------------------
SUBTOTAL                                     1      $6,770,128            0.8%       1.30x       56.4%          98.9%
                                   -----------------------------------------------------------------------------------
TOTAL                                       96    $850,795,357          100.0%       1.78x       68.4%          96.5%
                                   ===================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  Excludes fully amortizing mortgage loans.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.


                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                      ----------------------------------------------------------
                                            AGGREGATE        % OF                      STATED               CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                   REMAINING                DATE     LTV RATIO
                             MORTGAGED        DATE       LOAN GROUP 1   MORTGAGE        TERM        UW        LTV         AT
LOCATION                    PROPERTIES       BALANCE       BALANCE        RATE       (MOS.)(2)     DSCR      RATIO    MATURITY(2)
---------------------------------------------------------------------------------------------------------------------------------
California                           19   $  245,209,222      28.8%      5.0256%          108        2.27x     62.2%    59.1%
District of Columbia                  1       66,500,000       7.8       5.3000%          120        1.35x     70.7%    58.7%
Kansas                                3       47,473,382       5.6       5.7357%          166        1.31x     70.8%    59.5%
Arizona                               4       44,298,043       5.2       6.0390%          119        1.61x     71.7%    60.7%
Virginia                              6       43,350,193       5.1       5.7598%          120        1.47x     70.1%    50.6%
Michigan                              7       38,290,243       4.5       5.3935%          119        1.51x     76.4%    63.4%
Texas                                10       36,978,865       4.3       5.4552%          128        1.40x     71.7%    53.6%
New York                              2       34,347,178       4.0       5.8969%          115        1.49x     75.1%    63.7%
Tennessee                             3       33,691,486       4.0       5.4551%          115        1.55x     72.3%    60.8%
Connecticut                           1       31,542,754       3.7       5.5000%           56        2.24x     58.3%    58.3%
Illinois                              8       30,899,423       3.6       5.6237%          130        1.37x     78.1%    60.0%
Ohio                                  4       29,305,972       3.4       5.5345%          118        1.44x     75.3%    63.1%
Massachusetts                         5       28,809,883       3.4       5.6107%          118        1.53x     76.0%    63.6%
Nebraska                              2       21,765,579       2.6       5.2642%          126        1.40x     77.2%    62.2%
North Carolina                        4       18,428,886       2.2       5.3903%           84        1.97x     58.1%    46.2%
Florida                               3       18,116,283       2.1       5.1613%           95        2.32x     54.0%    52.2%
New Hampshire                         2       15,197,814       1.8       5.5535%           84        1.92x     66.2%    60.8%
Utah                                  1       12,203,624       1.4       5.5300%          117        1.43x     79.8%    66.9%
Delaware                              1       11,000,000       1.3       6.8090%          120        3.11x     51.2%    44.4%
South Carolina                        1        7,657,176       0.9       5.5300%          117        1.43x     79.8%    66.9%
Nevada                                2        7,114,000       0.8       6.2285%          120        1.28x     79.5%    67.8%
North Dakota                          1        6,993,714       0.8       5.6900%          119        1.33x     79.9%    67.2%
Maryland                              1        6,485,402       0.8       5.0500%          118        2.79x     35.1%    28.9%
Iowa                                  1        5,862,525       0.7       5.5300%          117        1.43x     79.8%    66.9%
New Jersey                            1        4,595,394       0.5       5.2500%          119        1.34x     77.9%    64.6%
Oklahoma                              1        1,627,150       0.2       5.5300%          117        1.43x     79.8%    66.9%
Missouri                              1        1,535,683       0.2       5.8400%          118        1.39x     73.1%    56.5%
Wyoming                               1        1,515,483       0.2       5.5300%          117        1.43x     79.8%    66.9%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               96   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-11

         CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED               CUT-OFF
                             NUMBER OF       CUT-OFF       INITIAL                    REMAINING                DATE     LTV RATIO
CURRENT                      MORTGAGED        DATE       LOAN GROUP 1   MORTGAGE         TERM        UW        LTV         AT
OCCUPANY RATES (%)          PROPERTIES       BALANCE       BALANCE        RATE        (MOS.)(4)     DSCR      RATIO    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
63.3 - 75.0                           2   $   12,386,520       1.5%      5.6200%          118        1.48x     73.8%    62.0%
75.1 - 85.0                           3        9,947,481       1.2       5.7936%          110        1.59x     70.5%    60.7%
85.1 - 90.0                           8       73,278,987       9.1       5.2658%          119        1.85x     69.9%    61.7%
90.1 - 95.0                           8       61,128,689       7.6       5.4349%          123        1.45x     77.8%    63.6%
95.1 - 100.0                         71      645,943,680      80.5       5.3411%          113        1.79x     67.8%    58.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               92   $  802,685,357     100.0%      5.3513%          115        1.76x     68.9%    59.4%
                             =====================================================================================================

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED                CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                    REMAINING                 DATE     LTV RATIO
YEARS                       MORTGAGED         DATE      LOAN GROUP 1    MORTGAGE        TERM        UW         LTV         AT
BUILT/RENOVATED            PROPERTIES        BALANCE      BALANCE         RATE       (MOS.)(4)     DSCR       RATIO    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
1954 - 1959                           2   $    1,487,958       0.2%      5.3400%          120        1.39x     73.3%    55.5%
1960 - 1969                           1          952,880       0.1       5.3400%          120        1.39x     73.3%    55.5%
1970 - 1979                           9       48,561,538       5.7       5.6909%          115        1.41x     77.9%    66.1%
1980 - 1989                          18      192,976,191      22.7       5.4451%          109        1.55x     72.5%    62.0%
1990 - 1999                          19      180,057,954      21.2       5.3486%          129        1.81x     66.8%    58.3%
2000 - 2004                          47      426,758,837      50.2       5.4199%          111        1.92x     66.1%    57.0%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               96   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                           AGGREGATE        % OF                       STATED               CUT-OFF
                            NUMBER OF       CUT-OFF       INITIAL                    REMAINING                DATE     LTV RATIO
                            MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE         TERM        UW        LTV         AT
PREPAYMENT PROTECTION         LOANS         BALANCE       BALANCE        RATE        (MOS.)(4)     DSCR      RATIO    MATURITY(4)
---------------------------------------------------------------------------------------------------------------------------------
Defeasance                           63   $  830,310,272      97.6%      5.4238%          115        1.79x     68.3%    58.9%
Yield Maintenance                     3       20,485,085       2.4       5.5052%          119        1.44x     72.9%    61.0%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               66   $  850,795,357     100.0%      5.4258%          115        1.78x     68.4%    58.9%
                             =====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly fromweighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(4)  For the ARD loans, the Anticipated Repayment Date.


                                     A-2-12

           CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                        STATED              CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                      REMAINING              DATE     LTV RATIO
                            MORTGAGE           DATE     LOAN GROUP 2    MORTGAGE         TERM        UW       LTV         AT
CUT-OFF DATE BALANCES         LOANS          BALANCE      BALANCE         RATE          (MOS.)      DSCR     RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
$823,610 - $2,999,999                 8   $   15,300,204       6.2%      6.1324%          138        1.41x     62.6%    49.4%
$3,000,000 - $3,999,999               3       10,951,339       4.4       6.2852%          150        1.31x     72.6%    58.5%
$4,000,000 - $4,999,999               1        4,840,013       2.0       5.4600%          118        1.45x     78.1%    65.3%
$5,000,000 - $6,999,999              10       59,141,115      24.0       5.6301%          126        1.43x     72.5%    58.2%
$7,000,000 - $9,999,999               5       38,706,033      15.7       5.5116%          118        1.36x     78.0%    65.3%
$10,000,000 - $14,999,999             3       37,175,184      15.1       5.2873%          119        1.33x     77.4%    66.8%
$15,000,000 - $24,999,999             3       53,775,000      21.8       5.2221%          122        1.36x     78.7%    67.3%
$25,000,000 - $26,774,066             1       26,774,066      10.9       5.3900%          119        1.51x     75.2%    62.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                     STATED                 CUT-OFF
                           NUMBER OF         CUT-OFF      INITIAL                   REMAINING                 DATE     LTV RATIO
                           MORTGAGE            DATE     LOAN GROUP 2   MORTGAGE       TERM          UW        LTV         AT
MORTGAGE RATES               LOANS           BALANCE      BALANCE        RATE        (MOS.)        DSCR      RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
4.6700% - 4.9999%                     3   $   36,535,925      14.8%      4.7842%          113        1.61x     74.4%    65.5%
5.0000% - 5.4999%                    13      106,802,264      43.3       5.3536%          119        1.38x     76.6%    64.2%
5.5000% - 5.9999%                    12       84,444,417      34.2       5.6076%          122        1.31x     77.5%    64.4%
6.0000% - 6.4999%                     2        7,040,275       2.9       6.1400%          116        1.52x     67.7%    45.0%
6.5000% - 8.0600%                     4       11,840,073       4.8       7.9174%          215        1.29x     54.4%    39.1%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE       % OF                       STATED              CUT-OFF
                            NUMBER OF         CUT-OFF      INITIAL                     REMAINING              DATE    LTV RATIO
ORIGINAL TERM TO            MORTGAGE            DATE     LOAN GROUP 2   MORTGAGE         TERM        UW       LTV        AT
MATURITY IN MONTHS            LOANS           BALANCE      BALANCE        RATE          (MOS.)      DSCR     RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------------------
108 - 120                            29   $  217,622,882      88.2%      5.3704%          117        1.41x     76.2%    63.9%
121 - 180                             1       17,200,000       7.0       5.5000%          141        1.30x     77.5%    64.0%
181 - 216                             4       11,840,073       4.8       7.9174%          215        1.29x     54.4%    39.1%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================



                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE        % OF                       STATED              CUT-OFF
                            NUMBER OF        CUT-OFF       INITIAL                     REMAINING              DATE     LTV RATIO
REMAINING TERM TO           MORTGAGE           DATE      LOAN GROUP 2   MORTGAGE         TERM        UW       LTV         AT
MATURITY IN MONTHS            LOANS          BALANCE       BALANCE        RATE          (MOS.)      DSCR     RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
107 - 120                            29   $  217,622,882      88.2%      5.3704%          117        1.41x     76.2%    63.9%
121 - 180                             1       17,200,000       7.0       5.5000%          141        1.30x     77.5%    64.0%
181 - 215                             4       11,840,073       4.8       7.9174%          215        1.29x     54.4%    39.1%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================


      ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED              CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL                     REMAINING              DATE      LTV RATIO
ORIGINAL AMORTIZATION        MORTGAGE          DATE     LOAN GROUP 2    MORTGAGE        TERM        UW       LTV          AT
TERM IN MONTHS                 LOANS         BALANCE      BALANCE         RATE         (MOS.)      DSCR     RATIO      MATURITY
---------------------------------------------------------------------------------------------------------------------------------
240 - 300                             4   $   15,577,359       6.3%      5.9051%          118        1.51x     70.5%    51.0%
331 - 360                            30      231,085,595      93.7       5.4745%          124        1.38x     75.6%    63.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

      REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED              CUT-OFF
                            NUMBER OF        CUT-OFF      INITIAL                     REMAINING              DATE    LTV RATIO
REMAINING AMORTIZATION      MORTGAGE           DATE     LOAN GROUP 2    MORTGAGE        TERM        UW       LTV        AT
TERM IN MONTHS                LOANS          BALANCE      BALANCE         RATE         (MOS.)      DSCR     RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------------------
236 - 300                             4   $   15,577,359       6.3%      5.9051%          118        1.51x     70.5%    51.0%
331 - 360                            30      231,085,595      93.7       5.4745%          124        1.38x     75.6%    63.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================


                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE       % OF                     STATED                CUT-OFF
                            NUMBER OF         CUT-OFF      INITIAL                   REMAINING                DATE     LTV RATIO
                            MORTGAGE            DATE     LOAN GROUP 2   MORTGAGE       TERM         UW        LTV         AT
AMORTIZATION TYPES            LOANS           BALANCE      BALANCE        RATE        (MOS.)       DSCR      RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                           30   $  180,887,954      73.3%      5.6401%          124        1.40x     74.3%    60.9%
   Partial Interest Only              4       65,775,000      26.7       5.1213%          121        1.38x     78.0%    67.6%
                             -----------------------------------------------------------------------------------------------------
SUBTOTAL                             34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL                                34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================


                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
UNDERWRITTEN                                AGGREGATE       % OF                        STATED               CUT-OFF
CASH FLOW                   NUMBER OF        CUT-OFF      INITIAL                      REMAINING               DATE     LTV RATIO
DEBT SERVICE                MORTGAGE           DATE     LOAN GROUP 2     MORTGAGE        TERM         UW       LTV         AT
COVERAGE RATIOS               LOANS          BALANCE      BALANCE          RATE         (MOS.)       DSCR     RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
Less than 1.20x                       3   $   17,800,055       7.2%      6.2663%          144        1.14x     74.0%    60.2%
1.20x - 1.29x                         8       63,277,031      25.7       5.6393%          124        1.25x     77.0%    64.6%
1.30x - 1.39x                         7       46,688,561      18.9       5.4210%          127        1.32x     78.8%    65.5%
1.40x - 1.49x                         8       46,089,175      18.7       5.4103%          125        1.46x     73.0%    62.3%
1.50x - 1.59x                         7       66,822,207      27.1       5.3465%          116        1.53x     74.4%    61.2%
1.60x - 2.14x                         1        5,985,925       2.4       4.8400%          118        2.14x     59.6%    48.8%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                           AGGREGATE         % OF                      STATED               CUT-OFF
                           NUMBER OF        CUT-OFF        INITIAL                    REMAINING               DATE     LTV RATIO
CUT-OFF DATE               MORTGAGE           DATE       LOAN GROUP 2   MORTGAGE        TERM        UW        LTV         AT
LTV RATIOS                   LOANS          BALANCE        BALANCE        RATE         (MOS.)      DSCR      RATIO     MATURITY
---------------------------------------------------------------------------------------------------------------------------------
23.0% - 49.9%                         2   $    3,188,610       1.3%      7.9903%          214        1.47x     34.4%    24.9%
50.0% - 59.9%                         2        8,183,791       3.3       4.9850%          118        1.99x     59.4%    48.9%
60.0% - 64.9%                         2        8,651,463       3.5       7.8906%          215        1.22x     61.7%    44.3%
65.0% - 69.9%                         3        9,035,932       3.7       5.9346%          116        1.51x     67.5%    47.3%
70.0% - 74.9%                         5       33,853,935      13.7       5.1744%          120        1.43x     72.5%    61.7%
75.0% - 80.0%                        19      176,470,481      71.5       5.3994%          119        1.36x     78.1%    65.7%
Greater than 80.0%                    1        7,278,743       3.0       5.6200%          117        1.34x     81.5%    68.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                      STATED                CUT-OFF
                           NUMBER OF         CUT-OFF      INITIAL                    REMAINING                DATE    LTV RATIO
MATURITY DATE              MORTGAGE            DATE     LOAN GROUP 2   MORTGAGE        TERM         UW        LTV        AT
LTV RATIOS(1)                LOANS           BALANCE      BALANCE        RATE         (MOS.)       DSCR      RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------------------
16.4% - 49.9%                         8   $   27,064,139      11.0%      6.5684%          160        1.56x     59.4%    43.6%
50.0% - 59.9%                         4   $   16,849,592       6.8       5.4565%          119        1.40x     70.1%    56.6%
60.0% - 64.9%                         7       71,366,140      28.9       5.4545%          124        1.43x     75.9%    63.0%
65.0% - 69.0%                        15      131,383,084      53.3       5.3134%          116        1.34x     78.8%    67.3%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================


          TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                     WEIGHTED AVERAGES
                                                                                         ----------------------------------------
                                                         AGGREGATE            % OF                      CUT-OFF
                                     NUMBER OF            CUT-OFF           INITIAL                      DATE
                                     MORTGAGED              DATE          LOAN GROUP 2         UW         LTV
PROPERTY TYPE                       PROPERTIES            BALANCE           BALANCE           DSCR       RATIO       OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                                    33         $240,589,145         97.5%          1.39x          75.2%          91.5%
   Mid/High Rise                              1            6,073,809          2.5           1.32x          78.9%         100.0%
                                   ---------------------------------------------------------------------------------------------
SUBTOTAL                                     34         $246,662,954        100.0%          1.39x          75.3%          91.7%
                                   ---------------------------------------------------------------------------------------------
TOTAL                                        34         $246,662,954        100.0%          1.39x          75.3%          91.7%
                                   =============================================================================================


                                     A-2-16

        MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                              AGGREGATE       % OF                      STATED             CUT-OFF
                            NUMBER OF          CUT-OFF      INITIAL                    REMAINING             DATE      LTV RATIO
                            MORTGAGED            DATE     LOAN GROUP 2   MORTGAGE        TERM        UW      LTV          AT
LOCATION                   PROPERTIES          BALANCE      BALANCE        RATE         (MOS.)      DSCR    RATIO      MATURITY
---------------------------------------------------------------------------------------------------------------------------------
Texas                                13   $   95,666,066      38.8%      5.6492%          127        1.34x     75.5%    62.8%
Oklahoma                              5       36,430,288      14.8       5.2823%          112        1.52x     76.0%    62.7%
Tennessee                             1       17,200,000       7.0       5.5000%          141        1.30x     77.5%    64.0%
Alabama                               1       13,200,000       5.4       5.7100%          120        1.25x     77.6%    65.3%
North Carolina                        1       12,000,000       4.9       4.6700%          120        1.48x     74.9%    68.7%
Ohio                                  1       11,975,184       4.9       5.4400%          118        1.28x     79.8%    66.7%
Florida                               2       10,947,062       4.4       5.9747%          139        1.48x     68.9%    56.6%
Missouri                              1        8,482,833       3.4       5.5500%          118        1.45x     79.5%    66.6%
Illinois                              1        6,735,526       2.7       5.2700%          118        1.26x     70.9%    58.9%
New York                              1        6,260,000       2.5       5.6100%          120        1.59x     70.3%    53.7%
Wisconsin                             1        6,073,809       2.5       5.1800%          119        1.32x     78.9%    65.3%
Michigan                              1        5,985,925       2.4       4.8400%          118        2.14x     59.6%    48.8%
Kentucky                              1        5,639,365       2.3       5.6000%          113        1.20x     79.4%    67.0%
Indiana                               1        3,851,949       1.6       5.4000%          118        1.33x     79.8%    66.6%
Idaho                                 1        3,532,928       1.4       5.6000%          118        1.32x     76.6%    64.3%
Oregon                                1        1,858,409       0.8       5.8800%          119        1.21x     70.1%    59.3%
California                            1          823,610       0.3       7.7900%          213        1.43x     23.0%    16.4%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================


                                     A-2-17

           CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                           AGGREGATE        % OF                       STATED              CUT-OFF
                             NUMBER OF      CUT-OFF       INITIAL                     REMAINING              DATE    LTV RATIO
CURRENT                      MORTGAGED        DATE      LOAN GROUP 2     MORTGAGE       TERM        UW       LTV        AT
OCCUPANY RATES (%)          PROPERTIES      BALANCE       BALANCE          RATE        (MOS.)      DSCR     RATIO    MATURITY
---------------------------------------------------------------------------------------------------------------------------------
59.4 - 80.0                           2   $    7,040,275       2.9%      6.1400%          116        1.52x     67.7%    45.0%
80.1 - 85.0                           2       14,097,921       5.7       5.4554%          116        1.17x     75.1%    62.9%
85.1 - 90.0                           5       29,006,182      11.8       5.6133%          119        1.35x     74.0%    61.1%
90.1 - 95.0                          14      133,752,879      54.2       5.4250%          122        1.43x     76.5%    64.3%
95.1 - 100.0                         11       62,765,698      25.4       5.5525%          132        1.37x     74.1%    62.1%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

            YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE       % OF                       STATED               CUT-OFF
                             NUMBER OF       CUT-OFF      INITIAL                     REMAINING               DATE      LTV RATIO
YEARS                        MORTGAGED         DATE     LOAN GROUP 2    MORTGAGE        TERM        UW        LTV          AT
BUILT/RENOVATED             PROPERTIES       BALANCE      BALANCE         RATE         (MOS.)      DSCR      RATIO      MATURITY
---------------------------------------------------------------------------------------------------------------------------------
1951 - 1959                           1   $    5,985,925       2.4%      4.8400%          118        2.14x     59.6%    48.8%
1970 - 1979                           2        7,916,449       3.2       5.7122%          115        1.21x     79.5%    65.5%
1980 - 1989                           7       33,452,587      13.6       5.4137%          118        1.36x     75.7%    63.2%
1990 - 1999                           7       52,938,386      21.5       5.6087%          118        1.26x     77.3%    64.1%
2000 - 2004                          17      146,369,607      59.3       5.4989%          128        1.43x     74.8%    62.5%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x     75.3%    62.7%
                             =====================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                             AGGREGATE       % OF                     STATED                CUT-OFF
                            NUMBER OF         CUT-OFF      INITIAL                   REMAINING                DATE   LTV RATIO
                            MORTGAGE            DATE     LOAN GROUP 2   MORTGAGE       TERM          UW       LTV       AT
PREPAYMENT PROTECTION         LOANS           BALANCE      BALANCE        RATE        (MOS.)        DSCR     RATIO   MATURITY
---------------------------------------------------------------------------------------------------------------------------------
Defeasance                           29   $  194,625,420      78.9%      5.5962%          126        1.37x     74.9%    61.9%
Yield Maintenance                     5   $   52,037,534      21.1       5.1486%          114        1.48x     76.4%    65.7%
                             -----------------------------------------------------------------------------------------------------
TOTAL:                               34   $  246,662,954     100.0%      5.5017%          124        1.39x    75.3%    62.7%
                             =====================================================================================================

(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.


                                     A-2-18

                                                                       ANNEX A-3













                   DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS














                                     A-3-1

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------








[PICTURE OF TARGET STORE OMITTED]







                                        [PICTURE OF WAL-MART STORE OMITTED]





[PICTURE OF OFFICE MAX STORE OMITTED]






                                        [PICTURE OF MARSHALLS STORE OMITTED]












--------------------------------------------------------------------------------
                                     A-3-2

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $135,500,000

 CUT-OFF PRINCIPAL BALANCE:      $135,500,000

 % OF POOL BY IPB:               12.3%

 SHADOW RATING (S/F)(1):         BBB-/BBB-

 LOAN SELLER:                    JPMorgan Chase Bank

 BORROWER:                       Centro Watt Property Owner II, LLC

 SPONSOR:                        Centro Watt America REIT, Inc.

 ORIGINATION DATE:               4/22/2004

 INTEREST RATE:                  4.8495%

 INTEREST ONLY PERIOD:           120 months

 MATURITY DATE:                  5/1/2014

 AMORTIZATION TYPE:              Interest Only

 ORIGINAL AMORTIZATION:          NAP

 REMAINING AMORTIZATION:         NAP

 CALL PROTECTION:                L(24),Def(91),O(4)

 CROSS-COLLATERALIZATION:        No

 LOCK BOX:                       Cash Management Agreement

 ADDITIONAL DEBT:                Permitted

 ADDITIONAL DEBT TYPE:           Permitted Mezzanine Debt and
                                 Additional Secured Debt

 LOAN PURPOSE:                   Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         INITIAL           MONTHLY
                                  ----------------------------------------------
 Taxes(2):                                      $0      See footnote

 CapEx(2):                                      $0      See footnote

 Engineering:                              $34,375      $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Retail -- Anchored

 SQUARE FOOTAGE:           1,683,463

 LOCATION:                 Various (See chart titled "Portfolio Properties")

 YEAR BUILT/RENOVATED:     Various (See chart titled "Portfolio Properties")

 OCCUPANCY:                95.4%

 OCCUPANCY DATE:           3/19/2004

 NUMBER OF TENANTS:        188

 HISTORICAL NOI:

  2001:                    $12,781,540

  2002:                    $14,803,450

  2003:                    $17,330,232

 UW NOI:                   $17,940,581

 UW NET CASH FLOW:         $17,034,535

 APPRAISED VALUE:          $238,050,000

 APPRAISAL DATES:          8/28/2003, 9/8/2003, 9/9/2003, 9/10/2003 &
                           9/11/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:             $80

 CUT-OFF DATE LTV:                 56.9%

 MATURITY DATE LTV:                56.9%

 UW DSCR:                          2.56x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                            MOODY'S/      SQUARE       % OF     SALES     BASE RENT      LEASE
TENANT NAME         PARENT COMPANY                           S&P(3)        FEET         GLA     PSF(4)         PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
WAL-MART            Wal-Mart Stores, Inc. (NYSE: WMT)        Aa2/AA          142,000    8.4%      NAV        $4.44        2027

MARSHALLS           TJX Companies, Inc. (NYSE: TJX)           A3/A            94,403    5.6%      $199      $10.23        2010

TARGET              Target Corporation (NYSE: TGT)           A2/A+            85,879    5.1%      $292       $5.96        2022

ROSS DRESS FOR LESS Ross Stores, Inc. (NASDAQ: ROST)        NAP/BBB    40,000/26,240    3.9%      $211       $6.89     2004/2007

VONS SUPERMARKET    Safeway Inc. (NYSE: SWY)                Baa2/BBB          54,982    3.3%      NAV       $12.50        2021

GIGANTE SUPERMARKET Gigante                                 NAP/NAP           54,960    3.3%      $348      $11.33        2022

FOOD 4 LESS         Fred Meyer Inc                          NAP/NAP           52,924    3.1%      $398      $10.53        2010

CENTURY THEATRES    Century Theatres                        NAP/NAP           50,090    3.0%   $508,056(5)   $3.99        2010

BIG LOTS            Big Lots, Inc. (NYSE: BLI)              NAP/BBB-   25,500/24,050    2.9%      NAV        $7.18     2008/2009

MICHAEL'S           Michael's Stores, Inc. (NYSE: MIK)      Ba1/BB+    24,995/24,000    2.9%      NAV        $9.57     2010/2011

OFFICE MAX          Boise Cascade Corporation (NYSE: BCC)    Ba2/BB    23,500/23,500    2.8%      NAV       $10.87     2005/2017
------------------------------------------------------------------------------------------------------------------------------------

(1) S&P and Fitch have confirmed that the Centro Retail Portfolio loan has credit characteristics consistent with investment-grade rated obligations.
(2) Following an event of default or NOI falling below $12,000,000 the borrower is required to deposit monthly CapEx and tax escrows.
(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(4) Sales represent most recent Reporting Period (either 2002 or 2003).
(5) Per Screen.

                                     A-3-3

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                  YEAR BUILT/  SQUARE
PROPERTY NAME                LOCATION              RENOVATED    FEET     OCC. TOP TENANTS                            APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
GATEWAY PLAZA                Vallejo, CA          1991/2002   406,768   97.9% Century Theatres, Linens N' Things      $ 65,100,000

PUENTE HILLS TOWN CENTER     Rowland Heights, CA  1982/1991   267,588   95.1% Marshall's, Benhome Furniture, Michaels   51,000,000

SANTE FE SPRINGS MALL        Sante Fe Springs, CA 1985/2002   295,172  100.0% Wal-Mart, Gigante, L.A. Fitness           41,000,000

SEQUOIA MALL AND TOWER PLAZA Visalia, CA          1976/1999   220,013   85.9% Ross Dress for Less, Signature Theaters   26,750,000

PACOIMA CENTER               Pacoima, CA          1960/2003   185,543  100.0% Target, Food 4 Less, Big Lots             19,100,000

CALIFORNIA OAKS CENTER       Murrieta, CA         1990        127,653   97.2% Ralph's, Thrifty                          17,700,000

LOMPOC CENTER                Lompoc, CA           1961/2001   180,726   88.4% Vons, Big Lots, Staples                   17,400,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WA                                                     1,683,463  95.4%                                         $238,050,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER       SQUARE       % OF                  % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES      FEET         GLA       BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING    EXPIRING    EXPIRING     EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT           NAP         77,324        4.6%        NAP           NAP        77,324         4.6%         NAP              NAP
 2004 & MTM        41        127,722        7.6    $ 1,629,287       8.9%       205,046        12.2%     $ 1,629,287         8.9%
 2005              34        131,007        7.8      1,606,462       8.8        336,053        20.0%     $ 3,235,749        17.7%
 2006              35        139,640        8.3      2,071,419      11.4        475,693        28.3%     $ 5,307,167        29.1%
 2007              28        108,365        6.4      1,670,237       9.2        584,058        34.7%     $ 6,977,404        38.3%
 2008              17         55,073        3.3        840,553       4.6        639,131        38.0%     $ 7,817,957        42.9%
 2009               8         39,880        2.4        418,811       2.3        679,011        40.3%     $ 8,236,768        45.2%
 2010              10        231,148       13.7      2,138,005      11.7        910,159        54.1%     $10,374,774        56.9%
 2011               3         55,680        3.3        670,503       3.7        965,839        57.4%     $11,045,277        60.6%
 2012               8         45,557        2.7        866,636       4.8      1,011,396        60.1%     $11,911,913        65.3%
 2013               3         18,815        1.1        310,812       1.7      1,030,211        61.2%     $12,222,725        67.0%
 2014               2         44,732        2.7        440,764       2.4      1,074,943        63.9%     $12,663,489        69.5%
 AFTER             21        608,520       36.1      5,568,096      30.5      1,683,463       100.0%     $18,231,585       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            210      1,683,463      100.0%   $18,231,585     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-4

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Centro Retail Portfolio I loan is secured by a first mortgage on the fee interests in 7 anchored retail shopping centers comprised of approximately 1,683,463 square feet.

THE BORROWER. The borrower is Centro Watt Property Owner II, LLC. The borrower is a special purpose entity controlled by Centro Watt America REIT, Inc, a U.S. based REIT. The investors of the Centro Watt America REIT, Inc are comprised of Centro MCS 32-International No. 2, an Australian Equity Syndicate (approximately 48.5%), Prime Retail Group (approximately 48.5%), and Watt Commercial, a Los Angeles based Real Estate Company (approximately 3%).

Centro MCS is Australia's largest property syndicate and currently manages approximately 29 retail property syndicates with a total value of approximately $2.1 billion and has an interest in approximately 66 shopping centers across Australia and New Zealand. Centro Properties Group holds a significant ownership interest (approximately 25-50%) in this Syndicate.

THE PROPERTIES. The Centro Retail Portfolio I consists of 7 retail shopping centers in California: Gateway Plaza, Puente Hills Town Center, Sante Fe Springs Mall, Sequoia Mall and Tower Plaza, Pacoima Center, California Oaks Center and Lompoc Center. The properties contain a total of 1,683,463 square feet with a weighted average occupancy of approximately 95.4%. Under certain conditions, properties can be substituted or released. See "Description of the mortgage pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution; Property Releases".

THE MARKET(1).

GATEWAY PLAZA
The Gateway Plaza property is located in Vallejo, Solano County, California, at the intersection of Plaza Drive and Admiral Callaghan Lane. The subject is located within approximately 1/4 mile of Interstate 80 and Highway 37.

Solano County is situated between the rapidly growing Sacramento area and the northeastern San Francisco Bay Area. The population for 2000 was estimated at approximately 394,542 and, is anticipated to grow to approximately 571,300 by 2025. Between 2000 and 2025 the total number of households in Solano County is expected to rise from approximately 130,403 to approximately 191,330. As of July 2003 the unemployment rate for the Bay Area stood at approximately 6.9%.

The comparable properties reported average overall occupancy rates range from approximately 94% to 100%. The subject property is approximately 97.9% occupied.

PUENTE HILLS TOWN CENTER
The Puente Hills Town Center property is located in Rowland Heights, Los Angeles, California, on the southeast corner of Colima Road and Albatross Road.

Population growth in Los Angeles County is projected to increase 11.4% between 2000 and 2010. As of 2002, average household income within a one mile radius of Puente Hills Town Center was $87,839, approximately 23.1% higher than that of Los Angeles County ($71,353). Population within a five-mile radius of the shopping center is expected to increase 6.8% between 2002 and 2007, as compared to expected growth of 5.9% for all of Los Angeles County. Demographic statistics indicate Rowland Heights is a relatively middle to upper income residential area.

Puente Hills Town Center is located in the San Gabriel Valley East submarket, with a total tracked retail inventory of approximately 9.2 million square feet comprised of approximately 94 properties. These properties range in size from approximately 9,385 to approximately 631,000 square feet and were developed between 1957 and 1999. As of the end of the 2nd quarter 2003, the overall vacancy rate for community centers in the submarket was approximately 6.4 percent, slightly higher than the 2002 vacancy of approximately 5.4% and the 2001-year end vacancy of approximately 5.6 percent. Vacancy in the submarket averages approximately 6.0% over the past 3 years and approximately 6.7% for the past 5 years. The subject's current vacancy rate is approximately 4.9%

SANTE FE SPRINGS MALL
The Sante Fe Springs Mall property is located in Sante Fe Springs, Los Angeles, California, on the southwest corner of Carmenita Road and Telegraph Road.

As of 2002, average household income within a five-mile radius of Sante Fe Springs Mall was approximately $67,865, approximately 5.1% lower than that of Los Angeles County (approximately $71,353); while median income figures are slightly higher than Los Angeles County (approximately $57,366 within a 5-mile radius of Santa Fe Springs Mall, verses approximately $50,251 for Los Angeles County). Population within a one-mile radius of Santa Fe Springs Mall is expected to increase approximately 9.2% between 2002 and 2007, as compared to expected growth of approximately 5.9% for all of Los Angeles County. Demographic statistics indicate Santa Fe Springs is growing faster than the Los Angeles County.

Gateway Plaza is located in the Paramount/Downey/East County submarket. As of the end of the 2nd quarter 2003, this submarket had a total tracked retail inventory of approximately 4.7 million square feet comprised of approximately 41 properties, ranging in size from approximately 10,000 to approximately 373,397 square feet, developed between 1952 and 1999. As of the end of the 2nd quarter 2003, the overall occupancy rate for community centers in the submarket was 89.8%. The subject property is 100.0% occupied.
-------------------------------------------------------------------------------
(1) Certain information from the Centro Retail Portfolio I appraisals dated August 28, 2003, September 8, 2003, September 9, 2003, September 10, 2003 and September 11, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-5

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SEQUIOA MALL AND TOWER PLAZA

The Sequioa Mall and Tower Plaza property is located in Visalia, Tulare County, California, at the northwest corner of Mooney Boulevard and Caldwell Avenue.

Tulare County is the number one milk producing county in the nation and one of the most productive agricultural counties in the world, with approximately 250 different commodities. The neighboring counties of Fresno (to the north), Kings (to the west), and Kern (to the south) are all among the top 25 nationwide in terms of value of agricultural production. Approximately 52% of the county's land area of three million acres is government owned, with approximately 883,373 acres in national forest.

Tulare county's 2002 estimated population was approximately 380,378. The 2002 average household income for Tulare County was approximately $50,522. The comparable properties reported overall occupancy rates from approximately 85% to approximately 100%. The subject property is approximately 85.9% occupied.

PACOIMA CENTER
The Pacoima Center property is located in Pacoima, Los Angeles, California, on the southwest corner of Laurel Canyon Boulevard and Osborne Street. The subject property is approximately one-half block east of the Golden State Freeway (I-5) which stretches between Los Angeles and Seattle.

Population growth in Los Angeles County is projected to increase 5.9% between 2002 and 2017. As of 2002, average household income within a one mile radius of Pacoima Center was $57,239. Population within a five-mile radius of the shopping center is expected to increase 9.2% between 2002 and 2007, as compared to growth of 5.9% for Los Angeles County as a whole.

Los Angeles County's occupancy rate was approximately 95.1% in 2002. The subject property is 100.0% occupied.

CALIFORNIA OAKS CENTER
The California Oaks property is located in Murrieta, Riverside County, California, at the intersection of California Oaks Road and Jackson Avenue. California Oaks Road provides access to the I-15 and I-215 freeways which are 1/2 mile southwest of the subject property.

Riverside County has strong historical population growth rates, reflecting the availability of land, affordable housing, as well as convenient regional freeway access. Growth in Riverside County is expected to remain stable over the next five years, as demand for new housing is generating significant absorption, due to its proximity to Orange and San Diego Counties. The fastest growing segments of the job market were mining (approximately 9.1%), construction (approximately 9.8%), finance, insurance and real estate (or approximately 6.0%), and government (or approximately 4.5%) retail trade (approximately 4.4%).

The population of the city of Murrieta has grown from approximately 19,239 in 1990 to approximately 46,733 in 2002. The annual average growth has been approximately 13.0% per year since 1990. This growth trend exceeds that of Riverside, Orange and Los Angeles Counties, which have achieved rates of approximately 3.0%, approximately 2.0% and approximately 1.0%, respectively, over this same period. Murrieta has a median household income of approximately $57,813, versus the County median of approximately $45,802. The comparable properties reported overall occupancy rates from approximately 75% to approximately 100% with five of the seven centers over 95% occupied. The subject property is approximately 97.2% occupied.

LOMPOC CENTER
The Lompoc Center property is located in Lompoc, Santa Barbara, California, on the northwest corner of H Street and College Avenue, extending through to Pine Avenue to the north. H street is the primary commercial corridor servicing the city of Lompoc.

Santa Barbara County had a population of approximately 411,205 in 2002. In 2002, the average and median household incomes were approximately $72,410 and approximately $51,565, respectively. Income growth has been moderate over the last five years. The top employers in Santa Barbara County include Vandenberg Air Force Base and the county government. Aside from government employment, major industries include tourism and agriculture. The comparable properties reported overall occupancy rates from approximately 80% to approximately 95% and the subject property is approximately 88.4% occupied.

PROPERTY MANAGEMENT. The property manager of the Centro Retail Portfolio I properties is Watt/Centro Management Joint Venture LP. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

                                     A-3-6

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------















                           [MAP OF CALIFORNIA OMITTED]



















--------------------------------------------------------------------------------

                                     A-3-7

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------











                     [MAP OF GATEWAY PLAZA PROPERTY OMITTED]












               [MAP OF PUENTE HILLS TOWN CENTER PROPERTY OMITTED]













Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-8

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------











                 [MAP OF SANTA FE SPRINGS MALL PROPERTY OMITTED]












             [MAP OF SEQUOIA MALL AND TOWER PLAZA PROPERTY OMITTED]













Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO I
--------------------------------------------------------------------------------











                    [MAP OF PACOIMA CENTER PROPERTY OMITTED]












                     [MAP OF LOMPOC CENTER PROPERTY OMITTED]













Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-10

                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                     A-3-11

--------------------------------------------------------------------------------
                                 901 E STREET
--------------------------------------------------------------------------------









                   [PICTURE OF 901 E STREET BUILDING OMITTED]










                   [PICTURE OF 901 E STREET BUILDING OMITTED]










--------------------------------------------------------------------------------

                                     A-3-12

--------------------------------------------------------------------------------
                                 901 E STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $66,500,000

 CUT-OFF PRINCIPAL BALANCE:    $66,500,000

 % OF POOL BY IPB:             6.1%

 LOAN SELLER:                  MLML

 BORROWER:                     A&A 901 E Street Associates, L.L.C.

 SPONSOR:                      A&A Investment Holdings, L.L.C.

 ORIGINATION DATE:             5/10/2004

 INTEREST RATE:                5.3000%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                6/1/2014

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(24), Def(92), O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Hard

 ADDITIONAL DEBT:              NAP

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                          INITIAL               MONTHLY
                                 -----------------------------------------------
   TAXES:                                  $342,296              $114,099

   INSURANCE:                               $45,928                $7,655

   CAPEX:                                    $4,262                $4,262

   TI/LC:                                  $285,000               $95,000(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Fee

 PROPERTY TYPE:                      Office - CBD

 SQUARE FOOTAGE:                     257,547

 LOCATION:                           Washington, DC

 YEAR BUILT/RENOVATED:               1989/NAP

 OCCUPANCY:                          99.4%

 OCCUPANCY DATE:                     3/1/2004

 NUMBER OF TENANTS:                  11

 HISTORICAL NOI:

   2001:                             $5,772,263

   2002:                             $7,524,801

   2003:                             $6,948,982

 UW NOI:                             $6,578,809

 UW NET CASH FLOW:                   $5,981,276

 APPRAISED VALUE:                    $94,000,000

 APPRAISAL DATE:                     3/16/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                  $ 258

 CUT-OFF DATE LTV:                       70.7%

 MATURITY DATE LTV:                      58.7%

 UW DSCR:                                1.35x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                                              MOODY'S/       SQUARE                     BASE            LEASE
 TENANT NAME                 PARENT COMPANY                    S&P(1)         FEET     % OF GLA      RENT PSF       EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
 GSA/SEC                    U.S. Government                   Aaa/AAA        86,740       33.7%        $38.90            2008

 GSA/SEC                    U.S. Government                   Aaa/AAA        49,123       19.1%        $38.15            2005

 GSA/SEC                    U.S. Government                   Aaa/AAA        40,585       15.8%        $38.90            2008

 AMERICAN CANCER SOCIETY    American Cancer Society, Inc.     NAP/NAP        23,532        9.1%        $43.08            2011

 PITNEY BOWES MANAGEMENT    Pitney Bowes Inc.                  Aa3/AA        18,614        7.2%        $15.45            2007

 GSA/SEC                    U.S. Government                   Aaa/AAA        15,257        5.9%        $41.50            2008

 USA EDUCATION/SALLIE MAE   SLM Corporation                     A2/A          6,886        2.7%        $38.53            2005

 USA EDUCATION/SALLIE MAE   SLM Corporation                     A2/A          3,268        1.3%        $40.85            2005

 AMERICAN CANCER SOCIETY    American Cancer Society, Inc.      NR/NR          2,726        1.1%        $43.08            2011
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) TI/LC Reserve increases to $150,000 per month from February 1, 2007 to January 1, 2008, if the GSA/SEC lease for floors 1, 4 and 6-10 is not renewed by February 1, 2007.

                                     A-3-13

--------------------------------------------------------------------------------
                                 901 E STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 901 E Street loan amount is secured by a first mortgage on a fee interest in an approximately 257,547 square foot office building.

THE BORROWER. The borrower is A&A 901 E Street Associates, L.L.C., a single purpose bankruptcy remote entity. A&A Investment Holdings L.L.C., an affiliate of the borrower, has provided a standard non-recourse carveout guaranty in connection with the borrower and was formed to acquire real estate assets in the Washington DC metropolitan area for long-term investment and cash flow.

A&A Investment Holdings, L.L.C. and affiliated entities currently hold over 1.25 million SF in 13 multistory office buildings primarily in the Washington DC metro area. The total portfolio value is in excess of $250 million.

THE PROPERTY. Built in 1989, 901 E Street is a 10-story class A office building located on the northwest corner of 9th and E Streets, one block north of Pennsylvania Avenue in the East End submarket of Washington DC. The property has approximately 257,547 SF of net rentable area, and is currently 99.4% leased. Major tenants include the Securities and Exchange Commission (approximately 191,705 SF), American Cancer Society (approximately 26,258 SF), Pitney Bowes Management (approximately 18,614 SF) and Sallie Mae (approximately 10,154 SF).

The primary tenant, GSA-SEC, has a staggered expiration schedule including 49,123 SF expiring in May 2005 and approximately 142,582 SF expiring in January 2008. The GSA is entitled to renew each lease for a 5-year period by providing notice 12 months prior to expiration.

THE MARKET(1). 901 E Street occupies the northwest corner of 9th and E Street, NW in the East End office submarket. This area falls near the southern edge of the East End submarket, which extends west from 3rd Street, NW, to 15th Street, NW, between Pennsylvania and Massachusetts Avenue. This location is north of The Mall, north northeast of The White House, and northwest of The Capitol. The predominant use in the East End is office, with a strong governmental presence, cultural facilities and restaurants.

The subject is in close proximity to three Metro rail stations less than three blocks east, west and south, and is near several federal agency headquarters including the Federal Bureau of Investigation (FBI), Department of Justice (DOJ) and the Internal Revenue Service (IRS). Nearby amenities include several hotels, fine restaurants and the MCI Arena.

The population of the Washington DC MSA totals 5.1 million, of which only 573,400, or 11.1%, reside within the District. The metro area's average annual growth in population of approximately 1.7% was above the top 100 metropolitan areas (Top 100) average over the 10-year period from 1992 through 2002. Approximately 37.0% of the population has a 4-year degree or better, compared to just 23.9% for the Top 100 areas and 20.8% for the U.S. overall. The median household income is more than 33.0% higher than the Top 100 and over 53.0% greater than the U.S. median.

Washington's employment is significantly weighted in the government and services sectors. Financial, information, professional and business services have expanded significantly and form a major presence within the economy. As a result, a large share of the metro area's employment (40%) is office-using. Over the years, the Washington metro area economy has transitioned from its heavy reliance on the Federal Government to an increasingly higher concentration of services and high technology firms, which have diversified the regional office tenant base. Major non-government employers in the area included Verizon Communications, Safeway Stores, Inc., Marriott International, Inc., Inova Health System, and U.S. Airways, Inc.

According to the Appraisal prepared by Cushman & Wakefield, based on the subject's Class A status and location, the subset of buildings deemed very likely to compete with the subject total approximately 11.5 million SF. The competitive subset has a 4.8% overall vacancy rate including sublet space. The average asking rental rate is $47.13 PSF.

PROPERTY MANAGEMENT. The property manager of the 901 E Street property is Cambridge Property Group LP.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE                              % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET      % OF GLA    BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT           NAP        1,528        0.6%        NAP          NAP           1,528         NAP           NAP           NAP
 2004 & MTM         2        5,610        2.2     $        0         0.0%        7,138          2.8%     $        0          0.0%
 2005               4       61,376       23.8      2,375,709        25.2        68,514         26.6%     $2,375,709         25.2%
 2006               0            0        0.0              0         0.0        68,514         26.6%     $2,375,709         25.2%
 2007               1       18,614        7.2        287,586         3.1        87,128         33.8%     $2,663,295         28.3%
 2008               3      142,582       55.4      5,586,108        59.3       229,710         89.2%     $8,249,403         87.6%
 2009               0            0        0.0              0         0.0       229,710         89.2%     $8,249,403         87.6%
 2010               0            0        0.0              0         0.0       229,710         89.2%     $8,249,403         87.6%
 2011               3       27,837       10.8      1,176,417        12.5       257,547        100.0%     $9,425,820        100.0%
 2012               0            0        0.0              0         0.0       257,547        100.0%     $9,425,820        100.0%
 2013               0            0        0.0              0         0.0       257,547        100.0%     $9,425,820        100.0%
 2014               0            0        0.0              0         0.0       257,547        100.0%     $9,425,820        100.0%
 AFTER              0            0        0.0              0         0.0       257,547        100.0%     $9,425,820        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             13      257,547      100.0%    $9,425,820       100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the 901 East Street Loan appraisal dated March 16, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-14

--------------------------------------------------------------------------------
                                 901 E STREET
--------------------------------------------------------------------------------




















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--------------------------------------------------------------------------------

                                     A-3-15

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------










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--------------------------------------------------------------------------------



                                     A-3-16

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $55,000,000

 CUT-OFF PRINCIPAL BALANCE:      $55,000,000

 % OF POOL BY IPB:               5.0%

 LOAN SELLER:                    MLML

 BORROWER:                       Galileo CMBS T2 LLC(1)

 SPONSOR:                        Galileo America, LLC

 ORIGINATION DATE:               1/5/2004

 INTEREST RATE:                  5.5000%

 INTEREST ONLY PERIOD:           60 months

 MATURITY DATE:                  2/1/2009

 AMORTIZATION TYPE:              Interest Only

 ORIGINAL AMORTIZATION:          NAP

 REMAINING AMORTIZATION:         NAP

 CALL PROTECTION:                L(24), Def(34), O(2)

 CROSS-COLLATERALIZATION:        No

 LOCK BOX:                       Cash Management Agreement

 ADDITIONAL DEBT:                No(2)

 ADDITIONAL DEBT TYPE:           NAP

 LOAN PURPOSE:                   Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL                    MONTHLY
                                ------------------------------------------------
   TAXES:                              $247,542                    $82,514

   INSURANCE:                          $325,271                    $27,106

   CAPEX:                               $47,458                    $23,729

   TI/LC:                               $48,850                    $24,425

   IMMEDIATE REPAIR:                    $70,688                         $0

   GROUND LEASE:                         $6,666                     $3,333
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:    Portfolio

 TITLE:                     Fee & Leasehold

 PROPERTY TYPE:             Retail

 SQUARE FOOTAGE:            682,452

 LOCATION:                  Various (See chart titled "Portfolio Properties")

 YEAR BUILT/RENOVATED:      Various (See chart titled "Portfolio Properties")

 OCCUPANCY:                 96.2%

 OCCUPANCY DATE:            Various

 SALES PER SF:

   2003:                    See "Significant Tenants" chart below

 NUMBER OF TENANTS:         58(3)

 HISTORICAL NOI:

   2001:                    $3,992,899

   2002:                    $3,709,023

   2003:                    $4,642,978

 UW NOI:                    $7,461,651(4)

 UW NET CASH FLOW:          $6,883,818(4)

 APPRAISED VALUE:           $94,375,000

 APPRAISAL DATE:            10/1/2003 & 1/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $  81

 CUT-OFF DATE LTV:                            58.3%

 MATURITY DATE LTV:                           58.3%

 UW DSCR:                                     2.24x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
                                                                                                                            LEASE
                                                                 MOODY'S/    SQUARE      % OF      SALES     BASE RENT   EXPIRATION
TENANT NAME            PARENT COMPANY                             S&P(5)      FEET        GLA       PSF      PSF 2003       YEAR
------------------------------------------------------------------------------------------------------------------------------------
FOOD LION(6)          Delhaize Group (NYSE: DEG)                  Ba1/BB+ 33,800/35,798  10.2%  $282/$284(7) $7.30/$4.69   2016/2021
DICK'S SPORTING GOODS Dick's Sporting Goods, Inc. (NYSE: DKS)      NR/NR      50,000      7.3%       NAV       $13.00        2019
GOODY'S               Goody's Family Clothing (NASDAQ: GDYS)       NR/NR      40,000      5.9%      $120        $8.50        2009
J.C. PENNEY           J. C. Penney Company, Inc. (NYSE: JCP)      Ba3/BB+     35,385      5.2%      $822(7)    $12.78        2005
OFFICE MAX            Boise Cascade Corporation (NYSE: BCC)        Ba2/BB     33,024      4.8%      $140       $14.75        2008
OFFICE DEPOT          Office Depot, Inc. (NYSE: ODP)             Baa3/BBB-    31,022      4.5%       NAV        $7.00        2008
LINENS N THINGS       Linens N Things, Inc. (NYSE: LIN)            NR/NR      28,000      4.1%       NAV       $16.00        2019
BORDERS               Borders Group, Inc. (NYSE: BGP)              NR/NR      23,010      3.4%       NAV       $17.99        2019
MICHAELS              Michael's (NYSE: MIK)                       Ba1/BB+     21,306      3.1%       NAV       $11.65        2013
PETCO                 PETCO Animal Supplies, Inc. (NASDAQ: PETC)   B1/BB      21,000      3.1%       NAV       $17.73        2014
-----------------------------------------------------------------------------------------------------------------------------------

(1) The borrower also includes Galileo CMBS T2 TN LLC and Galileo CMBS T2 NC LP, which are affiliated single purpose bankruptcy-remote entities, owned and controlled indirectly by Galileo America LLC.
(2) The indirect ownership interests in the borrower have been pledged as security for additional debt.
(3)  Includes the two master lease tenants.
(4) Waterford Commons, which opened in 2003, is included in the UW NOI and UW NCF but not included in the historical NOI and NCF.
(5) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(6) Food Lion is in occupancy at two properties, Springs Crossing and Longview Crossing.
(7)  2002 sales.

                                     A-3-17

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                 SQUARE                                                                   APPRAISED
     ROPERTY NAME         LOCATION   YEAR BUILT   FEET   OCC.  TOP TENANTS                                                  VALUE
------------------------------------------------------------------------------------------------------------------------------------
LONGVIEW CROSSING      Hickory, NC      1988     40,598 100.0% Food Lion                                                 $ 1,600,000
SPRINGS CROSSING       Hickory, NC      1987     42,920  84.3% Food Lion                                                   2,450,000
STONE EAST PLAZA       Kingsport, TN    1983     45,259  96.2% Auto Zone, Cal's Spas & Pools                               3,025,000
VALLEY CROSSING        Hickory, NC      1988    186,141  98.0% Goody's, Office Depot, T.J. Maxx, Circuit City, Rack Room  16,300,000
WATERFORD COMMONS      Waterford, CT    2003    237,271  95.6% Dick's Sporting Goods, Linens N Things, Borders, Michaels  52,000,000
WILLOW SPRINGS         Nashua, NH       1990    130,263  97.5% Office Max, J.C. Penney, Petco                             19,000,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          682,452  96.2%                                                           $94,375,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE     CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT           NAP       25,708     3.8%          NAP         NAP          25,708          3.8%          NAP          NAP
 2004 & MTM         6       54,923     8.1       $  459,233        5.6%       80,631         11.8%      $  459,233         5.6%
 2005              13       81,474    11.9          822,616       10.0       162,105         23.8%      $1,281,849        15.6%
 2006              10       34,619     5.1          457,506        5.6       196,724         28.8%      $1,739,355        21.1%
 2007               3        4,600     0.7           63,654        0.8       201,324         29.5%      $1,803,009        21.9%
 2008              10      108,637    15.9        1,222,512       14.8       309,961         45.4%      $3,025,521        36.7%
 2009(1)            3      113,299    16.6        1,799,433       21.8       423,260         62.0%      $4,824,954        58.6%
 2010               1        1,058     0.2           25,180        0.3       424,318         62.2%      $4,850,134        58.9%
 2011               0            0     0.0                0        0.0       424,318         62.2%      $4,850,134        58.9%
 2012               1        1,300     0.2           35,750        0.4       425,618         62.4%      $4,885,884        59.3%
 2013               2       31,306     4.6          433,215        5.3       456,924         67.0%      $5,319,099        64.6%
 2014(2)            2       30,408     4.5          541,642        6.6       487,332         71.4%      $5,860,741        71.2%
 AFTER              7      195,120    28.6        2,376,590       28.9       682,452        100.0%      $8,237,331       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             58      682,452   100.0%      $8,237,331      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Includes the master lease at Waterford Commons that expires at the earlier to occur of the 5th anniversary of the lease or the full leasing of all space covered by approved leases.
(2)  Includes the master lease at Waterford Commons that expires in 2018.

                                     A-3-18

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Galileo Retail Portfolio loan is secured by a first mortgage on a fee/leasehold interest in six retail shopping centers comprised of approximately 682,452 square feet.

LOAN FEATURES. CBL, as tenant, has entered into two master leases with one of the borrowers, as landlord, for space at the Waterford Commons property. One master lease is for approximately 49,088, square feet at an initial annual base rent of $1,277,850 and remains in effect until the earlier to occur of the 5th anniversary of the Lease or the full leasing of all space covered by the master lease payment to approved leases. The second master lease is for approximately 24,512 square feet at an initial annual base rent of $448,000. CBL is obligated to pay this master lease rent until rent has commenced under a sublease with Babies R Us in an annual amount of $298,000. At such time, CBL's rental obligation under the second master lease will be reduced to $150,000 annually through 2018. Rent payments under the sublease are anticipated to commence in late summer 2004, with the sublease expiring in 2018.

Key Bank has issued a letter of credit ("LOC") in favor of Merrill Lynch as beneficiary, to provide credit support for the rents payable under these master leases. Consequently, Merrill Lynch has underwritten the master lease rent at Waterford Commons. The LOC, in the original amount of $9,800,217, which approximates the loan amount supported by the master lease rent payments, has a 2-year term and three 1-year extension options. The amount of the LOC will be reduced as space, subject to the master leases, is tenanted pursuant to approved leases.

THE BORROWERS. The borrowers are Galileo CMBS T2 LLC, Galileo CMBS T2 NC LP and Galileo T2 TN LLC, each a single purpose bankruptcy-remote entity, owned and controlled indirectly by Galileo America LLC. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Galileo Retail Portfolio Loan. The borrowers are wholly-owned indirectly by Galileo America LLC, a Delaware limited liability company (JV), the members of which are Galileo America, Inc., a real estate investment trust (REIT) that has a 90% interest in the JV, and CBL & Associates Properties Limited Partnership, a Delaware limited partnership, that is controlled by CBL & Associates Properties, Inc. (CBL), a NYSE-listed REIT, and has a 10% interest in the JV.

Galileo America, Inc. is wholly-owned by Galileo Shopping America Trust (GSA), a publicly traded Australian real estate investment trust on the Australian Stock Exchange that was formed in 2003 and that had approximately $279 million of assets as of December 31, 2003.

CBL is a Chattanooga, Tennessee-based REIT that has been a shopping center owner and developer since 1978 and publicly traded on the NYSE since 1993. CBL currently owns approximately 60 malls containing approximately 47,570,176 square feet and has a market capitalization of approximately $6.4 billion. In addition to its interest in the JV, CBL will provide property management and leasing services to the borrowers under a long-term contract.

THE PROPERTIES. The Galileo Retail Portfolio Loan is collateralized by 6 properties containing a total of approximately 682,452 square feet. The properties are located in four states and include 58 national and local retail tenants. Under certain conditions, properties can be substituted or released. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance Collateral Substitution; Property Releases" in the preliminary prospectus supplement.

THE MARKET(1).

LONGVIEW CROSSING
The Longview Crossing property is located in Hickory, Catawba County, North Carolina, approximately 2 miles west of the central business district of Hickory. Primary access to the property's neighborhood is provided by Interstate 40 which is oriented in an east-west direction.

Population for 2000 within a 1, 3 and 5 mile radius of the property is 3,967, 24,231 and 58,451 and average household income as of 2002 is $50,213, $59,781 and $59,172, respectively.

Comparable properties reported average overall occupancy rates of 94.6%.

SPRINGS CROSSING
The Springs Crossing property is located in Hickory, Catawba County, North Carolina, approximately 4 miles west of the central business district of Hickory. Primary access to the property's neighborhood is provided by Interstate 40 which is oriented in an east-west direction. The major retail development in the neighborhood is located along Springs Road, which provides ingress and egress to the subject. Springs Road provides the primary access to the neighborhood from the central portion of Hickory.

Population for 2000 within a 1, 3 and 5 mile radius of the property is 4,294, 28,033 and 60,925 and average household income as of 2002 is $62,819, $61,972 and $64,264, respectively.

Average occupancy for the subject's submarket is approximately 89%.

STONE EAST PLAZA
The Stone East Plaza property is located in Kingsport, Tennessee within Sullivan County within the northeastern portion of the state. Kingsport along with Johnson City, Tennessee and Bristol, Virginia, are collectively referred to as the "Tri-Cities" MSA. State Highway 93 and East Stone Drive (which provides ingress and egress to the subject) provide primary access to the subject neighborhood.

The estimated population and average household income for 2002 within a 1, 3 and 5 mile radius of the property is 4,608 and $45,299, 35,294 and $45,594 and 64,531 and $47,231, respectively.

Comparable properties reported average overall occupancy rates of between 72% and 97%. The subject property is approximately 96% occupied.
-------------------------------------------------------------------------------
(1)Certain information from the Galileo Retail Portfolio appraisals dated October 1, 2003, August 18, 2003, and January 1, 2004. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-19

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

VALLEY CROSSING
The Valley Crossing property is located in Hickory, Catawba County, North Carolina, approximately 1 mile south of the central business district of Hickory. Primary access to the property's neighborhood is provided by Interstate 40 which is oriented in an east-west direction. Major retail development in the neighborhood is located along Highway 70 which provides ingress and egress to the subject.

Population for 2000 within a 1, 3 and 5 mile radius of the property is 760, 16,129 and 63,838 and average household income as of 2002 is $52,759, $51,804 and $58,712, respectively.

Comparable properties reported average overall occupancy rates of approximately 92%.


WATERFORD COMMONS
The Waterford Commons property is located in Waterford, New London County, in southeastern Connecticut. Ingress and egress is provided by Route 85 (Hartford Turnpike) approximately one-half mile north of Interstate 95.

Population for 2000 within a 1, 3 and 5 mile radius of the property is 1,016, 24,209 and 73,805 and average household income as of 2002 is $85,993, $61,611 and $61,602, respectively.

According to Claritas, the Waterford area (five-mile radius) contains approximately 2.85 million square feet of space and is anchored by the Crystal Mall in Waterford, approximately one-quarter mile south of the subject. Occupancy rates are approximately 98% with rental rates varying from a low of $8 per square foot to as high as $40 per square foot for small tenant space within the Crystal Mall.

WILLOW SPRINGS PLAZA
The Willow Springs Plaza property is located within the City of Nashua located in the southeast New Hampshire just over the Massachusetts border. Ingress and egress is provided by Daniel Webster Highway, which is a major retail corridor in Nashua and the surrounding communities. The property is located immediately adjacent to the 1 million square foot Pheasant Lane Mall, which is anchored by a Target, Filene's, JC Penney and Macy's.

The estimated population and average household income for 2002 within a 3, 5 and 10 mile radius of the property is 31,853 and $87,594, 105,757 and $76,709 and 366,132 and $81,951, respectively.

Comparable properties along Daniel Webster Highway reported average overall occupancy rates of approximately 100%.

PROPERTY MANAGEMENT. CBL & Associates Management, Inc. is the property manager for the 6 properties providing security for the Galileo Retail Portfolio Loan. The property manager is affiliated with the borrower through its parent company's 10% ownership interest in Galileo America LLC, the indirect owner of the borrowers.
-------------------------------------------------------------------------------

                                     A-3-20

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------












[MAP OF CONNECTICUT OMITTED]                      [MAP OF NEW HAMPSHIRE OMITTED]















[MAP OF TENNESSEE OMITTED]                       [MAP OF NORTH CAROLINA OMITTED]










--------------------------------------------------------------------------------

                                     A-3-21

--------------------------------------------------------------------------------
                           GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------












                    [MAP OF VALLEY COMMONS PROPERTY OMITTED]





















                 [MAP OF WILLOW SPRINGS PLAZA PROPERTY OMITTED]
















Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-22

--------------------------------------------------------------------------------
                            GALILEO RETAIL PORTFOLIO
--------------------------------------------------------------------------------
















                   [MAP OF WATERFORD COMMONS PROPERTY OMITTED]

















Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-23

--------------------------------------------------------------------------------
                               EL CERRITO PLAZA
--------------------------------------------------------------------------------











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                  [PICTURE OF BED BATH & BEYOND STORE OMITTED]












--------------------------------------------------------------------------------

                                     A-3-24

--------------------------------------------------------------------------------
                               EL CERRITO PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $41,580,000

 CUT-OFF PRINCIPAL BALANCE:    $41,580,000

 % OF POOL BY IPB:             3.8%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     MCD-RC CA-EL Cerrito, LLC

 SPONSOR:                      Regency Center Corporation and
                               Macquarie Countrywide Trust

 ORIGINATION DATE:             12/2/2003

 INTEREST RATE:                4.5100%

 INTEREST ONLY PERIOD:         60 Months

 MATURITY DATE:                1/1/2009

 AMORTIZATION TYPE:            Interest Only

 ORIGINAL AMORTIZATION:        NAP

 REMAINING AMORTIZATION:       NAP

 CALL PROTECTION:              L(24),Def(28),O(3)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     No

 ADDITIONAL DEBT:              Permitted

 ADDITIONAL DEBT TYPE:         Subordinate Debt permitted with a total
                               loan to value ratio not to exceed 75%

 LOAN PURPOSE:                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
No escrows were required

In connection with a relatively high DSCR, the lender did not require escrow deposits.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Retail -- Anchored

 SQUARE FOOTAGE:             256,032

 LOCATION:                   El Cerrito, CA

 YEAR BUILT/RENOVATED:       1958/2002

 OCCUPANCY:                  97.0%


 OCCUPANCY DATE:             2/27/2004

 NUMBER OF TENANTS:          62

 HISTORICAL NOI:

   2004 ANNUALIZED(1):       $5,194,791

 UW NOI:                     $5,243,316

 UW NET CASH FLOW:           $5,038,555

 APPRAISED VALUE:            $69,300,000

 APPRAISAL DATE:             8/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:            $ 162

 CUT-OFF DATE LTV:                 60.0%

 MATURITY DATE LTV:                60.0%

 UW DSCR:                          2.69x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS
                                                                                                                 BASE        LEASE
                                                                     MOODY'S/    SQUARE      % OF     SALES      RENT     EXPIRATION
TENANT NAME            PARENT COMPANY                                 S&P(1)      FEET       GLA       PSF       PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------
COPELAND SPORTS       Copeland Sports                                NAP/NAP     34,310      13.4%    NAV       $13.93        2018

ROSS DRESS FOR LESS   Ross Stores, Inc. (NASDAQ: ROST)               NAP/BBB     30,241      11.8%    NAV       $17.50        2012

BED BATH & BEYOND     Bed Bath & Beyond Inc. (NASDAQ: BBBY)          NAP/BBB     30,000      11.7%    NAV       $19.00        2012

BARNES & NOBLE        Barnes & Noble, Inc. (NYSE: BKS)                Ba3/BB     25,000       9.8%    NAV       $21.00        2012

PETCO                 PETCO Animal Supplies, Inc. (NASDAQ: PETC)      Ba3/BB     15,482       6.0%    NAV       $22.50        2013

TRADER JOE'S          Trader Joe's                                   NAP/NAP     11,188       4.4%    NAV       $22.69        2013
------------------------------------------------------------------------------------------------------------------------------------

(1)  Based on the April 20, 2004 year to date NOI number of $1,731,597.
(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(3)  Trailing twelve month sales information as of 9/30/2003.

                                     A-3-25

--------------------------------------------------------------------------------
                                EL CERRITO PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The El Cerrito Plaza loan is secured by a first mortgage on a fee interest in an approximately 256,032 square foot anchored retail center.

THE BORROWER. The borrower is MCD-RC CA-EL Cerrito, LLC. The borrower is a special purpose entity controlled by MCW/MDP-Regency, LLC. MCW/MDP-Regency, LLC is a joint venture between Regency Centers Corporation (NYSE: REG) and Macquarie Countrywide Trust, an Australian REIT. Regency Centers Corporation is an owner, operator and developer of grocery-anchored neighborhood and community shopping centers, with an approximately $3.2 billion national real estate portfolio that encompasses approximately 262 retail properties. Macquarie CountryWide Trust owns a portfolio of approximately 117 supermarkets and shopping centers located throughout Australia, New Zealand and the United States.

THE PROPERTY. El Cerrito Plaza is a 256,032 square foot anchored retail center located in El Cerrito, California. The center was built in 1958 and renovated in 2002. The property is approximately 97.0% leased to approximately 62 tenants including Copeland Sports (approximately 34,310 square feet), Ross Dress for Less (approximately 30,241 square feet), Bed Bath & Beyond (approximately 30,000 square feet), Barnes & Noble (approximately 25,000 square feet), and Petco (approximately 15,482 square feet). The site is shadow anchored by an approximately 66,700 square foot Albertson's and an approximately 26,500 square foot Longs Drugs, which will not serve as collateral for the El Cerrito Plaza loan.

THE MARKET(1). The El Cerrito Plaza property is located in El Cerrito, Contra Costa, California. The subject property is located at the southeast corner of San Pablo Avenue and Fairmount Avenue, near the El Cerrito/Albany city limits in southern El Cerrito. The subject has access on a busy commercial thoroughfare and is near Interstate 80, which is located directly west of the property. Interstate 80 is a primary thoroughfare which travels southwest to San Francisco and northeast to Sacramento. San Pablo Avenue is the main thoroughfare traveling through El Cerrito leading to nearby communities such as Pinole, Richmond, San Pablo, Albany, Berkeley and Oakland. The subject is also located adjacent to a BART (Bay Area Rapid Transit) station.

Retail developments have occupancy rates between approximately 95% to 100%. The subject property has an occupancy rate of approximately 97.0%. Demand for retail use is influenced in general by surrounding residential growth, visibility and access, general economic conditions, new store prototypes, changing retailing techniques and other real estate and business factors. The median household income within a 3 mile radius of the subject is approximately $60,283.

PROPERTY MANAGEMENT. The property manager of the El Cerrito Plaza property is Regency Centers, L.P. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE      % OF                 % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT           NAP        7,722        3.0%       NAP        NAP           7,722          3.0%         NAP           NAP
 2004 & MTM         8        8,993        3.5       204,625       3.7%       16,715          6.5%       $204,625          3.7%
 2005               6       11,522        4.5       274,439       5.0        28,237         11.0%       $479,064          8.7%
 2006               9       10,316        4.0       247,360       4.5        38,553         15.1%       $726,424         13.2%
 2007              13       25,896       10.1       728,784      13.3        64,449         25.2%     $1,455,208         26.5%
 2008               6        9,355        3.7       252,674       4.6        73,804         28.8%     $1,707,883         31.1%
 2009               0            0        0.0             0       0.0        73,804         28.8%     $1,707,883         31.1%
 2010               0            0        0.0             0       0.0        73,804         28.8%     $1,707,883         31.1%
 2011               0            0        0.0             0       0.0        73,804         28.8%     $1,707,883         31.1%
 2012              12      109,597       42.8     2,342,429      42.7       183,401         71.6%     $4,050,312         73.8%
 2013               2       26,670       10.4       602,201      11.0       210,071         82.0%     $4,652,512         84.7%
 2014               0            0        0.0             0       0.0       210,071         82.0%     $4,652,512         84.7%
 AFTER              6       45,961       18.0       838,076      15.3       256,032        100.0%     $5,490,589        100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             62      256,032      100.0%   $5,490,589     100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the El Cerrito Plaza loan appraisal dated August 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal

                                     A-3-26

--------------------------------------------------------------------------------
                                EL CERRITO PLAZA
--------------------------------------------------------------------------------















                           [MAP OF CALIFORNIA OMITTED]

















--------------------------------------------------------------------------------

                                     A-3-27

--------------------------------------------------------------------------------
                                EL CERRITO PLAZA
--------------------------------------------------------------------------------
















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Note: This exhibit is provided for illustrative purposes only. The actual building area is not necessarily drawn to scale.
--------------------------------------------------------------------------------

                                     A-3-28

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                                     A-3-29

--------------------------------------------------------------------------------
                         EMPLOYERS REINSURANCE CORP I
--------------------------------------------------------------------------------











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--------------------------------------------------------------------------------

                                     A-3-30

--------------------------------------------------------------------------------
                         EMPLOYERS REINSURANCE CORP I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $37,620,000

 CUT-OFF PRINCIPAL BALANCE:    $37,620,000

 % OF POOL BY IPB:             3.4%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     Lexington Overland Park LLC

 SPONSOR:                      Lexington Corporate Properties Trust

 ORIGINATION DATE:             4/15/2004

 INTEREST RATE:                5.8300%

 INTEREST ONLY PERIOD:         60 Months

 ANTICIPATED REPAYMENT DATE:   5/1/2019

 MATURITY DATE:                5/1/2034

 AMORTIZATION TYPE:            ARD

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(24),Def(142),O(13)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Cash Management Agreement

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

The lender has waived the collections of taxes, insurance, replacement reserves and TI/LCs based on the long-term lease in place to an investment grade tenant on an absolute net basis.

The lender reserves the right to collect TI/LC escrows if Employers Reinsurance Corporation's Moody's and S&P credit ratings fall below investment grade.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Office -- Suburban

 SQUARE FOOTAGE:           320,198

 LOCATION:                 Overland Park, KS

 YEAR BUILT/RENOVATED:     1980/1990

 OCCUPANCY:                100.0%

 OCCUPANCY DATE:           3/8/2004

 NUMBER OF TENANTS:        1

 HISTORICAL NOI:

   TTM AS OF 2/29/2004:    $3,842,376

 UW NOI:                   $3,552,632

 UW NET CASH FLOW:         $3,405,341

 APPRAISED VALUE:          $55,000,000

 APPRAISAL DATE:           11/25/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                $ 117

 CUT-OFF DATE LTV:                     68.4%

 MATURITY DATE LTV:                    57.7%

 UW DSCR:                              1.28x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                          BASE
                                                                           MOODY'S/    SQUARE    % OF     RENT         LEASE
TENANT NAME                        PARENT COMPANY                           S&P(1)      FEET     GLA      PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
EMPLOYERS REINSURANCE CORPORATION General Electric Corporation (NYSE: GE)   Aa2/A+    320,198   100.0%   $12.00        2019
------------------------------------------------------------------------------------------------------------------------------------

(1)  The Ratings provided are for Employers Reinsurance Corporation.

                                     A-3-31

--------------------------------------------------------------------------------
                         EMPLOYERS REINSURANCE CORP I
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Employers Reinsurance Corporation I loan is secured by a first mortgage on the fee interest in an approximately 320,198 square foot office building.

THE BORROWER. The borrower is Lexington Overland Park LLC. The borrower is a special purpose entity controlled by Lexington Corporate Properties Trust (NYSE:
LXP). Lexington Corporate Properties Trust is a real estate investment trust which invests in single-tenant net-lease properties throughout the United States. The Company currently owns and/or manages approximately 125 properties located in 34 states totaling approximately 24.9 million square feet.

THE PROPERTY. Employers Reinsurance Corporation I is an approximately 320,198 square foot single-tenant office building located in Overland Park, Kansas. The building was constructed in 1980 with significant renovations completed in 1990 and 2004. The single tenant is Employers Reinsurance Corporation ("ERC"). ERC recently completed an approximately $6 million renovation at the Employers Reinsurance Corporation I property.

ERC is a wholly-owned subsidiary of GE Global Insurance Holding Corp. GE Global Insurance Holding Corp is a wholly-owned subsidiary of General Electric Corporation (NYSE: GE). ERC is made up of three separate business units: (i) Global Life & Health, (ii) Global P&C Reinsurance and (iii) GE Commercial Insurance. ERC serves the life & health reinsurance, property & casualty reinsurance, commercial insurance and healthcare insurance markets. These products and services are offered around the world. ERC has approximately $50 billion in assets.

THE MARKET(1). The Employers Reinsurance Corp I property is located in Overland Park, Johnson County, Kansas. The subject is approximately eight miles southwest of the Kansas City CBD, and is accessible by way off Metcalf Avenue near the intersection of Interstate 635 and Interstate 35. The Kansas City International Airport lies approximately 25 miles north of the property. In the immediate area, surrounding uses include: Interstate 35 to the north, single family to the south (commercial development along Metcalf Avenue), multifamily and low-rise commercial to the east, and single family to the west.

The subject property is located in the Kansas City office market and the North Johnson submarket. Per Reis, the Kansas City market has an average vacancy of approximately 17.5%, with older buildings (pre-1990s) at approximately 17% to approximately 28%. Although still above its three-year (approximately 15.4%) and five-year averages (approximately 13.6%), overall vacancy has fallen throughout 2003. Net rents range from approximately $15 to approximately $23 per square foot, with older buildings at the lower end of the range.

Vacancy for the subject's submarket averages approximately 13.4%, which is inline with the previous year, but up from the three year average of approximately 10.8%. The increase is mainly due to new product coming on line in 2001-2002, as well as the economic downturn. Average asking rents total approximately $17.75 per square foot, and rent growth remains positive and inline with historical levels. There are approximately 93 office properties (approximately 18% of metro) totaling approximately 5.4 million square feet in the North Johnson submarket.

PROPERTY MANAGEMENT. The Employers Reinsurance Corporation II property is self managed by Employers Reinsurance Corporation.
-------------------------------------------------------------------------------
(1) Certain information from the Employers Reinsurance Corp I loan appraisal dated November 25, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-32

--------------------------------------------------------------------------------
                         EMPLOYERS REINSURANCE CORP I
--------------------------------------------------------------------------------

















                             [MAP OF KANSAS OMITTED]














--------------------------------------------------------------------------------

                                     A-3-33

--------------------------------------------------------------------------------
                               ARC MHC PORTFOLIO






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--------------------------------------------------------------------------------

                                     A-3-34

--------------------------------------------------------------------------------
                                ARC MHC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $36,208,000

 CUT-OFF PRINCIPAL BALANCE:    $36,100,393

 % OF POOL BY IPB:             3.3%

 LOAN SELLER:                  MLML

 BORROWER:                     ARC Communities 12 LLC

 SPONSOR:                      Affordable Residential Communities Inc.
                               and Affordable Residential Communities
                               LP

 ORIGINATION DATE:             2/18/2004

 INTEREST RATE:                5.5300%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                3/1/2014

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360

 REMAINING AMORTIZATION:       357

 CALL PROTECTION:              L(24), Def(90), O(3)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Soft

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                          INITIAL             MONTHLY
                                    --------------------------------------------
   Taxes:                                   $99,589             $37,102

   Insurance:                               $25,551              $6,473

   Engineering:                              $2,188                  $0

   CapEx:                                    $7,521              $7,521

   Master Lease:                            $26,257                  $0

   Security Deposit:                       $225,952                  $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Manufactured Housing Community

 PADS:                     1,805

 LOCATION:                 Various (See chart titled "Portfolio Properties")

 YEAR BUILT/RENOVATED:     Various (See chart titled "Portfolio Properties")

 OCCUPANCY:                94.2%

 OCCUPANCY DATE:           Various

 HISTORICAL NOI:

   2002:                   $3,940,163

   TTM AS OF 9/30/2003:    $4,107,955

 UW NOI:                   $3,633,420

 UW NET CASH FLOW:         $3,543,170

 APPRAISED VALUE:          $45,260,000

 APPRAISAL DATES:          Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/PADS:                $20,000

 CUT-OFF DATE LTV:                        79.8%

 MATURITY LTV:                            66.9%

 UW DSCR:                                 1.43x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                PORTFOLIO PROPERTIES
                                                                              % OF       AVERAGE
                                                        YEAR      # OF       TOTAL      RENT PER
 PROPERTY NAME                        LOCATION         BUILT      PADS       PADS         PAD        OCCUPANCY      APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
 SADDLEBROOK                 North Charleston, SC       1983       425       23.5%        $239         92.9%          $ 9,600,000
 TERRACE HEIGHTS             Dubuque, IA                1972       317       17.6         $270         90.2%            7,350,000
 EASY LIVING                 Lawrence, KS               1970       263       14.6         $260         93.5%            5,540,000
 CAMELOT                     Salt Lake City, UT         1971       379       21.0         $385         98.9%           15,300,000
 MERIDIAN SOONER             Oklahoma City, OK          1970       207       11.5         $180         98.6%            2,040,000
 PARK PLAZA                  Gillette, WY               1985        78        4.3         $230         97.4%            1,900,000
 DYNAMIC II                  DeSoto, TX                 1984       136        7.5         $297         87.5%            3,530,000
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/ WEIGHTED AVERAGE                                         1,805        100%        $275         94.2%          $45,260,000
------------------------------------------------------------------------------------------------------------------------------------

                                     A-3-35

--------------------------------------------------------------------------------
                               ARC MHC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The ARC MHC Portfolio loan is secured by a first mortgage on the fee interest in 7 manufactured housing communities comprised of approximately 1,805 pads.

The ARC MHC Portfolio Loan has a remaining term of 117 months to its anticipated maturity date of March 1, 2014. The ARC MHC Portfolio Loan permits defeasance with United States government obligations beginning two years after securitization.

THE BORROWER. The borrower under the ARC MHC Portfolio Loan is ARC Communities 12 LLC. The borrower was established as a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ARC MHC Portfolio Loan. The sponsor of the borrowers is the publicly traded REIT, Affordable Residential Communities (NYSE: ARC), "ARC," a Denver based real estate investment trust that builds and manages affordable housing communities. ARC currently owns and operates approximately 67,000 home sites located in approximately 302 communities in 29 states, making them the largest owner and operator of manufactured housing communities in the United States. As of May 19, 2004 ARC had a market capitalization of approximately $637.6 million.

THE PROPERTIES. The ARC MHC Portfolio consists of 7 manufactured housing communities located across seven states. There are a total of approximately 1,805 pads with a weighted average occupancy of approximately 94.2%. On average, there are approximately 258 pads per location. Communities range in size from 78 to 425 pads. The two largest state concentrations are South Carolina with one community totaling approximately 425 home sites (23.5%), and Utah with one community totaling approximately 379 home sites (21.0%). As of the closing of the ARC MHC Portfolio Loans, approximately 147 pads are currently leased to ARC Housing, LLC or its affiliates, which are subsidiaries of ARC, under one or more leases, which leases provide for rent to be payable for each leased pad in the event the pad is subleased to a third party or the related manufactured housing community is more then 97% leased. Any such rents are not to be less than the greater of the subrental rate for the pad or market rates. Under certain conditions, properties can be released. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance; Collateral Substitution; Property Release"

THE MARKET(1).

SADDLEBROOK
The Saddlebrook property is located in metropolitan Charleston, in a portion of South Carolina known as the Trident Region, in Dorchester County. The immediate area surrounding the property is an established area of residential single family homes along secondary roadways surrounded by developed commercial thoroughfares.

The estimated population and average household income for 2002 within a 1, 3 and 5 mile radius of the property is 5,702 and $46,594, 28,864 and $55,514 and 66,575 and $52,468, respectively.

Comparable properties reported average overall occupancy rates of 87.6%. The subject property is approximately 92.9% occupied.

TERRACE HEIGHTS
The Terrace Heights property is located in the city of Dubuque in northeast Iowa along the western bank of the Mississippi River. The immediate area surrounding the property has some newer development, consisting of primarily residential uses (single family and manufactured housing).

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is 5,108 and $44,465, 38,139 and $47,930 and 65,692 and $54,579,respectively.

Comparable properties reported average overall occupancy rates of 89.2%. The subject property is approximately 90.2% occupied.

EASY LIVING
The Easy Living property is located in central Lawrence, within Douglas County, Kansas. Lawrence is the home of the University of Kansas and is the areas largest employer and is located north of the subject property.

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is 6,504 and $46,988, 52,174 and $51,610 and 84,457 and $56,566, respectively.

Comparable properties reported average overall occupancy rates of 93.4%. The subject property is approximately 93.5% occupied.

CAMELOT
The Camelot property is located in North Salt Lake, Utah. The property is located in the central part of Davis County, between Interstate Highway 15 and Highway 89 (State Street). Both transverse the subject neighborhood in a north-south direction, and offer access to Salt Lake City to the south, and Davis and Weber counties to the north.

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is 10,990 and $68,722, 45,624 and $60,215 and 90,754 and $58,385, respectively.

Comparable properties reported average overall occupancy rates of 90.8%. The subject property is approximately 98.9% occupied.
-------------------------------------------------------------------------------

                                     A-3-36

--------------------------------------------------------------------------------
                                ARC MHC PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MERIDIAN SOONER
The Meridian Sooner property is located in the southeastern portion of the metro Oklahoma City area in Oklahoma. The largest area employer is the State of Oklahoma.

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is approximately 8,975 and $51,555, 50,385 and $43,014 and 108,661 and $43,839, respectively.

Comparable properties reported a range of overall occupancy rates of 40% to 96%. The subject property is approximately 98.6% occupied and is considered to be an upper-end project in relation to the comparable set in terms of location, amenities and overall appeal.

PARK PLAZA
The Park Plaza property is located within the southerly sector of the city limits of Gillete in northeast Wyoming. The central business district is located approximately two and one-half miles northeast. Access to the property is via South Douglas Highway (State Highway 59) located to the east of the property and provides access to Interstate 90 to the north.

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is approximately 1,665 and $58,457, 16,251 and $59,250 and 27,625 and $60,381, respectively.

Comparable properties reported average overall occupancy rates of approximately 92.8%. The subject property is approximately 97.4% occupied.

DYNAMIC II
The Dynamic II property is located within in Desoto within Dallas County in Texas.

The estimated population and average household income for 2003 within a 1, 3 and 5 mile radius of the property is approximately 7,393 and $63,064, 34,889 and $75,710 and 88,754 and $72,842, respectively.

Comparable properties reported average overall occupancy rates of approximately 93.4%. The subject property is approximately 87.5% occupied.

PROPERTY MANAGEMENT. ARC Management Services, Inc. is the property manager for all of the ARC MHC Properties. The property manager is affiliated with the borrowers.
-------------------------------------------------------------------------------
(1) Certain information from the ARC MHC Portfolio appraisals dated August 1, 2003, December 1, 2003, and January 1, 2004. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.

                                     A-3-37

--------------------------------------------------------------------------------
                               ARC MHC PORTFOLIO
--------------------------------------------------------------------------------








[MAP OF UTAH OMITTED]                        [MAP OF WYOMING OMITTED]       [MAP OF IOWA OMITTED]















[MAP  OF OKLAHOMA AND TEXAS OMITTED]         [MAP OF KANSAS OMITTED]        [MAP OF SOUTH CAROLINA OMITTED]









--------------------------------------------------------------------------------

                                     A-3-38

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                                     A-3-39

--------------------------------------------------------------------------------
                         BILLERICA-WILMINGTON PORTFOLIO
--------------------------------------------------------------------------------









          [PICTURE OF BILLERICA-WILMINGTON PORTFOLIO PROPERTY OMITTED]









          [PICTURE OF BILLERICA-WILMINGTON PORTFOLIO PROPERTY OMITTED]










          [PICTURE OF BILLERICA-WILMINGTON PORTFOLIO PROPERTY OMITTED]











--------------------------------------------------------------------------------

                                     A-3-40

--------------------------------------------------------------------------------
                        BILLERICA-WILMINGTON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $34,700,000.00

 CUT-OFF PRINCIPAL BALANCE:    $34,630,974

 % OF POOL BY IPB:             3.2%

 LOAN SELLER:                  PNC

 BORROWER:                     Billtech Equity Partners, LLC,5/10 Cornell Equity
                               Partners, LLC, Ballard Equity Partners, LLC and
                               Nashlow Equity Partners, LLC

 SPONSOR:                      Kambiz Shahbazi, Constantine Alexakos

 ORIGINATION DATE:             3/4/2004

 INTEREST RATE:                5.6200%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                4/1/2014

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360

 REMAINING AMORTIZATION:       358

 CALL PROTECTION:              L(36), Def(80), O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Springing

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                      INITIAL                  MONTHLY
                                   ---------------------------------------------
  Taxes:                                     $0                  $68,322

  Insurance:                                 $0                   $5,133

  CapEx:                                $66,725                   $4,169

  TI/LC:                               $500,000                  $20,833

  Letter of Credit(1):                 $251,600                       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Office/Industrial

 SQUARE FOOTAGE:           525,340

 LOCATION:                 Various (See chart titled "Portfolio Properties")

 YEAR BUILT/RENOVATED:     Various (See chart titled "Portfolio Properties")

 OCCUPANCY:                91.1%

 OCCUPANCY DATE:           2/27/2004

 NUMBER OF TENANTS:        16

 HISTORICAL NOI:

   2002:                   $4,263,292

   2003:                   $3,812,843

 UW NOI:                   $4,046,173

 UW NET CASH FLOW:         $3,655,574

 APPRAISED VALUE:          $45,500,000

 APPRAISAL DATE:           12/4/2003 & 12/30/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                 $66

 CUT-OFF DATE LTV:                     76.1%

 MATURITY DATE LTV:                    63.9%

 UW DSCR:                              1.53x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                         BASE          LEASE
                                                                  MOODY'S/      SQUARE      % OF         RENT        EXPIRATION
 TENANT NAME                            PARENT COMPANY             S&P(2)        FEET        GLA         PSF            YEAR
------------------------------------------------------------------------------------------------------------------------------------
 COMPUWARE                     Compuware Corporation             NAP/BBB-       69,834      13.3%        $7.00          2006

 ADAPTEC, INC. INTERNATIONAL   Adaptec, Inc.                       NR/B+        67,166      12.8%        $7.00          2007

 VESTCOM                       Vestcom International              NAP/NAP       49,500       9.4%        $6.75          2011

 THERMO KEY TEK                Thermo Electron Corporation       Baa2/BBB+      40,757       7.8%       $12.50          2005

 FEDERAL EXPRESS               Federal Express                   Baa2/BBB       39,727       7.6%        $7.25          2007
------------------------------------------------------------------------------------------------------------------------------------

(1) Security deposit from Mintera Corporation in lieu of cash security deposit. As a condition of the loan, the Letter of Credit was transferred to the Lenders.
(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-41

--------------------------------------------------------------------------------
                         BILLERICA-WILMINGTON PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Billerica-Wilmington Portfolio loan is secured by a first mortgage in a fee interest in 5 office/industrial properties comprised of approximately 525,340 square feet.

THE BORROWER. The four Borrowers are Billtech Equity Partners, LLC, 5/10 Cornell Equity Partners, LLC, Ballard Equity Partners, LLC and Nashlow Equity Partners, LLC, each of which is a single purpose, single asset and bankruptcy remote entity. KC Everest, LLC is the manager of each of the four Borrowers.

THE PROPERTY. Collateral for this loan consists of 5 separate properties containing 9 separate buildings that were constructed between 1979 and 1987. The properties are as follows: (i) 700 & 900 Technology Park Drive, located in Billerica, MA with approximately 85,713 square feet of office; (ii) 255, 261 and 265 Ballardvale Street, located in Wilmington, MA with approximately 158,568 square feet of office; (iii) 5-10 Cornell Place, located in Wilmington, MA with approximately 89,227 square feet of industrial; (iv) 847 Rogers Road, located in Lowell, MA with approximately 54,832 square fee of office; and (v) 9 Townsend West, located in Nashua, NH with approximately 137,000 square feet of office.

THE MARKET(1). Four of the properties are well located in the north Boston metropolitan in close proximity to residential areas and with interstate access. The fifth property is approximately 50 miles north of Boston in Nashua, NH (Manchester), near the Nashua airport. The properties fall into two different submarkets -- Boston 495 North and Nashua, NH. The 495-North submarket contains
(i) approximately 5 million SF of flex space with an overall occupancy of approximately 7.2% and an average rental rate of approximately $10.64/SF, and
(ii) approximately 10 million SF of office space with an overall occupancy of approximately 85.5% and an average rental rate of approximately $19.87/SF. The Nashua submarket contains approximately 1.9 million SF of flex-office with an overall occupancy of approximately 93.6% and rents ranging between approximately $4.50-$8.00/SF. Leases in these submarkets are typically quoted triple-net and new lease terms typically run five years with CPI rent bumps.

PROPERTY MANAGEMENT. The Billerica-Wilmington Portfolio properties are managed by Everest Partners.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                        SQUARE                                                             APPRAISED
PROPERTY NAME                  LOCATION     YEAR BUILT   FEET   OCC.    TOP TENANTS                                         VALUE
------------------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY PARK             Billerica, MA      1985     85,713  63.3%  Titan Corporation, Tactical Communicallo          $ 8,800,000
BALLARDVALE                 Wilmington, MA     1985    158,568  90.5%  All Seasons Servicers Inc., Komatsu Technologies   13,870,000
CORNELL PLACE               Wilmington, MA     1979     89,227 100.0%  Vestcom International, Federal Express              6,930,000
ONE LOWELL RESEARCH CENTER  Lowell, MA         1985     54,832 100.0%  Thermo Key Tek, Mintera Corporation                 7,000,000
9 TOWNSEND WEST             Nashua, NH         1987    137,000 100.0%  Compuware, Adaptac, Inc.                            8,900,000
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                 525,340  91.1%                                                    $45,500,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                                                                             CUMULATIVE                  CUMULATIVE    CUMULATIVE
                 NUMBER     SQUARE                   BASE      % OF BASE       SQUARE      CUMULATIVE       BASE       % OF BASE
               OF LEASES     FEET      % OF GLA      RENT         RENT          FEET        % OF GLA        RENT         RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT           NAP       46,557        8.9%        NAP         NAP          46,557          8.9%         NAP           NAP
 2004 & MTM         1       29,125        5.5       $154,363        3.3%       75,682         14.4%       $154,363         3.3%
 2005               6      126,986       24.2      1,811,969       39.1       202,668         38.6%     $1,966,332        42.4%
 2006               5      101,239       19.3        900,977       19.4       303,907         57.8%     $2,867,309        61.8%
 2007               4      147,113       28.0      1,070,207       23.1       451,020         85.9%     $3,937,516        84.9%
 2008               0            0        0.0              0        0.0       451,020         85.9%     $3,937,516        84.9%
 2009               3       24,820        4.7        364,330        7.9       475,840         90.6%     $4,301,846        92.8%
 2010               0            0        0.0              0        0.0       475,840         90.6%     $4,301,846        92.8%
 2011               1       49,500        9.4        334,125        7.2       525,340        100.0%     $4,635,971       100.0%
 2012               0            0        0.0              0        0.0       525,340        100.0%     $4,635,971       100.0%
 2013               0            0        0.0              0        0.0       525,340        100.0%     $4,635,971       100.0%
 2014               0            0        0.0              0        0.0       525,340        100.0%     $4,635,971       100.0%
 AFTER              0            0        0.0              0        0.0       525,340        100.0%     $4,635,971       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL             17      525,340      100.0%    $4,635,971      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Billerica-Wilmington Portfolio appraisals dated December 4, 2003 and December 30, 2003. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-42

--------------------------------------------------------------------------------
                        BILLERICA-WILMINGTON PORTFOLIO
--------------------------------------------------------------------------------
















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--------------------------------------------------------------------------------

                                     A-3-43

--------------------------------------------------------------------------------
                          GARDENS AT VAIL APARTMENTS
--------------------------------------------------------------------------------









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--------------------------------------------------------------------------------

                                     A-3-44

--------------------------------------------------------------------------------
                          GARDENS AT VAIL APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $26,800,000

 CUT-OFF PRINCIPAL BALANCE:    $26,774,066

 % OF POOL BY IPB:             2.4%

 LOAN SELLER:                  PNC

 BORROWERS:                    USA Gardens at Vail 1, LLC, et. al.

 SPONSOR:                      Internacional Realty, Inc.

 ORIGINATION DATE:             4/27/2004

 INTEREST RATE:                5.3900%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                5/1/2014

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360

 REMAINING AMORTIZATION:       359

 CALL PROTECTION:              L(36), Def(80), O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     No

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                             INITIAL        MONTHLY
                                   ---------------------------------------------
  Taxes:                                            $0        $54,773

  Insurance:                                        $0        $13,691

  CapEx:                                            $0         $9,717

  Other:                                       $15,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Single Asset

 TITLE:                    Fee

 PROPERTY TYPE:            Multifamily

 UNITS:                    582

 LOCATION:                 Dallas, TX

 YEAR BUILT/RENOVATED:     2002

 OCCUPANCY:                90.9%

 OCCUPANCY DATE:           2/18/2004

 NUMBER OF TENANTS:        N/A

 HISTORICAL NOI:

 2003:                     $2,296,863

 UW NOI:                   $2,869,410

 UW NET CASH FLOW:         $2,723,660

 APPRAISED VALUE:          $35,600,000

 APPRAISAL DATE:           1/9/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:          $46,004

 CUT-OFF DATE LTV:                  75.2%

 MATURITY DATE LTV:                 62.7%

 UW DSCR:                           1.51x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   MULTIFAMILY INFORMATION

                                                               APPROXIMATE
                                               AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
 UNIT MIX                   NO. OF UNITS      SQUARE FEET          SF             SF          ASKING RENT       MARKET RENT(1)
------------------------------------------------------------------------------------------------------------------------------------
 STUDIO                           64               377            24,128          6.5%           $517                $561

 ONE BEDROOM                     464               625           290,000         78.6            $681                $774

 TWO BEDROOM                      54             1,014            54,756         14.8            $964              $1,126
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/ WEIGHTED AVERAGE         582               634           368,988        100.0%           $689                $783
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Gardens at Vail Apartments loan appraisal dated January 9, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-45

--------------------------------------------------------------------------------
                          GARDENS AT VAIL APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Garden at Vail Apartments loan is secured by a first mortgage in a fee interest in a 582 unit apartment complex.

THE BORROWER. The Borrowers are 27 separate single purpose, single asset companies, each of which owns an undivided tenant in common interest in the subject property. Generally, either a single member or a husband and wife own each Borrower. However, the organizational documents for each Borrower also provide for an independent director.

THE PROPERTY. The subject property is a approximately 582-unit apartment complex (32 two and three-story buildings) located approximately 17 miles northwest of the Dallas central business district. It has a clubhouse, swimming pool, computer resource room, fitness center and community room with pool tables, shuffle board, air hockey and televisions. The property includes 64 efficiency units, approximately 464 one-bedroom units and approximately 54 two-bedroom units with approximately 918 parking spaces, including 18 detached single-car garages and 644 reserved carports.

THE MARKET(1). The subject property the Far North Dallas submarket of Dallas, Texas, which is part of the overall Dallas-Fort Worth market. For this submarket, as of December, 2003: (a) the apartment occupancy rate went from approximately 93.6% to approximately 91.6% over the previous two year period,
(b) approximately 28,663 apartment units existed with slightly less than 40% of these units being newer than 1990, and (c) no new apartment units were under construction.

PROPERTY MANAGEMENT. The Borrowers have master leased the entire subject property to USA Gardens at Vail LeaseCo, LLC, a single purpose, single asset Delaware limited liability company ("LeaseCo"). LeaseCo is responsible for all costs of operating, managing, leasing and maintaining the subject property. LeaseCo has entered into a property management agreement with Internacional Realty, Inc., an affiliate of both LeaseCo and the sponsor of the project. Internacional Realty is headquartered in San Antonio, TX. Since its inception in 1994, Internacional Realty has acquired or developed 24 multifamily properties containing 5,440 apartment units primarily in Texas and Florida. Nine of these properties were developed by Internacional Realty and 15 were purchased as completed projects.
-------------------------------------------------------------------------------
(1) Certain information from the Gardens at Vail Apartments loan appraisal dated January 9, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-46

--------------------------------------------------------------------------------
                          GARDENS AT VAIL APARTMENTS
--------------------------------------------------------------------------------















                         [MAP OF DALLAS, TEXAS OMITTED]

















--------------------------------------------------------------------------------

                                     A-3-47

--------------------------------------------------------------------------------
                             538 BROADHOLLOW ROAD
--------------------------------------------------------------------------------










               [PICTURE OF 538 BROADHOLLOW ROAD BUILIDING OMITTED]










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--------------------------------------------------------------------------------

                                     A-3-48

--------------------------------------------------------------------------------
                             538 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $26,500,000

 CUT-OFF PRINCIPAL BALANCE:    $26,347,178

 % OF POOL BY IPB:             2.4%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     AHM SPV II, LLC

 SPONSOR:                      American Home Mortgage Holdings, Inc.

 ORIGINATION DATE:             11/25/2003

 INTEREST RATE:                5.8200%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                12/1/2013

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       354 months

 CALL PROTECTION:              L(24),Def(86),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Hard

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL                   MONTHLY
                                ------------------------------------------------
   Taxes:                             $363,302                   $40,367

   Insurance:                          $30,266                    $5,044

   CapEx:                                   $0                    $2,283

   TI/LC(3):                        $4,146,000                        $0

   Engineering(3):                  $1,717,000                        $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Office -- Suburban

 SQUARE FOOTAGE:             182,322

 LOCATION:                   Melville, NY

 YEAR BUILT/RENOVATED:       1987

 OCCUPANCY:                  100.0%

 OCCUPANCY DATE:             2/29/2004

 NUMBER OF TENANTS:          8

 HISTORICAL NOI:

   2001:                     $2,723,647

   2002:                     $1,918,064

   TTM AS OF 8/31/2003:      $1,902,134

 UW NOI(2):                  $2,917,052

 UW NET CASH FLOW:           $2,631,077

 APPRAISED VALUE:            $33,200,000

 APPRAISAL DATE:             3/1/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                  $145

 CUT-OFF DATE LTV:                      79.4%

 MATURITY DATE LTV:                     67.3%

 UW DSCR:                               1.41x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                                 BASE       LEASE
                                                                                    MOODY'S/   SQUARE   % OF     RENT    EXPIRATION
TENANT NAME                    PARENT COMPANY                                        S&P(1)     FEET     GLA      PSF       YEAR
------------------------------------------------------------------------------------------------------------------------------------
AMERICAN HOME MORTGAGE         American Home Mortgage Investment Corp (NYSE: AHH)   NAP/NAP   107,181   58.8%   $30.48      2018
LADENBURG THALMANN FINANCIAL   Ladenburg Thalmann Financial Services                NAP/NAP    22,004   12.1%   $18.48      2008
AER LINGUS SHANNON LTD.        AER Lingus Shannon Ltd.                              NAP/NAP    17,326    9.5%   $24.60      2007
RB ULRICH & ASSOCIATES         HB Ulrich & Associates                               NAP/NAP    14,321    7.9%   $26.40      2010
J&L TECHNOLOGIES GROUP         James, Lasala & Associates, LLP                      NAP/NAP     7,884    4.3%   $26.88      2010
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Underwritten NOI includes new American Home Mortgage lease for approximately 107,000 square feet which commenced in December, 2003.
(3) Upfront TI/LC and Engineering reserves will be used to pay for initial improvements associated with the new American Home Mortgage lease.

                                     A-3-49

--------------------------------------------------------------------------------
                             538 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 538 Broadhollow Road loan is secured by a first mortgage in a fee interest in an approximately 182,322 square foot office building.

THE BORROWER. The borrower is AHM SPV II, LLC. The borrower is a special purpose entity controlled by American Home Mortgage Investment Corp. (NYSE: AHH). American Home Mortgage Investment Corp. is a mortgage real estate investment trust (REIT) focused on earning net interest income from self-originated mortgage backed securities, and through its taxable subsidiaries, on originating and servicing mortgage loans for institutional investors. Mortgages are originated though a network of approximately 276 loan production offices as well as through mortgage brokers.

THE PROPERTY. The subject property is an approximately 182,322 square foot, Class A office building. The 4-story, steel frame building with gray aluminum facade and continuous ribbon windows was built in 1987. The subject property is 100.0% leased to 8 tenants. American Home Mortgage Investment Corp currently occupies approximately 107,181 square feet (approximately 58.8%) in the building along with approximately 7 other tenants including Ladenburg Thalmann Financial (approximately 22,004 square feet or approximately 12.1%), Aer Lingus Shannon Ltd. (approximately 17,326 square feet or approximately 9.5%) and RB Ulrich & Associates (approximately 14,321 square feet or approximately 7.9%).

THE MARKET(1). The 538 Broadhollow Road property is located in Melville, Suffolk County, New York. The subject property is located on Broad Hollow Road (Route
110).The Northern State Parkway and the Long Island Expressway are both located within one and a half miles north of the subject property. Rail transportation is provided by the Long Island Railroad with a local station in Huntington Station and Pinelawn. Mass transit via public bus service, is provided along most heavily traveled secondary arteries. The existence of an extensive transportation network within the immediate vicinity has facilitated the development of the Route 110 Corridor into a major commercial & industrial location on Long Island. The subject's Melville neighborhood is dominated by commercial uses.

The subject's submarket consists of approximately 5,272,389 square feet of Class A office space. This market has a current direct vacancy rate of approximately 7.7% and an overall vacancy rate of approximately 10.8%. The direct vacancy rate of approximately 7.7% is below the Suffolk County rate of approximately 14.9% due to the submarket's linkage and exposure. It is lower than the Melville vacancy rate of approximately 14.9% since the subject's direct competition consists of Class A space which is well located within the market. The overall vacancy rate within the submarket ranged from approximately 10.6% to approximately 19.5% over the past three years.

PROPERTY MANAGEMENT. The property manager of the 538 Broadhollow Road property is CB Richard Ellis Real Estate Services, Inc.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                  NUMBER      SQUARE                            % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                OF LEASES     FEET      % OF GLA    BASE RENT     RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
      YEAR       EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT              NAP          0        0.0%          NAP        NAP              0         0.0%             NAP        NAP
 2004 & MTM            1      7,712        4.2      $224,882        4.4%         7,712         4.2%       $224,882         4.4%
 2005                  0          0        0.0             0        0.0          7,712         4.2%       $224,882         4.4%
 2006                  0          0        0.0             0        0.0          7,712         4.2%       $224,882         4.4%
 2007                  1     17,326        9.5       426,220        8.4         25,038        13.7%       $651,102        12.8%
 2008                  3     27,898       15.3       560,777       11.1         52,936        29.0%     $1,211,879        23.9%
 2009                  0          0        0.0             0        0.0         52,936        29.0%     $1,211,879        23.9%
 2010                  2     22,205       12.2       589,996       11.6         75,141        41.2%     $1,801,875        35.5%
 2011                  0          0        0.0             0        0.0         75,141        41.2%     $1,801,875        35.5%
 2012                  0          0        0.0             0        0.0         75,141        41.2%     $1,801,875        35.5%
 2013                  0          0        0.0             0        0.0         75,141        41.2%     $1,801,875        35.5%
 2014                  0          0        0.0             0        0.0         75,141        41.2%     $1,801,875        35.5%
 AFTER                 1    107,181       58.8     3,266,877       64.5        182,322       100.0%     $5,068,752       100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                 8    182,322      100.0%   $5,068,752      100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the 538 Broadhollow Road Loan appraisal dated March 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-50

--------------------------------------------------------------------------------
                              538 BROADHOLLOW ROAD
--------------------------------------------------------------------------------












                      [MAP OF LONG ISLAND NEW YORK OMITTED]














--------------------------------------------------------------------------------

                                     A-3-51

--------------------------------------------------------------------------------
                        BELVIDERE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------








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          [PICTURE OF BELVIDERE INDUSTRIAL PORTFOLIO PROPERTY OMITTED]









--------------------------------------------------------------------------------

                                     A-3-52

--------------------------------------------------------------------------------
                         BELVIDERE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $23,000,000

 CUT-OFF PRINCIPAL BALANCE:    22,954,149

 % OF POOL BY IPB:             2.1%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     Landmark Holdings, LLC

 SPONSORS:                     Richard B. Conner, John F. Paquin,
                               Daniel K. Ericson and
                               Robert A. Sanches

 ORIGINATION DATE:             3/22/2004

 INTEREST RATE:                5.6100%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                4/1/2014

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       358 months

 CALL PROTECTION:              L(24),Def(90),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     No

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                       INITIAL      MONTHLY
                                ------------------------------------------------
 Taxes:                                 $114,834           $0

 Insurance:                              $20,000           $0

 TI/LC(2):                            $2,000,000           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Porfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Industrial

 SQUARE FOOTAGE:           652,800

 LOCATION:                 Various (See chart
                           titled "Portfolio
                           Properties")

 YEAR BUILT/RENOVATED:     Various (See chart
                           titled "Portfolio
                           Properties")

 OCCUPANCY:                100.0%

 OCCUPANCY DATE:           12/29/2003

 NUMBER OF TENANTS:        5

 HISTORICAL NOI:

   2002:                   $2,091,265

   2003:                   $2,636,581

 UW NOI:                   $2,393,077

 UW NET CASH FLOW:         $2,196,971

 APPRAISED VALUE:          $28,750,000

 APPRAISAL DATES:          1/6/2004 & 1/7/2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                $35

 CUT-OFF DATE LTV:                    80.4%

 MATURITY DATE LTV:                   67.5%

 UW DSCR:                             1.39x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         SIGNIFICANT TENANTS
                                                                                                           BASE
                                                                     MOODY'S/      SQUARE       % OF       RENT          LEASE
TENANT NAME               PARENT COMPANY                              S&P(1)        FEET         GLA       PSF       EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
MILLWOOD DISTRIBUTORS     Millwood Distributors                      NAP/NAP          255,000   39.1%      $4.08          2006

PIERCE DISTRIBUTION       Pierce Distribution                        NAP/NAP   90,000/100,800   29.2%      $4.24       2008, 2010

ANDERSON PACKAGING        AmerisourceBergen Corporation (NYSE: ABC)  Ba3/BB+          105,000   16.1%      $4.38          2008

FRANKLIN WIRE             Franklin Wire                              NAP/NAP           70,000   10.7%      $4.46          2007

CLOROX SERVICES COMPANY   Clorox Company (NYSE: CLX)                  A1/A+            32,000    4.9%     $10.88          2006
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.
(2) Upfront TI/LC reserve collected for Millwood Inc whose lease expires in 2006. When the upfront reserve is released, the borrower will be required to make monthly TI/LC deposits.

                                     A-3-53

--------------------------------------------------------------------------------
                        BELVIDERE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Belvidere Industrial Portfolio loan is secured by a first mortgage fee interest in 6 industrial properties comprised of approximately 652,800 square feet.

THE BORROWER. The borrower is Landmark Holdings, LLC. The borrower is a special purpose entity controlled by Richard B. Conner, John F. Paquin, Daniel K. Ericson and Robert A. Sanches who have been developers of industrial properties in Rockford-Belvidere, Illinois for the past five years. They currently own approximately one million square feet of industrial properties

THE PROPERTY. The Belvidere Industrial Portfolio consists of 6 single tenant industrial properties located in the Belvidere-Rockford area of Illinois. The properties total approximately 53 acres and contain approximately 650,000 square feet. All of the properties are served by major highways, rail and air service. All of the subject properties are 100% occupied.

THE MARKET(1). The Belvidere-Rockford area is located approximately 70 miles east of Chicago, in a high growth area along Interstate 90. Interstate 39 also runs through the area and connects it with Bloomington, Indiana. Major corporations with a presence in the Belvidere-Rockford area include Daimler-Chrysler, United Parcel Service and Rockford Health System. Within a 10-mile radius of Belvidere, there are approximately 192,800 residents. The average household income within this 10-mile radius was $64,905 in 2002.

PROPERTY MANAGEMENT. The property manager of the Belvidere Industrial Portfolio properties is Landmark Development, Inc. The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        PORTFOLIO PROPERTIES

                                                              SQUARE        % OF TOTAL
      PROPERTY NAME           LOCATION       YEAR BUILT        FEET            GLA          OCCUPANCY        APPRAISED VALUE
------------------------------------------------------------------------------------------------------------------------------------
 857 LANDMARK DRIVE        Belvidere, IL         2002         255,000         39.1%            100%           $ 10,400,000
 1701 INDUSTRIAL COURT     Belvidere, IL         2003         105,000         16.1             100%              4,500,000
 888 LANDMARK DRIVE        Belvidere, IL         1999         100,800         15.4             100%              4,000,000
 795 LANDMARK DRIVE        Belvidere, IL         1998          90,000         13.8             100%              3,900,000
 725 LANDMARK DRIVE        Belvidere, IL         2002          70,000         10.7             100%              3,000,000
 1221 RESEARCH PARKWAY     Rockford, IL          1986          32,000          4.9             100%              2,750,000
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WA                                                     652,800        100.00%           100%            $28,750,000(2)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                  NUMBER     SQUARE                              % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                OF LEASES     FEET      % OF GLA    BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
      YEAR       EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT              NAP          0        0.0%          NAP         NAP              0        0.0%             NAP            NAP
 2004 & MTM            0          0        0.0            $0         0.0%             0        0.0%              $0           0.0%
 2005                  0          0        0.0             0         0.0              0        0.0%              $0           0.0%
 2006                  2    287,000       44.0     1,388,460        46.8        287,000       44.0%      $1,388,460          46.8%
 2007                  1     70,000       10.7       312,204        10.5        357,000       54.7%      $1,700,664          57.3%
 2008                  2    195,000       29.9       877,320        29.5        552,000       84.6%      $2,577,984          86.8%
 2009                  0          0        0.0             0         0.0        552,000       84.6%      $2,577,984          86.8%
 2010                  1    100,800       15.4       391,716        13.2        652,800      100.0%      $2,969,700         100.0%
 2011                  0          0        0.0             0         0.0        652,800      100.0%      $2,969,700         100.0%
 2012                  0          0        0.0             0         0.0        652,800      100.0%      $2,969,700         100.0%
 2013                  0          0        0.0             0         0.0        652,800      100.0%      $2,969,700         100.0%
 2014                  0          0        0.0             0         0.0        652,800      100.0%      $2,969,700         100.0%
 AFTER                 0          0        0.0             0         0.0        652,800      100.0%      $2,969,700         100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL                 6    652,800      100.0%   $2,969,700       100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1) Certain information from the Belvidere Industrial Portfolio Loan appraisals dated January 6, 2004 and January 7, 2004. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.
(2) The appraised value of the Belvidere Industrial Portfolio (identified as loan number 10 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the Initial Pool Balance (approximately 2.7% of the Initial Loan Group 1 Balance) used to calculate the Cut-off LTV and Maturity LTV, is $200,000 higher than the aggregate appraised value of each separate mortgaged property as a result of the appraisal assigning additional value to the collective ownership of the mortgaged properties.

                                     A-3-54

--------------------------------------------------------------------------------
                        BELVIDERE INDUSTRIAL PORTFOLIO
--------------------------------------------------------------------------------














                            [MAP OF ILLINOIS OMITTED]














--------------------------------------------------------------------------------

                                     A-3-55

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

    LOAN #       ORIGINATOR    PROPERTY NAME                           STREET ADDRESS                       CITY
    ------       ----------    -------------                           --------------                       ----
      6             MLML       ARC MHC Portfolio                       Various                              Various
     6.1            MLML       Camelot                                 655 King Arthur Way                  North Salt Lake
     6.2            MLML       Saddlebrook                             8401 East Saddlebrook Drive          North Charleston
     6.3            MLML       Terrace Heights                         4001 Peru Road                       Dubuque
     6.4            MLML       Easy Living                             3323 Iowa Street                     Lawrence
     6.5            MLML       Dynamic II                              1129 East Parkerville Road           DeSoto
     6.6            MLML       Meridian Sooner                         5900 Southeast 48th Street           Oklahoma City
     6.7            MLML       Park Plaza                              4317 Clemence Avenue                 Gillette
      8              PNC       Gardens at Vail Apartments              17811 Vail Street                    Dallas
      15             PNC       Montclair Parc Apartments               10900 South Pennsylvania Avenue      Oklahoma City
      16             PNC       The Colonnade Apartments                9898 Colonnade Boulevard             San Antonio
      17            JPMCB      Heritage Lake at Westland               1105 Lake Heritage Way               Knoxville
      19            JPMCB      Lexington Apartments                    117 Royal Drive                      Madison
      22            JPMCB      Kings Cross Apartments                  5725 Ivanhoe Court                   Fayetteville
      23            JPMCB      Schirm Farms Apartments                 6354 Saddler Way                     Canal Winchester
      32            JPMCB      Asbury Park Apartments                  17900 N.W. 5th Avenue                Miami
      33            JPMCB      University Place Apartments             1205 University Avenue               Columbia
      37            MLML       The Shores Apartments                   1100 East Lamar Boulevard            Arlington
      38             PNC       Villages of Loch Katrine II             16545 Loch Katrine Lane              Houston
      39            JPMCB      Summit Apartments                       5502 Saratoga                        Corpus Christi
      42             PNC       College Park Apartments                 202 College Park Drive               Weatherford
      43            JPMCB      The Commons                             869 B Port Republic Road             Harrisonburg
      45            JPMCB      Burton Grove Apartments                 991 Charlela Lane                    Elk Grove Village
      47            JPMCB      Saddle Club Apartments                  1 Gallowgate Court                   Liverpool
      48            JPMCB      Collegiate Apartments                   515 North Lake Street                Madison
      49             PNC       Almonte Apartments                      5901 South May Avenue                Oklahoma City
      50            JPMCB      Colonial Court Apartments               36643 Woodward Avenue                Birmingham
      52            JPMCB      Patchen Place Apartments                203 Patchen Drive                    Lexington
      56            MLML       Wymberly Pointe Apartments              702 West Warrior Trail               Grand Prairie
      60             PNC       Walnut Gardens Apartments               6077 Northwest 16th Street           Oklahoma City
      63             PNC       El Pueblo Dorado                        901 East Thomas Drive                Pharr
      64             PNC       Aberdeen Apartments                     125 Northwest 15th Street            Oklahoma City
      72            JPMCB      Foxfire West Apartments                 360 South Rosenberger Avenue         Evansville
      77            JPMCB      Rancho Esplanade MHC                    3549 Esplanade                       Chico
      78             PNC       La Estancia Apartments                  3601 East Mile 8 Road                Weslaco
      79            JPMCB      Fairway Forest Apartments               3202-3402 East Fairway Drive         Coeur D' Alene
      89             PNC       Rosalind Villas Senior Apartments       1800 West Edgewood Avenue            Jacksonville
      90            JPMCB      Regency Square Apartments               4100 Tanglewood Lane                 Odessa
      91             PNC       The Chase Apartments                    1901 East Chase Parkway              Fort Worth
      92             PNC       The McFarlin Place Apartments           3421 McFarlin Boulevard              University Park
      93            JPMCB      Hunters Bend Apartments                 7110 Wurzbach Road                   San Antonio
      94            JPMCB      Mt. Pleasant Apartments                 1208 Linn Avenue                     Oregon City
      95             PNC       Appletree Apartments                    6022 NW 23rd                         Oklahoma City
     100             PNC       El Centro Senior Villas                 579 Park Avenue                      El Centro




                                                              NUMBER OF     PROPERTY                 PROPERTY
    LOAN #       STATE     ZIP CODE   COUNTY                  PROPERTIES    TYPE                     SUBTYPE
    ------       -----     --------   ------                  ----------    ----                     -------
      6         Various    Various    Various                     7         Manufactured Housing     Manufactured Housing
     6.1          UT        84054     Davis                       1         Manufactured Housing     Manufactured Housing
     6.2          SC        29420     Dorchester                  1         Manufactured Housing     Manufactured Housing
     6.3          IA        52001     Dubuque                     1         Manufactured Housing     Manufactured Housing
     6.4          KS        66046     Douglas                     1         Manufactured Housing     Manufactured Housing
     6.5          TX        75115     Dallas                      1         Manufactured Housing     Manufactured Housing
     6.6          OK        73135     Oklahoma                    1         Manufactured Housing     Manufactured Housing
     6.7          WY        82718     Campbell                    1         Manufactured Housing     Manufactured Housing
      8           TX        75287     Denton                      1         Multifamily              Garden
      15          OK        73170     Oklahoma City               1         Multifamily              Garden
      16          TX        78230     Bexar                       1         Multifamily              Garden
      17          TN        37922     Knox                        1         Multifamily              Garden
      19          AL        35758     Madison                     1         Multifamily              Garden
      22          NC        28314     Cumberland                  1         Multifamily              Garden
      23          OH        43110     Franklin                    1         Multifamily              Garden
      32          FL        33169     Dade                        1         Multifamily              Garden
      33          MO        65201     Boone                       1         Multifamily              Garden
      37          TX        76011     Tarrant                     1         Multifamily              Garden
      38          TX        77084     Harris                      1         Multifamily              Garden
      39          TX        78413     Nueces                      1         Multifamily              Garden
      42          TX        76086     Parker                      1         Multifamily              Garden
      43          VA        22801     Harrisonburg City           1         Multifamily              Garden
      45          IL        60007     Cook                        1         Multifamily              Garden
      47          NY        13090     Onondaga                    1         Multifamily              Garden
      48          WI        53703     Dane                        1         Multifamily              Mid/High Rise
      49          OK        73119     Oklahoma                    1         Multifamily              Garden
      50          MI        48009     Oakland                     1         Multifamily              Garden
      52          KY        40517     Fayette                     1         Multifamily              Garden
      56          TX        75052     Dallas                      1         Multifamily              Garden
      60          OK        73127     Oklahoma                    1         Multifamily              Garden
      63          TX        78577     Hidalgo                     1         Multifamily              Garden
      64          OK        73103     Oklahoma                    1         Multifamily              Garden
      72          IN        47712     Vanderburgh                 1         Multifamily              Garden
      77          CA        95973     Butte                       1         Manufactured Housing     Manufactured Housing
      78          TX        78570     Hidalgo                     1         Multifamily              Garden
      79          ID        83815     Kootenai                    1         Multifamily              Garden
      89          FL        32208     Duval                       1         Multifamily              Garden
      90          TX        79762     Ector                       1         Multifamily              Garden
      91          TX        76120     Tarrant                     1         Multifamily              Garden
      92          TX        75225     Dallas                      1         Multifamily              Garden
      93          TX        78240     Bexar                       1         Multifamily              Garden
      94          OR        97045     Clackamas                   1         Multifamily              Garden
      95          OK        73127     Oklahoma                    1         Multifamily              Garden
     100          CA        92243     Imperial                    1         Multifamily              Garden



                                                                                    PAD
                                                                        -----------------------------
                    CURRENT            LOAN                                    NO. OF        AVERAGE
    LOAN #        BALANCE ($)         GROUP           TOTAL SF/UNITS             PADS       PAD RENT
    ------        -----------         -----           --------------             ----       --------
      6            36,100,392.71        1                      1,805            1,805            275
     6.1           12,203,623.70        1                        379              379            385
     6.2            7,657,175.65        1                        425              425            239
     6.3            5,862,525.11        1                        317              317            270
     6.4            4,418,828.45        1                        263              263            260
     6.5            2,815,607.30        1                        136              136            297
     6.6            1,627,149.83        1                        207              207            180
     6.7            1,515,482.68        1                         78               78            230
      8            26,774,066.22        2                        582                0              0
      15           18,550,000.00        2                        360                0              0
      16           18,025,000.00        2                        312                0              0
      17           17,200,000.00        2                        262                0              0
      19           13,200,000.00        2                        336                0              0
      22           12,000,000.00        2                        200                0              0
      23           11,975,183.85        2                        264                0              0
      32            8,582,062.10        2                        234                0              0
      33            8,482,833.27        2                        170                0              0
      37            7,362,394.71        2                        236                0              0
      38            7,278,743.09        2                        216                0              0
      39            7,000,000.00        2                        200                0              0
      42            6,793,076.21        2                        168                0              0
      43            6,770,127.59        1                        132                0              0
      45            6,735,525.80        2                        192                0              0
      47            6,260,000.00        2                        230                0              0
      48            6,073,809.31        2                         28                0              0
      49            6,000,000.00        2                        288                0              0
      50            5,985,925.42        2                        113                0              0
      52            5,639,364.87        2                        202                0              0
      56            5,352,659.92        2                        208                0              0
      60            5,215,753.04        2                        198                0              0
      63            5,085,000.00        2                        176                0              0
      64            4,840,013.10        2                        119                0              0
      72            3,851,948.80        2                        132                0              0
      77            3,592,165.35        1                        150              150            335
      78            3,566,463.00        2                        128                0              0
      79            3,532,927.54        2                        108                0              0
      89            2,365,000.00        2                        120                0              0
      90            2,277,084.23        2                        114                0              0
      91            2,197,865.88        2                        124                0              0
      92            1,995,656.58        2                         15                0              0
      93            1,958,056.54        2                         99                0              0
      94            1,858,409.25        2                         59                0              0
      95            1,824,521.99        2                         69                0              0
     100              823,609.72        2                         80                0              0


                             STUDIO                      ONE BEDROOM                     TWO BEDROOM
                  -----------------------------  -----------------------------   -----------------------------
                         NO. OF        AVERAGE           NO. OF       AVERAGE           NO. OF        AVERAGE
    LOAN #              STUDIOS    STUDIO RENT       1-BR UNITS     1-BR RENT       2-BR UNITS      2-BR RENT
    ------              -------    -----------       ----------     ---------       ----------      ---------
      6                       0              0                0             0                0              0
     6.1                      0              0                0             0                0              0
     6.2                      0              0                0             0                0              0
     6.3                      0              0                0             0                0              0
     6.4                      0              0                0             0                0              0
     6.5                      0              0                0             0                0              0
     6.6                      0              0                0             0                0              0
     6.7                      0              0                0             0                0              0
      8                      64            517              464           681               54            964
      15                      0              0              202           626              128            779
      16                      0              0              200           744              112            963
      17                      0              0               78           715              146            858
      19                      0              0              112           533              200            636
      22                      0              0               24           655              152            760
      23                      0              0              108           582              156            747
      32                      0              0              126           602               90            735
      33                      0              0                0             0              153            690
      37                     32            405              128           517               76            686
      38                      0              0               96           492              120            621
      39                      0              0               92           651               94            843
      42                     32            517               56           557               80            728
      43                      0              0                0             0                0              0
      45                      0              0               96           775               96            930
      47                      0              0                0             0                0              0
      48                      0              0                0             0                0              0
      49                      0              0              176           352              112            436
      50                      0              0                8           860               86          1,008
      52                      0              0               88           539               94            659
      56                      0              0               48           445              160            575
      60                     38          1,387              128         1,500               32          1,650
      63                      0              0                0             0              108            442
      64                     10            420               49           554               57            699
      72                      0              0               60           474               72            558
      77                      0              0                0             0                0              0
      78                      0              0                0             0               88            479
      79                      0              0               36           425               72            518
      89                      0              0               62           447               58            535
      90                      0              0               30           380               60            497
      91                      0              0               60           509               64            656
      92                      0              0                0             0                8          1,094
      93                      0              0               98           450                0              0
      94                      0              0                0             0               49            595
      95                      0              0               29         1,520               32          1,522
     100                      0              0               64           345               16            450


                           THREE BEDROOM                   FOUR BEDROOM
                    -----------------------------  ------------------------------
                            NO. OF       AVERAGE           NO. OF        AVERAGE
    LOAN #              3-BR UNITS     3-BR RENT       4-BR UNITS      4-BR RENT
    ------              ----------     ---------       ----------      ---------

      6                          0             0                0              0
     6.1                         0             0                0              0
     6.2                         0             0                0              0
     6.3                         0             0                0              0
     6.4                         0             0                0              0
     6.5                         0             0                0              0
     6.6                         0             0                0              0
     6.7                         0             0                0              0
      8                          0             0                0              0
      15                        30         1,075                0              0
      16                         0             0                0              0
      17                        38         1,024                0              0
      19                        24           819                0              0
      22                        24           830                0              0
      23                         0             0                0              0
      32                        18           867                0              0
      33                        16           750                1          1,140
      37                         0             0                0              0
      38                         0             0                0              0
      39                        14         1,115                0              0
      42                         0             0                0              0
      43                         0             0              132          1,140
      45                         0             0                0              0
      47                       230           654                0              0
      48                        14         2,098               14          2,614
      49                         0             0                0              0
      50                        19         1,395                0              0
      52                        20           789                0              0
      56                         0             0                0              0
      60                         0             0                0              0
      63                        68           535                0              0
      64                         3         1,200                0              0
      72                         0             0                0              0
      77                         0             0                0              0
      78                        40           549                0              0
      79                         0             0                0              0
      89                         0             0                0              0
      90                        24           641                0              0
      91                         0             0                0              0
      92                         7         2,521                0              0
      93                         1           750                0              0
      94                        10           720                0              0
      95                         8         1,725                0              0
     100                         0             0                0              0


                             UTILITIES                       ELEVATOR
    LOAN #                  TENANT PAYS                       PRESENT               LOAN NO.
    ------                  -----------                       -------               --------
      6                                                         NAP                     6
     6.1                                                        NAP                    6.1
     6.2                                                        NAP                    6.2
     6.3                                                        NAP                    6.3
     6.4                                                        NAP                    6.4
     6.5                                                        NAP                    6.5
     6.6                                                        NAP                    6.6
     6.7                                                        NAP                    6.7
      8             Electric, Gas, Water, Sewer                 No                      8
      15                     Electric                           No                     15
      16              Electric, Water, Sewer                    No                     16
      17              Electric, Water, Sewer                    No                     17
      19              Electric, Water, Sewer                    No                     19
      22            Electric, Gas, Water, Sewer                 No                     22
      23                   Electric, Gas                        No                     23
      32                     Electric                           Yes                    32
      33                       None                             Yes                    33
      37                   Electric, Gas                        No                     37
      38                     Electric                           No                     38
      39                  Electric, Water                       No                     39
      42                     Electric                           No                     42
      43                       None                             No                     43
      45                   Electric, Gas                        No                     45
      47            Electric, Gas, Sewer, Water                 No                     47
      48                  Electric, Water                       Yes                    48
      49                     Electric                           No                     49
      50                   Electric, Gas                        No                     50
      52                     Electric                           No                     52
      56                     Electric                           No                     56
      60                     Electric                           No                     60
      63                   Electric, Gas                        No                     63
      64                     Electric                           Yes                    64
      72                     Electric                           No                     72
      77                                                        NAP                    77
      78                   Electric, Gas                        No                     78
      79                     Electric                           No                     79
      89                     Electric                           Yes                    89
      90                   Water, Sewer                         No                     90
      91                     Electric                           No                     91
      92                     Electric                           No                     92
      93                  Electric, Water                       No                     93
      94                     Electric                           No                     94
      95                     Electric                           No                     95
     100                       None                             No                     100

                                                                        ANNEX C
                                                                        -------
MAY 21, 2004                                                    JPMCC 2004-PNC1


                      STRUCTURAL AND COLLATERAL TERM SHEET

                     ------------------------------------
                                  $762,999,000
                                 (Approximate)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2004-PNC1

                     ------------------------------------

                              JPMORGAN CHASE BANK

                        PNC BANK, NATIONAL ASSOCIATION

                     MERRILL LYNCH MORTGAGE LENDING, INC.

                             Mortgage Loan Sellers




JPMORGAN                                                    MERRILL LYNCH & CO.

PNC CAPITAL MARKETS, INC.                                                NOMURA

The analyses in this report are based upon information provided by JPMorgan Chase Bank, PNC Bank, National Association, and Merrill Lynch Mortgage Lending, Inc. (the "Sellers"). J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., and Nomura Securities International, Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                               KEY FEATURES


  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Joint Bookrunner)
                           Merrill Lynch, Pierce, Fenner & Smith Incorporated (Joint Bookrunner)
  CO-MANAGERS:             PNC Capital Markets, Inc.
                           Nomura Securities International, Inc.
  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank (52.9%)
                           PNC Bank, National Association (26.8%)
                           Merrill Lynch Mortgage Lending, Inc. (20.3%)
  SERVICER:                Midland Loan Services, Inc.
  SPECIAL SERVICER:        Midland Loan Services, Inc.
  TRUSTEE:                 LaSalle Bank National Association
  FISCAL AGENT:            ABN AMRO Bank N.V.
  PAYING AGENT:            JPMorgan Chase Bank
  RATING AGENCIES:         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
                           Fitch, Inc.
  PRICING DATE:            On or about June 7, 2004
  CLOSING DATE:            On or about June 18, 2004
  CUT-OFF DATE:            With respect to each mortgage loan, the related due date of that mortgage loan in
                           June 2004 or, with respect to those mortgage loans that were originated in May
                           2004 and have their first payment date in July 2004, June 1, 2004 or, with respect to those mortgage loans that were originated in June 2004 and have their first payment date in August 2004, the origination date.
  DISTRIBUTION DATE:       The 12th day of each month or, if the 12th day is not a business day, on the next succeeding business day, beginning in July 2004.
  PAYMENT DELAY:           11 days
  TAX STATUS:              REMIC
  ERISA CONSIDERATIONS:    Classes A-1, A-2, A-3, A-4, B, C, D & E are expected to be ERISA eligible.
  OPTIONAL TERMINATION:    1.0% (Clean-up Call) and when offered certificates are retired, upon election by holder of all outstanding certificates
  MINIMUM DENOMINATIONS:   $10,000
  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

                        COLLATERAL CHARACTERISTICS


COLLATERAL CHARACTERISTICS                                      ALL MORTGAGE LOANS     LOAN GROUP 1      LOAN GROUP 2
-------------------------------------------------------------- -------------------- ----------------- -----------------
      INITIAL POOL BALANCE (IPB):                              $1,097,458,312       $850,795,357      $246,662,954
      NUMBER OF MORTGAGED LOANS:                               100                  66                34
      NUMBER OF MORTGAGED PROPERTIES:                          130                  96                34
      AVERAGE CUT-OFF BALANCE PER LOAN:                        $10,974,583          $12,890,839       $7,254,793
      AVERAGE CUT-OFF BALANCE PER PROPERTY:                    $8,441,987           $8,862,452        $7,254,793
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:             5.4429%              5.4258%           5.5017%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                 1.69x                1.78x             1.39x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):       69.9%                68.4%             75.3%
      WEIGHTED AVERAGE MATURITY DATE LTV(1)(2):                60.5%                59.9%             62.7%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(1): 117                  115               124
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3): 354                  351               354
      WEIGHTED AVERAGE SEASONING (MONTHS):                     2                    2                 2
      10 LARGEST LOANS AS % OF IPB(4):                         44.0%                56.2%             57.6%
      SINGLE TENANT PROPERTIES AS % OF IPB:                    11.7%                15.1%             NAP

      (1) With respect to each ARD loan, to the related anticipated repayment date.

      (2)  Excludes fully amortizing mortgage loans.

      (3)  Excludes Mortgage loans that are interest only for their entire term.

      (4) Each group of cross-collateralized mortgage loans is treated as one loan.


                                    2 of 12
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                      SUMMARY OF CERTIFICATES

PUBLICLY OFFERED CLASSES
------------------------

                                      INITIAL CLASS
            EXPECTED RATINGS    CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
   CLASS      (S&P/FITCH)        OR NOTIONAL AMOUNT     (% OF BALANCE)(1)     LIFE (YEARS)(2)   PRINCIPAL WINDOW(2)
 A-1            AAA/AAA             $ 37,400,000             14.500%              2.37         07/04-12/08
 A-2            AAA/AAA             $113,700,000             14.500%              4.66         12/08-06/09
 A-3            AAA/AAA             $ 98,400,000             14.500%              7.71         06/09-12/13
 A-4            AAA/AAA             $442,164,000             14.500%              9.86         12/13-06/14
 B               AA/AA              $ 28,809,000             11.875%              9.98         06/14-06/14
 C              AA-/AA-             $ 13,718,000             10.625%              9.98         06/14-06/14
 D                A/A               $ 17,834,000              9.000%              9.98         06/14-06/14
 E               A-/A-              $ 10,974,000              8.000%              9.98         06/14-06/14

PRIVATELY OFFERED CLASSES
-------------------------

                                       INITIAL CLASS
              EXPECTED RATINGS     CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
   CLASS        (S&P/FITCH)         OR NOTIONAL AMOUNT     (% OF BALANCE)(1)    LIFE (YEARS)(2)     PRINCIPAL WINDOW(2)
 X                AAA/AAA            $1,097,458,311(3)           N/A                  N/A                   N/A
 A-1A             AAA/AAA            $  246,662,000            14.500%                N/A                   N/A
 F               BBB+/BBB+           $   16,462,000             6.500%                N/A                   N/A
 G                BBB/BBB            $   10,975,000             5.500%                N/A                   N/A
 H               BBB-/BBB-           $   20,577,000             3.625%                N/A                   N/A
 J                BB+/BB+            $    2,744,000             3.375%                N/A                   N/A
 K                 BB/BB             $    6,859,000             2.750%                N/A                   N/A
 L                BB-/BB-            $    4,115,000             2.375%                N/A                   N/A
 M                 B+/B+             $    5,487,000             1.875%                N/A                   N/A
 N                  B/B              $    2,744,000             1.625%                N/A                   N/A
 P                 B-/B-             $    2,744,000             1.375%                N/A                   N/A
 NR                NR/NR             $   15,090,311              N/A                  N/A                   N/A

(1) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates are represented in the aggregate.

(2) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-Weighted Average Life" in the preliminary prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(3)  Notional Amount.


                                    3 of 12
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                          STRUCTURAL OVERVIEW

 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups (either "Loan Group 1" or "Loan Group 2").



 o Generally, the Class A-1, A-2, A-3 and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, pro-rata.



 o Interest payments will be made concurrently to Classes A-1, A-2, A-3, A-4 and A-1A (pro-rata to Class A-1, A-2, A-3 and A-4 from Loan Group 1, and to Class A-1A from Loan Group 2, the foregoing classes, together, the "Class A Certificates"), Class X and then, after payment of the principal distribution amount to such Classes (other than the Class X Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.



 o The pass-through rates on the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.



 o All classes will accrue interest on a 30/360 basis.



 o Losses will be borne by the Classes (other than the Class X Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3,
   Class A-4 and Class A-1A Certificates (without regard to loan group).



 o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the Publicly Offered Certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4 and A-1A Certificates) on each Distribution Date an amount of Yield Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).




                  Group Principal Paid to Class       Pass-Through Rate on Class - Discount Rate
   YM Charge  x   -------------------------------  x  -------------------------------------------
                    Group Total Principal Paid         Mortgage Rate on Loan - Discount Rate

 o All prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.



 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.
-------------------------------------------------------------------------------


                                    4 of 12
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A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1



                      [THIS PAGE INTENTIONALLY LEFT BLANK]







                                    5 of 12
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A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

            ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS




                         CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL                    NUMBER         PRINCIPAL         % OF          WA         WA UW
BALANCES                             OF LOANS         BALANCE           IPB          LTV         DSCR
---------------------------------   ----------   -----------------   ---------   ----------   ----------
    $823,610 --   $2,999,999             16       $   32,714,644         3.0%        67.9%        1.44x
  $3,000,000 --   $3,999,999             14           49,714,151         4.5         74.5%        1.38x
  $4,000,000 --   $4,999,999              7           32,046,083         2.9         77.6%        1.37x
  $5,000,000 --   $6,999,999             24          141,473,960        12.9         67.8%        1.51x
  $7,000,000 --   $9,999,999             10           82,570,986         7.5         75.4%        1.45x
 $10,000,000 --  $14,999,999             12          140,037,985        12.8         71.7%        1.63x
 $15,000,000 --  $24,999,999              8          158,847,893        14.5         76.6%        1.47x
 $25,000,000 --  $49,999,999              6          203,052,611        18.5         72.3%        1.69x
 $50,000,000 -- $135,500,000              3          257,000,000        23.4         60.8%        2.18x
---------------------------------       ---       --------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:                100       $1,097,458,312       100.0%        69.9%        1.69x
---------------------------------       ---       --------------       -----         ----         ----
 AVERAGE PER LOAN: $10,974,583
 AVERAGE PER PROPERTY: $8,441,987




                             RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST        NUMBER         PRINCIPAL          % OF          WA         WA UW
RATES                            OF LOANS         BALANCE            IPB          LTV         DSCR
-----------------------------   ----------   -----------------   ----------   ----------   ----------
 4.4400% -- 4.9999%                   6       $  225,715,925         20.6%        60.7%        2.43x
 5.0000% -- 5.4999%                  35          353,285,489         32.2         73.7%        1.44x
 5.5000% -- 5.9999%                  42          412,202,399         37.6         73.1%        1.50x
 6.0000% -- 6.4999%                   9           53,804,426          4.9         72.5%        1.47x
 6.5000% -- 6.9999%                   4           40,610,000          3.7         57.3%        2.12x
 7.0000% -- 8.0600%                   4           11,840,073          1.1         54.4%        1.29x
-----------------------------       ---       --------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:            100       $1,097,458,312        100.0%        69.9%        1.69x
-----------------------------       ---       --------------        -----         ----         ----
 WA MORTGAGE RATE: 5.4429%




                           ORIGINAL TERM TO MATURITY/ARD IN MONTHS

ORIGINAL TERM TO               NUMBER         PRINCIPAL          % OF          WA         WA UW
MATURITY/ARD                  OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------
  60 --  84                        6       $  135,748,386         12.4%        62.9%        2.25x
  85 -- 120                       82          868,189,705         79.1         71.4%        1.65x
 121 -- 240                       12           93,520,221          8.5         66.1%        1.30x
--------------------------       ---       --------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         100       $1,097,458,312        100.0%        69.9%        1.69x
--------------------------       ---       --------------        -----         ----         ----
 WA ORIGINAL TERM TO
 MATURITY/ARD: 119






                                GEOGRAPHIC DISTRIBUTION

                                NUMBER          PRINCIPAL        % OF        WA       WA UW
 STATE                      OF PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------- --------------- ----------------- ---------- ---------- ----------
 CALIFORNIA                       20        $  246,032,831       22.4%      62.0%      2.27x
   Southern                       17           163,760,666       14.9       63.4%      2.11x
   Northern                        3        $   82,272,165        7.5       59.4%      2.58x
 TEXAS                            23           132,644,932       12.1       74.5%      1.36x
 DISTRICT OF COLUMBIA              1            66,500,000        6.1       70.7%      1.35x
 OTHER                            86           652,280,549       59.4       71.9%      1.58x
--------------------------       ---        --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:         130        $1,097,458,312      100.0%      69.9%      1.69x
--------------------------       ---        --------------      -----       ----       ----





                  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                NUMBER         PRINCIPAL         % OF          WA         WA UW
 UW DSCR                      OF LOANS         BALANCE           IPB          LTV         DSCR
--------------------------   ----------   -----------------   ---------   ----------   ----------
 1.09x -- 1.19x                    3       $   17,800,055         1.6%        74.0%        1.14x
 1.20x -- 1.29x                   15          131,986,543        12.0         73.2%        1.26x
 1.30x -- 1.39x                   27          244,077,691        22.2         75.6%        1.35x
 1.40x -- 1.49x                   24          188,890,215        17.2         76.0%        1.43x
 1.50x -- 1.69x                   19          203,551,083        18.5         74.1%        1.54x
 1.70x -- 1.99x                    4           38,001,398         3.5         59.8%        1.78x
 2.00x -- 3.11x                    8          273,151,327        24.9         57.1%        2.53x
--------------------------       ---       --------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         100       $1,097,458,312       100.0%        69.9%        1.69x
--------------------------       ---       --------------       -----         ----         ----




                       REMAINING TERM TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING TERMS         NUMBER         PRINCIPAL          % OF          WA         WA UW
TO MATURITY/ARD                 OF LOANS         BALANCE            IPB          LTV         DSCR
----------------------------   ----------   -----------------   ----------   ----------   ----------
 55 - 84                             6      $  135,748,386          12.4%        62.9%        2.25x
 85 - 120                           82         868,189,705          79.1         71.4%        1.65x
 121 - 238                          12          93,520,221           8.5         66.1%        1.30x
----------------------------       ---      --------------         -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:           100      $1,097,458,312         100.0%        69.9%        1.69x
----------------------------       ---      --------------         -----         ----         ----
 WA REMAINING
 TERM TO MATURITY/ARD: 117

                                        PROPERTY TYPE DISTRIBUTION

                                                      NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE     PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------- ------------------------ ------------ ----------------- ---------- ---------- ----------
  RETAIL                   Anchored                       32      $  359,969,714       32.8%      62.7%      2.18x
                           Unanchored                     11          41,415,693        3.8       69.8%      1.57x
                           Shadow Anchored                 2          10,701,389        1.0       77.4%      1.41x
                          Subtotal                        45      $  412,086,796       37.5%      63.8%      2.10x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  OFFICE                   Suburban                       19      $  209,024,449       19.0%      74.8%      1.41x
                           CBD                             2          70,014,000        6.4       71.2%      1.35x
                          Subtotal                        21      $  279,038,449       25.4%      73.9%      1.40x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MULTIFAMILY              Garden                         34      $  247,359,273       22.5%      74.7%      1.39x
                           Mid/High Rise                   1           6,073,809        0.6       78.9%      1.32x
                          Subtotal                        35      $  253,433,082       23.1%      74.8%      1.39x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  INDUSTRIAL               Warehouse/Distribution          6      $   31,143,154        2.8%      74.3%      1.43x
                           Flex                            9          24,956,879        2.3       74.6%      1.52x
                          Subtotal                        15      $   56,100,032        5.1%      74.5%      1.47x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  HOTEL                    Full Service                    3      $   37,910,000        3.5%      56.0%      2.17x
                           Limited Service                 1          10,200,000        0.9       75.0%      1.56x
                          Subtotal                         4      $   48,110,000        4.4%      60.0%      2.04x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  MANUFACTURED HOUSING     Manufactured Housing            8      $   39,692,558        3.6%      79.6%      1.45x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  SELF STORAGE             Self Storage                    2      $    8,997,393        0.8%      74.3%      1.47x
-------------------------- ------------------------     ----      --------------      -----      -----      -----
  TOTAL/WEIGHTED AVERAGE                                 130      $1,097,458,312      100.0%      69.9%      1.69x
-------------------------- ------------------------     ----      --------------      -----      -----      -----


                                    6 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

               ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS


                  ORIGINAL AMORTIZATION TERM IN MONTHS(1)

ORIGINAL AMORTIZATION          NUMBER        PRINCIPAL        % OF          WA         WA UW
TERM                          OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 192 - 240                         7      $ 36,849,914         4.3%        66.1%        1.32x
 241 - 300                         8        34,116,402         4.0         71.5%        1.49x
 331 - 360                        81       782,311,995        91.7         73.7%        1.46x
--------------------------        --      ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          96      $853,278,312       100.0%        73.3%        1.46x
--------------------------        --      ------------       -----         ----         ----
 WA ORIGINAL
 AMORTIZATION TERM:              352

                             LTV RATIOS AS OF THE CUT-OFF DATE

                                   NUMBER         PRINCIPAL         % OF          WA         WA UW
 CUT-OFF LTV                     OF LOANS         BALANCE           IPB          LTV         DSCR
-----------------------------   ----------   -----------------   ---------   ----------   ----------
 23.0% - 49.9%                         5     $   20,384,012          1.9%        35.9%        2.19x
 50.0% - 59.9%                         8        224,444,289         20.5         57.1%        2.41x
 60.0% - 64.9%                         6         72,257,517          6.6         61.0%        2.17x
 65.0% - 69.9%                        10        104,625,622          9.5         67.3%        1.59x
 70.0% - 74.9%                        19        191,669,420         17.5         72.2%        1.43x
 75.0% - 80.0%                        51        476,798,709         43.4         78.3%        1.40x
 81.5%                                 1          7,278,743          0.7         81.5%        1.34x
-----                                ---     --------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:             100     $1,097,458,312        100.0%        69.9%        1.69x
-----------------------------        ---     --------------        -----         ----         ----
 WA CUT-OFF DATE LTV RATIO:         69.9%




                                    AMORTIZATION TYPES

                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------
 BALLOON LOANS                    77      $  672,470,672          61.3%        73.5%        1.48x
 INTEREST ONLY(2)                  4         244,180,000          22.2         58.1%        2.51x
 PARTIAL INTEREST-ONLY             8          91,275,000           8.3         75.6%        1.42x
 ARD LOANS                         7          38,286,180           3.5         74.5%        1.42x
 IO-ARD                            1          37,620,000           3.4         68.4%        1.28x
 FULLY AMORTIZING                  3          13,626,460           1.2         60.5%        1.28x
--------------------------       ---      --------------         -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         100      $1,097,458,312         100.0%        69.9%        1.69x
--------------------------       ---      --------------         -----         ----         ----




                             CURRENT OCCUPANCY RATES

CURRENT OCCUPANCY           NUMBER OF       PRINCIPAL       % OF        WA       WA UW
RATES                       PROPERTIES       BALANCE         IPB        LTV       DSCR
-------------------------- ------------ ----------------- --------- ---------- ----------
 59.4% - 70.0%             3            $   13,738,134        1.3%      71.8%      1.52x
 70.1% - 80.0%             3                14,217,266        1.4       71.9%      1.46x
 80.1% - 90.0%             16              117,801,966       11.2       71.4%      1.65x
 90.1% - 95.0%             22              194,881,568       18.6       76.9%      1.44x
 95.1% - 100.0%            82              708,709,378       67.5       68.4%      1.75x
-------------------------- ---          --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:   126          $1,049,348,312      100.0%      70.4%      1.68x






                    REMAINING AMORTIZATION TERM IN MONTHS (1)

REMAINING AMORTIZATION         NUMBER        PRINCIPAL        % OF          WA         WA UW
TERM                          OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 191 -- 240                       7        $ 36,849,914        4.3%        66.1%        1.32x
 241 -- 300                       8          34,116,402        4.0         71.5%        1.49x
 331 -- 360                      81         782,311,995       91.7         73.7%        1.46x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         96        $853,278,312      100.0%        73.3%        1.46x
--------------------------       --        ------------      -----         ----         ----
 WA REMAINING
 AMORTIZATION TERM: 351




                             LTV RATIOS AS OF THE MATURITY/ARD DATE(3)

                               NUMBER         PRINCIPAL          % OF         WA         WA UW
 MATURITY/ARD LTV             OF LOANS         BALANCE           IPB          LTV         DSCR
--------------------------   ----------   -----------------   ---------   ----------   ----------
 15.3% - 29.9%                    5       $   20,067,191          1.9%        38.3%        1.93x
 30.0% - 49.9%                   11           59,426,038          5.5         61.8%        1.85x
 50.0% - 59.9%                   19          402,069,156         37.1         63.6%        1.93x
 60.0% - 69.9%                   61          589,269,467         54.4         76.2%        1.52x
 70.0% - 74.9%                    1           13,000,000          1.2         79.8%        1.36x
--------------------------       --       --------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         97       $1,083,831,852        100.0%        70.1%        1.70x
--------------------------       --       --------------        -----         ----         ----




                               YEAR BUILT/RENOVATED

                                NUMBER         PRINCIPAL        % OF       WA       WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES       BALANCE         IPB        LTV       DSCR
-------------------------- --------------- ----------------- --------- ---------- ----------
 1951 - 1959                       3       $    7,473,884        0.7%      62.3%      1.99x
 1960 - 1969                       1              952,880        0.1       73.3%      1.39x
 1970 - 1979                      11           56,477,987        5.1       78.1%      1.38x
 1980 - 1989                      25          226,428,777       20.6       72.9%      1.52x
 1990 - 1999                      26          232,996,340       21.2       69.2%      1.68x
 2000 - 2004                      64          573,128,444       52.2       68.4%      1.79x
--------------------------       ---       --------------      -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:         130       $1,097,458,312      100.0%      69.9%      1.69x
--------------------------       ---       --------------      -----       ----       ----




                                   PREPAYMENT PROTECTION

                               NUMBER         PRINCIPAL           % OF         WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------
 DEFEASANCE                       92      $1,024,935,692          93.4%        69.5%        1.71x
 YIELD MAINTENANCE                 8          72,522,620           6.6         75.5%        1.47x
--------------------------       ---      --------------         -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         100      $1,097,458,312         100.0%        69.9%        1.69x
--------------------------       ---      --------------         -----         ----         ----

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.





                                    7 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

              COLLATERAL CHARACTERISTICS -- LOAN GROUP 1



                                  CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL                    NUMBER       PRINCIPAL        % OF         WA         WA UW
BALANCES                             OF LOANS       BALANCE         IPB          LTV         DSCR
---------------------------------   ----------   --------------   ---------   ----------   ----------
   $1,448,688 --   $3,999,999           19        $ 56,177,251        6.6%        74.2%        1.42x
   $4,000,000 --   $4,999,999            6          27,206,070        3.2         77.5%        1.36x
   $5,000,000 --   $6,999,999           14          82,332,846        9.7         64.5%        1.57x
   $7,000,000 --   $9,999,999            5          43,864,952        5.2         73.2%        1.52x
  $10,000,000 --  $14,999,999            9         102,862,801       12.1         69.7%        1.74x
  $15,000,000 --  $24,999,999            5         105,072,893       12.3         75.5%        1.53x
  $25,000,000 --  $49,999,999            5         176,278,545       20.7         71.9%        1.71x
  $50,000,000 --  $99,999,999            2         121,500,000       14.3         65.1%        1.75x
 $100,000,000 -- $135,500,000            1         135,500,000       15.9         56.9%        2.56x
---------------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE                 66        $850,795,357      100.0%        68.4%        1.78x
---------------------------------       --        ------------      -----         ----         ----
 AVERAGE PER LOAN: $12,890,839
 AVERAGE PER PROPERTY: $8,862,452



                                 RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST        NUMBER        PRINCIPAL         % OF          WA         WA UW
RATES                            OF LOANS        BALANCE           IPB          LTV         DSCR
-----------------------------   ----------   ---------------   ----------   ----------   ----------
 4.4400% -- 4.9999%                  3        $189,180,000         22.2%        58.1%        2.59x
 5.0000% -- 5.4999%                 22         246,483,225         29.0         72.4%        1.47x
 5.5000% -- 5.9999%                 30         327,757,982         38.5         72.0%        1.55x
 6.0000% -- 6.4999%                  7          46,764,151          5.5         73.2%        1.46x
 6.5000% -- 6.8090%                  4          40,610,000          4.8         57.3%        2.12x
-----------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE             66        $850,795,357        100.0%        68.4%        1.78x
-----------------------------       --        ------------        -----         ----         ----
 WA MORTGAGE RATE: 5.4258%



                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS

ORIGINAL TERM TO               NUMBER        PRINCIPAL         % OF          WA         WA UW
MATURITY/ARD                  OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
  60 --  84                       6        $135,748,386         16.0%        62.9%        2.25x
  85 -- 120                      53         650,566,823         76.5         69.9%        1.73x
 121 -- 240                       7          64,480,148          7.6         65.3%        1.31x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         66        $850,795,357        100.0%        68.4%        1.78x
--------------------------       --        ------------        -----         ----         ----
 WA ORIGINAL TERM TO
 MATURITY/ARD: 117



                                 GEOGRAPHIC DISTRIBUTION

                              NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 STATE                       PROPERTIES        BALANCE           IPB          LTV         DSCR
-------------------------   ------------   ---------------   ----------   ----------   ----------
 CALIFORNIA                      19         $245,209,222         28.8%        62.2%        2.27x
   Southern                      16          162,937,056         19.2         63.6%        2.11x
   Nouthern                       3           82,272,165          9.7         59.4%        2.58x
 DISTRICT OF COLUMBIA             1           66,500,000          7.8         70.7%        1.35x
 KANSAS                           3           47,473,382          5.6         70.8%        1.31x
 ARIZONA                          4           44,298,043          5.2         71.7%        1.61x
 VIRGINIA                         6           43,350,193          5.1         70.1%        1.47x
 OTHER                           63          403,964,517         47.5         71.0%        1.66x
-------------------------        --         ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE          96         $850,795,357        100.0%        68.4%        1.78x
-------------------------        --         ------------        -----         ----         ----


                   UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                               NUMBER       PRINCIPAL        % OF          WA         WA UW
 UW DSCR                     OF LOANS        BALANCE         IPB          LTV         DSCR
-------------------------   ----------   --------------   ---------   ----------   ----------
 1.23x -- 1.29x                  7        $ 68,709,512        8.1%        69.7%        1.27x
 1.30x -- 1.39x                 20         197,389,129       23.2         74.8%        1.35x
 1.40x -- 1.49x                 16         142,801,040       16.8         77.0%        1.42x
 1.50x -- 1.59x                  9         121,663,909       14.3         74.1%        1.53x
 1.60x -- 1.69x                  3          15,064,967        1.8         73.3%        1.63x
 1.70x -- 1.99x                  4          38,001,398        4.5         59.8%        1.78x
 2.00x -- 2.49x                  2          60,500,000        7.1         57.3%        2.24x
 2.50x -- 3.11x                  5         206,665,402       24.3         57.0%        2.63x
-------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE         66        $850,795,357      100.0%        68.4%        1.78x
-------------------------       --        ------------      -----         ----         ----




                         REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

 RANGE OF REMAINING               NUMBER        PRINCIPAL         % OF          WA         WA UW
TERMS TO MATURITY               OF LOANS        BALANCE           IPB          LTV         DSCR
----------------------------   ----------   ---------------   ----------   ----------   ----------
  55 --  84                         6        $135,748,386         16.0%        62.9%        2.25x
  85 -- 120                        53         650,566,823         76.5         69.9%        1.73x
 121 -- 238                         7          64,480,148          7.6         65.3%        1.31x
----------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:           66        $850,795,357        100.0%        68.4%        1.78x
----------------------------       --        ------------        -----         ----         ----
 WA REMAINING
 TERM TO MATURITY/ARD: 115

                                           PROPERTY TYPE DISTRIBUTION

                                                     NUMBER OF      PRINCIPAL        % OF       WA       WA UW
 PROPERTY TYPE                 SUB PROPERTY TYPE     PROPERTIES      BALANCE         IPB        LTV       DSCR
-------------------------- ------------------------ ------------ --------------- ---------- ---------- ----------
  RETAIL                   Anchored                 32            $ 359,969,714      42.3%      62.7%      2.18x
                           Unanchored               11               41,415,693       4.9       69.8%      1.57x
                           Shadow Anchored          2                10,701,389       1.3       77.4%      1.41x
                          Subtotal                  45            $ 412,086,796      48.4%      63.8%      2.10x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  OFFICE                   Suburban                 19            $ 209,024,449      24.6%      74.8%      1.41x
                           CBD                      2                70,014,000       8.2       71.2%      1.35x
                          Subtotal                  21            $ 279,038,449      32.8%      73.9%      1.40x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  INDUSTRIAL               Warehouse/Distribution   6             $  31,143,154       3.7%      74.3%      1.43x
                           Flex                     9                24,956,879       2.9       74.6%      1.52x
                          Subtotal                  15            $  56,100,032       6.6%      74.5%      1.47x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  HOTEL                    Full Service             3             $  37,910,000       4.5%      56.0%      2.17x
                           Limited Service          1                10,200,000       1.2       75.0%      1.56x
                          Subtotal                  4             $  48,110,000       5.7%      60.0%      2.04x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  MANUFACTURED HOUSING     Manufactured Housing     8             $  39,692,558       4.7%      79.6%      1.45x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  SELF STORAGE             Self Storage             2             $   8,997,393       1.1%      74.3%      1.47x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  MULTIFAMILY              Garden                   1             $   6,770,128       0.8%      56.4%      1.30x
-------------------------- ------------------------ ----          -------------     -----      -----      -----
  TOTAL/WEIGHTED AVERAGE                            96            $ 850,795,357     100.0%      68.4%      1.78x
-------------------------- ------------------------ ----          -------------     -----      -----      -----



                                    8 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

              COLLATERAL CHARACTERISTICS -- LOAN GROUP 1




                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

ORIGINAL AMORTIZATION           NUMBER      PRINCIPAL        % OF        WA           WA UW
TERM                           OF LOANS      BALANCE         IPB         LTV          DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 192 -- 240                       5        $ 29,809,639        4.9%        65.7%        1.28x
 241 -- 300                       6          25,579,318        4.2         71.0%        1.49x
 331 -- 360                      51         551,226,400       90.9         73.0%        1.50x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         62        $606,615,357      100.0%        72.5%        1.48x
--------------------------       --        ------------      -----         ----         ----
 WA ORIGINAL
 AMORTIZATION TERM: 351

                           LTV RATIOS AS OF THE CUT-OFF DATE

                                NUMBER      PRINCIPAL        % OF          WA         WA UW
 CUT-OFF LTV                  OF LOANS       BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 25.3% -- 49.9%                   3        $ 17,195,402        2.0%        36.2%        2.32x
 50.0% -- 59.9%                   6         216,260,498       25.4         57.0%        2.42x
 60.0% -- 64.9%                   4          63,606,054        7.5         60.9%        2.30x
 65.0% -- 69.9%                   7          95,589,690       11.2         67.3%        1.60x
 70.0% -- 74.9%                  14         157,815,485       18.5         72.1%        1.43x
 75.0% -- 79.9%                  32         300,328,229       35.3         78.4%        1.42x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         66        $850,795,357      100.0%        68.4%        1.78x
--------------------------       --        ------------      -----         ----         ----




                                 AMORTIZATION TYPES

                                NUMBER      PRINCIPAL         % OF          WA          WA UW
 AMORTIZED TYPES               OF LOANS      BALANCE          IPB           LTV          DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
 BALLOON LOANS                   47        $491,582,717         57.8%        73.2%        1.51x
 PARTIAL INTEREST-ONLY            4          25,500,000          3.0         69.3%        1.52x
 INTEREST ONLY(2)                 4         244,180,000         28.7         58.1%        2.51x
 IO-ARD                           1          37,620,000          4.4         68.4%        1.28x
 FULLY AMORTIZING                 3          13,626,460          1.6         60.5%        1.28x
 ARD LOANS                        7          38,286,180          4.5         74.5%        1.42x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         66        $850,795,357        100.0%        68.4%        1.78x
--------------------------       --        ------------        -----         ----         ----




                                  CURRENT OCCUPANCY RATES

CURRENT OCCUPANCY             NUMBER OF        PRINCIPAL      % OF          WA          WA UW
RATES                         PROPERTIES        BALANCE       IPB           LTV          DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------
 63.3% --  75.0%                   2         $ 12,386,520        1.5%        73.8%        1.48x
 75.1% --  85.0%                   3            9,947,481        1.2         70.5%        1.59x
 85.1% --  90.0%                   8           73,278,987        9.1         69.9%        1.85x
 90.1% --  95.0%                   8           61,128,689        7.6         77.8%        1.45x
 95.1% -- 100.0%                  71          645,943,680       80.5         67.8%        1.79x
--------------------------        --         ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          92         $802,685,357      100.0%        68.9%        1.76x
--------------------------        --         ------------      -----         ----         ----






                     REMAINING AMORTIZATION TERM IN MONTHS(1)

REMAINING AMORTIZATION          NUMBER       PRINCIPAL      % OF          WA          WA UW
TERM                           OF LOANS       BALANCE        IPB          LTV          DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 191 -- 240                       5        $ 29,809,639        4.9%        65.7%        1.28x
 241 -- 300                       6          25,579,318        4.2         71.0%        1.49x
 331 -- 360                      51         551,226,400       90.9         73.0%        1.50x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         62        $606,615,357      100.0%        72.5%        1.48x
--------------------------       --        ------------      -----         ----         ----
 WA REMAINING
 AMORTIZATION TERM: 350

                            LTV RATIOS AS OF THE MATURITY DATE/ARD(3)

                                   NUMBER      PRINCIPAL      % OF            WA         WA UW
 MATURITY/ARD LTV                OF LOANS       BALANCE       IPB             LTV         DSCR
----------------------------   ----------   --------------   ---------   ----------   ----------
 15.3% -- 29.9%                     3        $ 16,878,582        2.0%        39.0%        2.02x
 30.0% -- 49.9%                     5          35,550,509        4.2         61.2%        2.04x
 50.0% -- 59.9%                    15         385,219,564       46.0         63.3%        1.95x
 60.0% -- 64.9%                    17         174,009,923       20.8         71.7%        1.77x
 65.0% -- 69.9%                    22         212,510,319       25.4         78.2%        1.46x
 70.0% -- 74.9%                     1          13,000,000        1.6         79.8%        1.36x
----------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:           63        $837,168,898      100.0%        68.5%        1.79x
----------------------------       --        ------------      -----         ----         ----
 WA LTV RATIO AT MATURITY:




                                         YEAR BUILT/RENOVATED

                               NUMBER OF      PRINCIPAL       % OF         WA          WA UW
 YEAR BUILT/RENOVATED          PROPERTIES      BALANCE        IPB          LTV          DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------
 1954 -- 1959                      2         $  1,487,958        0.2%        73.3%        1.39x
 1960 -- 1969                      1              952,880        0.1         73.3%        1.39x
 1970 -- 1979                      9           48,561,538        5.7         77.9%        1.41x
 1980 -- 1989                     18          192,976,191       22.7         72.5%        1.55x
 1990 -- 1999                     19          180,057,954       21.2         66.8%        1.81x
 2000 -- 2004                     47          426,758,837       50.2         66.1%        1.92x
--------------------------        --         ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          96         $850,795,357      100.0%        68.4%        1.78x
--------------------------        --         ------------      -----         ----         ----




                                PREPAYMENT PROTECTION

                                NUMBER      PRINCIPAL         % OF          WA          WA UW
 PREPAYMENT PROTECTION         OF LOANS      BALANCE          IPB           LTV          DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
 DEFEASANCE                      63        $830,310,272         97.6%        68.3%        1.79x
 YIELD MAINTENANCE                3          20,485,085          2.4         72.9%        1.44x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         66        $850,795,357        100.0%        68.4%        1.78x
--------------------------       --        ------------        -----         ----         ----

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for their entire term of the mortgage loans and the payment of the entire principal amount at the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.


                                    9 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                    COLLATERAL CHARACTERISTICS -- LOAN GROUP 2




                        CUT-OFF DATE PRINCIPAL BALANCE

RANGE OF PRINCIPAL                    NUMBER      PRINCIPAL       % OF            WA        WA UW
BALANCES                             OF LOANS      BALANCE        IPB             LTV        DSCR
--------------------------------   ----------   --------------   ---------   ----------   ----------
    $823,610 --  $2,999,999             8        $ 15,300,204        6.2%        62.6%        1.41x
  $3,000,000 --  $3,999,999             3          10,951,339        4.4         72.6%        1.31x
  $4,000,000 --  $4,999,999             1           4,840,013        2.0         78.1%        1.45x
  $5,000,000 --  $6,999,999            10          59,141,115       24.0         72.5%        1.43x
  $7,000,000 --  $9,999,999             5          38,706,033       15.7         78.0%        1.36x
 $10,000,000 -- $14,999,999             3          37,175,184       15.1         77.4%        1.33x
 $15,000,000 -- $24,999,999             3          53,775,000       21.8         78.7%        1.36x
 $25,000,000 -- $26,774,066             1          26,774,066       10.9         75.2%        1.51x
--------------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:               34        $246,662,954      100.0%        75.3%        1.39x
--------------------------------       --        ------------      -----         ----         ----
 AVERAGE PER LOAN: $7,254,793
 AVERAGE PER PROPERTY: $7,254,793




                                RANGE OF MORTGAGE INTEREST RATES

RANGE OF MORTGAGE INTEREST         NUMBER      PRINCIPAL         % OF          WA         WA UW
RATES                             OF LOANS      BALANCE          IPB           LTV         DSCR
-----------------------------   ----------   --------------   ----------   ----------   ----------
 4.6700% -- 4.9999%                  3        $ 36,535,925        14.8%        74.4%        1.61x
 5.0000% -- 5.4999%                 13         106,802,264        43.3         76.6%        1.38x
 5.5000% -- 5.9999%                 12          84,444,417        34.2         77.5%        1.31x
 6.0000% -- 6.4999%                  2           7,040,275         2.9         67.7%        1.52x
 6.5000% -- 8.0600%                  4          11,840,073         4.8         54.4%        1.29x
-----------------------------       --        ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:            34        $246,662,954       100.0%        75.3%        1.39x
-----------------------------       --        ------------       -----         ----         ----
 WA MORTGAGE RATE: 5.5017%




                          ORIGINAL TERM TO MATURITY/ARD IN MONTHS

ORIGINAL TERM TO                NUMBER       PRINCIPAL         % OF          WA         WA UW
MATURITY/ARD                   OF LOANS       BALANCE          IPB           LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
 108 -- 120                      29        $217,622,882         88.2%        76.2%        1.41x
 121 -- 180                       1          17,200,000          7.0         77.5%        1.30x
 181 -- 216                       4          11,840,073          4.8         54.4%        1.29x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954        100.0%        75.3%        1.39x
--------------------------       --        ------------        -----         ----         ----
 WA ORIGINAL TERM TO
 MATURITY/ARD: 125




                                      GEOGRAPHIC DISTRIBUTION

                                NUMBER OF      PRINCIPAL       % OF           WA          WA UW
 STATE                         PROPERTIES       BALANCE        IPB            LTV          DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------
 TEXAS                            13         $ 95,666,066        38.8%        75.5%        1.34x
 OKLAHOMA                          5           36,430,288        14.8         76.0%        1.52x
 TENNESSEE                         1           17,200,000         7.0         77.5%        1.30x
 ALABAMA                           1           13,200,000         5.4         77.6%        1.25x
 OTHER                            14           84,166,600        34.1         73.8%        1.44x
--------------------------        --         ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          34         $246,662,954       100.0%        75.3%        1.39x
--------------------------        --         ------------       -----         ----         ----

                     UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                 NUMBER     PRINCIPAL        % OF          WA         WA UW
 UW DSCR                       OF LOANS      BALANCE         IPB           LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 1.09x -- 1.19x                   3        $ 17,800,055        7.2%        74.0%        1.14x
 1.20x -- 1.29x                   8          63,277,031       25.7         77.0%        1.25x
 1.30x -- 1.39x                   7          46,688,561       18.9         78.8%        1.32x
 1.40x -- 1.49x                   8          46,089,175       18.7         73.0%        1.46x
 1.50x -- 1.59x                   7          66,822,207       27.1         74.4%        1.53x
 1.60x -- 2.14x                   1           5,985,925        2.4         59.6%        2.14x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954      100.0%        75.3%        1.39x
--------------------------       --        ------------      -----         ----         ----




                        REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

RANGE OF REMAINING                NUMBER      PRINCIPAL          % OF         WA          WA UW
TERMS TO MATURITY/ARD            OF LOANS      BALANCE           IPB          LTV          DSCR
----------------------------   ----------   ---------------   ----------   ----------   ----------
 107 -- 120                        29        $217,622,882         88.2%        76.2%        1.41x
 121 -- 180                         1          17,200,000          7.0         77.5%        1.30x
 181 -- 215                         4          11,840,073          4.8         54.4%        1.29x
----------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:           34        $246,662,954        100.0%        75.3%        1.39x
----------------------------       --        ------------        -----         ----         ----
 WA REMAINING
 TERM TO MATURITY/ARD: 124

                                          PROPERTY TYPE DISTRIBUTION

                                                   NUMBER OF   PRINCIPAL         % OF       WA        WA UW
 PROPERTY TYPE               SUB PROPERTY TYPE    PROPERTIES     BALANCE         IPB        LTV        DSCR
-------------------------- -------------------- ------------ --------------- ---------- ---------- ----------
  MULTIFAMILY              Garden                   33        $ 240,589,145      97.5%      75.2%      1.39x
                           Mid/High Rise            1             6,073,809       2.5       78.9%      1.32x
                          Subtotal                  34        $ 246,662,954     100.0%      75.3%      1.39x
-------------------------- --------------------     ----      -------------    ------      -----      -----
  TOTAL/WEIGHTED AVERAGE                            34        $ 246,662,954     100.0%      75.3%      1.39x
-------------------------- --------------------     ----      -------------    ------      -----      -----



                                    10 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                 COLLATERAL CHARACTERISTICS -- LOAN GROUP 2



                       ORIGINAL AMORTIZATION TERM IN MONTHS

ORIGINAL AMORTIZATION          NUMBER       PRINCIPAL        % OF         WA         WA UW
TERM                          OF LOANS       BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 240 -- 300                       4        $ 15,577,359        6.3%        70.5%        1.51x
 331 -- 360                      30         231,085,595       93.7         75.6%        1.38x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954      100.0%        75.3%        1.39x
--------------------------       --        ------------      -----         ----         ----



                         LTV RATIOS AS OF THE CUT-OFF DATE

                                NUMBER       PRINCIPAL        % OF          WA         WA UW
 CUT-OFF LTV                  OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 23.0% -- 49.9%                   2        $  3,188,610        1.3%        34.4%        1.47x
 50.0% -- 59.9%                   2           8,183,791        3.3         59.4%        1.99x
 60.0% -- 64.9%                   2           8,651,463        3.5         61.7%        1.22x
 65.0% -- 69.9%                   3           9,035,932        3.7         67.5%        1.51x
 70.0% -- 74.9%                   5          33,853,935       13.7         72.5%        1.43x
 75.0% -- 80.0%                  19         176,470,481       71.5         78.1%        1.36x
 80.1% -- 81.5%                   1           7,278,743        3.0         81.5%        1.34x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954      100.0%        75.3%        1.39x
--------------------------       --        ------------      -----         ----         ----



                                    AMORTIZATION TYPES

                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
 BALLOON LOANS                   30        $180,887,954         73.3%        74.3%        1.40x
 PARTIAL INTEREST--ONLY           4          65,775,000         26.7         78.0%        1.38x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954        100.0%        75.3%        1.39x
--------------------------       --        ------------        -----         ----         ----



                                 CURRENT OCCUPANCY RATES

 CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL        % OF          WA         WA UW
RATES                         PROPERTIES        BALANCE         IPB          LTV         DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------
 59.4% -- 80.0%                    2         $  7,040,275        2.9%        67.7%        1.52x
 80.1% -- 85.0%                    2           14,097,921        5.7         75.1%        1.17x
 85.1% -- 90.0%                    5           29,006,182       11.8         74.0%        1.35x
 90.1% -- 95.0%                   14          133,752,879       54.2         76.5%        1.43x
 95.1% -- 100.0%                  11           62,765,698       25.4         74.1%        1.37x
--------------------------        --         ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:          34         $246,662,954      100.0%        75.3%        1.39x
--------------------------        --         ------------      -----         ----         ----



                         REMAINING AMORTIZATION TERM IN MONTHS

REMAINING AMORTIZATION         NUMBER       PRINCIPAL        % OF          WA         WA UW
TERM                          OF LOANS       BALANCE         IPB           LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------
 236 -- 300                       4        $ 15,577,359        6.3%        70.5%        1.51x
 331 -- 360                      30         231,085,595       93.7         75.6%        1.38x
--------------------------       --        ------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954      100.0%        75.3%        1.39x
--------------------------       --        ------------      -----         ----         ----

                              LTV RATIOS AS OF THE MATURITY DATE/ARD

                                NUMBER       PRINCIPAL         % OF          WA         WA UW
 MATURITY/ARD LTV             OF LOANS        BALANCE          IPB          LTV         DSCR
--------------------------   ----------   --------------   ----------   ----------   ----------
 16.4% -- 49.9%                   8        $ 27,064,139        11.0%        59.4%        1.56x
 50.0% -- 59.9%                   4          16,849,592         6.8         70.1%        1.40x
 60.0% -- 64.9%                   7          71,366,140        28.9         75.9%        1.43x
 65.0% -- 69.0%                  15         131,383,084        53.3         78.8%        1.34x
--------------------------       --        ------------       -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954       100.0%        75.3%        1.39x
--------------------------       --        ------------       -----         ----         ----




                                 YEAR BUILT/RENOVATED

                                NUMBER        PRINCIPAL      % OF        WA       WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES      BALANCE       IPB        LTV       DSCR
-------------------------- --------------- -------------- --------- ---------- ----------
 1951 -- 1959                    1          $  5,985,925      2.4%      59.6%      2.14x
 1970 -- 1979                    2             7,916,449      3.2       79.5%      1.21x
 1980 -- 1989                    7            33,452,587     13.6       75.7%      1.36x
 1990 -- 1999                    7            52,938,386     21.5       77.3%      1.26x
 2000 -- 2004                    17          146,369,607     59.3       74.8%      1.43x
--------------------------       --         ------------    -----       ----       ----
 TOTAL/WEIGHTED AVERAGE:         34         $246,662,954    100.0%      75.3%      1.39x
--------------------------       --         ------------    -----       ----       ----




                                  PREPAYMENT PROTECTION

                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE          IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------
 DEFEASANCE                      29        $194,625,420         78.9%        74.9%        1.37x
 YIELD MAINTENANCE                5          52,037,534         21.1         76.4%        1.48x
--------------------------       --        ------------        -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:         34        $246,662,954        100.0%        75.3%        1.39x
--------------------------       --        ------------        -----         ----         ----



                                    11 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2004-PNC1

                                                     TOP 10 MORTGAGE LOANS


 LOAN        LOAN NAME                        LOAN    CUT-OFF DATE      % OF
SELLER(1)   (LOCATION)                        GROUP      BALANCE         IPB
---------   -------------------------        ------- --------------    -------
 JPMCB      Centro Retail Portfolio I        1       $135,500,000        12.3%
            (Various, CA)
 MLML       901 E Street                     1         66,500,000         6.1
            (Washington, DC)
 MLML       Galileo Retail Portfolio         1         55,000,000         5.0
            (Various, Various)
 JPMCB      El Cerrito Plaza                 1         41,580,000         3.8
            (El Cerrito, CA)
 JPMCB      Employers Reinsurance Corp I     1         37,620,000         3.4
            (Overland Park, KS)
 MLML       ARC MHC Portfolio                1         36,100,393         3.3
            (Various, Various)
 PNC        Billerica-Wilmington             1         34,630,974         3.2
            (Various, Various)
 PNC        Gardens at Vail Apartments       2         26,774,066         2.4
            (Dallas, TX)
 JPMCB      538 Broadhollow Road             1         26,347,178         2.4
            (Melville, NY)
 JPMCB      Belvidere Industrial Portfolio   1         22,954,149         2.1
            (Various, IL)
---------   -------------------------        ------- ------------        -----
             TOTAL/WEIGHTED AVERAGE:                 $483,006,760        44.0%
             -----------------------                 ------------        -----

 LOAN                     UNIT OF    LOAN PER      UW       CUT-OFF DATE  PROPERTY
SELLER(1)       UNITS     MEASURE      UNIT       DSCR       LTV RATIO      TYPE
---------   ----------- ---------- -----------  --------   -------------- ---------
 JPMCB       1,683,463  SF         $    80         2.56x        56.9%     Retail
 MLML          257,547  SF         $   258         1.35x        70.7%     Office
 MLML          682,452  SF         $    81         2.24x        58.3%     Retail
 JPMCB         256,032  SF         $   162         2.69x        60.0%     Retail
 JPMCB         320,198  SF         $   117         1.28x        68.4%     Office
 MLML            1,805  Pads       $20,000         1.43x        79.8%     Manufactured Housing
 PNC           525,340  SF         $    66         1.53x        76.1%     Office/Industrial
 PNC               582  Units      $46,004         1.51x        75.2%     Multifamily
 JPMCB         182,322  SF         $   145         1.41x        79.4%     Office
 JPMCB         652,800  SF         $    35         1.39x        79.8%     Industrial
---------   ----------- ---------- -----------  --------   -------------- ---------
                                                   1.93x        66.5%
                                                --------   --------------


 1 "JPMCB" = JPMorgan Chase Bank; "MLML" = Merrill Lynch Mortgage Lending,
   Inc.; "PNC" = PNC Bank, National Association

                                    12 of 12
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                                                         ANNEX D


DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                              CONTACT INFORMATION

  ============================================================================

     FUNCTION              NAMES/ADDRESSES
     --------              ---------------

     MASTER SERVICER
                           Midland Loan Services, Inc
                           10851 Mastin, Suite 300
                           Overland, KS 66211
                           (913) 253-9000

    SPECIAL SERVICER
                           Midland Loan Services, Inc
                           10851 Mastin, Suite 300
                           Overland, KS 66211
                           (913) 253-9000

    TRUSTEE
                           LaSalle National Bank
                           135 South LaSalle Street Suite 1625
                           Chicago, IL 60603
                           (312) 904-9387

    UNDERWRITER
                           J.P. Morgan Securities Inc.
                           270 Park Avenue, 10th Floor
                           New York, NY 10017
                           (212) 834-9328

    UNDERWRITER
                           Merrill Lynch Mortgage Capital Inc.
                           World Financial Center North Tower 15th floor
                           New York, NY 10281
                           (212) 449-1643
   ISSUER
                           JPMorgan Chase Commercial Mortgage Securities Corp
                           270 Park Avenue, 6th Floor
                           New York, NY 10017
                           (212) 834-9280

   RELATIONSHIP MANAGER    Eboni Dawkins
                           (212) 623-4468
                           Email: eboni.dawkins@chase.com

                  REPORTS AVAILABLE AT www.jpmorgan.com/sfr




                                TABLE OF CONTENTS
  ============================================================================

     STATEMENT SECTIONS                                                 PAGE(S)
     ------------------                                               ---------
                                                                         -1
     Certificate Distribution Detail                                    2 - 8
     Certificate Ratings Detail                                           9
     Mortgage Loan Stratification Tables                               10 - 12
     Loan Status Detail                                                  13
     Property History Detail                                             14
     Delinquency Loan Detail                                             15
     Specially Serviced Loan Detail                                      16
     Specially Serviced Historical Information                           17
     Principal Prepayment Detail                                         18
     Historical Modified Loan Detail                                     19
     Realized Loss Detail                                                20

  ============================================================================


The information contained herein has been obtained from sources believed to be reliable, but The JPMorgan Chase Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by JPMorgan Chase Bank from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields.
JP Morgan Chase Bank makes no representations as to the appropriateness for any person of any investment in the securities.


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 2 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                                Distribution in Dollars

====================================================================================================================================

                 Current                                                  Prepayment               Realized
                  Pass     Original  Beginning                             Premiums/                Losses/      Ending
                Through      Face    Principal                               Yield                   Trust     Principal
 Class    CUSIP   Rate      Value     Balance   Principal      Interest  Maint Charges    Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    A1    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
   A1A    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A2    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A3    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    A4    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    B     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    C     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    D     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    E     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    F     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    G     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    H     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    J     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    K     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    L     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    M     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    N     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    P     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    R     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    LR    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    NR    N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
    S     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00

-----------------------------------------------------------------------------------------------------------------------
 TOTALS                        0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00
=======================================================================================================================

====================================================================================================================================

                 Current                                                  Prepayment               Realized
                  Pass     Original  Beginning                             Premiums/                Losses/      Ending
                Through      Face    Principal                               Yield                   Trust     Principal
 Class    CUSIP   Rate      Value     Balance   Principal      Interest  Maint Charges    Total    Expenses     Balance
-------------------------------------------------------------------------------------------------------------------------
    X     N/A    0.00000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 3 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                     Factor Information per $1,000 of Original Face

====================================================================================================================================
                        Beginning                               Prepayment                      Realized            Ending
                         Principal                            Premiums/Yield                  Losses/Trust         Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges        Total        Expenses           Balance
------------------------------------------------------------------------------------------------------------------------------------
    A1         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
   A1A         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A2         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A3         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    A4         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    B          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    C          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    D          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    E          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    F          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    G          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    H          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    J          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    K          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    L          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    M          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    N          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    P          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    R          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    LR         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    NR         N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000
    S          N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000

------------------------------------------------------------------------------------------------------------------------------------
TOTALS                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000

====================================================================================================================================

====================================================================================================================================
                        Beginning                               Prepayment                     Realized            Ending
                         Principal                             Premiums/Yield                 Losses/Trust        Principal
  Class       CUSIP       Factor     Principal      Interest   Maint Charges       Total        Expenses           Balance
------------------------------------------------------------------------------------------------------------------------------------
   X           N/A      0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000         0.00000000

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 4 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                                                        0.00

Principal Distribution Amount                                                                          0.00

Prepayment Interest Shortfall                                                                          0.00

Default Interest                                                                                       0.00

Excess Interest                                                                                        0.00

Extraordinary Trust Fund Expenses                                                                      0.00


Interest Reserve Account

    Deposits                                                                                           0.00

    Withdrawals                                                                                        0.00

Balance Information

====================================================================================================================================
Group   Loan Count at     Scheduled    Beginning     Beginning     Beginning       Ending       Ending      Ending
        Securitization    Balance at   Loan Count    Scheduled      Unpaid       Loan Count   Scheduled     Unpaid
                        Securitization                Balance       Balance                    Balance      Balance
------------------------------------------------------------------------------------------------------------------------------------
   1                1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS              1    10,000,000.00            10,000,000.00         0.00              1  10,000,000.00      0.00
====================================================================================================================================


Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

          =========================================================================================================
          Loan Status Code                        Description       Number       Aggregated         Percentage
                                                                              Principal Balance

          ---------------------------------------------------------------------------------------------------------
                         A                Payment Not Received But
                                             Still In Grace Period        0                 0.00       .000000%
                         B              Late Payment But Less Than
                                                30 days Delinquent        0                 0.00       .000000%
                         0                                 Current        1        10,000,000.00    100.000000%
                         1                   30-59 Days Delinquent        0                 0.00       .000000%
                         2                   60-89 Days Delinquent        0                 0.00       .000000%
                         3                     90+ Days Delinquent        0                 0.00       .000000%
                         4               Assumed Scheduled Payment
                                      (Performing Matured Balloon)        0                 0.00       .000000%
                         5          Non Performing Matured Balloon        0                 0.00       .000000%
                         7                  Foreclosure in Process        0                 0.00       .000000%
                         9                                     REO        0                 0.00       .000000%
                        98                Not Provided By Servicer        0                 0.00       .000000%
          ---------------------------------------------------------------------------------------------------------
                    TOTALS                                                1        10,000,000.00    100.000000%
          =========================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 5 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




------------------------------------------------------------------------------------------------------------------------------------

                                            CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

 =========================================================
 Class                  Prepayment     Yield Maintenance
                          Premium
 ---------------------------------------------------------
       A1                    0.00                     0.00
       A1A                   0.00                     0.00
       A2                    0.00                     0.00
       A3                    0.00                     0.00
       A4                    0.00                     0.00
       B                     0.00                     0.00
       C                     0.00                     0.00
       D                     0.00                     0.00
       E                     0.00                     0.00
       F                     0.00                     0.00
       G                     0.00                     0.00
       H                     0.00                     0.00
       J                     0.00                     0.00
       K                     0.00                     0.00
       L                     0.00                     0.00
       M                     0.00                     0.00
       N                     0.00                     0.00
       P                     0.00                     0.00
       R                     0.00                     0.00
       LR                    0.00                     0.00
       X                     0.00                     0.00
       S                     0.00                     0.00
       NR                    0.00                     0.00
 ---------------------------------------------------------

    TOTALS                   0.00                     0.00
 =========================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 6 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

Advance Summary

    Principal & Interest Advances

        Current Principal & Interest Advances (net of ASER, if applicable)                                           0.00

        Outstanding Principal & Interest Advances                                                                    0.00

        Reimbursement of Interest on any P&I Advances                                                                0.00


    Servicing Advances

        Current Servicing Advances                                                                                   0.00

        Outstanding Servicing Advances                                                                               0.00

        Reimbursement of Interest on any Servicing Advances                                                          0.00


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 7 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS







                                            CERTIFICATE DISTRIBUTION DETAIL
Fee Summary

     Master Servicing Fees                                                                             0.00

     Sub-Servicing Fees                                                                                0.00

     Trustee Fees                                                                                      0.00

     Special Servicer Fee                                                                              0.00

     Disposition Fee                                                                                   0.00

     Workout Fee                                                                                       0.00

Appraisal Reduction Amounts

                       =======================================================================================
                          Loan Number        Most Recent ASER       Cumulative      ARA         Appraisal
                                                                   ASER Amount  (Appraisal      Reduction
                                                                                 Reduction        Amount
                                                                                Amount) Date
                       ---------------------------------------------------------------------------------------
                              none
                       =======================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 8 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




------------------------------------------------------------------------------------------------------------------------------------

                                             CERTIFICATE DISTRIBUTION DETAIL

                                                     Interest Detail

================================================================================================
 Class    Accrued   Prepayment  Beginning     Interest     Total     Certificate      Ending
       Certificate  Interest     Unpaid         Loss      Interest    Interest        Unpaid
         Interest   Shortfall    Interest                 Payable   Distributable    Interest
------------------------------------------------------------------------------------------------
    A1    0.00        0.00        0.00          0.00        0.00        0.00           0.00
   A1A    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A2    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A3    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    A4    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    B     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    C     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    D     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    E     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    F     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    G     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    H     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    J     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    K     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    L     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    M     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    N     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    P     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    R     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    LR    0.00        0.00        0.00          0.00        0.00        0.00           0.00
    X     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    S     0.00        0.00        0.00          0.00        0.00        0.00           0.00
    NR    0.00        0.00        0.00          0.00        0.00        0.00           0.00


------------------------------------------------------------------------------------------------
 TOTALS   0.00        0.00        0.00          0.00        0.00        0.00           0.00
================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 9 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS



------------------------------------------------------------------------------------------------------------------------------------

                                               CERTIFICATE RATINGS DETAIL

======================================================================================================================
                            Original Ratings                                Changed Ratings/Change Date(1)
Class        CUSIP     --------------------------    -----------------------------------------------------------------
                          Fitch   Moody's   S&P                     Fitch              Moody's                  S&P
----------------------------------------------------------------------------------------------------------------------
 A1          N/A            X       X        X
 A1A         N/A            X       X        X
 A2          N/A            X       X        X
 A3          N/A            X       X        X
 A4          N/A            X       X        X
 B           N/A            X       X        X
 C           N/A            X       X        X
 D           N/A            X       X        X
 E           N/A            X       X        X
 F           N/A            X       X        X
 G           N/A            X       X        X
 H           N/A            X       X        X
 J           N/A            X       X        X
 K           N/A            X       X        X
 L           N/A            X       X        X
 M           N/A            X       X        X
 N           N/A            X       X        X
 P           N/A            X       X        X
 X           N/A            X       X        X
======================================================================================================================







NR  - Designates that the class was not rated by the above agency at the time of original issuance.
N/A - Not applicable.
X   - Designates that the rating agency did not rate class at the time of issuance.


(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report.
It is possible that the current ratings may have changed before the release of this report, hence, JPMorgan Chase Bank recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

Fitch                                  Moody's                             Standard & Poors Rating Services
One State Street Plaza                 99 Church Street                    Commercial Mortgage Surveillance
New York, NY 10004                     New York, NY 10007                  55 Water Street, Fl. 41
Ph: (212)-908-0500                     Ph: (212)-553-0300                  New York, NY 10041-0003
Fax: (212)-635-0295                                                        Ph: (212)-438-2000

------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 10 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




------------------------------------------------------------------------------------------------------------------------------------

                                           MORTGAGE LOAN STRATIFICATION TABLES

                          STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT
=============================================================================================================
                                        Principal       %                     Weighted Average
  Ending Scheduled            # of        Balance    of Agg.     --------------------------------------------
   Balance Amount             Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
$1,000,000 or Less             0               0.00     0.00       0              0.000000        0.000000
$1,000,001 to $2,000,000       0               0.00     0.00       0              0.000000        0.000000
$2,000,001 to $4,000,000       0               0.00     0.00       0              0.000000        0.000000
$4,000,001 to $6,000,000       0               0.00     0.00       0              0.000000        0.000000
$6,000,001 to $8,000,000       0               0.00     0.00       0              0.000000        0.000000
$8,000,001 to $10,000,000      1      10,000,000.00   100.00       0              0.000000        0.000000
$10,000,001 to $15,000,000     0               0.00     0.00       0              0.000000        0.000000
$15,000,001 to $20,000,000     0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================
   AVERAGE PRINCIPAL BALANCE:         10,000,000.00


                                      STRATIFICATION BY STATE CODE
=============================================================================================================
                                        Principal      %                      Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
     State Code               Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
FLORIDA                           0            0.00                0              0.000000       0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                   0            0.00     0.00       0              0.000000       0.000000
=============================================================================================================



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                   PAGE 11 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS



-------------------------------------------------------------------------------

                    MORTGAGE LOAN STRATIFICATION TABLES


                                  STRATIFICATION BY CURRENT NOTE RATE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
   Current Note Rate          Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000% to 7.500000%         0               0.00                0              0.000000        0.000000
7.510000% to 7.750000%         0               0.00                0              0.000000        0.000000
7.760000% to 8.000000%         0               0.00                0              0.000000        0.000000
8.010000% to 8.250000%         0               0.00                0              0.000000        0.000000
8.260000% to 8.500000%         0               0.00                0              0.000000        0.000000
8.510000% to 8.750000%         0               0.00                0              0.000000        0.000000
8.760000% to 9.000000%         0               0.00                0              0.000000        0.000000
9.010000% to 9.250000%         0               0.00                0              0.000000        0.000000
9.260000% to 9.500000%         0               0.00                0              0.000000        0.000000
9.510000% to 9.750000%         0               0.00                0              0.000000        0.000000
9.760000% to 10.000000%        0               0.00                0              0.000000        0.000000
10.010000% to 11.010000%       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================


                        STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to 274 months       0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00     0.00       0              0.000000        0.000000
=============================================================================================================






                              STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
Debt Service Coverage Ratio   Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
0.000000 to 1.000000           1      10,000,000.00   100.00       0              0.000000        0.000000
1.010000 to 1.200000           0               0.00     0.00       0              0.000000        0.000000
1.210000 to 1.240000           0               0.00     0.00       0              0.000000        0.000000
1.250000 to 1.300000           0               0.00     0.00       0              0.000000        0.000000
1.310000 to 1.400000           0               0.00     0.00       0              0.000000        0.000000
1.410000 to 1.500000           0               0.00     0.00       0              0.000000        0.000000
1.510000 to 1.600000           0               0.00     0.00       0              0.000000        0.000000
1.610000 to 1.700000           0               0.00     0.00       0              0.000000        0.000000
1.710000 to 1.800000           0               0.00     0.00       0              0.000000        0.000000
1.810000 to 1.900000           0               0.00     0.00       0              0.000000        0.000000
1.910000 to 2.000000           0               0.00     0.00       0              0.000000        0.000000
2.010000 to 2.300000           0               0.00     0.00       0              0.000000        0.000000
2.310000 to 2.400000           0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================



                   STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
 Remaining Stated Term        Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
70 months or Less              0               0.00                0              0.000000        0.000000
71 months to 90 months         0               0.00                0              0.000000        0.000000
91 months to 110 months        0               0.00                0              0.000000        0.000000
111 months to 115 months       0               0.00                0              0.000000        0.000000
116 months to 120 months       0               0.00                0              0.000000        0.000000
121 months to 200 months       0               0.00                0              0.000000        0.000000
201 months to 0 months         0               0.00                0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                0               0.00                0              0.000000        0.000000
=============================================================================================================


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 12 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS








-------------------------------------------------------------------------------------------------------------

                                           MORTGAGE LOAN STRATIFCATION TABLES


                                   STRATIFICATION BY PROPERTY TYPE
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
     Property Type            Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
Office                         1      10,000,000.00   100.00       0              0.000000        0.000000
Retail/Office                  0               0.00     0.00       0              0.000000        0.000000
Hotel                          0               0.00     0.00       0              0.000000        0.000000
Industrial                     0               0.00     0.00       0              0.000000        0.000000
Flex                           0               0.00     0.00       0              0.000000        0.000000
Multi-Family ( including 3 or  0               0.00     0.00       0              0.000000        0.000000
Retail, Anchored               0               0.00     0.00       0              0.000000        0.000000
Retail, Unanchored             0               0.00     0.00       0              0.000000        0.000000
Condo, Co-Op or                0               0.00     0.00       0              0.000000        0.000000
Warehouse                      0               0.00     0.00       0              0.000000        0.000000
Mixed Use                      0               0.00     0.00       0              0.000000        0.000000
Mobile Home                    0               0.00     0.00       0              0.000000        0.000000
Used Car                       0               0.00     0.00       0              0.000000        0.000000
Securities                     0               0.00     0.00       0              0.000000        0.000000
Self Storage                   0               0.00     0.00       0              0.000000        0.000000
High Rise Condo                0               0.00     0.00       0              0.000000        0.000000
Church                         0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================





                                       STRATIFICATION BY SEASONING
=============================================================================================================
                                        Principal       %                     Weighted Average
                              # of        Balance    of Agg.     --------------------------------------------
       Seasoning              Loans        ($)      Prin. Bal.   WAM            Note Rate (%)      DSCR
-------------------------------------------------------------------------------------------------------------
12 months or Less              0               0.00     0.00       0              0.000000        0.000000
13 months to 24 months         0               0.00     0.00       0              0.000000        0.000000
25 months to 36 months         1      10,000,000.00   100.00       0              0.000000        0.000000
37 months to 48 months         0               0.00     0.00       0              0.000000        0.000000
49 months to 60 months         0               0.00     0.00       0              0.000000        0.000000
61 months to 72 months         0               0.00     0.00       0              0.000000        0.000000
73 months to 84 months         0               0.00     0.00       0              0.000000        0.000000
85 months to 96 months         0               0.00     0.00       0              0.000000        0.000000
97 months to 108 months        0               0.00     0.00       0              0.000000        0.000000
-------------------------------------------------------------------------------------------------------------
         Totals                1      10,000,000.00   100.00       0              0.000000        0.000000
=============================================================================================================

  Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 13 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING


-------------------------------------------------------------------------------

                                LOAN STATUS DETAIL

==============================================================================================================================
 Loan     Offering Property  City   State Scheduled   Scheduled    Note     Maturity    Neg    Beginning          Ending
Number      Memo    Type                  Principal    Interest    Rate       Date      Amt    Scheduled        Scheduled
           Cross     (I)                   Amount       Amount                         Flag     Balance           Balance
         Reference

==============================================================================================================================
123456      N/A      OF       N/A    N/A    $0.00        $0.00    .00000   08/20/2032   N/A   $10,000,000.00    $10,000,000.00

















Total                                                           Weighted Avg.
------------------------------------------------------------------------------------------------------------------------------
   1                                        $0.00         $0.00   .00000                      $10,000,000.00   $10,000,000.00
==============================================================================================================================





=================================================================================
 Loan      Paid    Appraisal    Appraisal       Loan       Ever         Workout
Number   Through   Reduction    Reduction      Status     Spec.        Strategy
          Date       Date        Amount         Code      Serv.?         Code
                                                (II)                     (III)

=================================================================================
123456     N/A        N/A         $0.00          0          N

















Total                                                         .
------------------------------------------------------------------------------------------------------------------------------
   1                                $0.00
==============================================================================================================================

(I) PROPERTY TYPE CODE
CH Church             IN Industrial          RT Retail                  MU Mixed Use
CO Condo, Coop or TH  LO Lodging             SC School, HCF or WF       NE Non-Exempt
HC Health Care        MF Multi Family        SE Securities              OF Office
HO Hotel              MH Mobile Home Park    SF Single Family           OT Other
IF Industrial/Flex    MP Multiple Properties SS Self Storage            PD Plan Unit Development
                      MS Mini Storage        WH Warehouse               RO Retail/Office



(II) LOAN STATUS CODE

A. Payment Not Received But Still In Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent



(III) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 14 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING


-------------------------------------------------------------------------------

                          PROPERTY HISTORY DETAIL

===================================================================================================================================
              Offering Memo                     Date of Last      Most Recent  Annual Estimate based on
Loan Number  Cross Reference  Property Name --------------------   Financial       Current Quarter              Prior Full Year
                                                       Financial  Indicator(I) --------------------------  ------------------------
                                            Inspection Statement                 NOI   DSCR  Occupancy       NOI  DSCR  Occupancy
===================================================================================================================================












                                        NO PROPERTY HISTORY REPORTED THIS PERIOD













===================================================================================================================================


(I) MOST RECENT FINANCIAL INDICATOR
TA Trailing 12 months Actual           YN Year to Date Normalized
TN Trailing 12 months Normalized       98 Not Provided by Servicer
YA Year to Date Actual


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 15 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                            DELINQUENCY LOAN DETAIL

===================================================================================================================================
 Loan     Offering  # of     Paid   Current Current P&I  Total P&I  Cumulative   Non     Loan   Workout    Most Recent   Foreclosure
Number      Memo    Months  Through  Ending  Advances     Advance     Accrued  Recover- Status  Strategy    Special          Date
           Cross    Delin-   Date  Scheduled  (net of   Outstanding    Unpaid   ability  Code     Code      Servicer
         Reference  quent           Balance     ASER)                 Advance   Deter-    (I)     (II)      Transfer
                                                                     Interest   mined                         Date

====================================================================================================================================









                                        NO DELINQUENT LOANS REPORTED THIS PERIOD















====================================================================================================================================





=================================================================================
 Loan          Total T&I   Other Expense       Bankruptcy      REO
Number         Advances       Advance            Date         Date
              Outstanding   Outstanding


=================================================================================









                   NO DELINQUENT LOANS REPORTED THIS PERIOD















=================================================================================



(I) LOAN STATUS CODE

A. Payment Not Received But Still In Grace     3. 90+ Days Delinquent
   Period                                      4. Performing Matured Balloon
B. Late Payment But Less Than 30 days          5. Non Performing Matured Balloon
   Delinquent                                  7. Foreclosure
0. Current                                     9. REO
1. 30-59 Days Delinquent                      98. Not Provided By Servicer
2. 60-89 Days Delinquent



(II) Workout Strategy Code

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER





























------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 16 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                          SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
   Loan     Workout     Offering      Property    Most Recent     Date of    Most Recent    Most Recent            Comments
  Number   Strategy       Memo         Type     Special Servicer   Last       Valuation      Appraisal,
             Code        Cross         Code       Transfer Date  Inspection     Date          BPO or
              (II)        Ref.          (I)                                                Internal Value

====================================================================================================================================









                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD

















====================================================================================================================================



(I) PROPERTY TYPE CODE
CH Church             IN Industrial          MU Mixed Use               RT Retail
CO Condo, Coop or TH  LO Lodging             NE Non-Exempt              SC School, HCF or WF
HC Health Care        MF Multi Family        OF Office                  SE Securities
HO Hotel              MH Mobile Home Park    OT Other                   SF Single Family
IF Industrial/Flex    MP Multiple Properties PD Plan Unit Development   SS Self Storage
                      MS Mini Storage        RO Retail/Office           WH Warehouse



(II) Workout Strategy Code

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. NOT PROVIDED BY SERVICER




















------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 17 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                           REPORT SORTED BY LOAN NUMBER ASCENDING, DISTRIBUTION DATE ASCENDING



-------------------------------------------------------------------------------

                   SPECIALLY SERVICED HISTORICAL INFORMATION

===================================================================================================================================
Distribution       Loan      Offering    Workout      Most Recent       Current      Balance      Property   State       Interest
    Date          Number       Memo     Strategy        Master         Scheduled   Change since    Type                    Rate
                              Cross       Code         Servicer         Balance      Transfer      Code
                               Ref.       (II)       Return Date                      Date          (I)

====================================================================================================================================









                                    NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD















====================================================================================================================================





============================================================================================
Distribution     Net         NOI       Debt       Note      Paid     Maturity       Rem
Date          Operating     Date     Service      Date     Through     Date        Term
                Income               Coverage               Date
                                      Ratio

=============================================================================================









                  NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD















=============================================================================================



(I) PROPERTY TYPE CODE
                      IN Industrial          MU Mixed Use               RT Retail
CH Church             LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO Condo, Coop or TH  MF Multi Family        OF Office                  SE Securities
HC Health Care        MH Mobile Home Park    OT Other                   SF Single Family
HO Hotel              MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF Industrial/Flex    MS Mini Storage        RO Retail/Office           WH Warehouse



(II) WORKOUT STRATEGY CODE

1. Modification                      8.  Resolved
2. Foreclosure                       9.  Pending Return to Master Servicer
3. Bankruptcy                        10. Deed In Lieu Of Foreclosure
4. Extension                         11. Full Payoff
5. Note sale                         12. Reps and Warranties
6. DPO                               13. Other or TBD
7. REO                               98. Not Provided By Servicer






------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 18 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                         PRINCIPAL PREPAYMENT DETAIL


===================================================================================================================================
  Liquidation/   Loan     Offering     Property    Liquidation/    Unscheduled   Unscheduled   Other    Prepayment    Prepayment
  Prepayment    Number      Memo         Type      Prepayment        Principal     Principal  Interest   Interest      Penalty/
    Date                   Cross         (I)          Code          Collections  Adjustments Adjustment    Excess        Yield
                          Reference                   (II)                                              (Shortfall)   Maintenance
                                                                                                                        Received
===================================================================================================================================















                                      NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD






















(I) PROPERTY TYPE CODE
                      IN Industrial          MU Mixed Use               RT Retail
CH Church             LO Lodging             NE Non-Exempt              SC School, HCF or WF
CO Condo, Coop or TH  MF Multi Family        OF Office                  SE Securities
HC Health Care        MH Mobile Home Park    OT Other                   SF Single Family
HO Hotel              MP Multiple Properties PD Plan Unit Development   SS Self Storage
IF Industrial/Flex    MS Mini Storage        RO Retail/Office           WH Warehouse



(II) LIQUIDATION/PREPAYMENT CODE
1. Partial Liq'n (Curtailment)                  7. Blank (formerly Liquidation)
2. Payoff Prior To Maturity                     8. Payoff w/ penalty
3. Liquidation / Disposition                    9. Payoff w/ yield Maintenance
4. Repurchase / Substitution                    10. Curtailment w/ Penalty
5. Full Payoff at Maturity                      11. Curtailment w/ Yield Maintenance
6. DPO                                          98. Not Provided by Servicer


------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 19 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING



-------------------------------------------------------------------------------

                        HISTORICAL MODIFIED LOAN DETAIL




===================================================================================================================================
    Loan       Distribution      Offering       Modification      Modifi-            Modification Description
   Number         Date           Memorandum        Date           cation
                                   Cross                           Code
                                 Reference                          (I)

===================================================================================================================================















                                         NO MODIFIED LOANS REPORTED THIS PERIOD















===================================================================================================================================





(I) MODIFICATION CODE:
1. Maturity Date Extension           6. Capitalization of Interest
2. Amortization Change               7. Capitalization of Taxes
3. Principal Write-Off               8. Other
4. Blank (formerly Combination)      9. Combination
5. Temporary Rate Reduction



------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/sfr COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.



DISTRIBUTION DATE:  12-Jul-2004                      J.P. MORGAN CHASE
RECORD DATE:        30-Jun-2004            COMMERCIAL MORTGAGE SECURITIES CORP.                                PAGE 20 OF 20
CLOSING DATE:       15-Jun-2004        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                           STDDEAL
NEXT PMT DATE:      12-Aug-2004                     SERIES 2004-PNC1
MATURITY DATE:      12-Jun-2040               STATEMENT TO CERTIFICATEHOLDERS




                                         REPORT SORTED BY LOAN NUMBER ASCENDING





-------------------------------------------------------------------------------


                             REALIZED LOSS DETAIL




===================================================================================================================================
   Loan   Offering    Most Recent    Most Recent      Beginning     Gross Proceeds   Gross Proceeds    Liquidation    Net Proceeds
  Number   Memo     Valuation Date Appraisal, BPO     Scheduled                        % Beginning        Expense       Received
          Cross                      or Internal       Balance                          Scheduled                    on Liquidation
         Reference                      Value                                            Balance
===================================================================================================================================














                                        NO REALIZED LOSSES REPORTED THIS PERIOD

















===================================================================================================================================

====================================================================
    Loan               Net              Realized Loss
   Number          Proceeds %
                   Scheduled
                    Balance


====================================================================













                NO REALIZED LOSSES REPORTED THIS PERIOD

















===================================================================================================================================





------------------------------------------------------------------------------------------------------------------------------------
[JPMORGAN LOGO OMITTED] Reports Available at www.jpmorgan.com/absmbs COPYRIGHT (C) 2001 J.P. MORGAN CHASE & CO. ALL RIGHTS RESERVED.

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)



[J.P. MORGAN LOGO OMITTED]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------


     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or


     o  a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  May 12, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   82
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   88

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    89
   Limitations on Deduction of Certain
      Expenses .................................    89
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    91
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.



LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:


     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or


     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3.  an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.  applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.


     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;


     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;


     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;


     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.  to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.  to comply with any requirements imposed by the Code, or

     5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.





































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                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the


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

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash


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

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.


     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of


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

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.  the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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     o  a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.


     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.  the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

         (a)   one or more "qualified floating rates,"

         (b)   a single fixed rate and one or more qualified floating rates,

         (c)   a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.
     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.  all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.


     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the


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adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the


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

record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
         Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.


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

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances


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

known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to


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

dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.  the disposition of a qualified mortgage other than for:

         (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

         (b)  foreclosure, default or imminent default of a qualified mortgage,

         (c)  bankruptcy or insolvency of the REMIC Pool, or

         (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.  the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,


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

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In


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addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide



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certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt


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holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

















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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.


Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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         an interest in real property which is . . . residential real property"
         within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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methods described there will not apply and it is unclear whether a Prepayment
Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under
Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID
Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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

discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such


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as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest


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

rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to


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

numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


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                            METHOD OF DISTRIBUTION


     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.


                                      105
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     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


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     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.





























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                         INDEX OF PRINCIPAL DEFINITIONS


                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                      108
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                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43


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     The attached diskette contains a Microsoft Excel(1) Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-PNC1.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex A-3, Annex B and Annex C to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex A-3, Annex B and Annex C to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                      -----------------------------------

                               TABLE OF CONTENTS


                       PROSPECTUS SUPPLEMENT

Summary of Certificates .........................      S-7
Summary of Terms ................................      S-8
Risk Factors ....................................     S-27
Description of the Mortgage Pool ................     S-61
Description of the Certificates .................     S-84
Servicing of the Mortgage Loans .................    S-114
Yield and Maturity Considerations ...............    S-133
Certain Federal Income Tax Consequences .........    S-142
Method of Distribution ..........................    S-143
Legal Matters ...................................    S-144
Ratings .........................................    S-144
Legal Investment ................................    S-145
Certain ERISA Considerations ....................    S-145
Index of Principal Definitions ..................    S-148

                           PROSPECTUS
Summary of Prospectus ...........................        1
Risk Factors ....................................        9
Description of the Trust Funds ..................       21
Yield and Maturity Considerations ...............       27
The Depositor ...................................       33
Use of Proceeds .................................       33
Description of the Certificates .................       34
Description of the Pooling Agreements ...........       42
Description of Credit Support ...................       55
Certain Legal Aspects of Mortgage Loans .........       57
Certain Federal Income Tax Consequences .........       69
State and Other Tax Considerations ..............      100
Certain ERISA Considerations ....................      100
Legal Investment ................................      102
Method of Distribution ..........................      105
Incorporation of Certain Information by
  Reference .....................................      106
Legal Matters ...................................      106
Financial Information ...........................      106
Rating ..........................................      106
Index of Principal Definitions ..................      108

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL SEPTEMBER , 2004.


===============================================================================


                                  $762,999,000
                                 (APPROXIMATE)



               [GRAPHIC OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.




                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2004-PNC1



  Class A-1 Certificates     $ 37,400,000
  Class A-2 Certificates     $113,700,000
  Class A-3 Certificates     $ 98,400,000
  Class A-4 Certificates     $442,164,000
  Class B Certificates       $ 28,809,000
  Class C Certificates       $ 13,718,000
  Class D Certificates       $ 17,834,000
  Class E Certificates       $ 10,974,000





       ----------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

       ----------------------------------------------------------------







                                    JPMORGAN
                              MERRILL LYNCH & CO.
                           PNC CAPITAL MARKETS, INC.
                            [NOMURA GRAPHIC OMITTED]










                                  JUNE  , 2004

================================================================================